          As filed with the Securities and Exchange Commission on April 28, 1999
                                                       Registration No. 33-63799




                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549


                                  Amendment No. 6 to

                                       FORM S-2

               REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          FORTIS BENEFITS INSURANCE COMPANY
                ------------------------------------------------------
                (Exact name of registrant as specified in its charter)



                                      Minnesota
                       ----------------------------------------
            (State or other jurisdiction of incorporation or organization)



                                          63
                          ---------------------------------
               (Primary Standard Industrial Classification Code Number)



                                      81-0170040
                            ------------------------------
                         (I.R.S. Employer Identification No.)


                                 500 Bielenberg Drive
                              Woodbury, Minnesota 55125
                                     651-738-5590
                         ------------------------------------
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


                             Rhonda J. Schwartz, Esquire
                                   P. O. Box 64284
                             Saint Paul, Minnesota 55164
                                     651-738-4499
                       ---------------------------------------
          (Name, address including zip code, and telephone number, including area code, of agent for service)

Approximate Date of Commencement of Proposed Sale to Public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:
                    /X/

                    ---

                      __________________________________________

                           CALCULATION OF REGISTRATION FEE


---------------------------------------------------------------------------------------------------------------------------

Title of each                                     Proposed                 Proposed maximum
class of securities           Amount to be        maximum offering         aggregate                     Amount of
to be registered              registered          price per unit           offering price                registration fee

---------------------------------------------------------------------------------------------------------------------------
Interests under flexible         *                   *                     [None registered herewith.]
premium deferred
fixed annuity
contracts


__________________
* The maximum aggregate offering price is estimated solely for the purpose of determining the registration fee. The amount being registered and the proposed maximum offering price per unit are not applicable in that these securities are not issued in predetermined amounts or units.

                          FORTIS BENEFITS INSURANCE COMPANY

                                Cross-Reference Sheet
                              Pursuant to Regulation S-K
                                     Item 501(b)


Form S-1 Item Number                    Prospectus Caption
--------------------                    ------------------

1.   Forepart of the Registration       Cover Page; Table of Contents;
     Statement and Outside Front        Distribution and Servicing
     Cover Page of Prospectus

2.   Inside Front and Back              Other Information; Reports
     Cover Pages of Prospectus

3.   Summary Information, Risk          Summary of Contract Features or, as to
     Factors and Ratio of               ratio of earnings to fixed charges, Not
     Earnings to Fixed Charges          Applicable

4.   Use of Proceeds                    The Variable Account; Series Fund; The
                                        Fixed Account

5.   Determination of Offering          Not Applicable
     Price

6.   Dilution                           Not Applicable

7.   Selling Security Holders           None

8.   Plan of Distribution               Distribution and Servicing

9.   Description of Securities          Cover Page; The Variable Account; Series
     to be Registered                   Fund; The Fixed Account; Accumulation
                                        Period; Charges and Deductions; General
                                        Provisions

10.  Interests of Named                 Legal Matters
     Experts and Counsel

11.  Information with Respect           Fortis Benefits/Fortis Financial Group
     to the Registrant                  Member; Further Information About Fortis
                                        Benefits; Financial Statements;
                                        Distribution and
                                        Servicing

12.  Disclosure of Commission           Not Applicable
     Position on Indemnification
     for Securities Act
     Liabilities

FORTIS BENEFITS INSURANCE COMPANY

MAILING ADDRESS:      STREET ADDRESS:             PHONE: 1-800-800-2000
P.O. BOX 64272        500 BIELENBERG DRIVE               EXTENSION 3057
ST. PAUL              WOODBURY
MINNESOTA 55164       MINNESOTA 55125

This prospectus describes interests under flexible premium, deferred combination variable and fixed annuity contracts issued by Fortis Benefits Insurance Company ("Fortis Benefits").

These contracts allow you to accumulate funds on a tax-deferred basis. You may elect a guaranteed interest accumulation option through a fixed account, or a variable return accumulation option through a variable account, or a combination of these two options. You can choose among 10 different guarantee periods under the guaranteed interest accumulation option, each of which has its own interest rate which is guaranteed for the entire guarantee period.

Under the variable return accumulation option, you can choose among the following investment portfolios:

Money Market Series                                 S&P 500 Index Series
U.S. Government Securities Series                   Blue Chip Stock Series
Diversified Income Series                           Global Growth Series
Global Bond Series                                  Growth Stock Series
High Yield Series                                   International Stock Series
Asset Allocation Series                             Aggressive Growth Series
Global Asset Allocation Series                      Small Cap Value Series
Value Series                                        Mid Cap Stock Series
Growth & Income Series                              Large Cap Growth Series

                       The accompanying prospectus for these investment portfolios describes the investment objectives, policies, and risks of each of the portfolios.

                       This prospectus gives you information about the contracts that you should know before investing. This prospectus must be accompanied by a current prospectus of the available investment portfolios. These prospectuses should be read carefully and kept for future reference.

                       A Statement of Additional Information, dated May 1, 1999, about certain aspects of the contracts has been filed with the Securities and Exchange Commission and is available, without charge, from Fortis Benefits at the address and phone number printed above. The Table of Contents for the Statement of Additional Information appears on page 26 of this prospectus.

                        THESE CONTRACTS ARE NOT OBLIGATIONS OF, OR GUARANTEED OR ENDORSED BY, ANY BANK, CREDIT UNION, BROKER-DEALER, OR OTHER FINANCIAL INSTITUTION. THEY ARE NOT FEDERALLY INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL RESERVE BOARD, OR ANY OTHER AGENCY. THEY INVOLVE INVESTMENT RISKS, INCLUDING THE POSSIBLE LOSS OF PRINCIPAL.

                        NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
FORTIS
MASTERS
VARIABLE
ANNUITY

Contracts Under Flexible
Premium Deferred

Combination Variable and
Fixed Annuity Contracts

PROSPECTUS DATED
May 1, 1999

      [LOGO]

95961 (Ed. 5/99)

TABLE OF CONTENTS

                                                                        PAGE
Special Terms Used in this Prospectus.................................     2
Information Concerning Fees and Charges...............................     3
Summary of Contract Features..........................................     5
    - Fortis Benefits/Fortis Financial Group Member...................     9
The Variable Account..................................................     9
Series Fund...........................................................     9
The Fixed Account.....................................................    10
    - Guaranteed Interest Rates/Guarantee Periods.....................    10
    - Market Value Adjustment.........................................    10
    - Investments by Fortis Benefits..................................    11
Accumulation Period...................................................    12
    - Issuance of a Contract and Purchase Payments....................    12
    - Contract Value..................................................    12
    - Allocation of Purchase Payments and Contract Value..............    13
    - Total and Partial Surrenders....................................    13
    - Telephone Transactions..........................................    14
    - Benefit Payable on Death of Annuitant or Owner..................    14
The Annuity Period....................................................    15
    - Annuity Commencement Date.......................................    15
    - Commencement of Annuity Payments................................    15
    - Relationship Between Subaccount Investment Performance and
       Amount of Variable Annuity Payments............................    16
    - Annuity Options.................................................    16
    - Death of Annuitant or Other Payee...............................    16
Charges and Deductions................................................    16
    - Premium Taxes...................................................    16
    - Charges Against the Variable Account............................    17
    - Tax Charge......................................................    17
    - Surrender Charge................................................    17
    - Miscellaneous...................................................    18
    - Reduction of Charges............................................    18
General Provisions....................................................    18
    - The Contracts...................................................    18
    - Postponement of Payment.........................................    18
    - Misstatement of Age or Sex and Other Errors.....................    18
    - Assignment......................................................    18
    - Beneficiary.....................................................    19
    - Reports.........................................................    19
Rights Reserved By Fortis Benefits....................................    19
Distribution..........................................................    19
Federal Tax Matters...................................................    20
Further Information about Fortis Benefits.............................    23
    - General.........................................................    23
    - Ownership of Securities.........................................    23
    - Selected Financial Data.........................................    23
    - Management's Discussion and Analysis of Financial Condition and
      Results of Operations...........................................    23
Voting Privileges.....................................................    25
Year 2000 Issues......................................................    26
Legal Matters.........................................................    26
Other Information.....................................................    26
Contents of Statement of Additional Information.......................    26
Fortis Benefits Financial Statements..................................    26
Appendix A--Sample Market Value Adjustment Calculations...............   A-1
Appendix B--Sample Death Benefit Calculations.........................   B-1
Appendix C--Explanation of Expense Calculations.......................   C-1

THE CONTRACTS ARE NOT AVAILABLE IN ALL STATES. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFERING IN ANY JURISDICTION IN WHICH SUCH OFFERING MAY NOT LAWFULLY BE MADE. FORTIS BENEFITS DOES NOT AUTHORIZE ANY INFORMATION OR REPRESENTATION REGARDING THE OFFERING DESCRIBED IN THIS PROSPECTUS WHICH IS NOT INCLUDED IN THIS PROSPECTUS, THE RELATED STATEMENT OF ADDITIONAL INFORMATION, OR ANY SUPPLEMENTS THERETO OR IN ANY SUPPLEMENTAL SALES MATERIAL AUTHORIZED BY FORTIS BENEFITS.

SPECIAL TERMS USED IN THIS PROSPECTUS

Accumulation     The time period under a contract between the contract issue date and the annuity commencement
Period           date.
Accumulation     A unit of measure used to calculate the owners' interest in the Variable Account during the
Unit             Accumulation Period.
Annuitant        A person during whose life annuity payments are to be made by Fortis Benefits under the contract.
Annuity Period   The time period following the Accumulation Period, during which annuity payments are made by
                 Fortis Benefits.
Annuity Unit     A unit of measurement used to calculate variable annuity payments.
Fixed Annuity    An annuity option under which Fortis Benefits promises to pay the Annuitant or any other payee
Option           that you designate one or more fixed payments.
Market Value     Positive or negative adjustment in fixed account value that we make if such value is paid out
Adjustment       more than fifteen days before or after the end of a guarantee period in which it was being held.
Non-Qualified    Contracts that do not qualify for the special federal income tax treatment applicable in
Contracts        connection with certain retirement plans.
Qualified        Contracts that do qualify for the special federal income tax treatment applicable in
Contracts        connection with certain retirement plans.
Series Fund      Fortis Series Fund, Inc., a diversified, open-end management investment company in which the
                 Variable Account invests.
Seven Year       The seventh anniversary of a contract issue date, and each subsequent seventh anniversary of
Anniversary      that date.
Valuation Date   All business days except, with respect to any subaccount, days on which the related portfolio does not value its shares. Generally, the portfolios value their shares on each day the New
                 York Stock Exchange is open.
Valuation        The period that starts at the close of regular trading on the New York Stock Exchange on a
Period           Valuation Date and ends at the close of regular trading on the exchange on the next succeeding
                 Valuation Date.
Variable         The segregated asset account referred to as Variable Account D of Fortis Benefits Insurance
Account          Company established to receive and invest purchase payments under contracts.
Variable         An annuity option under which Fortis Benefits promises to pay the Annuitant or any other payee
Annuity Option   chosen by you one or more payments which vary in amount in accordance with the net investment experience of the subaccounts selected by the Annuitant.

INFORMATION CONCERNING FEES AND CHARGES

OWNER TRANSACTION CHARGES

       Front-End Sales Charge Imposed on
      Purchases...................................         0%
       Maximum Surrender Charge for Sales
      Expenses....................................         7%(1)

  NUMBER OF YEARS       SURRENDER CHARGE AS A
   SINCE PURCHASE      PERCENTAGE OF PURCHASE
PAYMENT WAS CREDITED           PAYMENT
--------------------  -------------------------
    Less than 1                       7%
At least 1 but less
       than 2                         6%
At least 2 but less
       than 3                         5%
At least 3 but less
       than 4                         4%
At least 4 but less
       than 5                         3%
At least 5 but less
       than 6                         2%
At least 6 but less
       than 7                         1%
     7 or more                        0%

       Other Surrender Fees.......................     0%
       Exchange Fee...............................     0%
ANNUAL CONTRACT ADMINISTRATION CHARGE.............    $0

VARIABLE ACCOUNT ANNUAL EXPENSES
 (AS A PERCENTAGE OF AVERAGE ACCOUNT VALUE)
       Mortality and Expense Risk Charge...............         1.25%
       Variable Account Administrative Charge..........          .10%
                                                                 ---
         Total Variable Account Annual Expenses........         1.35%

------------------------
(1) This charge does not apply in certain cases such as partial surrenders each year of up to 10% of "new purchase payments" as defined under the heading "Surrender Charge," or payment of a death benefit.

MARKET VALUE ADJUSTMENT WITH RESPECT TO FIXED ACCOUNT

Surrenders and other withdrawals from the fixed account more than fifteen days from the end of a guarantee period are subject to a Market Value Adjustment. The Market Value Adjustment may increase or reduce the fixed account value. We compute this adjustment according to a formula that we describe in more detail under "Market Value Adjustment".

PORTFOLIO ANNUAL EXPENSES (A)

                                                                       U.S. GOVERNMENT
                                                        MONEY MARKET     SECURITIES      DIVERSIFIED     GLOBAL     HIGH YIELD
                                                           SERIES          SERIES       INCOME SERIES  BOND SERIES    SERIES
                                                        -------------  ---------------  -------------  -----------  -----------
Investment Advisory and Management Fee................        0.30%           0.47%           0.47%         0.75%        0.50%
Other Expenses........................................        0.05%           0.04%           0.05%         0.13%        0.06%
Total Series Fund Operating Expenses..................        0.35%           0.51%           0.52%         0.88%        0.56%

                                                         GLOBAL ASSET
                                                          ALLOCATION
                                                            SERIES
                                                        ---------------
Investment Advisory and Management Fee................         0.90%
Other Expenses........................................         0.11%
Total Series Fund Operating Expenses..................         1.01%

                                                             ASSET                                       S&P 500
                                                          ALLOCATION       VALUE        GROWTH &          INDEX       BLUE CHIP
                                                            SERIES        SERIES      INCOME SERIES      SERIES     STOCK SERIES
                                                        ---------------  ---------  -----------------  -----------  -------------
Investment Advisory and Management Fee................         0.47%         0.70%          0.64%           0.40%         0.89%
Other Expenses........................................         0.04%         0.06%          0.03%           0.06%         0.05%
Total Series Fund Operating Expenses..................         0.51%         0.76%          0.67%           0.46%         0.94%


                                                        INTERNATIONAL
                                                        STOCK SERIES
                                                        -------------
Investment Advisory and Management Fee................        0.85%
Other Expenses........................................        0.09%
Total Series Fund Operating Expenses..................        0.94%

                                                                        SMALL CAP
                                                           MID CAP        VALUE     GLOBAL GROWTH    LARGE CAP    GROWTH STOCK
                                                        STOCK SERIES     SERIES        SERIES      GROWTH SERIES     SERIES
                                                        -------------  -----------  -------------  -------------  -------------
Investment Advisory and Management Fee................        0.90%         0.90%         0.70%          0.90%          0.61%
Other Expenses........................................        0.35%         0.34%         0.05%          0.35%          0.04%
Total Series Fund Operating Expenses..................        1.25%         1.24%         0.75%          1.25%          0.65%


                                                         AGGRESSIVE
                                                        GROWTH SERIES
                                                        -------------
Investment Advisory and Management Fee................        0.68%
Other Expenses........................................        0.04%
Total Series Fund Operating Expenses..................        0.72%

------------------------
(a)  As a percentage of Series average net assets based on 1998 historical data.

EXAMPLES*

If you SURRENDER your contract in full at the end of any of the time periods shown below, you would pay the following cumulative expenses on a $1,000 investment, assuming a 5% annual return on assets:

IF ALL AMOUNTS ARE INVESTED IN ONE PORTFOLIO:                 1 YEAR    3 YEARS   5 YEARS   10 YEARS
------------------------------------------------------------  -------   -------   -------   --------
Money Market Series.........................................      80        98       118        198
U.S. Government Securities Series...........................      82       103       126        215
Diversified Income Series...................................      82       103       127        216
Global Bond Series..........................................      85       114       145        253
High Yield Series...........................................      82       104       129        220
Global Asset Allocation Series..............................      87       118       151        266
Asset Allocation Series.....................................      82       103       126        215
Value Series................................................      84       110       139        241
Growth & Income Series......................................      83       107       134        231
S&P 500 Index Series........................................      81       101       123        209
Blue Chip Stock Series......................................      86       116       148        259
International Stock Series..................................      86       116       148        259
Mid Cap Stock Series........................................      89       125       163        290
Small Cap Value Series......................................      89       125       163        289
Global Growth Series........................................      84       110       138        240
Large Cap Growth Series.....................................      89       125       163        290
Growth Stock Series.........................................      83       107       133        229
Aggressive Growth Series....................................      84       109       137        237

If you COMMENCE AN ANNUITY payment option, or do NOT surrender your contract, you would pay the following cumulative expenses on a $1,000 investment, assuming a 5% annual return on assets:

IF ALL AMOUNTS ARE INVESTED IN ONE PORTFOLIO:                 1 YEAR    3 YEARS   5 YEARS   10 YEARS
------------------------------------------------------------  -------   -------   -------   --------
Money Market Series.........................................      17        53        91        198
U.S. Government Securities Series...........................      19        58        99        215
Diversified Income Series...................................      19        58       100        216
Global Bond Series..........................................      22        69       118        253
High Yield Series...........................................      19        59       102        220
Global Asset Allocation Series..............................      24        73       124        266
Asset Allocation Series.....................................      19        58        99        215
Value Series................................................      21        65       112        241
Growth & Income Series......................................      20        62       107        231
S&P 500 Index Series........................................      18        56        96        209
Blue Chip Stock Series......................................      23        71       121        259
International Stock Series..................................      23        71       121        259
Mid Cap Stock Series........................................      26        80       136        290
Small Cap Value Series......................................      26        80       136        289
Global Growth Series........................................      21        65       111        240
Large Cap Growth Series.....................................      26        80       136        290
Growth Stock Series.........................................      20        62       106        229
Aggressive Growth Series....................................      21        64       110        237

------------------------
* Does not include the effect of any Market Value Adjustment.

THE EXAMPLES SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES, AND ACTUAL EXPENSES MAY BE GREATER OR LESS THAN THOSE SHOWN.

                            ------------------------

We have included the foregoing tables and examples to help you understand the transaction and operating expenses we directly or indirectly impose under the contracts and under the Series Fund. Please note, we will also deduct amounts for state premium taxes or similar assessments where these deductions are applicable.

See Appendix C for an explanation of the calculation of the amounts set forth above.

SUMMARY OF CONTRACT FEATURES

The following summary should be read in conjunction with the detailed information in this prospectus. Variations from the information appearing in this prospectus due to requirements particular to your state are described in supplements which are attached to this prospectus, or in endorsements to the contract as appropriate.

The contracts are designed to provide individuals with retirement benefits through the accumulation of purchase payments on a fixed or variable basis, and by the application of such accumulations to provide fixed or variable annuity payments.

Depending on the state that you live in, the contract that is issued to you may be as a part of a group contract or as an individual contract. Participation in a group contract will be evidenced by the issuance of a certificate showing your interest under the group contract. In other states, an individual contract will be issued to you. Both the certificate and the contract are referred to as a "contract" in this prospectus.

FREE LOOK

You have the right to examine a contract during a "free look" period after you receive the contract and return it for a refund of the amount of the then current contract value. However, in certain states where required by state law the refund will be in the amount of all purchase payments that have been made, without interest or appreciation or depreciation. The "free look' period is generally 10 days unless a longer time is specified on the face page of your contract.

PURCHASE PAYMENTS

The initial purchase payment under a contract must be at least $5,000 ($2,000 for a contract which is a part of a qualified plan). Additional purchase payments under a contract must be at least $50. See "Issuance of a Contract and Purchase Payments".

ALLOCATION OF PURCHASE PAYMENTS

On the date that the contract is issued, the initial purchase payment is allocated, as specified by you in the contract application, among one or more of the portfolios, or to one or more of the guarantee periods in the fixed account, or to a combination thereof. Subsequent purchase payments are allocated in the same way, or pursuant to different allocation percentages that you may request in writing.

VARIABLE ACCOUNT INVESTMENT OPTIONS

Each of the subaccounts of the Variable Account invests in shares of a corresponding portfolio of Series Fund. Contract value in each of the subaccounts of the Variable Account will vary to reflect the investment experience of each of the corresponding portfolios, as well as deductions for certain charges.

Each portfolio has a separate and distinct investment objective and is managed by Fortis Advisers, Inc. or a subadviser of Fortis Advisers, Inc. A full description of the portfolios and their investment objectives, policies, risks and expenses can be found in the current prospectus for Series Fund, which accompanies this prospectus, and Series Fund Statement of Additional Information which is available upon request from Fortis Benefits at the address and phone number on the cover of this prospectus.

FIXED ACCOUNT INVESTMENT OPTIONS

Any amount allocated by the owner to the fixed account earns a guaranteed interest rate. The level of the guaranteed interest rate depends on the length of the guarantee period selected by the owner. We currently make available ten different guarantee periods, ranging from one to ten years.

If amounts are transferred, surrendered or otherwise paid out more than fifteen days before or after the end of the applicable guarantee period, a Market Value Adjustment will be applied to increase or decrease the amount of fixed account value that is paid out. Accordingly, the Market Value Adjustment can result in gains or losses to you.

THE FIXED ACCOUNT INVESTMENT OPTION IS NOT AVAILABLE FOR CONTRACTS ISSUED IN THE STATES OF PENNSYLVANIA AND NEVADA.

For a more complete discussion of the fixed account investment options and the Market Value Adjustment, see "The Fixed Account".

TRANSFERS

During the Accumulation Period, you can transfer all or part of your contract value from one subaccount to another or into the fixed account and, subject to any Market Value Adjustment, from one guarantee period to another or into a subaccount. There is currently no charge for these transfers. We reserve the right to restrict the frequency of or otherwise condition, terminate, or impose charges upon, transfers from a subaccount during the Accumulation Period. During the Annuity Period the person receiving annuity payments may make up to four transfers (but not from a Fixed Annuity Option) during each year of the Annuity Period. For a description of certain limitations on transfer rights, see "Allocations of Purchase Payments and Contract Value--Transfers".

TOTAL OR PARTIAL SURRENDERS

Subject to certain conditions, all or part of the contract value may be surrendered by you before the earlier of the Annuitant's death or the annuity commencement date. Amounts surrendered may be subject to a surrender charge and, in addition, amounts surrendered from the fixed account may be subject to a Market Value Adjustment. See "Total and Partial Surrenders," "Surrender Charge" and "Market Value Adjustment". Particular attention should be paid to the tax implications of any surrender, including possible penalties for premature distributions. See "Federal Tax Matters".

ANNUITY PAYMENTS

The contract provides several types of annuity benefits to you or to other persons you properly designate to receive such payments, including Fixed and Variable Annuity Options. The owner has considerable flexibility in choosing the annuity commencement date. However, the tax implications of an annuity commencement date must be carefully considered, including the possibility of penalties for commencing benefits either too soon or too late. See "Annuity Commencement Date," "Annuity Options" and "Federal Tax Matters" in this prospectus and "Taxation Under Certain Retirement Plans" in the Statement of Additional Information.

DEATH BENEFIT

In the event that the Annuitant or owner dies prior to the annuity commencement date, a death benefit is payable to the beneficiary. See "Benefit Payable on Death of Annuitant or Owner".

LIMITATIONS IMPOSED BY RETIREMENT PLANS AND EMPLOYERS

Certain rights you would otherwise have under a contract may be limited by the terms of any applicable employee benefit plan. These limitations may restrict such things as total and partial surrenders, the amount or timing of purchase payments that may be made, when annuity payments must start and the type of annuity options that may be selected. Accordingly, you should familiarize yourself with these and all other aspects of any retirement plan in connection with which a contract is issued.

The record owner of the group variable annuity contract pursuant to which group certificates will be issued will be a bank trustee whose sole function is to hold record ownership of the contract or an employer (or the employer's designee) in connection with an employee benefit plan. In the latter cases, certain rights that an owner otherwise would have under a contract may be reserved instead by the employer.

TAX IMPLICATIONS

The tax implications for you or any other persons who may receive payments under a contract, and those of any related employee benefit plan can be quite important. A brief discussion of some of these is set out under "Federal Tax Matters" in this prospectus and "Taxation Under Certain Retirement Plans" in the Statement of Additional Information, but such discussion is not comprehensive. Therefore, you should consider these matters carefully and consult a qualified tax adviser before making purchase payments or taking any other action in connection with a contract or any related employee benefit plan. Failure to do so could result in serious adverse tax consequences which might otherwise have been avoided.

QUESTIONS AND OTHER COMMUNICATIONS

Any question about procedures of the contract should be directed to your sales representative, or Fortis Benefits' home office:
P.O. Box 64272, St. Paul, Minnesota, 55164: 1-800-800-2000, extension 3057.
Purchase payments and written requests should be mailed or delivered to the same home office address. All communications should include the contract number, the owner's name and, if different, the Annuitant's name. The number for telephone transfers is 1-800-800-2000 (extension 3057).

Any purchase payment or other communication, except a 10-day cancellation notice, is deemed received at Fortis Benefit's home office on the actual date of receipt there in proper form unless received (1) after the close of regular trading on The New York Stock Exchange, or (2) on a date that is not a Valuation Date. In either of these two cases, the date of receipt will be deemed to be the next Valuation Date.

                      This page left blank intentionally.

FINANCIAL AND PERFORMANCE INFORMATION

The information presented below reflects the Accumulation Unit information for subaccounts of the Variable Account through December 31, 1998.

                                                                                       GLOBAL
                             MONEY     U.S. GOV'T   DIVERSIFIED  GLOBAL      HIGH       ASSET       ASSET                 GROWTH &
                            MARKET     SECURITIES     INCOME      BOND       YIELD    ALLOCATION  ALLOCATION     VALUE     INCOME
                          -----------  -----------  ----------  ---------  ---------  ---------  ------------  ---------  ---------
December 31, 1998
  Accumulation Units in
   Force................   39,532,433    7,577,700  51,323,231  1,236,211  4,984,906  3,315,158   160,803,266  4,869,102  12,171,938
  Accumulation Unit
   Values                      $1.532      $18.421      $2.059    $13.254    $12.823    $16.513        $3.326    $14.768    $21.767
December 31, 1997
  Accumulation Units in
   Force                   31,491,629    7,743,923  49,942,498  1,123,401  4,194,544  2,918,483   156,035,843  3,402,217  11,003,248
  Accumulation Unit
   Values                   $1.474617   $17.149938   $1.963344  $11.837281 $12.917282 $14.433538    $2.809839  $13.651572 $19.487584
December 31, 1996
  Accumulation Units in
   Force                   36,220,947    9,635,092  55,653,680  1,088,043  3,337,604  2,330,884   154,525,474  1,071,648  7,892,683
  Accumulation Unit
   Values                       1.418       15.935       1.801     11.961     11.928     12.884         2.368     11.048     15.468
January 1, 1996*
  Accumulation Unit
   Values                     --           --           --         --         --         --           --                     10.000
December 31, 1995
  Accumulation Units in
   Force                   26,915,975   10,989,914  59,213,865    574,142  2,321,419  1,117,596   148,700,081             4,204,164
  Accumulation Unit
   Value                       $1.367      $15.805      $1.753    $11.743    $10.941    $11.590        $2.134               $12.904
January 2, 1995*
  Accumulation Unit
   Value                           --           --          --     10.000         --     10.000            --                    --
December 31, 1994
  Accumulation Units in
   Force                   30,697,754   12,271,738  62,744,615         --  1,216,957         --   137,642,102             1,489,517
  Accumulation Unit
   Value                       $1.311      $13.483      $1.515         --     $9.834         --        $1.773               $10.083
May 1, 1994*
  Accumulation Unit
   Value                           --           --          --         --    10.0000         --            --               10.0000
December 31, 1993
  Accumulation Units in
   Force                   21,315,022   15,601,818  56,005,709         --         --         --   106,834,367                    --
  Accumulation Unit
   Value                       $1.278      $14.609      $1.621         --         --         --        $1.797                    --
December 31, 1992
  Accumulation Units in
   Force                   20,674,556    9,505,984  19,353,521         --         --         --    49,688,937                    --
  Accumulation Unit
   Value                       $1.261      $13.529      $1.457         --         --         --        $1.664                    --
May 1, 1992*
  Accumulation Unit
   Value                           --           --          --         --         --         --            --                    --
December 31, 1991
  Accumulation Units in
   Force                  7,235,168.03 3,595,759.23 6,056,976.03        --        --         --  17,772,322.83                   --
  Accumulation Unit
   Value                       $1.237      $12.921      $1.379         --         --         --        $1.577                    --
December 31, 1990
  Accumulation Units in
   Force                  5,632,146.27  747,992.12  2,352,517.74        --        --         --  8,249,373.75                    --
  Accumulation Unit
   Value                       $1.183      $11.450      $1.219         --         --         --        $1.252                    --
December 31, 1989
  Accumulation Units in
   Force                   754,306.35    70,701.23  1,306,717.80        --        --         --  2,760,936.67                    --
  Accumulation Unit
   Value                       $1.112      $10.756      $1.135         --         --         --        $1.245                    --


                                                INTERNATIONAL  GLOBAL                 AGGRESSIVE  MID CAP   LARGE CAP   SMALL CAP

                           S&P 500   BLUE CHIP     STOCK      GROWTH    GROWTH STOCK   GROWTH     GROWTH     GROWTH       VALUE

                          ---------  ---------  -----------  ---------  ------------  ---------  ---------  ---------  -----------

December 31, 1998
  Accumulation Units in
   Force................  10,440,486 7,548,794    4,751,940  11,754,865  136,042,148  6,165,803    765,338    842,995    1,098,102

  Accumulation Unit
   Values                   $18.689    $18.238      $16.113    $21.433        $3.870    $15.829     $9.625    $11.755       $9.367

December 31, 1997
  Accumulation Units in
   Force                  5,491,818  4,149,587    4,239,821  13,725,612  156,975,866  6,551,677
  Accumulation Unit
   Values                 $14.786540 $14.429421  $14.021796  $19.507894    $3.296005  $13.241215
December 31, 1996
  Accumulation Units in
   Force                  1,259,758    915,358    3,137,348  13,713,860  169,095,500  5,706,895
  Accumulation Unit
   Values                    11.326     11.520       12.690     18.510         2.971     13.232
January 1, 1996*
  Accumulation Unit
   Values                    10.000     10.000      --          --           --
December 31, 1995
  Accumulation Units in
   Force                                          1,157,064  10,769,830  160,247,280  3,033,587
  Accumulation Unit
   Value                               $11.271      $15.754     $2.587       $12.461
January 2, 1995*
  Accumulation Unit
   Value                                             10.000         --            --         --
December 31, 1994
  Accumulation Units in
   Force                                                 --  10,055,959  148,657,108  1,115,647
  Accumulation Unit
   Value                                                 --    $12.236        $2.054     $9.723
May 1, 1994*
  Accumulation Unit
   Value                                                 --         --            --    10.0000
December 31, 1993
  Accumulation Units in
   Force                                                 --  5,108,957   118,720,649         --         --
  Accumulation Unit
   Value                                                 --    $12.784        $2.142         --
December 31, 1992
  Accumulation Units in
   Force                                                 --    698,720    79,582,321         --
  Accumulation Unit
   Value                                                 --    $10.988        $1.996         --
May 1, 1992*
  Accumulation Unit
   Value                                                 --    10.0000            --         --
December 31, 1991
  Accumulation Units in
   Force                                                 --         --  42,946,178.33        --
  Accumulation Unit
   Value                                                 --         --        $1.965         --
December 31, 1990
  Accumulation Units in
   Force                                                 --         --  14,690,313.64        --
  Accumulation Unit
   Value                         --     $1.298           --
December 31, 1989
  Accumulation Units in
   Force                                                 --         --  3,507,971.91         --
  Accumulation Unit
   Value                                                 --         --        $1.357         --

------------------------
*Accumulation Unit value at date of initial registration statement effectiveness

Audited financial statements of the Variable Account are included in the Statement of Additional Information.

Advertising and other sales materials may include yield and total return figures for the subaccounts of the Variable Account. These figures are based on historical results and are not intended to indicate future performance. "Yield" is the income generated by an investment in the subaccount over a period of time specified in the advertisement. This rate of return is assumed to be earned over a full year and is shown as a percentage of the investment. "Total Return" is the total change in value of an investment in the subaccount over a period of time specified in the advertisement. The rate of return shown would produce that change in value over the specified period, if compounded annually. Yield figures do not reflect the surrender charge and yield and total return figures do not reflect premium tax charges. This makes the performance shown more favorable.

Financial information concerning Fortis Benefits is included in this prospectus under "Additional Information About Fortis Benefits" and "Fortis Benefits Financial Statements".

FORTIS BENEFITS/FORTIS FINANCIAL GROUP MEMBER

Fortis Benefits Insurance Company is the issuer of the contracts. At the end of 1998, Fortis Benefits had approximately $99 billion of total life insurance in force. Fortis Benefits is a Minnesota corporation founded in 1910. It is qualified to sell life insurance and annuity contracts in the District of Columbia and in all states except New York. Fortis Benefits is an indirectly wholly-owned subsidiary of Fortis, Inc., which is itself indirectly owned 50% by Fortis (NL)N.V. and 50% by Fortis (B). Fortis, Inc. manages the United States operations for these two companies.

Fortis Benefits is a member of the Fortis Financial Group. This group is a joint effort by Fortis Benefits, Fortis Advisers, Inc., Fortis Investors, Inc., and Fortis Insurance Company, to offer financial products through the management, marketing, and servicing of mutual funds, annuities, and life insurance.

Fortis (NL)N.V. is a diversified financial services company headquartered in Utrecht, The Netherlands, where its insurance operations began in 1847. Fortis
(B) is a diversified financial services company headquartered in Brussels, Belgium, where its insurance operations began in 1824. Fortis (NL)N.V. and Fortis (B) have merged their operating companies under the trade name of Fortis. The Fortis group of companies is active in insurance, banking and financial services, and real estate development in The Netherlands, Belgium, the United States, Western Europe, and the Pacific Rim. The Fortis group of companies had approximately $390 billion in assets at the end of 1998.

All of the guarantees and commitments under the contracts are general obligations of Fortis Benefits regardless of whether you have allocated the contract value to the Variable Account or to the fixed account. None of Fortis Benefits' affiliated companies has any legal obligation to back Fortis Benefits' obligations under the contracts.

THE VARIABLE ACCOUNT

The Variable Account is a segregated investment account of Fortis Benefits. Fortis Benefits established Variable Account D under Minnesota insurance law as of October 14, 1987. The Variable Account is an integral part of Fortis Benefits. However, the Variable Account is registered with the Securities and Exchange Commission as a unit investment trust under the Investment Company Act of 1940. Assets in the Variable Account representing reserves and liabilities under these contracts and other variable annuity contracts issued by Fortis Benefits will not be chargeable with liabilities arising out of any other business of Fortis Benefits.

The Variable Account has subaccounts. The assets in each subaccount are invested exclusively in a distinct class (or series) of stock issued by Series Fund, each of which represents a separate investment portfolio within Series Fund. Income and both realized and unrealized gains or losses from the assets of each subaccount of the Variable Account are credited to or charged against that subaccount without regard to income, gains or losses from any other subaccount of the Variable Account or arising out of any other business we may conduct. We may add or eliminate new subaccounts as new portfolios are added or are eliminated.

SERIES FUND

Series Fund is a "series" type of mutual fund. Series Fund is registered with the Securities and Exchange Commission under the Investment Company Act of 1940. Series Fund has served as the investment medium for the Variable Account since the Variable Account began operations. Series Fund is also the investment medium for the variable account of Fortis Benefits through which variable life insurance policies are issued by Fortis Benefits. We do not foresee any conflict between your interests and the interests of life insurance policy owners. However, Series Fund's Board of Directors will monitor to identify any material, irreconcilable conflicts which may develop. Series Fund's Board of Directors will determine what action, if any, should be taken in response. If it becomes necessary for any separate account to replace shares of any portfolio with another investment, the portfolio may have to liquidate securities on a disadvantageous basis.

Fortis Benefits purchases and redeems Series Fund shares for the Variable Account at their net asset value without any sales or redemption charges. These shares are interests in the portfolios of Series Fund available for investment by the Variable Account. Each portfolio corresponds to one of the subaccounts of the Variable Account. The assets of each portfolio are separate from the assets of other portfolios. In addition, each portfolio operates as a separate investment portfolio whose investment performance has no effect on the investment performance of any other portfolio.

We automatically reinvest dividends or capital gain distributions attributable to contracts in shares of the portfolio from which they are received at the portfolio's net asset value on the date paid. These dividends and distributions will have the effect of reducing the net asset value of each share of the corresponding portfolio and increasing, by an equivalent value, the number of shares outstanding of the portfolio. However, the value of your interest in the corresponding subaccount will not change as a result of any of these dividends and distributions.

The portfolios of Series Fund available for investment by the Variable Account are listed on the cover page of this prospectus.

A full description of the portfolios, their investment policies and restrictions, the charges, the risks associated with investing in them, and other aspects of their operations is contained in the prospectus for Series Fund accompanying this prospectus and in the Statement of Additional Information for Series Fund. Additional copies of these documents may be obtained from your sales representative or from our home office. The complete risk disclosure in the prospectus for the Diversified Income Series, High Yield Series, Asset Allocation Series, and Global Asset Allocation Series should be read before selection of them for investment.

THE FIXED ACCOUNT
GUARANTEED INTEREST RATES/GUARANTEE PERIODS

Any amount you allocate to the fixed account earns a guaranteed interest rate beginning on the date you make the allocation. The guaranteed interest rate continues for the number of years you select, up to a maximum of TEN years. At the end of your guarantee period, your contract value, including accrued interest, will be allocated to a new guarantee period of equal length. However, you may reallocate your contract value to a different guarantee period (or periods) or to one (or more) of the subaccounts of the Variable Account. If you decide to reallocate your contract value, you must do so by sending us a WRITTEN REQUEST. We must receive your written request AT LEAST three business days before the end of your guarantee period. The first day of your new guarantee period (or other reallocation) will be the day after the end of your previous guarantee period. We will notify you AT LEAST 45 days and NOT MORE than 75 days before the end of your guarantee period.

We currently offer ten different guarantee periods. These guarantee periods range in length from one to ten years. Each guarantee period has its own guaranteed interest rate, which may differ from those for other guarantee periods. From time to time we will, at our discretion, change the guaranteed interest rate for FUTURE guarantee periods. These changes will NOT affect the guaranteed interest rates we are paying on CURRENT guarantee periods. Please note, when you allocate or transfer an amount to a guarantee period, a new guarantee period begins running with respect to that amount. Therefore, the amount you allocate will earn a guaranteed interest rate that will not change until the end of that period. In addition, the guaranteed interest rate will never be less than an effective annual rate of 4%.

We declare the guaranteed interest rates from time to time as market conditions dictate. We advise you of the guaranteed interest rate for a chosen guarantee period at the time we receive a purchase payment from you, or at the time we execute a transfer you have requested, or at the time a guarantee period is renewed.

We do not have a specific formula for establishing the guaranteed interest rates for the guarantee periods. Guaranteed interest rates may be INFLUENCED by the available interest rates on the investments we acquire with the amounts you allocate for a particular guarantee period. Guaranteed interest rates do not necessarily CORRESPOND to the available interest rates on the investments we acquire with the amounts you allocate for a particular guarantee period. See "Investments by Fortis Benefits". In addition, when we determine guaranteed interest rates, we may consider: (1) the duration of a guarantee period, (2) regulatory and tax requirements, (3) sales and administrative expenses we bear,
(4) risks we assume, (5) our profitability objectives, and (6) general economic trends.

FORTIS BENEFITS' MANAGEMENT MAKES THE FINAL DETERMINATION OF THE GUARANTEED INTEREST RATES WE DECLARE. WE CANNOT PREDICT OR ASSURE THE LEVEL OF ANY FUTURE GUARANTEED INTEREST RATES IN EXCESS OF AN EFFECTIVE ANNUAL RATE OF 4%.

THE FIXED ACCOUNT INVESTMENT OPTION IS NOT AVAILABLE FOR CONTRACTS ISSUED IN THE STATES OF PENNSYLVANIA AND NEVADA.

You may obtain information concerning the guaranteed interest rates that apply to the various guarantee periods. You may obtain this information from our home office or from your sales representative at any time.

MARKET VALUE ADJUSTMENT

Except as described below, we will apply a Market Value Adjustment to any fixed account value that is:

    - surrendered,

    - transferred, or

    - otherwise paid out

BEFORE the end of the guarantee period in which it is being held.

For example, we will apply a Market Value Adjustment to fixed account value that we pay:

    - as a death benefit pursuant to a contract,

    - as an amount applied to an annuity option, and

    - as an amount paid as a single sum in lieu of an annuity.

The Market Value Adjustment we apply may increase or decrease the fixed account value that is withdrawn or transferred. We determine whether the fixed account value is increased or decreased by performing a comparison of two guaranteed interest rates.

The first rate we compare is the guaranteed interest rate for the fixed account value that is withdrawn or transferred from the existing guarantee period. The second rate we compare is the guaranteed interest rate we are then offering for new guarantee periods with durations equal to the number of years remaining in the existing guarantee period. After comparing these two rates, we determine whether the fixed account value is increased or decreased as follows:

    - If the first rate exceeds the second rate by more than 1/2%, the Market Value Adjustment produces an INCREASE in the fixed account value withdrawn or transferred.

    - If the first rate does not exceed the second rate by at least 1/2%, the Market Value Adjustment produces a DECREASE in the fixed account value withdrawn or transferred.

We will determine the Market Value Adjustment by multiplying the fixed account value that is withdrawn or transferred from the existing guarantee period (before deduction of any applicable surrender charge) by the following factor:

            1 + I            n / 12
        ( ----------)               - 1
         1 + J + .005

where,

    - I is the guaranteed interest rate we credit to the fixed account value that is withdrawn or transferred from the existing guarantee period.

    - J is the guaranteed interest rate we are then offering for new guarantee periods with durations equal to the number of years remaining in the existing guarantee period (rounded up to the next higher number of years).

    - N is the number of months remaining in the existing guarantee period (rounded up to the next higher number of months).

You will find sample Market Value Adjustment calculations in Appendix A.

We do not apply a Market Value Adjustment to withdrawals and transfers of fixed account value under two exceptions. We describe these exceptions below.

We will NOT apply a Market Value Adjustment to fixed account value that we pay out during a 30 DAY period that:

    - BEGINS 15 DAYS BEFORE the end date of the guarantee period in which the fixed account value was being held,

and that:

    - ENDS 15 DAYS AFTER the end date of the guarantee period in which the fixed account value was being held.

In addition, we will NOT apply a Market Value Adjustment to fixed account value that is withdrawn or transferred from a guarantee period on a PERIODIC, AUTOMATIC BASIS. This exception only applies to such withdrawals or transfers under a FORMAL Fortis Benefits program for the withdrawal or transfer of fixed account value.

We may impose CONDITIONS AND LIMITATIONS on any formal Fortis Benefits program for the withdrawal or transfer of fixed account value. Ask your Fortis Benefits representative about the availability of such a program in your state. In addition, if such a program is available in your state, your Fortis Benefits representative can inform you about the conditions and limitations that may apply to that program.

INVESTMENTS BY FORTIS BENEFITS

Fortis Benefits' legal obligations with respect to the fixed account are supported by our general account assets. These general account assets also support our obligations under other insurance and annuity contracts. Investments purchased with amounts allocated to the fixed account are the property of Fortis Benefits, and you have no legal rights in such investments. Subject to applicable law, we have sole discretion over the investment of assets in our general account and in the fixed account. Neither our general account nor the fixed account is subject to registration under the Investment Company Act of 1940.

We will invest amounts in our general account, and amounts in the fixed account, in compliance with applicable state insurance laws and regulations concerning the nature and quality of investments for the general account. Within specified limits and subject to certain standards and limitations, these laws generally permit investment in:

    - federal, state and municipal obligations,

    - preferred and common stocks,

    - corporate bonds,

    - real estate mortgages,

    - real estate, and

    - certain other investments.

See "Fortis Benefits' Financial Statements" for information on our investments. Investment management for amounts in our general account and in the fixed account is provided to us by Fortis Advisors, Inc.

When we establish guaranteed interest rates, we will consider the available return on the instruments in which we invest amounts allocated to the fixed account. However, this return is only one of many factors we consider when we establish the guaranteed interest rates. See "Guaranteed Interest
Rates/Guarantee Periods".

Generally, we expect to invest amounts allocated to the fixed account in debt instruments. We expect that these debt instruments will approximately match our liabilities with regard to the guarantee periods. We also expect that these debt instruments will primarily include:

(1) securities issued by the United States Government or its agencies or instrumentalities. These securities may or may not be guaranteed by the United States Government;

(2) debt securities that, at the time of purchase, have an investment grade within the four highest grades assigned by Moody's Investors
     Services, Inc. ("Moody's"), Standard & Poor's Corporation ("Standard & Poor's"), or any other nationally recognized rating service. Moody's four highest grades are: Aaa, Aa, A, and Baa. Standard & Poor's four highest grades are: AAA, AA, A, and BBB;

(3) other debt instruments including, but not limited to, issues of, or guaranteed by, banks or bank holding companies and corporations. Although not rated by Moody's or Standard & Poor's, we deem these obligations to have an investment quality comparable to securities that may be purchased as stated above;

(4) other evidences of indebtedness secured by mortgages or deeds of trust representing liens upon real estate.

Except as required by applicable state insurance laws and regulations, we are not obligated to invest amounts allocated to the fixed account according to any particular strategy, See "Regulation and Reserves".

ACCUMULATION PERIOD

ISSUANCE OF A CONTRACT AND PURCHASE PAYMENTS

We reserve the right to reject any application for a contract or any purchase payment for any reason. If we accept your issuing instructions in the form received, we will credit the initial purchase payment within two Valuation Dates after the later of (1) receipt of the issuing instructions or (2) receipt of the initial purchase payment at our home office. If we cannot apply the initial purchase payment within five Valuation Dates after receipt because the issuing instructions are incomplete, we will return the initial purchase payment unless you consent to our retaining the initial purchase payment and applying it as of the end of the Valuation Period in which the necessary requirements are fulfilled. The initial purchase payment must be at least $5,000 ($2,000 for a contract issued pursuant to a qualified plan).

The date that we apply the initial purchase payment to the purchase of the contract is also the contract issue date. The contract issue date is the date used to determine contract years, regardless of when we deliver the contract. Our crediting of investment experience in the Variable Account, or a fixed rate of return in the fixed account, generally begins as of the contract issue date.

We will accept additional purchase payments at any time after the contract issue date and prior to the annuity commencement date, as long as the Annuitant is living. You must transmit purchase payments (together with any required information identifying the proper contracts and account to be credited with purchase payments) to our home office. We apply additional purchase payments to the contract, and add to the contract value as of the end of the Valuation Period in which we receive the payments.

Each additional purchase payment under a contract must be at least $50. The total of all purchase payments for all Fortis Benefits annuities having the same owner or Annuitant, may not exceed $1 million (not more than $500,000 allocated to the fixed account) without our prior approval. We reserve the right to modify this limitation at any time.

You may make purchase payments in excess of the initial minimum by monthly draft against a bank account if you have completed and returned to us a special authorization form. You may get the form from your sales representative or from our home office. We can also arrange for you to make purchase payments by wire transfer, payroll deduction, military allotment, direct deposit and billing. Purchase payments by check should be made payable to Fortis Benefits Insurance Company.

If the contract value is less than $1,000, we may cancel the contract on any Valuation Date. We will notify you of our intention to cancel the contract at least 90 days in advance of the cancellation date. If we do cancel your contract, we consider such cancellation a full surrender of the contract.

CONTRACT VALUE

Contract value is the total of any Variable Account value in all the subaccounts of the Variable Account, plus any fixed account value in all the guarantee periods.

The contract does not guarantee a minimum Variable Account value. You bear the entire investment risk for the contract value that you allocate to the Variable Account.

DETERMINATION OF VARIABLE ACCOUNT VALUE. A contract's Variable Account value is based on the number of Accumulation Units and on Accumulation Unit values, which are determined on each Valuation Date. The value of an Accumulation Unit for a subaccount on any Valuation Date is equal to the previous value of that subaccount's Accumulation Unit multiplied by that subaccount's net investment factor (discussed directly below) for the Valuation Period ending on that Valuation Date. At the end of any Valuation Period, a contract's Variable Account value in a subaccount is equal to the number of Accumulation Units in the subaccount times the value of one Accumulation Unit for that subaccount.

The number of Accumulation Units in each subaccount is equal to

    - Accumulation Units purchased at the time that any purchase payments or transferred amounts are allocated to the subaccount; less

    - Accumulation Units redeemed to pay for the portion of any transfers from or partial surrenders allocated to the subaccount; less

    - Accumulation Units redeemed to pay charges under the contract.

NET INVESTMENT FACTOR. The net investment factor for a subaccount is determined by dividing (1) the net asset value per share of the portfolio shares held by the subaccount, determined at the end of the current Valuation Period, plus the per share amount of any dividend or capital gains distribution made with respect to the portfolio shares held by the subaccount during the current Valuation Period, minus a per share charge for the increase, plus a per share credit for the decrease, in any income taxes assessed which we determine to have resulted from the investment operation of the subaccount or any other taxes which are attributable to this contract, by (2) the net asset value per share of the portfolio shares held in the subaccount as determined at the end of the previous Valuation Period, and subtracting from that result a factor representing the mortality risk, expense risk and administrative expense charge.

If a subaccount's net investment factor is GREATER THAN ONE, the subaccount's Accumulation Unit value has INCREASED. If a subaccount's net investment factor is LESS THAN ONE, the subaccount's Accumulation Unit value has DECREASED.

DETERMINATION OF FIXED ACCOUNT VALUE. A contract's fixed account value is guaranteed by Fortis Benefits. Therefore, we bear the investment risk with respect to amounts allocated to the fixed account, except to the extent that (1) we may vary the guaranteed interest rate for future guarantee periods (subject to the 4% effective annual minimum) and (2) the Market Value Adjustment imposes investment risks on you.

The contract's fixed account value on any Valuation Date is the sum of its fixed account values in each guarantee period on that date. The fixed account value in a guarantee period is equal to the following amounts, in each case increased by accrued interest at the applicable guaranteed interest rate:

    - The amount of purchase payments or transferred amounts allocated to the guarantee period; less

    - The amount of any transfers or surrenders out of the guarantee period.

ALLOCATION OF PURCHASE PAYMENTS AND CONTRACT VALUE

ALLOCATION OF PURCHASE PAYMENTS. In your application for a contract, you may allocate purchase payments, or portions of payments, to the:

    - available subaccounts of the Variable Account, or

    - to the guarantee periods in the fixed account, or

    - to a combination of the two previous options.

Percentages must be in whole numbers and the total allocation must equal 100%. The percentage allocations for future purchase payments may be changed, without charge, at any time by sending a written request to Fortis Benefits' home office. Changes in the allocation of future purchase payments will be effective on the date we receive your written request.

TRANSFERS. You may transfer contract value:

    - from one available subaccount to another available subaccount, or

    - from one available subaccount to the fixed account, or

    - from one guarantee period to another guarantee period, or

    - from one guarantee period to an available subaccount

You must request transfers by (1) a written request to Fortis Benefits' home office, or by (2) a telephone transfer as described below. Currently, we do not charge for any transfer. However, transfers from a guarantee period that are (1) more than 15 days before or 15 days after the expiration of the existing guarantee period, or are (2) not a part of a formal Fortis Benefits program for the transfer of fixed account value are subject to a Market Value Adjustment. See "Market Value Adjustment".

The MINIMUM transfer from a subaccount or guarantee period is the LESSER of:

    - $1,000, or

    - all of the contract value in the subaccount or guarantee period.

However, we may permit a continuing request for transfers of lesser specified amounts automatically on a periodic basis. We reserve the right to restrict the frequency of transfers or to otherwise condition, terminate, or impose charges (not to exceed $25 per transfer) upon transfers. Where you make all your transfer requests at the same time, as part of one request, we will count all transfers between and among the subaccounts of the Variable Account and the fixed account as one transfer. We will execute the transfers, and determine all values in connection with the transfers, at of the end of the Valuation Period in which we receive the transfer request. The amount of any positive or negative Market Value Adjustment will be added to or deducted from the transferred amount.

Certain restrictions on very substantial allocations to any one subaccount are set forth under "Limitations on Allocations" in the Statement of Additional Information.

TOTAL AND PARTIAL SURRENDERS

TOTAL SURRENDERS. You may surrender all of the cash surrender value at any time during the life of the Annuitant and prior to the annuity commencement date. If you choose to make a total surrender, you must do so by written request sent to our home office. We reserve the right to require that the contract be returned to us prior to making payment, although this will not affect our determination of the amount of the cash surrender value. Cash surrender value is:

    - the contract value at the end of the Valuation Period during which we receive the written request for the total surrender at our home office, less

    - any applicable surrender charge, and

    - after we have applied any Market Value Adjustment.

See "Surrender Charge" and "Market Value Adjustment".

We must receive written consent of all collateral assignees and irrevocable beneficiaries prior to any total surrender. We will generally pay surrenders from the Variable Account within seven days of the date of receipt by our home office of the written request. However, we may postpone payments in certain circumstances. See "Postponement of Payment".

The amount we pay upon total surrender of the cash surrender value (taking into account any prior partial surrenders) may be more or less than the total purchase payments you made. After a surrender of the cash surrender value or at any time the contract value is zero, all rights of the owner, Annuitant, or any other person will terminate.

PARTIAL SURRENDERS. At any time during the life of the Annuitant and prior to the annuity commencement date, you may surrender a portion of the fixed account and/or the Variable Account. You must request partial surrender by a written request sent to Fortis Benefits' home office. We will not accept a partial surrender request from you unless the net proceeds payable to you, as a result of the request, are at least $1,000. We will surrender the entire cash surrender value under the contract if the total contract value in both the Variable Account and fixed account would be less than $1,000 after the partial surrender.

You should specify the subaccounts of the Variable Account or guarantee periods of the fixed account that you wish to partially surrender. If you do not specify, we take the partial surrender from the subaccounts and from the guarantee periods of the fixed account on a pro rata basis.

We will surrender Accumulation Units from the Variable Account and/ or dollar amounts from the fixed account so that the total amount of the partial surrender equals the dollar amount of the partial surrender request. We will reduce the partial surrender by the amount of any applicable surrender charge. In addition, if the surrender is from a guarantee period, we will reduce the amount payable to you by any negative Market Value Adjustment, or we will increase the amount payable to you by any positive Market Value Adjustment UNLESS the surrender is
(1) within 15 days before or 15 days after the expiration of a guarantee period, or (2) is a part of a formal Fortis Benefits program for the transfer or withdrawal of fixed account value. The partial surrender will be effective at the end of the Valuation Period in which we receive the written request for partial surrender at our home office. Payments will generally be made within seven days of the effective date of such request, although certain delays are permitted. See "Postponement of Payment".

The Internal Revenue Code provides that a penalty tax will be imposed on certain premature surrenders. For a discussion of this and other tax implications of total and partial surrenders, including withholding requirements, see "Federal Tax Matters". Also, under tax deferred annuity contracts pursuant to Section 403(b) of the Internal Revenue Code, no distributions of voluntary salary reduction amounts will be permitted prior to one of the following events: attainment of age 59 1/2 by the employee or the employee's separation from service, death, disability or hardship. (Hardship distributions will be limited to the lesser of the amount of the hardship or the amount of salary reduction contributions, exclusive of earnings thereon.)

TELEPHONE TRANSACTIONS

You or your representative may make certain requests under the contract by telephone if we have a written telephone authorization on file. These include requests for (1) transfers, (2) withdrawals, and (3) changes in purchase payment allocation instructions, dollar-cost averaging, portfolio rebalancing programs, and systematic withdrawals. Our home office will employ reasonable procedures to confirm that instructions communicated by telephone are genuine. These procedures may include, among others, (1) requiring some form of personal identification such as your address and social security number prior to acting upon instructions received by telephone, (2) providing written confirmation of such transactions, and/or (3) tape recording of telephone instructions. Your request for telephone transactions authorizes us to record telephone calls. We may be liable for any losses due to unauthorized or fraudulent instructions if we do not employ reasonable procedures. If we do employ reasonable procedures, we will not be liable for any losses due to unauthorized or fraudulent instructions. We reserve the right to place limits, including dollar limits, on telephone transactions.

BENEFIT PAYABLE ON DEATH OF ANNUITANT OR OWNER

If the owner or Annuitant dies prior to the annuity commencement date, we will pay a death benefit to the beneficiary. If more than one Annuitant has been named, we will pay the death benefit payable upon the death of an Annuitant only upon the death of the last survivor of the persons so named.

If the contract is issued on or after May 1, 1997 and in a state that has approved the Enhanced Death Benefit Rider (check with your representative as to its availability in your state), the death benefit will be equal to the greater of (1), (2), or (3) as follows:

(1)(a) If an owner or the Annuitant dies before the date any owner or Annuitant first reaches age 75, the accumulation of purchase payments made less all prior surrenders and less any applicable prior negative Market Value Adjustments less previously imposed surrender charges at an effective annual rate of 3.0%. This amount may not exceed a maximum of two times the following: purchase payments made less all prior surrenders and less any applicable prior negative Market Value Adjustments less previously imposed surrender charges. This amount is referred to as the "roll-up amount".

                                       or

(1)(b) If the Annuitant or owner dies on or after the date any owner or Annuitant first reaches age 75, the roll-up amount as of the date that an owner or Annuitant first reaches age 75, plus subsequent purchase payments made, less subsequent surrenders and any subsequent negative Market Value Adjustments less subsequently imposed surrender charges.

(2) The contract value adjusted by any applicable Market Value Adjustment as of the date used for valuing the death benefit.

(3) The contract value adjusted by any Market Value Adjustment (less the amount of any subsequent surrenders and surrender charges and negative Market Value Adjustments in connection therewith), as of the contract's Seven Year Anniversary immediately preceding the earlier of:

      (a) the date of death of either the owner or Annuitant, or

      (b) the date either first reaches his or her 75th birthday.

See Appendix B for Sample Death Benefit Calculations.

If the contract is issued prior to May 1, 1997, or on or after that date in a state that has not approved the Enhanced Death Benefit rider, the death benefit will be equal to the greater of (1), (2), or (3) as follows:

(1) The sum of all purchase payments made (less all prior surrenders and previously-imposed surrender charges and prior negative Market Value Adjustments);

(2) The contract value adjusted by any Market Value Adjustment, as of the date used for valuing the death benefit; or

(3) The contract value adjusted by any Market Value Adjustment (less the amount of any subsequent surrenders and surrender charges and negative Market Value Adjustments in connection therewith), as of the contract's Seven Year Anniversary immediately preceding the earlier of:

      (a) the date of death of either the owner or Annuitant, or

      (b) the date either first reaches his or her 75th birthday.

The value of the death benefit is determined as of the end of the Valuation Period in which we receive, at our home office, proof of death and the written request as to the manner of payment. Upon receipt of these items, the death benefit generally will be paid within seven days. Under certain circumstances, payment of the death benefit may be postponed. See "Postponement of Payment". If we do not receive a written request for a settlement method, we will pay the death benefit in a single sum, based on values determined at that time.

The beneficiary may (1) receive a single sum payment, which terminates the contract, or (2) select an annuity option. If the beneficiary selects an annuity option, he or she will have all the rights and privileges of a payee under the contract. If the beneficiary desires an annuity option, the election should be made within 60 days of the date the death benefit becomes payable. Failure to make a timely election can result in unfavorable tax consequences. For further information, see "Federal Tax Matters".

We accept any of the following as proof of death: (1) a copy of a certified death certificate; (2) a copy of a certified decree of a court of competent jurisdiction as to the finding of death; or (3) a written statement by a medical doctor who attended the deceased at the time of death.

The Internal Revenue Code requires that a Non-Qualified Contract contain certain provisions about an owner's death. We discuss these provisions below under "Federal Tax Matters--Required Distributions for Non-Qualified Contracts". It is imperative that written notice of the death of the owner be promptly transmitted to us at our home office, so that we can make arrangements for distribution of the entire interest in the contract to the beneficiary in a manner that satisfies the Internal Revenue Code requirements. Failure to satisfy these requirements may result in the contract not being treated as an annuity contract for federal income tax purposes with possible adverse tax consequences.

THE ANNUITY PERIOD

ANNUITY COMMENCEMENT DATE

You may specify an annuity commencement date in your application. The annuity commencement date marks the beginning of the period during which an Annuitant or other payee designated by the owner receives annuity payments under the contract. The annuity commencement date must be at least two years after the contract issue date. You should consult your sales representative in this regard.

The Internal Revenue Code may impose penalty taxes on amounts distributed either too soon or too late depending on the type of retirement arrangement involved. See "Federal Tax Matters". You should consider this carefully in selecting or changing an annuity commencement date.

You must submit a written request in order to advance or defer the annuity commencement date. Moreover, you must submit a written request during the Annuitant's lifetime. We must receive the request at our home office at least 30 days before the then-scheduled annuity commencement date. The new annuity commencement date must also be at least 30 days after we receive the written request. You have no right to make any total or partial surrender during the Annuity Period.

COMMENCEMENT OF ANNUITY PAYMENTS

We may pay the entire contract value, rather than apply the amount to an annuity option if the contract value at the end of the Valuation Period which contains the annuity commencement date is less than $1,000. We would make the payment in a single sum to the Annuitant or other payee chosen by the owner and cancel the contract. We would not impose any charge other than the premium tax charge.

Otherwise, we will apply (1) the fixed account value to provide a Fixed Annuity Option and (2) the Variable Account value in any subaccount to provide a Variable Annuity Option using the same subaccount, unless you have notified us by written request to apply the fixed account value and Variable Account value in different proportions. We must receive written request at our home office at least 30 days before the annuity commencement date.

We will make annuity payments under a Fixed or Variable Annuity Option on a monthly basis to the Annuitant or other properly-designated payee, unless we agree to a different payment schedule. If you name more than one person as an Annuitant, you may elect to name one of such persons to be the sole Annuitant as of the annuity commencement date. We reserve the right to change the frequency of any annuity payment so that each payment will be at least $50 ($20 in Texas).

The amount of each annuity payment will depend on (1) the amount of contract value applied to an annuity option, (2) the form of annuity selected, and (3) the age of the Annuitant. For information concerning the relationship between the Annuitant's sex and the amount of annuity payments, including special requirements in connection with employee benefits plans, see "Calculations of Annuity Payments" in the Statement of Additional Information. The Statement of Additional Information also contains detailed information about how the amount of each annuity payment is computed.

The dollar amount of any fixed annuity payments is specified during the entire period of annuity payments according to the provisions of the annuity option selected. The dollar amount of variable annuity payments varies during the Annuity Period based on changes in Annuity Unit values for the subaccounts that you choose to use in connection with your payments.

RELATIONSHIP BETWEEN SUBACCOUNT INVESTMENT PERFORMANCE AND AMOUNT OF VARIABLE ANNUITY PAYMENTS

The amount of an annuity payment depends on the average effective net investment return of a subaccount during the period since the preceding payment as follows:

    - if the return is HIGHER than 4% annually, the Annuity Unit value will INCREASE, and the second payment will be HIGHER than the first; and

    - if the return is LOWER than 4% annually, the Annuity Unit value will DECREASE, and the second payment will be LOWER than the first.

"Net investment return," for this purpose, refers to the subaccount's overall investment performance after deduction of the mortality and expense risk and administrative expense charges, which are assessed at an annual rate of 1.35%.

We guarantee that the amount of each variable annuity payment after the first payment will not be affected by variations in our mortality experience or our expenses.

TRANSFERS. A person receiving annuity payments may make up to four transfers a year among subaccounts. The current procedures for and conditions on these transfers are the same as we describe above under "Allocation of Purchase Payments and Contract Value--Transfers". We do not permit transfers from a Fixed Annuity Option during the Annuity Period.

ANNUITY OPTIONS

You may select an annuity option or change a previous selection by written request. We must receive your request at least 30 days before the annuity commencement date. You may select one annuity form, although payments under that form may be on a combination fixed and variable basis. If no annuity form selection is in effect on the annuity commencement date, we usually automatically apply Option B (described below), with payments guaranteed for ten years. However, federal pension law may require that we make default payments under certain retirement plans pursuant to plan provisions and/or federal law. Tax laws and regulations may impose further restrictions to assure that the primary purpose of the plan is distribution of the accumulated funds to the employee.

Your contract offers the following options for fixed and variable annuity payments. Under each of the options, we make payments as of the first Valuation Date of each monthly period, starting with the annuity commencement date.

OPTION A, LIFE ANNUITY. We do not make payments after the annuitant dies. It is possible for the annuitant to receive only one payment under this option, if the annuitant dies before the second payment is due.

OPTION B, LIFE ANNUITY WITH PAYMENTS GUARANTEED FOR 10 YEARS
TO 20 YEARS. We continue payments as long as the annuitant lives. If the annuitant dies before we have made all of the guaranteed payments, we continue installments of the guaranteed payments to the beneficiary.

OPTION C, JOINT AND FULL SURVIVOR ANNUITY. We continue payments as long as either the annuitant or the joint annuitant is alive. We stop payments when both the annuitant and the joint annuitant have died. It is possible for the payee or payees to receive only one payment under this option if both annuitants die before the second payment is due.

OPTION D, JOINT AND ONE-HALF CONTINGENT SURVIVOR ANNUITY. We continue payments as long as either the annuitant or the joint annuitant is alive. If the annuitant dies first, we continue payments to the joint annuitant at one-half the original amount. If the joint annuitant dies first, we continue payments to the annuitant at the original full amount. We stop payments when both the annuitant and the joint annuitant have died. It is possible for the payee or payees to receive only one payment under this option if both annuitants die before the second payment is due.

We also have other annuity options available. You can get information about them from your sales representative or by calling or writing to our home office.

DEATH OF ANNUITANT OR OTHER PAYEE

Under most annuity forms offered by us, the amounts, if any, payable on the death of the Annuitant during the Annuity Period are the continuation of annuity payments for any remaining guarantee period or for the life of any joint Annuitant. In all such cases, the person entitled to receive payments also receives any rights and privileges under the annuity form in effect.

Additional rules applicable to such distributions under Non-Qualified Contracts are described under "Federal Tax Matters--Required Distributions for Non-Qualified Contracts". Though the rules there described do not apply to contracts issued in connection with qualified plans, similar rules apply to the plans themselves.

CHARGES AND DEDUCTIONS

PREMIUM TAXES

We deduct state premium taxes as follows:

    - when imposed on purchase payments, we pay the amount on your behalf and deduct the amount from your contract value upon (1) our payment of surrender proceeds or death benefit or (2) annuitization of a contract, or

    - when imposed at the time annuity payments begin, we deduct the amount from your contract value.

Applicable premium tax rates depend upon your place of residence. Rates can change by legislation, administrative interpretations, or judicial acts.

CHARGES AGAINST THE VARIABLE ACCOUNT

MORTALITY AND EXPENSE RISK CHARGE. We assess each subaccount of the Variable Account with a daily charge for mortality and expense risk. This charge is a nominal annual rate of 1.25% of the average daily net assets of the Variable Account. It consists of approximately .8% for mortality risk and approximately
 .45% for expense risk. We guarantee not to increase this charge for the duration of the contract. This charge is assessed during both the Accumulation Period and the Annuity Period.

The mortality risk borne by us arises from our obligation to make annuity payments (determined in accordance with the annuity tables and other provisions contained in the contract) for the full life of all Annuitants regardless of how long all Annuitants or any individual Annuitant might live. In addition, we bear a mortality risk in that we guarantee to pay a death benefit upon the death of an Annuitant or owner prior to the annuity commencement date. We do not impose a surrender charge upon payment of a death benefit. This places a further mortality risk on us.

The expense risk we assume is that actual expenses incurred in connection with issuing and administering the contract will exceed the limits on administrative charges set in the contract.

We bear the loss if the administrative charges and the mortality and expense risk charge are insufficient to cover the expenses and costs assumed. Conversely, we profit if the amount deducted proves more than sufficient.

ADMINISTRATIVE EXPENSE CHARGE. We assess each subaccount of the Variable Account with a daily charge at an annual rate of .10% of the average daily net assets of the subaccount. We assess this charge during both the Accumulation Period and the Annuity Period. This charge helps cover administrative costs such as those incurred in issuing contracts, establishing and maintaining the records relating to contracts, making regulatory filings and furnishing confirmation notices, voting materials and other communications, providing computer, actuarial and accounting services, and processing contract transactions. There is no necessary relationship between the amount of administrative charges assessed on a given contract and the amount of expenses actually incurred for that contract.

TAX CHARGE

We currently impose no charge for taxes payable by us in connection with the contract, other than for applicable premium taxes. We reserve the right to impose a charge for any other taxes that may become payable by us in the future for the contracts or the Variable Account.

The annual administrative charge and charges against the Variable Account described above are for the purposes described. We may receive a profit as a result of these charges.

SURRENDER CHARGE

We do not deduct a sales charge from purchase payments. We deduct surrender charges on certain total or partial surrenders. We use the revenues from surrender charges to partially pay our expenses in the sale of the contracts, including (1) commissions, (2) promotional, distribution and marketing expenses, and (3) costs of printing and distribution of prospectuses and sales material.

FREE SURRENDERS. You can withdraw the following amounts from the contract without a surrender charge:

    - Any purchase payments that we received more than seven years before the surrender date and that you have not previously surrendered;

    - Any earnings that you have not previously surrendered;

    - In any contract year, up to 10% of the purchase payments that we received less than seven years before the surrender date (whether or not you have previously surrendered the purchase payments).

Earnings are deemed to be withdrawn first. After all earnings have been withdrawn, all purchase payments not subject to a surrender charge are deemed to be withdrawn. After all purchase payments not subject to a surrender charge have been withdrawn, all purchase payments subject to a surrender charge are deemed to be withdrawn.

We do not impose a surrender charge on (1) annuitization or (2) payment of a single sum because less than the minimum required contract value is available to provide an annuity at the annuity commencement date or (3) payment of any death benefit.

In addition, we have an administrative policy to waive surrender charges for full surrenders of contracts that have been in force for at least ten years if the amount then subject to the surrender charge is less than 25% of the contract value. We have offered these contracts since 1991. Therefore, we have made no waivers. We reserve the right to change or terminate this practice at any time, both for new and for previously issued contracts.

AMOUNT OF SURRENDER CHARGE. We only apply surrender charges if the amount being withdrawn exceeds the sum of the amounts listed above under "Free Surrenders" (that is, if the amount being withdrawn includes purchase payments made less than seven years prior to the surrender date). The surrender charges are:

    NUMBER OF YEARS        SURRENDER CHARGE
    SINCE PURCHASE        AS A PERCENTAGE OF
 PAYMENT WAS CREDITED      PURCHASE PAYMENT
-----------------------  ---------------------
      Less than 1                     7%
  At least 1 but less
         than 2                       6%
  At least 2 but less
         than 3                       5%
  At least 3 but less
         than 4                       4%
  At least 4 but less
         than 5                       3%
  At least 5 but less
         than 6                       2%
  At least 6 but less
         than 7                       1%
       7 or more                      0%

We anticipate the surrender charge will not be sufficient to cover our distribution expenses. To the extent that the surrender charge is insufficient, we will pay such costs from our general account assets. These assets will include any profit that we derive from the mortality and expense risk charge.

NURSING CARE/HOSPITALIZATION WAIVER OF SURRENDER CHARGES. We do not deduct surrender charges for a total or partial withdrawal:

    - after a covered person has been confined in a hospital or skilled health care facility for at least 60 consecutive days and the covered person continues to be confined in the hospital or skilled care facility when the request is made, or

    - within 60 days following a covered person's discharge from a hospital or skilled health care facility after confinement of at least 60 consecutive days.

Confinement must begin after the effective date of this provision.

Covered persons are the contract owner or owners and the spouse of any contract owner if the spouse is the Annuitant. We will not waive surrender charges when a confinement is due to (1) substance abuse, or (2) mental or personality disorders without a demonstrable organic disease. We consider a degenerative brain disease such as Alzheimer's Disease an organic disease.

We provide this nursing care/hospitalization waiver of surrender charges by means of a rider to the contract. This rider has not been approved in all states. When you apply for a contract, you should check with your Fortis Benefits representative to determine if this rider is available in your state.

MISCELLANEOUS

The Variable Account invests in shares of the portfolios. Therefore, the net assets of the Variable Account will reflect the investment advisory fees and certain other expenses incurred by the portfolios and described in their prospectus.

REDUCTION OF CHARGES

We will not impose a surrender charge under any contract owned by:

(A) Fortis, Inc. or its subsidiaries, and the following persons associated with such companies, if at the contract issue date they are:

(1)    officers and directors;

(2)    employees; or

(3) spouses of any such persons or any of such persons' children, grandchildren, parents, grandparents, or siblings--or spouses of any of these persons;

(B) Series Fund directors, officers, or their spouses (or such persons' children, grandchildren, parents or grandparents--or spouses of any such persons); and

(C) representatives or employees (or their spouses) of Fortis Investors (including agencies) or of other broker-dealers having a sales agreement with Fortis Investors (or such persons' children, grandchildren, parents, or grandparents--or spouses of any such persons).

GENERAL PROVISIONS

THE CONTRACTS

The entire contract includes any application, amendment, rider, endorsement, and revised contract pages. Only an officer of Fortis Benefits can agree to change or waive any provision of a contract. Any change or waiver must be in writing and signed by an officer of Fortis Benefits.

The contracts are non-participating and do not share in dividends or earnings of Fortis Benefits.

POSTPONEMENT OF PAYMENT

We may defer for up to 15 days the payment of any amount attributable to a purchase payment made by check to allow the check reasonable time to clear. For a description of other circumstances in which amounts payable out of Variable Account assets could be deferred, see "Postponement of Payments" in the Statement of Additional Information. We may also defer payment of surrender proceeds payable out of the fixed account for a period of up to 6 months.

MISSTATEMENT OF AGE OR SEX AND OTHER ERRORS

If the Annuitant's age or sex was misstated, we pay the amount that the purchase payments paid would have purchased at the correct age and sex. If we make any overpayment because of incorrect information about age or sex, or any other miscalculation, we deduct the overpayment from the next payment due. We add underpayments to the next payment. We credit or charge the amount of any adjustment with interest at the rate of 4% annually.

ASSIGNMENT

Owners and payees may assign their rights and interests under a Qualified Contract only in certain narrow circumstances referred to in the contract. Owners and other payees may assign their rights and interests under Non-Qualified Contracts, including their ownership rights.

We take no responsibility for the validity of any assignment. Owners and payees must make a change in ownership rights in writing and send it to our home office. The change will be effective on the date made, although we are not bound by a change until the date we record it.

The rights under a contract are subject to any assignment of record at our home office. An assignment or pledge of a contract may have adverse tax consequences. See below under "Federal Tax Matters".

BENEFICIARY

You may name or change a beneficiary or a contingent beneficiary before the annuity commencement date. You must send a written request of the change to Fortis Benefits. Certain retirement programs may require spousal consent to name or change a beneficiary. Applicable tax laws and regulations may limit the right to name a beneficiary other than the spouse. We are not responsible for the validity of any change. A change will take effect as of the date it is signed but will not affect any payment we make or action we take before receiving the written request. We also need the consent of any irrevocably named person before making a requested change.

Upon the death of an owner or Annuitant prior to the annuity commencement date the beneficiary will be deemed to be as follows:

    - If there is any surviving owner, the surviving owner will be the beneficiary (this overrides any other beneficiary designation).

    - If there is no surviving owner, the beneficiary will be the beneficiary designated by the owner.

    - If there is no surviving owner and no surviving beneficiary who has been designated by the owner, then the estate of the last surviving owner will be the beneficiary.

REPORTS

We will mail to the owner (or to the person receiving payments during the Annuity Period), at the last known address of record, any report and communication required by applicable law or regulation. You should therefore give us prompt written notice of any address change. This will include annual audited financial statements of the Series Fund, but not necessarily of the Variable Account or Fortis Benefits.

RIGHTS RESERVED BY FORTIS BENEFITS

We reserve the right to make certain changes if, in our judgment, they would best serve the interests of owners and Annuitants or would be appropriate in carrying out the purposes of the contracts. We will make any change only as permitted by applicable laws. We will obtain your approval of the changes and approval from any appropriate regulatory authority if required by law. Examples of the changes we may make include:

    - To operate the Variable Account in any form permitted under the Investment Company Act of 1940 or in any other form permitted by law.

    - To transfer any assets in any subaccount to another subaccount, or to one or more separate accounts, or to the fixed account; or to add, combine, or remove subaccounts in the Variable Account.

    - To substitute, for the portfolio shares held in any subaccount, the shares of another portfolio of Series Fund or the shares of another investment company or any other investment permitted by law.

    - To make any changes required by the Internal Revenue Code or by any other applicable law in order to continue treatment of the contract as an annuity.

    - To change the time or time of day at which a Valuation Date is deemed to have ended.

    - To make any other necessary technical changes in the contract in order to conform with any action the above provisions permit us to take, including to change the way we assess charges, but without increasing as to any then outstanding contract the aggregate amount of the types of charges that we have guaranteed.

DISTRIBUTION

Fortis Investors, Inc. ("Fortis Investors") is the principal underwriter of the contracts. The contracts will be sold by individuals who are licensed by state insurance authorities to sell the contracts of Fortis Benefits, and (1) are registered representatives of Fortis Investors, or (2) are registered representatives of other broker-dealer firms or (3) are representatives of other firms that are exempt from broker dealer regulation. Fortis Investors and any other broker-dealer firms are (1) registered with the Securities and Exchange Commission under the Securities Exchange Act of 1934 as broker-dealers, and (2) members of the National Association of Securities Dealers, Inc.

Fortis Investors will pay an allowance to its registered representatives and selling brokers in varying amounts. Fortis Investors does not expect the allowances under normal circumstances to exceed 6.25% of purchase payments plus a servicing fee of .25% of contract value per year, starting in the first contract year.

We and Fortis Investors may, under certain flexible compensation arrangements, pay lesser or greater selling allowances and larger or smaller service fees to its registered representatives and other broker dealer firms than as set forth above. However, in such case, such flexible compensation arrangements will have actuarial present values that are approximately equivalent to the amounts of the selling allowances and service fees set forth above. Additionally, registered representatives, broker-dealer firms and exempt firms may qualify for additional compensation based upon meeting certain production standards. Fortis Investors may charge back commissions paid to others if the contract upon which the commission was paid is surrendered or cancelled within certain specified time periods.

Fortis Benefits paid a total of $30,567,607, $30,705,769 and $32,874,801 to
Fortis Investors for annuity contract distribution services during 1996, 1997 and 1998, respectively, $7,631,629 of which in 1996, $5,091,431 in 1997 and
$5,389,151 in 1998 was not reallowed to other broker-dealers or exempt firms. In the distribution agreement, Fortis Benefits has agreed to indemnify Fortis Investors (and its agents, employees, and controlling persons) for certain damages and expenses, including those arising under federal securities laws.

Fortis Benefits or Fortis Investors may also provide additional compensation to broker-dealers in connection with sales of contracts. Compensation may include financial assistance to broker-dealers in connection with (1) conferences, (2) sales or training programs for their employees, (3) seminars for the public, (4) advertising, (5) sales campaigns regarding contracts, and (6) other broker-dealer sponsored programs or events. Compensation may also include trips taken by invited sales representatives and their family members to locations within or without the United States for business meetings or seminars. Fortis Benefits or Fortis Investors may pay travel expenses that arise from these trips.

See Note 12 to the Notes to Fortis Benefits' Financial Statements as to amounts it has paid to Fortis, Inc. for various services.

Fortis Investors is an indirect subsidiary of Fortis (NL)N.V. and Fortis (B). Fortis Investors is under common control with Fortis Benefits. Fortis Investors' principal business address is the same as that of our home office. Fortis Investors is not obligated to sell any specific amount of interests under the contracts. $110,000,000 of interests in the fixed account and an indefinite amount of interests in the Variable Account have been registered with the Securities and Exchange Commission.

FEDERAL TAX MATTERS

The following description is a general summary of the tax rules, primarily related to federal income taxes. These rules are based on laws, regulations and interpretations that are subject to change at any time. This summary is not comprehensive. We do not intend it as tax advice. Federal estate and gift tax considerations, as well as state and local taxes, may also be material. You should consult a qualified tax adviser as to the tax implications of taking any action under a contract or related retirement plan.

NON-QUALIFIED CONTRACTS

Section 72 of the Internal Revenue Code ("Code") governs the taxation of annuities in general. Neither you nor any other person may exclude or deduct purchase payments under Non-Qualified Contracts from gross income. However, you are not currently taxed, until receipt, on any increase in the accumulated value of a Non-Qualified Contract that results from (1) the investment performance of the Variable Account, or (2) interest credited to the fixed account. Owners who are not natural persons ARE taxed annually on any increase in the contract value subject to exceptions. You may wish to discuss this with your tax adviser.

The following discussion applies generally to contracts owned by natural persons.

In general, surrenders or partial withdrawals under contracts are taxed as ordinary income to the extent of the accumulated income or gain under the contract. If you assign or pledge any part of the value of a contract, you pay on the value so pledged or assigned to the same extent as a partial withdrawal.

With respect to annuity payment options, the tax consequences may vary depending on the option elected under the contract. Until the "investment in the contract" is recovered, generally only the portion of the annuity payment that represents the amount by which the contract value exceeds the "investment in the contract" will be taxed. In general, "investment in the contract" is the aggregate amount of purchase payments made. After recovery of an Annuitant's or other payee's "investment in the contract," the full amount of any additional annuity payments is taxable.

For variable annuity payments, in general, the taxable portion of each annuity payment (prior to recovery of the "investment in the contract") is the amount of the payment less the nontaxable portion. The nontaxable portion of each payment is the "investment in the contract" divided by the total number of expected annuity payments.

For fixed annuity payments, in general, prior to recovery of the "investment in the contract," there is no tax on the amount of each payment that bears the same ratio to that payment as the "investment in the contract" bears to the total expected value of the annuity payments for the term of the payments. However, the remainder of each annuity payment is taxable. The taxable portion of a distribution (in the form of an annuity or a single sum payment) is taxed as ordinary income.

For purposes of determining the amount of taxable income resulting from distributions, all contracts and other annuity contracts we or our affiliates issue to you within the same calendar year will be treated as if they were a single contract.

You, or any other payee, will pay a 10% penalty on the taxable portion of a "premature distribution." Generally, an amount is a "premature distribution" unless the distribution is:

    - made on or after you or another payee reach age 59 1/2, or is

    - made to a beneficiary on or after your death, or is

    - made upon your disability or that of another payee, or is

    - part of a series of substantially equal annuity payments for your life or life expectancy, or is

    - part of a series of substantially equal annuity payments for the life or life expectancy of you and your beneficiary.

Premature distributions may result, for example, from:

    - an early annuity commencement date

    - an early surrender or partial surrender of a contract

    - an assignment of a contract

    - the early death of an Annuitant other than you or another person receiving annuity payments under the contract

If you transfer ownership of a contract, or designate an Annuitant or payee other than yourself, you may have certain income or gift tax consequences that are beyond the scope of this discussion. If you are contemplating any transfer or assignment of a contract, you should contact a competent tax adviser.

REQUIRED DISTRIBUTIONS FOR NON-QUALIFIED CONTRACTS

In order that a Non-Qualified Contract be treated as an annuity contract for federal income tax purposes, Section 72(s) of the Code requires:

    - if any person receiving annuity payments dies on or after the annuity commencement date but prior to the time the entire interest in the contract has been distributed, the remaining portion of such interest will be distributed at least as rapidly as under the method of distribution being used as of the date of the person's death; and

    - if you die prior to the annuity commencement date, the entire interest in the contract will be distributed:

      - within five years after your death, or

      - as annuity payments that will begin within one year of your death and will be made over your designated beneficiary's life or over a period not extending beyond the life expectancy of that beneficiary.

However, if the owner's designated beneficiary is the surviving spouse, the surviving spouse may continue the contract as the new contract owner. Where the owner or other person receiving payments is not a natural person, the required distributions under Section 72(A) apply on the death of the primary Annuitant.

The Internal Revenue Service has not issued regulations interpreting the requirements of Section 72(s) (although it has issued proposed regulations interpreting similar requirements for qualified plans). We intend to review and modify the contract if necessary to ensure that it complies with the requirements of Section 72(s) when clarified by regulation or otherwise.

Generally, the above requirements will be satisfied with a single sum payment where the death occurs prior to the annuity commencement date. A single sum payment will be subject to proof of the owner's death. The beneficiary, however, may elect by written request to receive an annuity option instead of a lump sum payment. However, if the election is not made within 60 days of the date the single sum death benefit otherwise becomes payable, the IRS may disregard the election for tax purposes and tax the beneficiary as if a single sum payment had been made.

QUALIFIED CONTRACTS

The contracts may be used with several types of tax-qualified plans. The tax rules applicable to owners, Annuitants, and other payees vary according to the type of plan and the terms and conditions of the plan itself. In general, purchase payments made under a tax qualified plan on your behalf are excludable from your gross income during the Accumulation Period. The portion, if any, of any purchase payment that is not excluded from your gross income during the Accumulation Period constitutes your "investment in the contract".

When annuity payments begin, you will receive back your "investment in the contract" if any, as a tax-free return of capital. The Code provides which portion of each payment is taxable and which portion is tax free. These rules may vary depending on the type of tax qualified plan.

The contracts are available in connection with the following types of retirement plans:

    - Section 403(b) annuity plans for employees of certain tax-exempt organizations and public education institutions;

    - Section 401 or 403(a) qualified pension, profit-sharing, or annuity plans;

    - Individual retirement annuities ("IRAs") under Section 408(b);

    - Simplified employee pension plans ("SEPs") under Section 408(k);

    - SIMPLE IRA Plans under Section 408(p); and

    - Section 457 unfunded deferred compensation plans of tax-exempt organizations and private employer unfunded deferred compensation plans. The tax implications of these plans are further discussed in the Statement of Additional Information under the heading "Taxation Under Certain Retirement Plans".

WITHHOLDING

Annuity payments and other amounts received under contracts are subject to income tax withholding unless the recipient elects not to have taxes withheld. The amounts withheld will vary among recipients depending on the tax status of the individual and the type of payments from which taxes are withheld.

Despite the recipient's election, the Code may require withholding from certain payments outside the United States. The Code may also require withholding from certain distributions from certain types of qualified retirement plans, unless the proceeds are transferred directly from the qualified plan to another qualified retirement plan. Moreover, special "backup withholding" rules may require us to disregard the recipient's election if the recipient fails to supply us with a "TIN" or taxpayer identification number (social security number for individuals), or if the Internal Revenue Service notifies us that the TIN provided by the recipient is incorrect.

PORTFOLIO DIVERSIFICATION

The United States Treasury Department has adopted regulations under Section 817(h) of the Code that set forth diversification requirements for investments underlying Non-Qualified Contracts. We believe that the investments will satisfy these requirements. Failure to do so would result in immediate taxation to you or another person of all income credited to Non-Qualified Contracts. Also, current regulations do not provide guidance as to any circumstances in which control over allocation of values among different investment alternatives may cause you or another person receiving annuity payments to be treated as the owners of Variable Account assets for tax purposes. We reserve the right to amend the contracts in any way necessary to avoid any such result. The Treasury Department may establish standards in this regard through regulations or rulings. Such standards may apply only prospectively, although retroactive application is possible if the Treasury Department considered such standards not to embody a new position.

CERTAIN EXCHANGES

Section 1035 of the Code provides generally that no gain or loss will be recognized under the exchange of a life insurance or annuity contract for an annuity contract. Thus, a properly completed exchange pursuant to the special annuity contract exchange form we provide for this purpose is not generally a taxable event under the Code. Moreover, your investment in the contract will be the same as your investment in the product you exchanged out of.

Because of the complexity of these and other tax aspects in connection with an exchange, you should consult a tax adviser before making any exchange.

TAX LAW RESTRICTIONS AFFECTING SECTION 403(b) PLANS

     Section 403(b)(11) of the Internal Revenue Code restricts the distribution under Section 403(b) annuity contracts of:

(1)  elective contributions made for years beginning after December 31, 1988;

(2)  earnings on those contributions; and

(3)  earnings on amounts held as of December 31, 1988.

Distribution of these amounts may only occur upon death of the employee, attainment of age 59 1/2, separation from service, disability, or financial hardship. In addition, we may not distribute income attributable to elective contributions made after December 31, 1988.

FURTHER INFORMATION ABOUT FORTIS BENEFITS

GENERAL

We offer and sell insurance products, including fixed and variable life insurance policies, fixed and variable annuity contracts, and group life, accident and health insurance policies. We market our products to small business and individuals through a national network of independent agents, brokers, and financial institutions.

OWNERSHIP OF SECURITIES

All of Fortis Benefits' outstanding shares are owned by Fortis Insurance, 515 West Wells, Milwaukee, Wisc. 53201, which is itself wholly owned by Fortis, Inc., One Chase Manhattan Plaza, New York, N.Y. 10005. Fortis, Inc., in turn, is wholly owned by Fortis International, Inc., which is wholly owned by AMEV/VSB 1990 N.V., both of which share the same address with Fortis (NL) N.V., Archimedeslaan 10, 3584 BA, Utrecht, The Netherlands. AMEV/VSB 1990 N.V. is 50% owned by Fortis (NL)N.V. and 50% owned, through certain subsidiaries, by Fortis
(B), Boulevard Emile Jacqmain 53, 1000 Brussels, Belgium.

SELECTED FINANCIAL DATA

The following is a summary of certain financial data of Fortis Benefits. This summary has been derived in part from the financial statements of Fortis Benefits included elsewhere in this prospectus. You should read the following along with these financial statements.

                                                                              YEAR ENDED DECEMBER 31,
                                                             ----------------------------------------------------------
                      (IN THOUSANDS)                            1998        1997        1996        1995        1994
                                                             ----------  ----------  ----------  ----------  ----------
INCOME STATEMENT DATA
  Premiums and policy charges..............................  $1,299,770  $1,238,006  $1,295,878  $1,232,329  $1,022,446
  Net investment income....................................     234,043     228,724     206,023     203,537     162,514
  Net realized gains (losses) on investment................      52,404      41,101      25,731      55,080     (28,815)
  Other income.............................................      44,671      36,458      31,725      33,085      35,958
                                                             ----------  ----------  ----------  ----------  ----------
    TOTAL REVENUES.........................................  $1,630,888  $1,544,289  $1,559,357  $1,524,031  $1,192,103
                                                             ----------  ----------  ----------  ----------  ----------
                                                             ----------  ----------  ----------  ----------  ----------
  Total benefits and expenses..............................  $1,538,604  $1,442,059  $1,470,066  $1,442,270  $1,157,651
  Federal Income taxes.....................................      30,402      35,120      31,099      27,891      11,595
  Net income...............................................      61,882      67,110      58,192      53,870      22,857

BALANCE SHEET DATA
  Total assets.............................................  $7,598,196  $6,819,484  $5,951,876  $5,143,012  $4,043,914
  Total liabilities........................................   6,712,728   5,939,378   5,171,203   4,431,914   3,569,717
  Total shareholder's equity...............................     885,468     880,106     780,673     711,098     474,197

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

1998 COMPARED TO 1997

REVENUES

The Company's major products are group disability and dental, group medical, group life, and annuity and individual life insurance coverages sold through a network of independent agents and brokers. 1998 total group disability and dental, group medical, group life, and annuity and individual life premiums represented 38%, 36%, 19% and 7% respectively of total premium in 1998 and 34%, 38%, 21% and 7% respectively in 1997. Strong group sales over the last three quarters of 1997 and throughout 1998, in both the long term disability and dental products is the primary reason for the increase in group disability and dental premium. Additionally, short term disability products had a larger than usual upswing in sales during the second and third quarters of 1998. The decrease in group medical premium is the result of a decision in 1996 to discontinue new sales of certain medical products coupled with higher than normal lapses of current medical business.

The Company continues to match investment portfolio composition to liquidity needs and capital requirements. Changes in interest rates during 1998 and 1997 resulted in recognition of realized gains and losses.

BENEFITS

The total year-to-date policyholder benefit to premium ratio remained relatively flat increasing to 83% in 1998 from 82% in 1997. The group disability and dental, group medical, group life, and annuity and individual life benefit to premium ratios for the year ended December 31, were 83%, 85%, 73% and 108% respectively in 1998 and 82%, 77%, 76% and 124% respectively in 1997. The group medical business experienced a higher premium to benefit ratio due to higher incurred benefits than anticipated. Group life experienced favorable year-to-date experience in 1998 compared to 1997. The annuity and individual life business also experienced lower mortality experience in 1998 compared to 1997, in addition to higher interest crediting on the Company's steadily increasing policy base of interest sensitive and investment products.

EXPENSES

The Company's general and administrative expense to premium ratio has increased slightly to 23% in 1998, up from 22% in 1997. Commission rates remained level from 1997 to 1998.

YEAR 2000

INTRODUCTION. The Company relies heavily on information technology ("IT") systems to conduct its business. These IT systems include both internally developed and vendor-supplied systems. The Company also has business relationships with numerous entities including but not limited to financial institutions, financial intermediaries, third party administrators and other critical vendors as well as regulators and customers. These entities are themselves reliant on their IT systems to conduct their businesses. Therefore, there is a supply chain of dependency among and between all involved entities.

STATE OF READINESS. In 1997, the Fortis parent company organized a multi-disciplinary Year 2000 Project Team ("Team"). The Company is a part of the Team. The Team consists of employees at each subsidiary, audit, legal and outside consultants. The Team has developed and is currently executing a comprehensive plan designed to make the Company's IT systems Year 2000 ready. The plan covers four stages including (i) inventory, (ii) assessment, (iii) programming, and (iv) testing and certification. The Company has completed the inventory stage for its internal hardware, software and telecommunications systems (mainframe and client/server applications). The assessment process is also complete and the Company is utilizing both internal and external resources to reprogram or replace the systems where necessary, and testing the applications for Year 2000 readiness. Programming, testing and certification of these systems and applications are targeted for completion by the end of 1999.

COSTS. The cost of the Company portion of the Year 2000 project is estimated at $27.7 million (pre-tax) and is being funded through operating cash flows. Total Year 2000 project costs are based on management's best estimates, which were derived utilizing numerous assumptions of future events, including the continued availability of certain resources, third party modification plans and other factors. Costs to upgrade and replace systems in the normal course of business are not included in this estimate. As of December 31, 1998, approximately $15.5 million (pre-tax) had already been expensed. The Company believes that its Year 2000 project generally is on schedule.

RISKS. The Company is attempting to limit the potential impact of the Year 2000 by monitoring the progress of its own Year 2000 project and those of its critical external relationships and by developing contingency/recovery plans. The Company cannot guarantee that it will be able to identify and/or resolve all of its Year 2000 issues. Any critical unresolved Year 2000 issues at the Company or its external relationships, however, could have a material adverse effect on the Company's results of operations, liquidity or financial condition. If the Company's Year 2000 issues were unresolved, potential consequence would include, among other possibilities, the inability to accurately and timely process benefit claims, update customer's accounts, process financial transactions, bill customers, assess exposure to risks, determine liquidity requirements or report accurate data to management, shareholders, customers, regulators and others as well as business interruptions or shutdowns, financial losses, harm to its reputation, increased scrutiny by regulators and litigation related to Year 2000 issues.

CONTINGENCY PLANS. Consistent with prudent due diligence efforts, the Company has defined contingency plans aimed at ensuring the continuity of critical business functions before and after December 31, 1999, should there be an unexpected system failure. The Company has developed plans that are designed to reduce the negative impact on Fortis, and provide methods of returning to normal operations, if failure occurs.

1997 COMPARED TO 1996

FINANCIAL POSITION

Total invested assets of Fortis Benefits Insurance Company (the "Company") increased to $3.3 billion in 1997 compared to $3.1 billion in 1996. As of December 31, 1997, 96% of the Company's fixed maturity securities consisted of investment grade bonds. Mortgage loans represent 18.1% of total invested assets compared to 18.9% in 1996. The Company believes that adequate reserves have been established for potential delinquencies and foreclosures. The mortgage loan portfolio consists generally of small loans on commercial properties, dispersed throughout the United States. The Company's delinquency and foreclosure rate are well below industry averages.

RESULTS OF OPERATIONS

REVENUES

The Company's major products are group medical, group disability and dental, group life, and annuity and individual life insurance coverages sold through a network of independent agents and brokers. Total group medical, group disability and dental, group life, and annuity and individual life premiums represented 37%, 35%, 21% and 7% respectively of total premium in 1997 and 45%, 30%, 19% and 6% respectively in 1996. The decrease in group medical premium is the result of a decision in 1996 to discontinue new sales of certain medical products.

The Company continues to match investment portfolio composition to liquidity needs and capital requirements. Changes in interest rates during 1997, 1996, and 1995 resulted in recognition of realized gains and losses.

BENEFITS

Policyholder benefit to premium ratio decreased from 84% in 1996 to 82% in 1997, as a result of general improved experience. The primary improvement was in the group life business which experienced these mortality declines consistently throughout 1997. Annuity and individual life also experienced lower mortality experience in 1997 in addition to higher interest crediting on the Company's steadily increasing policy base of interest sensitive and investment products. Group medical, group disability and dental, group life, and annuity and individual life benefit to premium ratio was 77%, 82%, 76% and 124% respectively in 1997 and 78%, 84%, 86%, and 131% respectively in 1996.

EXPENSES

The Company's general and administrative expense to premium ratio has increased in 1997 to 22% from 19% in 1996. Enabling the application systems to be Year 2000 compliant and managed dental initiatives are the primary reasons for this increase. Included in the managed dental initiative expense is an $13.5 million write-off of the expenses incurred on behalf of a company that provides the managed care services.

Commission rates have increased from the levels in 1996. This is primarily due to changes in the mix of business by product lines as well as the change in first year versus renewal premiums.

LIQUIDITY AND CAPITAL RESOURCES

The market value of cash, short-term investments and publicly traded bonds and stocks is at least equal to all policyholder reserves and liabilities. The Company's portfolio is readily marketable and convertible to cash to a degree sufficient to provide for short-term needs. The Company consistently monitors its liability durations and invests assets accordingly. The Company has no material commitments or off-balance sheet financing arrangements which would reduce sources of funds in the upcoming year.

The National Association of Insurance Commissioners has implemented risk-based capital standards to determine the capital requirements of a life insurance company based upon the risks inherent in its operations. These standards require the computation of a risk-based capital amount which is then compared to a company s actual total adjusted capital. Based upon current calculation using these risk-based capital standards, the Company's percentage of total adjusted capital is in excess of ratios which would require regulatory attention.

The Company's fixed maturity investments consisted of 96% investment grade bonds as of December 31, 1998 and the Company does not expect this percentage to change significantly in the future.

MARKET RISK

Interest rate risk is the Company's primary market risk exposure. Substantial and sustained increases and decreases in market interest rates can affect the profitability of insurance products and market value of investments. The yield realized on new investments generally increases or decreases in direct relationship with interest rate changes. The market value of the Company's fixed maturity and mortgage loan portfolios generally increases when interest rates decrease, and decreases when interest rates increase.

Interest rate risk is monitored and controlled through asset/liability management. As part of the risk management process, different economic scenarios are modeled, including cash flow testing required for insurance regulatory purposes, to determine that existing assets are adequate to meet projected liability cash flows. A major component of the Company's asset/liability management program is structuring the investment portfolio with cash flow characteristics consistent with the cash flow characteristics of the Company's insurance liabilities.

The Company uses computer models to perform simulations of the cash flow generated from existing insurance policies under various interest rate scenarios. Information from these models is used in the determination of interest crediting strategies and investment strategies. The asset/liability management discipline includes strategies to minimize exposure to loss as market interest rates change. On the basis of these analyses, management believes there is no material solvency risk to the Company with respect to interest rate movements up or down of 100 basis points from year end levels.

Equity market risk exposure is not significant. Equity investments in the general account are not material enough to threaten solvency and contractowners bear the investment risk related to the variable products. Therefore, the risks associated with the investments supporting the variable separate accounts are assumed by contractowners, not by the Company. The Company provides certain minimum death benefits that depend on the performance of the variable separate accounts. Currently the majority of these death benefit risks are reinsured which then protects the Company from adverse mortality experience and prolonged capital market decline.

VOTING PRIVILEGES

In accordance with our view of current applicable law, we will vote shares of each of the portfolios attributable to a contract at regular and special meetings of the shareholders of the portfolios. We will vote those shares in proportion to instructions we receive from the persons having the voting interest in the contract as of the record date for the corresponding portfolio shareholders meeting. Owners have the voting interest during the Accumulation Period, persons receiving annuity payments have the voting interest during the Annuity Period, and beneficiaries have the voting interest after the death of the Annuitant or owner. However, if the Investment Company Act of 1940 or any rules thereunder should be amended or if the present interpretation thereof should change, and as a result we determine that we are permitted to vote shares of the portfolios in our own right, we may elect to do so.

We determine the number of shares of a portfolio attributable to a contract as follows:

    - During the Accumulation Period, we divide the amount of contract value in a subaccount by the net asset value of one share of the portfolio corresponding to that subaccount. We make this calculation as of the record date for the applicable portfolio.

    - During the Annuity Period, or after the death of the Annuitant or owner, we make a similar calculation. However, for subaccount value we use the liability for future variable annuity payments allocable to that subaccount as of the record date for the applicable portfolio. We calculate the liability for future variable annuity payments on the basis of the following on the record date:

-       mortality assumptions,

- the assumed interest rate used in determining the number of Annuity Units under the contract, and

-       the applicable Annuity Unit value

During the Annuity Period, the number of votes attributable to a contract will generally decrease since funds set aside to make the annuity payments will decrease.

We will vote shares for which we have not received timely instructions, and any shares attributable to excess amounts we have accumulated in the related subaccount, in proportion to the voting instructions which we receive for all contracts and other variable annuity contracts participating in a portfolio. To the extent that we or any affiliated company holds any shares of a portfolio, those shares will be voted in the same proportion as instructions for that portfolio from all our policy holders holding voting interests in that portfolio. Shares held by separate accounts other than the Variable Account will in general be voted in accordance with instructions of owners in such other separate accounts. This diminishes the relative voting influence of the contracts.

Each person having a voting interest in a subaccount of the Variable Account will receive proxy material, reports and other materials relating to the appropriate portfolio. Under the procedures described above, these persons may give instructions regarding:

    - the election of the Board of Directors of the portfolios,

    - ratification of the selection of a portfolio's independent auditors,

    - the approval of the investment managers of a portfolio,

    - changes in fundamental investment policies of a portfolio, and

    - all other matters that are put to a vote of portfolio shareholders

YEAR 2000 ISSUES

At Fortis Benefits, we use computer systems to process policy transactions and valuations. We need to adjust these computer systems so that we may continue to administer policies after the Year 2000. Fortis Benefits is devoting all resources necessary to make these systems modifications, and we expect that the necessary changes will be completed on time, with no disruption to our policy servicing operations. However, as with most system conversion projects, risks and uncertainties exist. In part, this is due to our necessary reliance on third party vendors. Nonperformance by any of these entities, or other unforeseen circumstances, could have a material adverse impact on our ability to service policies. As such, we are closely monitoring these entities to avoid any unforeseen circumstances. See the Note entitled "Year 2000" in the Fortis Benefits Financial Statements.

LEGAL MATTERS

David A. Peterson, Esquire, Vice President and Assistant General Counsel with our legal department has passed on the legality of the contracts described in this prospectus. Messrs. Freedman, Levy, Kroll & Simonds, Washington, D.C., have advised Fortis Benefits on certain federal securities law matters.

OTHER INFORMATION

We have filed Registration Statements with the Securities and Exchange Commission under the Securities Act of 1933 as amended, with respect to the contracts discussed in this prospectus. We have not included in the prospectus all of the information set forth in the Registration Statement, amendments, and exhibits thereto. We intend statements contained in this prospectus about the content of the contracts and other legal instruments to be summaries. For a complete statement of the terms of these documents, you should refer to the instruments filed with the Securities and Exchange Commission.

A Statement of Additional Information is available upon request. Its contents are as follows:

CONTENTS OF STATEMENT OF ADDITIONAL INFORMATION

Fortis Benefits and the Variable Account..............................
Calculation of Annuity Payments.......................................
Postponement of Payments..............................................
Services..............................................................
-Safekeeping of Variable Account Assets...............................
-Experts..............................................................
-Principal Underwriter................................................
Taxation Under Certain Retirement Plans...............................
Withholding...........................................................
Other Information.....................................................
Variable Account Financial Statements.................................
APPENDIX A--Performance Information...................................

FORTIS BENEFITS FINANCIAL STATEMENTS

The financial statements of Fortis Benefits that are included in this prospectus should be considered primarily as bearing on our ability to meet our obligations under the contracts. The contracts are not entitled to participate in our earnings, dividends, or surplus.

REPORT OF INDEPENDENT AUDITORS

The Board of Directors
Fortis Benefits Insurance Company

We have audited the accompanying balance sheets of Fortis Benefits Insurance Company, an indirect, wholly-owned subsidiary of Fortis (B) and Fortis (NL) N.V., as of December 31, 1998 and 1997, and the related statements of income, changes in shareholder's equity and cash flows for each of the three years in the period ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Fortis Benefits Insurance Company at December 31, 1998 and 1997, and the results of its operations and its cash flows for each of three years in the period ended December 31, 1998, in conformity with generally accepted accounting principles.

                                                    /s/ Ernst & Young, LLP
February 19, 1999
Minneapolis, MN

BALANCE SHEETS
FORTIS BENEFITS INSURANCE COMPANY
(IN THOUSANDS, EXCEPT SHARE DATA)

                                                                     DECEMBER 31
                                                              -------------------------
                                                                 1998          1997
                                                              -----------   -----------
ASSETS
Investments:
  Fixed maturities, at fair value (amortized cost
   1998--$2,315,904; 1997--$2,325,589)......................  $ 2,402,343   $ 2,415,915
  Equity securities, at fair value (cost 1998--$141,947;
   1997--$88,719)...........................................      157,851       109,832
  Mortgage loans on real estate, less allowance for possible
   losses (1998 and 1997--$11,085)..........................      610,131       602,064
  Policy loans..............................................       74,950        68,566
  Short-term investments....................................       31,868        70,537
  Real estate and other investments.........................       56,297        55,035
                                                              -----------   -----------
                                                                3,333,440     3,321,949

Cash and cash equivalents...................................          668         9,901

Receivables:
  Uncollected premiums......................................       61,883        74,220
  Reinsurance recoverable on unpaid and paid losses.........       14,853        13,852
  Other.....................................................       17,641        19,762
                                                              -----------   -----------
                                                                   94,377       107,834
Accrued investment income...................................       42,831        47,376
Deferred policy acquisition costs...........................      331,938       291,742
Property and equipment at cost, less accumulated
 depreciation...............................................       30,712        42,773
Deferred federal income taxes...............................       17,904        15,037
Other assets................................................        3,923         4,250
Assets held in separate accounts............................    3,742,403     2,978,622
                                                              -----------   -----------
TOTAL ASSETS................................................  $ 7,598,196   $ 6,819,484
                                                              -----------   -----------
                                                              -----------   -----------

                            See accompanying notes.

FORTIS BENEFITS INSURANCE COMPANY
(IN THOUSANDS, EXCEPT SHARE DATA)

                                                                     DECEMBER 31
                                                              -------------------------
                                                                 1998          1997
                                                              -----------   -----------
POLICY RESERVES, LIABILITIES AND SHAREHOLDER'S EQUITY
POLICY RESERVES AND LIABILITIES:
  Future policy benefit reserves:
    Traditional life insurance..............................  $   450,776   $   449,017
    Interest sensitive and investment products..............    1,238,125     1,264,227
    Accident and health.....................................      861,334       792,249
                                                              -----------   -----------
                                                                2,550,235     2,505,493
  Unearned revenues.........................................       13,393        10,653
  Other policy claims and benefits payable..................      255,350       260,596
  Policyholder dividends payable............................        8,189         8,197
                                                              -----------   -----------
                                                                2,827,167     2,784,939

  Debt......................................................       20,141        26,433
  Accrued expenses..........................................       57,860        49,909
  Current income taxes payable..............................        4,168        10,549
  Other liabilities.........................................       86,226       113,222
  Due to affiliates.........................................        9,479         6,925
  Liabilities related to separate accounts..................    3,707,687     2,947,401
                                                              -----------   -----------
TOTAL POLICY RESERVES AND LIABILITIES.......................    6,712,728     5,939,378

COMMITMENTS AND CONTINGENCIES
SHAREHOLDER'S EQUITY:
  Common Stock, $5 par value:
    Authorized, issued and outstanding shares--1,000,000....        5,000         5,000
  Additional paid-in capital................................      468,000       468,000
  Retained earnings.........................................      344,605       332,723
  Accumulated other comprehensive income....................       67,863        74,383
                                                              -----------   -----------
TOTAL SHAREHOLDER'S EQUITY..................................      885,468       880,106
                                                              -----------   -----------
TOTAL POLICY RESERVES, LIABILITIES AND SHAREHOLDER'S
 EQUITY.....................................................  $ 7,598,196   $ 6,819,484
                                                              -----------   -----------
                                                              -----------   -----------

                            See accompanying notes.

FORTIS BENEFITS INSURANCE COMPANY
STATEMENTS OF INCOME
(IN THOUSANDS)

                                                                                     YEAR ENDED DECEMBER 31
                                                                                 -------------------------------
                                                                                   1998       1997       1996
                                                                                 ---------  ---------  ---------
REVENUES
  Insurance operations:
    Traditional life insurance premiums........................................  $ 260,567  $ 269,540  $ 258,496
    Interest sensitive and investment product policy charges...................     85,551     77,429     63,336
    Accident and health insurance premiums.....................................    953,652    891,037    974,046
                                                                                 ---------  ---------  ---------
                                                                                 1,299,770  1,238,006  1,295,878
  Net investment income........................................................    234,043    228,724    206,023
  Net realized gains on investments............................................     52,404     41,101     25,731
  Other income.................................................................     44,671     36,458     31,725
                                                                                 ---------  ---------  ---------
    TOTAL REVENUES.............................................................  1,630,888  1,544,289  1,559,357

BENEFITS AND EXPENSES
  Benefits to policyholders:
    Traditional life insurance.................................................    189,337    204,497    220,227
    Interest sensitive investment products.....................................     96,178    103,077     90,358
    Accident and health claims.................................................    798,036    707,113    778,439
                                                                                 ---------  ---------  ---------
                                                                                 1,083,551  1,014,687  1,089,024

Policyholder dividends.........................................................      3,486      2,935      4,169
Amortization of deferred policy acquisition costs..............................     33,365     43,931     39,325
Insurance commissions..........................................................    118,710    107,378     94,723
General and administrative expenses............................................    299,492    273,128    242,825
                                                                                 ---------  ---------  ---------
    TOTAL BENEFITS AND EXPENSES................................................  1,538,604  1,442,059  1,470,066
                                                                                 ---------  ---------  ---------
Income before federal income taxes.............................................     92,284    102,230     89,291
Federal income taxes...........................................................     30,402     35,120     31,099
                                                                                 ---------  ---------  ---------
NET INCOME.....................................................................  $  61,882  $  67,110  $  58,192
                                                                                 ---------  ---------  ---------
                                                                                 ---------  ---------  ---------

                            See accompanying notes.

STATEMENTS OF CHANGES IN SHAREHOLDER'S EQUITY
FORTIS BENEFITS INSURANCE COMPANY
(IN THOUSANDS)

                                                                                                                 ACCUMULATED
                                                                                 ADDITIONAL                         OTHER
                                                                    COMMON        PAID-IN        RETAINED       COMPREHENSIVE
                                                     TOTAL          STOCK         CAPITAL        EARNINGS       (LOSS) INCOME
                                                  ------------   ------------   ------------   -------------   ---------------
Balance, January 1, 1996........................     $ 711,098      $  5,000       $408,000        $207,421       $ 90,677
  Comprehensive income (loss):
    Net income..................................        58,192            --             --          58,192             --
    Change in unrealized gains (losses) on
     investments, net...........................       (48,617)           --             --              --        (48,617)
                                                  ------------
  Total Comprehensive income (loss).............         9,575
  Additional paid-in capital....................        60,000            --         60,000              --             --
                                                  ------------        ------    ------------   -------------       -------
Balance, December 31, 1996......................       780,673         5,000        468,000         265,613         42,060
  Comprehensive income:
    Net income..................................        67,110            --             --          67,110             --
    Change in unrealized gains (losses) on
     investments, net...........................        32,323            --             --              --         32,323
                                                  ------------        ------    ------------   -------------       -------
  Total Comprehensive income....................        99,433
                                                  ------------
Balance, December 31, 1997......................       880,106         5,000        468,000         332,723         74,383
  Comprehensive income (loss):
    Net income..................................        61,882            --             --          61,882             --
    Change in unrealized gains (losses) on
     investments, net...........................        (6,520)           --             --              --         (6,520)
                                                  ------------
  Total Comprehensive income (loss).............        55,362
  Dividend......................................       (50,000)           --             --         (50,000)            --
                                                  ------------        ------    ------------   -------------       -------
Balance, December 31, 1998......................     $ 885,468      $  5,000       $468,000        $344,605       $ 67,863
                                                  ------------        ------    ------------   -------------       -------
                                                  ------------        ------    ------------   -------------       -------

                            See accompanying notes.

STATEMENTS OF CASH FLOWS
FORTIS BENEFITS INSURANCE COMPANY
(IN THOUSANDS)

                                                                                         YEAR ENDED DECEMBER 31
                                                                                  -------------------------------------
                                                                                     1998         1997         1996
                                                                                  -----------  -----------  -----------
OPERATING ACTIVITIES
  Net income....................................................................  $    61,882  $    67,110  $    58,192
  Adjustments to reconcile net income to net cash provided by operating activities:
    Increase (decrease) in future policy benefit reserves for traditional,
     interest sensitive and acc and health policies.............................      106,135       (2,496)      26,193
    (Decrease) increase in other policy claims and benefits and policyholder
     dividends payable..........................................................       (2,514)      68,070       18,638
    Provision for deferred federal income taxes.................................          417       (6,449)      (1,094)
    (Decrease) increase in income taxes payable.................................       (6,381)      (6,875)      12,049
    Amortization of deferred policy acquisition costs...........................       33,365       43,931       39,325
    Policy acquisition costs deferred...........................................      (73,147)     (69,694)     (66,515)
    Provision for mortgage loan losses..........................................           --        1,388        1,344
    Provision for depreciation..................................................       12,409       14,351       17,312
    Write-off of investment.....................................................           --        3,000           --
    Amortization of investment (discounts) premiums, net........................       (3,200)        (466)       1,821
    Change in receivables, accrued investment income, unearned premiums, accrued
     expenses and other liabilities.............................................       (4,455)      (2,720)      38,614
    Net realized gains on investments...........................................      (52,404)     (41,101)     (25,731)
    Other.......................................................................          169      (12,496)        (261)
                                                                                  -----------  -----------  -----------
        NET CASH PROVIDED BY OPERATING ACTIVITIES...............................       72,276       55,553      119,887

INVESTING ACTIVITIES
  Purchases of fixed maturity investments.......................................   (2,380,511)  (3,611,770)  (2,778,352)
  Sales and repayments of fixed maturity investments............................    2,428,207    3,378,898    2,652,887
  Decrease (increase) in short-term investments.................................       38,669      112,280      (29,318)
  Purchases of other investments................................................     (408,998)    (209,771)    (210,182)
  Sales of other investments....................................................      352,873      205,084      163,569
  Purchases of property and equipment...........................................         (356)      (4,242)     (10,992)
  Other.........................................................................           --         (617)          --
                                                                                  -----------  -----------  -----------
        NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES.....................       29,884     (130,138)    (212,388)

FINANCING ACTIVITIES
  Activities related to investment products:
    Considerations received.....................................................      215,693      200,760      128,446
    Surrenders and death benefits...............................................     (326,457)    (190,361)    (125,274)
    Interest credited to policyholders..........................................       49,371       53,613       49,802
  Dividend......................................................................      (50,000)          --           --
  Additional paid-in capital from shareholder...................................           --           --       60,000
                                                                                  -----------  -----------  -----------
        NET CASH (USED IN) PROVIDED BY FINANCING ACTIVITIES.....................     (111,393)      64,012      112,974
                                                                                  -----------  -----------  -----------
(Decrease) increase in cash and cash equivalents................................      ( 9,233)     (10,573)      20,473
        CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR..........................        9,901       20,474            1
                                                                                  -----------  -----------  -----------
        CASH AND CASH EQUIVALENTS AT END OF YEAR................................  $       668  $     9,901  $    20,474
                                                                                  -----------  -----------  -----------
                                                                                  -----------  -----------  -----------
NON CASH ACTIVITY
  Investment acquired through issuance of debt..................................  $    11,948  $    18,100           --
                                                                                  -----------  -----------  -----------

                            See accompanying notes.

NOTES TO FINANCIAL STATEMENTS
FORTIS BENEFITS INSURANCE COMPANY

DECEMBER 31, 1998

1.  NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF OPERATIONS

Fortis Benefits Insurance Company (the Company) is an indirect, wholly-owned subsidiary of Fortis (B) and Fortis (NL) N.V. The Company is incorporated in Minnesota and distributes its products in all states except New York. To date, the majority of the Company's revenues have been derived from group employee benefits products and the remainder from individual life and annuity products.

BASIS OF STATEMENT PRESENTATION

During 1998, the Company adopted Statement of Financial Accounting Standards Board (SFAS) 130, REPORTING COMPREHENSIVE INCOME. SFAS 130 establishes new rules for the reporting and display of comprehensive income and its components; however, the adoption of this SFAS had no impact on the Company's net income or shareholder's equity. SFAS 130 requires unrealized gains or losses on the Company's available-for-sale securities, which prior to adoption were reported separately in shareholder's equity, to be included in other comprehensive income. Prior year financial statements have been reclassified to conform to the requirements of SFAS 130.

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

The Company follows generally accepted accounting principles which differ in certain respects from statutory accounting practices prescribed or permitted by regulatory authorities. The more significant of these principles are:

REVENUE RECOGNITION AND FUTURE POLICY BENEFIT RESERVES

Premiums for traditional life insurance are recognized as revenues when due over the premium-paying period. Reserves for future policy benefits are computed using the net level method and include investment yield, mortality, withdrawal, and other assumptions based on the Company's experience, modified as necessary to reflect anticipated trends and to include provisions for possible unfavorable deviations.

Revenues for interest sensitive and investment products consist of charges assessed against policy account balances during the period for the cost of insurance, policy administration, and surrender charges. Future policy benefit reserves are computed under the retrospective deposit method and consist of policy account balances before applicable surrender charges. Policy benefits charged to expense during the period include amounts paid in excess of policy account balances and interest credited to policy account balances. Interest crediting rates for universal life and investment products ranged from 2.5% to 8.75% in 1998, 1997 and 1996.

Premiums for accident and health insurance products, including medical, long and short-term disability and dental insurance products, are recognized as revenues ratably over the contract period in proportion to the risk insured. Reserves for future disability benefits are based on the 1964 Commissioners Disability Table at 6% interest. Calculated reserves are modified based on the Company's actual experience.

CLAIMS AND BENEFITS PAYABLE

Other policy claims and benefits payable for reported and incurred but not reported claims and related claims adjustment expenses are determined using case-basis estimates and past experience. The methods of making such estimates and establishing the related liabilities are continually reviewed and updated. Any adjustments resulting therefrom are reflected in income currently.

DEFERRED POLICY ACQUISITION COSTS

The costs of acquiring new business, which vary with and are directly related to the production of new business, are deferred to the extent recoverable and amortized. For traditional life insurance and long-term care products (included as accident and health products), such costs are amortized over the premium paying period. For interest sensitive and investment products, such costs are amortized in relation to expected future gross profits. For accident and health (excluding long-term care) and group life insurance products, these costs represent the present value at the acquisition of these lines in the October 1, 1991 purchase (see Note 2) of future profits which are amortized against the expected premium revenues of the lines acquired. Estimation of future gross profits requires significant management judgment and are reviewed periodically. As excess amounts of deferred costs over future premiums or gross profits are identified, such excess amounts are expensed.

INVESTMENTS

The Company's investment strategy is developed based on many factors including insurance liability matching, rate of return, maturity, credit risk, tax considerations and regulatory requirements.

All fixed maturity investments and all marketable equity securities are classified as available-for-sale and carried at fair value.

Changes in fair values of available for sale securities, after related deferred income taxes and after adjustment for the changes in pattern of amortization of deferred policy acquisition costs and participating policyholder dividends are reported directly in shareholder's equity as accumulated other comprehensive income and, accordingly, have no effect on net income. The unrealized appreciation or depreciation is net of deferred policy acquisition cost amortization and taxes that would have been required as a charge or credit to income had such unrealized amounts been realized.

FORTIS BENEFITS INSURANCE COMPANY

1.  NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
    (CONTINUED)
Mortgage loans constitute first liens on commercial real estate and other income producing properties. The insurance statutes in Minnesota generally require that the initial principal loaned not exceed 80% of the appraised value of the property securing the loan. The Company's policy fully complies with this statute. Mortgage loans on real estate are reported at unpaid balance, adjusted for amortization of premium or discount, less allowance for possible losses. The change in the allowance for possible losses is recorded with realized gains and losses on investments.

Policy loans are reported at their unpaid balance. Short term investments are at cost which approximates fair value.

Real estate and other investments consists principally of property acquired in satisfaction of debt and limited partnerships, respectively. Real estate is recorded at cost less allowances for depreciation. The Company provides for depreciation on a straight-line basis over the estimated useful lives. Other investments are accounted for using the equity basis of accounting.

Realized gains and losses on sales of investments, and declines in value judged to be other-than-temporary, are recognized on the specific identification basis. Investment income is recorded as earned.

PROPERTY AND EQUIPMENT

Property and equipment are recorded at cost less accumulated depreciation. The Company provides for depreciation principally on the straight-line method over the estimated useful lives of the related property.

INCOME TAXES

Income taxes have been provided using the liability method. Deferred tax assets and liabilities are determined based on the temporary differences between the financial reporting and the tax bases and are measured using the enacted tax rates.

SEPARATE ACCOUNTS

Revenues and expenses related to the separate account assets and liabilities are excluded from the amounts reported in the accompanying statements of operations.

Assets and liabilities associated with the separate accounts relate to deposits and annuity considerations for variable life and annuity products for which the contract holder, rather than the Company, bears the investment risk. Separate account assets are reported at fair value and represent funds held for the exclusive benefit of the variable annuity and variable life insurance contract owners.

The Company receives mortality and expense risk fees from the separate accounts. The Company also deducts monthly cost of insurance charges, and receives minimum death benefit guarantee fees and issue and administrative fees from the variable life insurance separate accounts.

The Company makes contractual mortality assurances to the variable annuity contract owners that the net assets of the separate accounts will not be affected by future variations in the actual life expectancy experience of the annuitants and beneficiaries from the mortality assumptions implicit in the annuity contracts. The Company makes periodic fund transfers to, or withdrawals from, the separate account assets for such actuarial adjustments for variable annuities that are in the benefit payment period. The Company also guarantees that the rates at which administrative fees are deducted from contract funds will not exceed contractual maximums.

For variable life insurance, the Company guarantees that the rates at which insurance charges and administrative fees are deducted from contract funds will not exceed contractual maximums. The Company also guarantees that the death benefit will continue payable at the initial level regardless of investment performance so long as minimum premium payments are made.

GUARANTY FUND ASSESSMENTS

There are a number of insurance companies that are currently under regulatory supervision. This may result in future assessments by state guaranty fund associations to cover losses to policyholders of insolvent or rehabilitated companies. These assessments can be partially recovered through a reduction in future premium taxes in some states. The Company believes it has adequately provided for the impact of future assessments relating to current insolvencies.

STATEMENTS OF CASH FLOWS

The Company considers investments with a maturity at the date of their acquisition of three months or less to be cash equivalents. These securities are carried principally at amortized cost which approximates fair value.

RECLASSIFICATIONS

Certain amounts in the 1997 and 1996 financial statements have been reclassified to conform to the 1998 presentation.

2.  ACQUIRED BUSINESS

    In 1991, the Company purchased certain assets and assumed certain liabilities from The Mutual Benefit Life Insurance Company in Rehabilitation
(MBL). The seller transferred to the Company, the assets and liabilities relating to the group life, accident and health, disability and dental insurance business of MBL. The acquisition was accounted for as a purchase. The original purchase price of the acquisition was $318,000,000. Subsequent additional payments of $20,850,000 were made in 1994. These additional payments, as well as $126,515,000 of the original purchase price represent the estimated present value of future profits on the lines of business acquired at the date of acquisition and have been accounted for as deferred policy acquisition costs (see Note 4).

FORTIS BENEFITS INSURANCE COMPANY

3.  INVESTMENTS

AVAILABLE-FOR-SALE SECURITIES

The following is a summary of the available-for-sale securities (in thousands):

                                                                 GROSS       GROSS
                                                  AMORTIZED    UNREALIZED  UNREALIZED     FAIR
                                                    COST         GAIN        LOSS         VALUE
                                                 -----------   ---------   ---------   -----------
December 31, 1998
Fixed maturities:
  Governments..................................  $   321,047   $  5,994    $    436    $   326,605
  Public utilities.............................      190,792      7,769       1,704        196,857
  Industrial and miscellaneous.................    1,723,183     79,137       6,451      1,795,869
  Other........................................       80,882      2,181          51         83,012
                                                 -----------   ---------   ---------   -----------
  Total fixed maturities.......................    2,315,904     95,081       8,642      2,402,343
  Equity securities............................      141,947     18,238       2,334        157,851
                                                 -----------   ---------   ---------   -----------
    Total......................................  $ 2,457,851   $113,319    $ 10,976    $ 2,560,194
                                                 -----------   ---------   ---------   -----------
                                                 -----------   ---------   ---------   -----------
December 31, 1997
Fixed maturities:
  Governments..................................  $   228,856   $  8,698    $     30    $   237,524
  Public utilities.............................      121,128      4,217          13        125,332
  Industrial and miscellaneous.................    1,932,894     77,442       1,625      2,008,711
  Other........................................       42,711      1,637          --         44,348
                                                 -----------   ---------   ---------   -----------
  Total fixed maturities.......................    2,325,589     91,994       1,668      2,415,915
  Equity securities............................       88,719     24,769       3,656        109,832
                                                 -----------   ---------   ---------   -----------
    Total......................................  $ 2,414,308   $116,763    $  5,324    $ 2,525,747
                                                 -----------   ---------   ---------   -----------
                                                 -----------   ---------   ---------   -----------

The amortized cost and fair value of available-for-sale investments in fixed maturities at December 31, 1998, by contractual maturity, are shown below (in thousands).

                                                                         AMORTIZED       FAIR
                                                                           COST          VALUE
                                                                        -----------   -----------
Due in one year or less...............................................  $    89,349   $    89,935
Due after one year through five years.................................      759,046       775,131
Due after five years through ten years................................      614,280       640,042
Due after ten years...................................................      853,229       897,235
                                                                        -----------   -----------
Total.................................................................  $ 2,315,904   $ 2,402,343
                                                                        -----------   -----------
                                                                        -----------   -----------

Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

MORTGAGE LOANS

The Company has issued commercial mortgage loans on properties located throughout the United States. Approximately 36% and 37% of outstanding principal is concentrated in the states of New York, California and Florida, at December 31, 1998 and 1997, respectively. Loan commitments outstanding totaled $11,590,000 at December 31, 1998.

INVESTMENTS ON DEPOSIT

The Company had fixed maturities carried at $19,978,000 and $2,548,000 at December 31, 1998 and 1997, respectively, on deposit with various governmental authorities as required by law.

INVESTMENT IN MANAGED DENTAL INITIATIVE

In 1997, the Company acquired a 99% ownership in a managed dental initiative called Dental Health Alliance, Inc. (DHA). Based on an analysis of future DHA profitability, the entire investment of $8,132,000 was written-off at December 31, 1997.

FORTIS BENEFITS INSURANCE COMPANY

3.  INVESTMENTS (CONTINUED)
NET UNREALIZED GAINS (LOSSES)

The adjusted net unrealized gains (losses) on investments recorded in accumulated other comprehensive income for the year ended December 31, are set forth below (in thousands):

                                                                              TAX
                                                             BEFORE-TAX    (BENEFIT)   NET-OF-TAX
                                                               AMOUNT       EXPENSE      AMOUNT
                                                             -----------  -----------  -----------
December 31, 1998
Unrealized gains (losses) on investments:
  Unrealized gains (losses) on available-for-sale
   investments.............................................   $  32,614    $ (11,562)   $  21,052
  Decrease (increase) in amortization of deferred policy
   acquisition costses.....................................         414         (145)         269
  Reclassification adjustment for gains realized in net
   income..................................................     (42,832)      14,991      (27,841)
                                                             -----------  -----------  -----------
Other comprehensive income (loss)..........................   $  (9,804)   $   3,284    $  (6,520)
                                                             -----------  -----------  -----------
                                                             -----------  -----------  -----------
December 31, 1997
Unrealized gains (losses) on investments:
  Unrealized gains (losses) on available-for-sale
   investments.............................................   $  93,826    $ (33,796)   $  60,030
  Decrease (increase) in amortization of deferred policy
   acquisition costs.......................................      (2,096)         771       (1,325)
  Reclassification adjustment for gains realized in net
   income..................................................     (40,587)      14,205      (26,382)
                                                             -----------  -----------  -----------
Other comprehensive income.................................   $  51,143    $ (18,820)   $  32,323
                                                             -----------  -----------  -----------
                                                             -----------  -----------  -----------
December 31, 1996
Unrealized gains (losses) on investments:
  Unrealized gains (losses) on available-for-sale
   investments.............................................   $ (61,450)   $  24,823    $ (36,627)
  Decrease (increase) in amortization of deferred policy
   acquisition costs.......................................       3,376       (1,316)       2,060
  Reclassification adjustment for gains realized in net
   income..................................................     (21,615)       7,565      (14,050)
                                                             -----------  -----------  -----------
Other comprehensive loss...................................   $ (79,689)   $  31,072    $ (48,617)
                                                             -----------  -----------  -----------
                                                             -----------  -----------  -----------

NET INVESTMENT INCOME AND NET REALIZED GAINS ON INVESTMENTS

Major categories of net investment income and realized gains on investments for each year were as follows (in thousands):

                                                                    1998       1997       1996
                                                                  ---------  ---------  ---------
NET INVESTMENT INCOME
Fixed maturities................................................  $ 160,163  $ 160,444  $ 141,973
Equity securities...............................................      8,656      9,306      6,682
Mortgage loans on real estate...................................     57,031     54,662     52,949
Policy loans....................................................      4,653      4,144      3,195
Short-term investments..........................................      1,701      2,851      5,175
Real estate and other investments...............................      8,194      4,635      5,358
                                                                  ---------  ---------  ---------
                                                                    240,398    236,042    215,332
Expenses........................................................     (6,355)    (7,318)    (9,309)
                                                                  ---------  ---------  ---------
                                                                  $ 234,043  $ 228,724  $ 206,023
                                                                  ---------  ---------  ---------
                                                                  ---------  ---------  ---------
NET REALIZED GAINS ON INVESTMENTS
Fixed maturities................................................  $  34,320  $  13,827  $   3,334
Equity securities...............................................      8,512     26,760     18,281
Mortgage loans on real estate...................................       (198)       301       (144)
Short-term investments..........................................          5         --         57
Real estate and other investments...............................      9,765        213      4,203
                                                                  ---------  ---------  ---------
                                                                  $  52,404  $  41,101  $  25,731
                                                                  ---------  ---------  ---------
                                                                  ---------  ---------  ---------

Proceeds from sales of investments in fixed maturities were $2,460,316,000, $3,360,682,000 and $2,652,887,000 in 1998, 1997 and 1996, respectively. Gross gains of $44,360,000, $30,860,000 and $28,606,000 and gross losses of
$10,040,000, $17,033,000 and $25,272,000 were realized on the sales in 1998,
1997 and 1996, respectively.

FORTIS BENEFITS INSURANCE COMPANY

4.  DEFERRED POLICY ACQUISITION COSTS

    The changes in deferred policy acquisition costs by product were as follows (in thousands):

                                                              INTEREST
                                                            SENSITIVE AND    ACCIDENT
                                              TRADITIONAL    INVESTMENT         AND
                                                 LIFE         PRODUCTS        HEALTH       TOTAL
                                              -----------  ---------------  -----------  ---------
Balance January 1, 1997.....................   $  33,157      $ 221,036      $  13,882   $ 268,075
Acquisition costs deferred..................          --         69,694             --      69,694
Acquisition costs amortized.................     (10,988)       (24,251)        (8,692)    (43,931)
Increased amortization of deferred
 acquisition costs from unrealized gains on
 available-for-sale securities..............          --         (2,096)            --      (2,096)
                                              -----------  ---------------  -----------  ---------
Balance, December 31, 1997..................      22,169        264,383          5,190     291,742
Acquisition costs deferred..................          --         69,921          3,226      73,147
Acquisition costs amortized.................      (7,609)       (20,256)        (5,500)    (33,365)
Decreased amortization of deferred
 acquisition costs from unrealized gains on
 available-for-sale securities..............          --            414             --         414
                                              -----------  ---------------  -----------  ---------
Balance, December 31, 1998..................   $  14,560      $ 314,462      $   2,916   $ 331,938
                                              -----------  ---------------  -----------  ---------
                                              -----------  ---------------  -----------  ---------

Included within total deferred policy acquisition costs at December 31, 1997 is $10,434,000 of present value of future profits (PVP) resulting from acquisitions accounted for as a purchase. All remaining PVP was amortized in 1998.

During 1998, 1997 and 1996, the Company sold portions of its investment portfolio and in accordance with FASB Statement 97, the recognition of the realized net capital gains resulted in additional amortization of deferred acquisition costs of $3,357,000, $732,000 and $1,894,000, respectively.

5.  PROPERTY AND EQUIPMENT

    A summary of property and equipment at December 31 for each year follows (in thousands):

                                                                             1998       1997
                                                                           ---------  ---------
Land.....................................................................  $   1,900  $   1,900
Building and improvements................................................     24,319     24,148
Furniture and equipment..................................................     87,714     87,537
                                                                           ---------  ---------
                                                                             113,933    113,585
Less accumulated depreciation............................................    (83,221)   (70,812)
                                                                           ---------  ---------
Net property and equipment...............................................  $  30,712  $  42,773
                                                                           ---------  ---------
                                                                           ---------  ---------

6.  ACCIDENT AND HEALTH RESERVES

    Activity for the liability for unpaid accident and health claims is summarized as follows (in thousands):

                                                                     YEAR ENDED DECEMBER 31
                                                                 -------------------------------
                                                                   1998       1997       1996
                                                                 ---------  ---------  ---------
Balance as of January 1, net of reinsurance recoverables.......  $ 988,036  $ 947,711  $ 928,832
Add: Incurred losses related to:
  Current year.................................................    826,009    773,316    865,907
  Prior years..................................................    (27,973)   (59,634)   (64,094)
                                                                 ---------  ---------  ---------
    Total incurred losses......................................    798,036    713,682    801,813
Deduct: Paid losses related to:
  Current year.................................................    469,881    437,405    549,144
  Prior years..................................................    254,308    235,952    233,790
                                                                 ---------  ---------  ---------
    Total paid losses..........................................    724,189    673,357    782,934
                                                                 ---------  ---------  ---------
Balance as of December 31, net of reinsurance recoverables.....  $1,061,883 $ 988,036  $ 947,711
                                                                 ---------  ---------  ---------
                                                                 ---------  ---------  ---------

The table above compares to the amounts reported on the balance sheet in the following respects: (1) the table above is presented net of ceded reinsurance and the accident and health reserves reported on the balance sheet are gross of ceded reinsurance; and (2) the table above includes accident and health benefits payable which are included with other policy claims and benefits payable reported on the balance sheet.

The liability for unpaid accident and health claims includes $915,368,000, $854,940,000 and $805,510,000 of total disability income reserves as of December 31, 1998, 1997 and 1996, respectively, which were discounted for anticipated interest earnings assuming a 6.0% interest rate.

FORTIS BENEFITS INSURANCE COMPANY

6.  ACCIDENT AND HEALTH RESERVES (CONTINUED)
In each of the years presented above, the accident and health insurance line of business experienced overall favorable development on claims reserves established as of the previous year end. The favorable development was a result of lower medical costs due to less uncertainty in the health business and a reduction of loss reserves due to lower than anticipated inflation in medical costs.

7.  FEDERAL INCOME TAXES

    The Company reports its taxable income in a consolidated federal income tax return along with other affiliated subsidiaries of Fortis, Inc. (Fortis). Income tax expense or credits are allocated among the affiliated subsidiaries by applying corporate income tax rates to taxable income or loss determined on a separate return basis according to a Tax Allocation Agreement.

Deferred income taxes reflect the net tax effects of temporary differences between the basis of assets and liabilities for financial statement purposes and for income tax purposes.

The significant components of the Company's deferred tax liabilities and assets as of December 31, 1998 and 1997 are as follows (in thousands):

                                                                             1998       1997
                                                                           ---------  ---------
Deferred tax assets:
  Separate account assets/liabilities....................................  $  87,300  $  56,620
  Reserves...............................................................     27,586     43,143
  Claims and benefits payable............................................      8,089     15,238
  Accrued liabilities....................................................     10,113      8,785
  Investments............................................................      3,861      4,795
  Other..................................................................      2,723      3,042
                                                                           ---------  ---------
    Total deferred tax assets............................................    139,672    131,623

Deferred tax liabilities:
  Deferred policy acquisition costs......................................     82,031     72,369
  Unrealized gains.......................................................     35,591     39,015
  Fixed assets...........................................................      3,150      3,914
  Investments............................................................        982      1,220
  Other..................................................................         14         68
                                                                           ---------  ---------
    Total deferred tax liabilities.......................................    121,768    116,586
                                                                           ---------  ---------
    Net deferred tax asset...............................................  $  17,904  $  15,037
                                                                           ---------  ---------
                                                                           ---------  ---------

The Company is required to establish a valuation allowance for any portion of the deferred tax asset that management believes will not be realized. In the opinion of management, it is more likely than not that the Company will realize the benefit of the deferred tax assets, and, therefore, no such valuation allowance has been established.

The Company's tax expense (benefit) for the year ended December 31 is shown as follows (in thousands):

                                                                       1998       1997       1996
                                                                     ---------  ---------  ---------
Current............................................................  $  30,232  $  41,569  $  32,193
Deferred...........................................................        170     (6,449)    (1,094)
                                                                     ---------  ---------  ---------
                                                                     $  30,402  $  35,120  $  31,099
                                                                     ---------  ---------  ---------
                                                                     ---------  ---------  ---------

Federal income tax payments and refunds resulted in net payments of $36,367,000, $58,859,000 and $16,434,000 in 1998, 1997 and 1996, respectively.

The Company's effective income tax rate varied from the statutory federal income tax rate as follows:

                                                                              1998         1997        1996
                                                                               ---          ---         ---
Statutory income tax rate................................................        35.0%        35.0%       35.0%
Other, net...............................................................        (2.1)         (.6)        (.2)
                                                                                  ---          ---         ---
                                                                                 32.9%        34.4%       34.8%
                                                                                  ---          ---         ---
                                                                                  ---          ---         ---

FORTIS BENEFITS INSURANCE COMPANY

8.  ASSETS HELD IN SEPARATE ACCOUNTS

    Separate account assets at December 31 were as follows (in thousands):

                                                                           1998        1997
                                                                        ----------  ----------
Premium and annuity considerations for the variable annuity products and variable universal life products for which the contract holder, rather than the Company, bears the investment risk...................  $3,707,687  $2,947,401
Assets of the separate accounts owned by the Company, at fair value...      34,716      31,221
                                                                        ----------  ----------
                                                                        $3,742,403  $2,978,622
                                                                        ----------  ----------
                                                                        ----------  ----------

9.  REINSURANCE

    In the second quarter of 1996, First Fortis Life Insurance Company (First Fortis), an affiliate, received approval from the New York State Insurance Department for a reinsurance agreement with the Company. The agreement, which became effective as of January 1, 1996, decreased First Fortis' long-term disability reinsurance retention from a $10,000 net monthly benefit to a $2,000 net monthly benefit for claims incurred on and after January 1, 1996. The Company has assumed $5,601,000, $5,742,000 and $6,144,000 of premium from First Fortis in 1998, 1997 and 1996, respectively. The Company has assumed $9,315,000, $5,452,000 and $3,599,000 of reserves in 1998, 1997 and 1996, respectively, from
First Fortis.

The maximum amount that the Company retains on any one life is $500,000 of life insurance including accidental death. Amounts in excess of $500,000 are reinsured with other life insurance companies on a yearly renewable term basis.

Ceded reinsurance premiums for the year ended December 31 were as follows (in thousands):

                                                                       1998       1997       1996
                                                                     ---------  ---------  ---------
Life insurance.....................................................  $   6,983  $   8,159  $   8,680
Accident and health insurance......................................     13,862     13,712      6,793
                                                                     ---------  ---------  ---------
                                                                     $  20,845  $  21,871  $  15,473
                                                                     ---------  ---------  ---------
                                                                     ---------  ---------  ---------

Recoveries under reinsurance contracts for the year ended December 31 were as follows (in thousands):

                                                                       1998       1997       1996
                                                                     ---------  ---------  ---------
Life insurance.....................................................  $   4,549  $   2,973  $   7,225
Accident and health insurance......................................      9,465     14,781      5,993
                                                                     ---------  ---------  ---------
                                                                     $  14,014  $  17,754  $  13,218
                                                                     ---------  ---------  ---------
                                                                     ---------  ---------  ---------

Reinsurance ceded would become a liability of the Company in the event the reinsurers are unable to meet the obligations assumed under the reinsurance agreement. To minimize its exposure to significant losses from reinsurance insolvencies, the Company evaluates the financial condition of its reinsurers and monitors concentrations of credit risk arising from similar geographic regions, activities or economic characteristics of the reinsurers.

10. DIVIDEND RESTRICTIONS

    Dividend distributions to parent are restricted as to amount by state regulatory requirements. The Company had $47,341,000 free from such restrictions as December 31, 1998. Distributions in excess of this amount would require regulatory approval.

11. REGULATORY ACCOUNTING REQUIREMENTS

    Statutory-basis financial statements are prepared in accordance with accounting practices prescribed or permitted by the Minnesota Department of Commerce. Prescribed statutory accounting practices include a variety of publications of the National Association of Insurance Commissioners ("NAIC"), as well as state laws, regulations and general administrative rules. Permitted statutory accounting practices encompass all accounting practices not so prescribed; such practices may differ from state to state, may differ from company to company within a state, and may change in the future. While the NAIC has recently completed a project to codify statutory accounting practices, which may result in changes to the accounting practices that insurance enterprises use to prepare their statutory-basis financial statements, adoption by Minnesota is not anticipated before 2001.

Insurance enterprises are required by State Insurance Departments to adhere to minimum risk-based capital ("RBC") requirements developed by the NAIC. The Company exceeds the minimum RBC requirements.

FORTIS BENEFITS INSURANCE COMPANY

11. REGULATORY ACCOUNTING REQUIREMENTS (CONTINUED)
Reconciliations of net income and shareholder's equity on the basis of statutory accounting to the related amounts presented in the accompanying statements were as follows (in thousands):

                                                    NET INCOME (LOSS)         SHAREHOLDER'S EQUITY
                                             -------------------------------  --------------------
                                               1998       1997       1996       1998       1997
                                             ---------  ---------  ---------  ---------  ---------
Based on statutory accounting practices....  $  14,841  $  62,593  $  55,046  $ 478,405  $ 528,671
Deferred policy acquisition costs..........     39,782     25,763     27,190    331,938    291,742
Investment valuation differences...........        745       (497)    (2,219)   100,165     80,245
Deferred and uncollected premiums..........   (103,982)  (107,194)    (4,096)    (7,246)    (7,453)
Policy reserves............................     97,452     89,895    (19,873)  (156,889)  (150,649)
Commissions................................         --     (3,171)    (1,639)        --         --
Current income taxes payable...............        925      6,450      2,386    (10,920)     3,712
Deferred income taxes......................       (417)     6,449     (1,094)    17,904       (520)
Realized gains on investments..............        356        251      2,599         --         --
Realized gains transferred to the Interest
 Maintenance Reserve (IMR), net of tax.....     22,748      9,644      2,335         --         --
Amortization of IMR, net of tax............     (7,128)    (6,315)    (6,130)        --         --
Write-off of investment....................         --    (11,705)        --         --         --
Pension expense............................         81     (4,153)        --     (6,440)    (6,137)
Guaranty Funds.............................         --         --      3,023         --         --
Property and equipment.....................         --         --         --      5,951     15,520
Interest maintenance reserve...............         --         --         --     68,968     53,348
Asset valuation reserve....................         --         --         --     90,986     75,939
Mortgage loans on real estate..............         --         --         --    (20,141)        --
Other, net.................................     (3,521)      (900)       664     (7,213)    (4,312)
                                             ---------  ---------  ---------  ---------  ---------
As reported herein.........................  $  61,882  $  67,110  $  58,192  $ 885,468  $ 880,106
                                             ---------  ---------  ---------  ---------  ---------
                                             ---------  ---------  ---------  ---------  ---------

12. TRANSACTIONS WITH AFFILIATED COMPANIES

    The Company receives various services from Fortis and its affiliates. These services include assistance in benefit plan administration, corporate insurance, accounting, tax, auditing, investment and other administrative functions. The fees paid to Fortis, Inc. for these services for years ended December 31, 1998, 1997 and 1996, were $13,077,000, $12,015,000 and $13,319,000, respectively.
During 1997 Fortis, Inc. began providing information technology services to the Company. Information technology expenses were $55,910,000 and $28,525,000 for years ended December 31, 1998 and 1997, respectively.

In conjunction with the marketing of its variable annuity products, the Company paid $72,638,000, $72,105,000 and $68,616,000 in commissions to its affiliate,
Fortis Investors, Inc., for the years ended December 31, 1998, 1997 and 1996, respectively.

Administrative expenses allocated for the Company may be greater or less than the expenses that would be incurred if the Company were operating on a separate company basis.

13. FAIR VALUE DISCLOSURES

VALUATION METHODS AND ASSUMPTIONS

The fair values for fixed maturity securities and equity securities are based on quoted market prices, where available. For fixed maturity securities not actively traded, fair values are estimated using values obtained from independent pricing services or, in the case of private placements, are estimated by discounting expected future cash flows using a current market rate applicable to the yield, credit quality, and maturity of the investments.

Mortgage loans are reported at unpaid principal balance less allowances for possible losses. The fair values of mortgage loans are estimated using discounted cash flow analyses, using interest rates currently being offered for similar loans to borrowers with similar credit ratings. Mortgage loans with similar characteristics are aggregated for purposes of the calculations. The carrying amount of policy loans reported in the Balance Sheet approximates fair value. For short-term investments, the carrying amount is a reasonable estimate of fair value. The fair values for the Company's policy reserves under the investment products are determined using cash surrender value. As the debt was underwritten in 1998 and 1997, the outstanding balance is considered a reasonable estimate of fair value. Separate account assets and liabilities are reported at their estimated fair values in the Balance Sheet.

FORTIS BENEFITS INSURANCE COMPANY

13. FAIR VALUE DISCLOSURES (CONTINUED)
The fair values under all insurance contracts are taken into consideration in the Company's overall management of interest rate risk, such that the Company's exposure to changing interest rates is minimized through the matching of investment maturities with amounts due under insurance contracts.

                                                                                 (IN THOUSANDS)
                                                                                   DECEMBER 31
                                                              -----------------------------------------------------
                                                                        1998                        1997
                                                              -------------------------   -------------------------
                                                               CARRYING        FAIR        CARRYING        FAIR
                                                                AMOUNT         VALUE        AMOUNT         VALUE
                                                              -----------   -----------   -----------   -----------
Assets:
  Investments:
    Securities available-for-sale:
      Fixed maturities......................................  $ 2,402,343   $ 2,402,343   $ 2,415,915   $ 2,415,915
      Equity securities.....................................      157,851       157,851       109,832       109,832
  Mortgage loans on real estate.............................      610,131       662,984       602,064       661,055
  Policy loans..............................................       74,950        74,950        68,566        68,566
  Short-term investments....................................       31,868        31,868        70,537        70,537
  Assets held in separate accounts..........................    3,742,403     3,742,403     2,978,622     2,978,622
Liabilities:
  Individual and group annuities (subject to discretionary
   withdrawal)..............................................  $   923,102   $   894,019   $   977,495   $   945,558
  Debt......................................................       20,141        20,141        26,433        26,433
  Liabilities related to Separate Accounts..................    3,707,687     3,707,687     2,947,401     2,947,401

14. COMMITMENTS AND CONTINGENCIES

    The Company is named as a defendant in a number of legal actions arising primarily from claims made under insurance policies. These actions have been considered in establishing policy benefit and loss reserves. Management and its legal counsel are of the opinion that the settlement of these actions will not have a material adverse effect on the Company's financial position or results of operations.

15. RETIREMENT AND OTHER EMPLOYEE BENEFITS

    The Company is an indirect wholly-owned subsidiary of Fortis, which sponsors a defined benefit pension plan covering employees and certain agents who meet eligibility requirements as to age and length of service. The benefits are based on years of service and career compensation. Fortis' funding policy is to contribute annually the maximum amount that can be deducted for federal income tax purposes, and to charge each subsidiary an allocable amount based on its employee census. Pension cost allocated to the Company amounted to approximately $1,627,000, $1,594,000 and $1,354,000 for 1998, 1997 and 1996, respectively.

The Company participates in a contributory profit sharing plan, sponsored by Fortis, covering employees and certain agents who meet eligibility requirements as to age and length of service. Benefits are payable to participants on retirement or disability and to the beneficiaries of participants in the event of death. The first three percent of an employee's contribution is matched 200% by the Company. The amount expensed was approximately $3,610,000, $3,926,000 and $3,913,000 for 1998, 1997 and 1996, respectively.

In addition to retirement benefits, the Company participates in other health care and life insurance benefit plans ("postretirement benefits") for retired employees, sponsored by Fortis. Health care benefits, either through a Fortis-sponsored retiree plan for retirees under age 65 or through a cost offset for individually purchased Medigap policies for retirees over age 65, are available to employees who retire on or after January 1, 1993, at age 55 or older, with 15 years or more service. Life insurance, on a retiree pay all basis, is available to those who retire on or after January 1, 1993.

Net postretirement benefit costs allocated to the Company for the years ended December 31, 1998, 1997 and 1996 were $0, $304,000 and $290,000, respectively, and includes the expected cost of such benefits for newly eligible or vested employees, interest cost, gains and losses arising from differences between actuarial assumptions and actual experience, and amortization of the transition obligation. The Company made contributions to the plans of approximately $(5,200), $20,000 and $8,000 in 1998, 1997 and 1996, respectively, as claims were incurred.

FORTIS BENEFITS INSURANCE COMPANY

16. DEBT

    A summary of debt at December 31 for each year follows (in thousands):

                                                                               1998       1997
                                                                             ---------  ---------
Mortgage note bearing a floating interest rate of 200 basis points over
 LIBOR, (5.07% at December 31, 1998 and 5.84% at December 31, 1997)
 adjustable every six months, principal and interest due monthly, matures
 July 2001.................................................................  $   3,088  $   3,150
Mortgage note bearing fixed interest at 7.6% principal and interest due
 monthly, matures October 2002.............................................      5,105      5,183
Mortgage note bearing fixed interest at 6.52%, principal and interest due
 monthly, matures July 2009................................................      5,000         --
Mortgage note bearing fixed interest at 7.14%, principal and interest due
 monthly, matures April 2008...............................................      6,948         --
Mortgage note bearing a floating interest rate of 225 basis points over
 LIBOR.....................................................................         --     18,100
                                                                             ---------  ---------
                                                                             $  20,141  $  26,433
                                                                             ---------  ---------
                                                                             ---------  ---------

Maturities of the debt as of December 31, 1998 are as follows (in thousands):

1998...............................................................................  $     280
1999...............................................................................        344
2000...............................................................................      3,328
2001...............................................................................      5,030
2002...............................................................................        251
Thereafter.........................................................................     10,908
                                                                                     ---------
                                                                                     $  20,141
                                                                                     ---------
                                                                                     ---------

These mortgage notes are collateralized by certain real estate investments included in real estate and other investments in the balance sheet.

Interest expense paid by the Company during 1998 and 1997 on this debt was approximately $1,362,000 and $1,075,000, respectively.

17. YEAR 2000 (UNAUDITED)

INTRODUCTION. The Company relies heavily on information technology ("IT") systems to conduct its business. These IT systems include both internally developed and vendor-supplied systems. The Company also has business relationships with numerous entities including but not limited to financial institutions, financial intermediaries, third party administrators and other critical vendors as well as regulators and customers. These entities are themselves reliant on their IT systems to conduct their businesses. Therefore, there is a supply chain of dependency among and between all involved entities.

STATE OF READINESS. In 1997, the Fortis parent company organized a multi-disciplinary Year 2000 Project Team ("Team"). The Company is a part of the Team. The Team consists of employees at each subsidiary, audit, legal and outside consultants. The Team has developed and is currently executing a comprehensive plan designed to make the Company's IT systems Year 2000 ready. The plan covers four stages including (i) inventory, (ii) assessment, (iii) programming, and (iv) testing and certification. The Company has completed the inventory stage for its internal hardware, software and telecommunications systems (mainframe and client/server applications). The assessment process is also complete and the Company is utilizing both internal and external resources to reprogram or replace the systems where necessary, and testing the applications for Year 2000 readiness. Programming, testing and certification of these systems and applications are targeted for completion by the end of 1999.

COSTS. The cost of the Company portion of the Year 2000 project is estimated at $27.7 million (pre-tax) and is being funded through operating cash flows. Total Year 2000 project costs are based on management's best estimates, which were derived utilizing numerous assumptions of future events, including the continued availability of certain resources, third party modification plans and other factors. Costs to upgrade and replace systems in the normal course of business are not included in this estimate. As of December 31, 1998, approximately $15.5 million (pre-tax) had already been expensed. The Company believes that its Year 2000 project generally is on schedule.

RISKS. The Company is attempting to limit the potential impact of the Year 2000 by monitoring the progress of its own Year 2000 project and those of its critical external relationships and by developing contingency/recovery plans. The Company cannot guarantee that it will be able to identify and/or resolve all of its Year 2000 issues. Any critical unresolved Year 2000 issues at the Company or its external relationships, however, could have a material adverse effect on the Company's results of operations, liquidity or financial condition. If the Company's Year 2000 issues were unresolved, potential consequence would include, among other possibilities, the inability to accurately and timely process benefit claims, update customer's accounts, process financial transactions, bill customers, assess exposure to risks, determine liquidity requirements or report accurate data to management, shareholders, customers, regulators and others as well as business interruptions or shutdowns, financial losses, harm to its reputation, increased scrutiny by regulators and litigation related to Year 2000 issues.

CONTINGENCY PLANS. Consistent with prudent due diligence efforts, the Company has defined contingency plans aimed at ensuring the continuity of critical business functions before and after December 31, 1999, should there be an unexpected system failure. The Company has developed plans that are designed to reduce the negative impact on Fortis, and provide methods of returning to normal operations, if failure occurs.

APPENDIX A--SAMPLE MARKET VALUE ADJUSTMENT CALCULATIONS

The formula which will be used to determine the Market Value Adjustment is:

          1 + I              n/12
       ( ---------)                - 1
       1 + J + .005

Sample Calculation 1: Positive Adjustment

Amount withdrawn or transferred           $10,000
Existing Guarantee Period                 7 years
Time of withdrawal or transfer            beginning of 3rd year of Existing
                                          Guarantee Period
Guaranteed Interest Rate (I)              8%*
Guaranteed Interest Rate for
  new 5-year guarantee (J)                7%*
Remaining Guarantee Period (N)            60 months
Market Value Adjustment

                    1 + .08            60/12
 $10,000 x      [( ----------)               - 1]      = $234.73
                1 + .07 + .005

              Amount transferred or withdrawn (adjusted for Market Value Adjustment): $10,234.73

Sample Calculation 2: Negative Adjustment

Amount withdrawn or transferred           $10,000
Existing Guarantee Period                 7 years
Time of withdrawal or transfer            beginning of 3rd year of Existing
                                          Guarantee Period
Guaranteed Interest Rate (I)              8%*
Guaranteed Interest Rate for
  new 5-year guarantee (J)                9%*
Remaining Guarantee Period (N)            60 months
Market Value Adjustment:

                     1 + .08            60/12
 $10,000 x       [( ----------)               - 1]      = - $666.42
                 1 + .09 + .005

              Amount transferred or withdrawn (adjusted for Market Value Adjustment): $9,333.58

Sample Calculation 3: Negative Adjustment

Amount withdrawn or transferred           $10,000
Guarantee Period                          7 years
Time of withdrawal or transfer            beginning of 3rd year of Existing
                                          Guarantee Period
Guaranteed Interest Rate (I)              8%*
Guaranteed Interest Rate for
  new 5-year guarantee (J)                7.75%*
Remaining Guarantee Period (N)            60 months
Market Value Adjustment:

                      1 + .08               60/12
$10,000 x        [( ------------)]                - 1]      = - $114.94
                  1 + .0775 + .005

              Amount transferred or withdrawn (adjusted for Market Value Adjustment): $9,885.06
------------------------
* Assumed for illustrative purposes only.

APPENDIX B--SAMPLE DEATH BENEFIT CALCULATIONS

(FOR CONTRACTS ISSUED ON AND AFTER MAY 1, 1997 WITH ENHANCED DEATH BENEFIT
RIDER)

Date of Death is the 3rd Contract Anniversary                                                Example 1    Example 2
                                                                                            -----------  -----------
  a. Purchase Payments Made Prior to Date of Death, with 3% accumulation                     $  20,000    $  20,000
  b. Contract Value on Date of Death                                                         $  17,000    $  25,000
Death Benefit is larger of a, and b                                                          $  20,000    $  25,000

Date of Death is the 8th Contract Anniversary                                      Example 3    Example 4    Example 5
                                                                                  -----------  -----------  -----------
  a. Purchase Payments Made Prior to Date of Death, with 3% accumulation           $  20,000    $  20,000    $  20,000
  b. Contract Value on 7th Contract Anniversary                                    $  15,000    $  30,000    $  30,000
  c. Contract Value on Date of Death                                               $  17,000    $  25,000    $  35,000
Death Benefit is larger of a, b, and c                                             $  20,000    $  30,000    $  35,000

Date of Death is the 15th Contract Anniversary                                     Example 6    Example 7    Example 8
                                                                                  -----------  -----------  -----------
  a. Purchase Payments Made Prior to Date of Death, with 3% accumulation           $  20,000    $  20,000    $  20,000
  b. Contract Value on 14th Contract Anniversary                                   $  15,000    $  40,000    $  40,000
  c. Contract Value on Date of Death                                               $  17,000    $  30,000    $  50,000
Death Benefit is larger of a, b, and c                                             $  20,000    $  40,000    $  50,000

The numbers do not include any Market Value Adjustments which might be applicable to the death benefit amount.

APPENDIX C--EXPLANATION OF EXPENSE CALCULATIONS

The expense for a given year is calculated by multiplying the projected beginning of the year policy value by the total expense rate. The total expense rate is the sum of the Variable Account expense rate plus the total Series Fund expense rate plus the annual administrative charge rate.

The policy values are projected by assuming a single payment of $1,000 grows at an annual rate equal to 5% reduced by the total expense rate described above.

For example, the 3 year expense for the Growth Stock Series is calculated as follows:

     Total Variable Account Annual Expenses                 1.35%
+    Total Series Fund Operating Expenses                    %.65
=    Total Expense Rate                                     2.00%

Year 1 Beginning Policy Value = $1000.00
Year 1 Expense = 1000.00 X .0200 = $20.00

Year 2 Beginning Policy Value = $1030.00
Year 2 Expense = 1030.00 X .0200 = $20.60

Year 3 Beginning Policy Value = $1060.90
Year 3 Expense = 1060.90 X .0200 = $21.22

So the cumulative expenses for years 1-3 for the Growth Stock Series are equal to:
    $20.00 + $20.60 + $21.22 = $61.82

If the contract is surrendered, the surrender charge is the surrender charge percentage times the purchase payment minus the 10% free withdrawal amount:

Surrender Charge Percentage X (Initial Premium - 10% Free Withdrawal) = Surrender Charge

    0.05 X ($1000.00 - $100.00) = $45.00

So the total expense if surrendered is $61.82 + $45.00 = $106.82

   BULK RATE
 U.S. POSTAGE

FORTIS-R-

     PAID
PERMIT NO. 3794

FORTIS FINANCIAL GROUP

MINNEAPOLIS, MN

P.O. BOX 64284
ST. PAUL, MN 55164

PROSPECTUS
MAY 1, 1999

FORTIS
MASTERS+
VARIABLE
ANNUITY
Contracts Under Flexible
Premium Deferred
Combination Variable and
Fixed Annuity Contracts

PROSPECTUS DATED
May 1, 1999

FORTIS-R-

FORTIS BENEFITS INSURANCE COMPANY
MAILING ADDRESS:            STREET ADDRESS:            PHONE:
P.O. BOX 64272              500 BIELENBERG DRIVE       1-800-800-2000
ST. PAUL                    WOODBURY                   EXTENSION 3057
MINNESOTA 55164             MINNESOTA 55125

This prospectus describes interests under flexible premium deferred combination variable and fixed annuity contracts issued by Fortis Benefits Insurance Company ("Fortis Benefits").

These contracts allow you to accumulate funds on a tax-deferred basis. You may elect a guaranteed interest accumulation option through a fixed account or a variable return accumulation option through a variable account, or a combination of these two options. Under the guaranteed interest accumulation option, you can choose among ten different guarantee periods, each of which has its own interest rate.

Under the variable return accumulation option, you can choose among one or more of the following investment portfolios:

Money Market Series                                 S&P 500 Index Series
U.S. Government Securities Series                   Blue Chip Stock Series
Diversified Income Series                           Global Growth Series
Global Bond Series                                  Growth Stock Series
High Yield Series                                   International Stock Series
Asset Allocation Series                             Aggressive Growth Series
Global Asset Allocation Series                      Small Cap Value Series
Value Series                                        Mid Cap Stock Series
Growth & Income Series                              Large Cap Growth Series

                        The accompanying prospectuses for these investment portfolios describe the investment objectives, policies and risks of each of the portfolios.

                        This prospectus gives you information about the contracts that you should know before investing. This prospectus must be accompanied by a current prospectus of the available investment portfolios. These prospectuses should be read carefully and kept for future reference.

                        A Statement of Additional Information, dated May 1, 1999, about certain aspects of the contracts has been filed with the Securities and Exchange Commission and is available without charge from Fortis Benefits at the address and phone number printed above. The Table of Contents for the Statement of Additional Information appears on page 23 of this prospectus.

                        THESE CONTRACTS ARE NOT OBLIGATIONS OF, OR GUARANTEED OR ENDORSED BY, ANY BANK, CREDIT UNION, BROKER-DEALER OR OTHER FINANCIAL INSTITUTION. THEY ARE NOT FEDERALLY INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL RESERVE BOARD, OR ANY OTHER AGENCY. THEY INVOLVE INVESTMENT RISKS, INCLUDING THE POSSIBLE LOSS OF PRINCIPAL.

                        NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

99183 (Ed. 5/99)

TABLE OF CONTENTS

                                                                        PAGE
SPECIAL TERMS USED IN THIS PROSPECTUS.................................     3
INFORMATION CONCERNING FEES AND CHARGES...............................     4
SUMMARY OF CONTRACT FEATURES..........................................     6
    - Fortis Benefits/Fortis Financial Group Member...................     9
THE VARIABLE ACCOUNT..................................................     9
THE PORTFOLIOS........................................................     9
THE FIXED ACCOUNT.....................................................    10
    - Guaranteed Interest Rates/Guarantee Periods.....................    10
    - Market Value Adjustment.........................................    10
    - Investments by Fortis Benefits..................................    11
ACCUMULATION PERIOD...................................................    12
    - Issuance of a Contract and Purchase Payments....................    12
    - Contract Value..................................................    12
    - Allocation of Purchase Payments and Contract Value..............    13
    - Total and Partial Surrenders....................................    13
    - Telephone Transactions..........................................    14
    - Benefit Payable on Death of Contract Owner (or Annuitant).......    14
THE ANNUITY PERIOD....................................................    15
    - Annuity Commencement Date.......................................    15
    - Commencement of Annuity Payments................................    15
    - Relationship Between Subaccount Investment Performance and
       Amount of Variable Annuity Payments............................    16
    - Annuity Options.................................................    16
    - Death of Annuitant or Other Payee...............................    16
CHARGES AND DEDUCTIONS................................................    16
    - Premium Taxes...................................................    16
    - Charges Against the Variable Account............................    16
    - Tax Charge......................................................    17
    - Surrender Charge................................................    17
    - Disability Waiver of Surrender Charges..........................    18
    - Miscellaneous...................................................    18
    - Reduction of Charges............................................    18
GENERAL PROVISIONS....................................................    18
    - The Contracts...................................................    18
    - Postponement of Payment.........................................    18
    - Misstatement of Age or Sex and Other Errors.....................    18
    - Assignment......................................................    19
    - Beneficiary.....................................................    19
    - Reports.........................................................    19
RIGHTS RESERVED BY FORTIS BENEFITS....................................    19
DISTRIBUTION..........................................................    19
FEDERAL TAX MATTERS...................................................    20
FURTHER INFORMATION ABOUT FORTIS BENEFITS.............................    22
    - General.........................................................    22
    - Ownership of Securities.........................................    22
    - Selected Financial Data.........................................    22
    - Management's Discussion and Analysis of Financial Condition and
       Results of Operations..........................................    22
VOTING PRIVILEGES.....................................................    24
LEGAL MATTERS.........................................................    25
YEAR 2000 ISSUES......................................................    25
OTHER INFORMATION.....................................................    25
CONTENTS OF STATEMENT OF ADDITIONAL INFORMATION.......................    25
FORTIS BENEFITS FINANCIAL STATEMENTS..................................    25
APPENDIX A--Sample Market Value Adjustment Calculations...............   A-1
APPENDIX B--Sample Death Benefit Calculations.........................   B-1
APPENDIX C--Explanation Of Expense Calculations.......................   C-1
APPENDIX D--Pro Rata Adjustments......................................   D-1

THE CONTRACTS ARE NOT AVAILABLE IN ALL STATES. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFERING IN ANY JURISDICTION IN WHICH SUCH OFFERING MAY NOT LAWFULLY BE MADE. FORTIS BENEFITS DOES NOT AUTHORIZE ANY INFORMATION OR REPRESENTATION REGARDING THE OFFERING DESCRIBED IN THIS PROSPECTUS WHICH IS NOT INCLUDED IN THIS PROSPECTUS, THE RELATED STATEMENT OF ADDITIONAL INFORMATION, OR ANY SUPPLEMENTS THERETO OR IN ANY SUPPLEMENTAL SALES MATERIAL AUTHORIZED BY FORTIS BENEFITS.

SPECIAL TERMS USED IN THIS PROSPECTUS

Accumulation     The time period under a contract between the contract issue date and the annuity commencement
Period           date.
Accumulation     A unit of measure used to calculate the owners' interest in the Variable Account during the
Unit             Accumulation Period.
Annuitant        A person during whose life annuity payments are to be made by Fortis Benefits under the contract. The Annuitant is the person named in the application for the contract. If such person dies before the annuity commencement date and there is an additional annuitant named in the application, the additional annuitant shall become the Annuitant. If there is no named additional annuitant, or the additional annuitant has predeceased the Annuitant who is named in the application, the owner, if he or she is a natural person, shall become the Annuitant.
Annuity Period   The time period following the Accumulation Period, during which annuity payments are made by
                 Fortis Benefits.
Annuity Unit     A unit of measurement used to calculate variable annuity payments.
Fixed Annuity    An annuity option under which Fortis Benefits promises to pay the Annuitant or any other payee
Option           that you designate one or more fixed payments.
Market Value     Positive or negative adjustment in fixed account value that we make if such value is paid out
Adjustment       more than fifteen days before or after the end of a guarantee period in which it was being held.
Non-Qualified    Contracts that do not qualify for the special federal income tax treatment applicable in
Contracts        connection with certain retirement plans.
Qualified        Contracts that are qualified for the special federal income tax treatment applicable in
Contracts        connection with certain retirement plans.
Valuation Date   All business days except, with respect to any subaccount, days on which the related portfolio does not value its shares. Generally, the portfolios value their shares on each day the New
                 York Stock Exchange is open.
Valuation        The period that starts at the close of regular trading on the New York Stock Exchange on a
Period           Valuation Date and ends at the close of regular trading on the exchange on the next succeeding
                 Valuation Date.
Variable         The segregated asset account referred to as Variable Account D of Fortis Benefits Insurance
Account          Company established to receive and invest purchase payments under contracts.
Variable         An annuity option under which Fortis Benefits promises to pay the Annuitant or any other payee
Annuity Option   chosen by you one or more payments which vary in amount in accordance with the net investment experience of the subaccounts selected by the Annuitant.

INFORMATION CONCERNING FEES AND CHARGES

CONTRACT OWNER TRANSACTION CHARGES

       Front-End Sales Charge Imposed on
      Purchases...................................         0%
       Maximum Surrender Charge for Sales
      Expenses....................................         7%(1)

   NUMBER OF YEARS SINCE
   PURCHASE PAYMENT WAS            SURRENDER CHARGE AS A
         CREDITED             PERCENTAGE OF PURCHASE PAYMENT
---------------------------  ---------------------------------
        Less than 2                              7%
At least 2 but less than 4                       6%
At least 4 but less than 5                       5%
At least 5 but less than 6                       3%
At least 6 but less than 7                       1%
         7 or more                               0%

       Other Surrender Fees.......................     0%
       Exchange Fee...............................     0%
ANNUAL CONTRACT ADMINISTRATION CHARGE.............    $0
VARIABLE ACCOUNT ANNUAL EXPENSES
(AS A PERCENTAGE OF AVERAGE ACCOUNT VALUE)
       Mortality and Expense Risk Charge..........  1.25%
       Variable Account Administrative Charge.....  .10%
       Total Variable Account Annual Expenses.....  1.35%

------------------------
(1) This charge does not apply in certain cases such as partial surrenders each year of up to 10% of "new purchase payments" as defined under the heading "Surrender Charge," or payment of a death benefit.

MARKET VALUE ADJUSTMENT WITH RESPECT TO FIXED ACCOUNT

Surrenders and other withdrawals from the fixed account more than fifteen days from the end of a guarantee period other than the one year guarantee period are subject to a Market Value Adjustment. The Market Value Adjustment may increase or reduce the fixed account value. We compute this adjustment according to a formula that we describe in more detail under "Market Value Adjustment."

PORTFOLIO ANNUAL EXPENSES

                                                                                                                      GLOBAL ASSET
                                   MONEY         U.S. GOVERNMENT      DIVERSIFIED         GLOBAL           HIGH        ALLOCATION
                               MARKET SERIES    SECURITIES SERIES    INCOME SERIES     BOND SERIES     YIELD SERIES      SERIES
                              ----------------  ------------------  ----------------  --------------  --------------  ------------
Investment Advisory and
 Management Fee.............          0.30%              0.47%              0.47%            0.75%           0.50%          0.90%
Other Expenses..............          0.05%              0.04%              0.05%            0.13%           0.06%          0.11%
Total Series Fund
 Operating Expenses.........          0.35%              0.51%              0.52%            0.88%           0.56%          1.01%

                                 ASSET
                               ALLOCATION                       GROWTH &
                                 SERIES      VALUE SERIES    INCOME SERIES
                              ------------  --------------  ----------------
Investment Advisory and
 Management Fee.............        0.47%          0.70%            0.64%
Other Expenses..............        0.04%          0.06%            0.03%
Total Series Fund
 Operating Expenses.........        0.51%          0.76%            0.67%

                                                                S&P 500
                                                                 INDEX        BLUE CHIP      INTERNATIONAL      MID CAP
                                                                 SERIES      STOCK SERIES    STOCK SERIES     STOCK SERIES
                                                              ------------  --------------  ---------------  --------------
Investment Advisory and
 Management Fee.............................................        0.40%          0.89%           0.85%            0.90%
Other Expenses..............................................        0.06%          0.05%           0.09%            0.35%
Total Series Fund
 Operating Expenses.........................................        0.46%          0.94%           0.94%            1.25%


                                                                SMALL CAP          GLOBAL          LARGE CAP          GROWTH
                                                               VALUE SERIES    GROWTH SERIES     GROWTH SERIES     STOCK SERIES
                                                              --------------  ----------------  ----------------  ---------------
Investment Advisory and
 Management Fee.............................................         0.90%            0.70%             0.90%            0.61%
Other Expenses..............................................         0.34%            0.05%             0.35%            0.04%
Total Series Fund
 Operating Expenses.........................................         1.24%            0.75%             1.25%            0.65%


                                                                 AGGRESSIVE
                                                               GROWTH SERIES
                                                              ----------------
Investment Advisory and
 Management Fee.............................................          0.68%
Other Expenses..............................................          0.04%
Total Series Fund
 Operating Expenses.........................................          0.72%

------------------------
(a) As a percentage of portfolio average net assets based on 1998 historical data.

EXAMPLES*

If you SURRENDER your contract in full at the end of any of the time periods shown below, you would pay the following cumulative expenses on a $1,000 investment, assuming a 5% annual return on assets:

IF ALL AMOUNTS ARE INVESTED IN ONE PORTFOLIO:                 1 YEAR    3 YEARS   5 YEARS   10 YEARS
------------------------------------------------------------  -------   -------   -------   --------
Money Market Series.........................................      80       107       136        198
U.S. Government Securities Series...........................      82       112       144        215
Diversified Income Series...................................      82       112       145        216
Global Bond Series..........................................      85       123       163        253
High Yield Series...........................................      82       113       147        220
Global Asset Allocation Series..............................      87       127       169        266
Asset Allocation Series.....................................      82       112       144        215
Value Series................................................      84       119       157        241
Growth & Income Series......................................      83       116       152        231
S&P 500 Index Series........................................      81       110       141        209
Blue Chip Stock Series......................................      86       125       166        259
International Stock Series..................................      86       125       166        259
Mid Cap Stock Series........................................      89       134       181        290
Small Cap Value Series......................................      89       134       181        289
Global Growth Series........................................      84       119       156        240
Large Cap Growth Series.....................................      89       134       181        290
Growth Stock Series.........................................      83       116       151        229
Aggressive Growth Series....................................      84       118       155        237

If you COMMENCE AN ANNUITY payment option, or do NOT surrender your contract, you would pay the following cumulative expenses on a $1,000 investment, assuming a 5% annual return on assets:

IF ALL AMOUNTS ARE INVESTED IN ONE PORTFOLIO:                 1 YEAR    3 YEARS   5 YEARS   10 YEARS
------------------------------------------------------------  -------   -------   -------   --------
Money Market Series.........................................      17        53        91        198
U.S. Government Securities Series...........................      19        58        99        215
Diversified Income Series...................................      19        58       100        216
Global Bond Series..........................................      22        69       118        253
High Yield Series...........................................      19        59       102        220
Global Asset Allocation Series..............................      24        73       124        266
Asset Allocation Series.....................................      19        58        99        215
Value Series................................................      21        65       112        241
Growth & Income Series......................................      20        62       107        231
S&P 500 Index Series........................................      18        56        96        209
Blue Chip Stock Series......................................      23        71       121        259
International Stock Series..................................      23        71       121        259
Mid Cap Stock Series........................................      26        80       136        290
Small Cap Value Series......................................      26        80       136        289
Global Growth Series........................................      21        65       111        240
Large Cap Growth Series.....................................      26        80       136        290
Growth Stock Series.........................................      20        62       106        229
Aggressive Growth Series....................................      21        64       110        237

------------------------
*    Does not include the effect of any Market Value Adjustment.

                         ------------------------------

THE EXAMPLES SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES, AND ACTUAL EXPENSES MAY BE GREATER OR LESS THAN THOSE SHOWN.

We have included the foregoing tables and examples to help you understand the transaction and operating expenses we directly or indirectly impose under the contracts and under the portfolios. We will also deduct amounts for state premium taxes or similar assessments where these deductions are applicable.

See Appendix C for an explanation of the calculation of the amounts set forth above.

SUMMARY OF CONTRACT FEATURES

The following summary should be read in conjunction with the detailed information in this prospectus. Variations from the information appearing in this prospectus due to requirements particular to your state are described in supplements which are attached to this prospectus, or in endorsements to the contract as appropriate.

The contracts are designed to provide individuals with retirement benefits through the accumulation of purchase payments on a fixed or variable basis, and by the application of such accumulations to provide fixed or variable annuity payments.

"We," "our," and "us" mean Fortis Benefits Insurance Company. "You" and "your" mean a reader of this prospectus who is contemplating making purchase payments or taking any other action in connection with a contract.

Depending on the state that you live in, the contract that is issued to you may be as a part of a group contract or as an individual contract. Participation in a group contract will be evidenced by the issuance of a certificate showing your interest under the group contract. In other states, an individual contract will be issued to you. Both the certificate and the contract are referred to as a "contract" in this prospectus.

FREE LOOK

You have the right to examine a contract during a "free look" period after you receive the contract and return it for a refund of the amount of the then current contract value. However, in certain states where required by state law the refund will be in the amount of all purchase payments that have been made, without interest or appreciation or depreciation. The "free look" period is generally 10 days unless a longer time is specified on the face page of your contract.

PURCHASE PAYMENTS

The initial purchase payment under a contract must be at least $5,000 ($2,000 for a contract which is part of a qualified plan). Additional purchase payments under a contract must be at least $50. See "Issuance of a Contract and Purchase Payments."

ALLOCATION OF PURCHASE PAYMENTS

On the date that the contract is issued, the initial purchase payment is allocated, as specified by you in the contract application, among one or more of the portfolios, or to one or more of the guarantee periods in the fixed account, or to a combination thereof. Subsequent purchase payments are allocated in the same way, or pursuant to different allocation percentages that you may request in writing.

VARIABLE ACCOUNT INVESTMENT OPTIONS

Each of the subaccounts of the Variable Account invests in shares of a corresponding portfolio. Contract value in each of the subaccounts of the Variable Account will vary to reflect the investment experience of each of the corresponding portfolios, as well as deductions for certain charges.

Each portfolio has a separate and distinct investment objective and is managed by Fortis Advisers, Inc. or a subadviser of Fortis Advisers, Inc. A full description of the portfolios and their investment objectives, policies, risks and expenses can be found in the current prospectus for the portfolios, which accompanies this prospectus, and the portfolios' Statement of Additional Information which is available upon request from Fortis Benefits at the address and phone number on the cover of this prospectus.

FIXED ACCOUNT INVESTMENT OPTIONS

Any amount allocated by the owner to the fixed account earns a guaranteed interest rate. The level of the guaranteed interest rate depends on the length of the guarantee period selected by the owner. We currently make available ten different guarantee periods, ranging from one to ten years.

If amounts are transferred, surrendered or otherwise paid out more than fifteen days before or after the end of the applicable guarantee period other than the one-year guarantee period, a Market Value Adjustment will be applied to increase or decrease the amount of fixed account value that is paid out. Accordingly, the Market Value Adjustment can result in gains or losses to you. There is no Market Value Adjustment for transfers or surrenders from the one-year guarantee period of the fixed account.

THE FIXED ACCOUNT INVESTMENT OPTION IS NOT AVAILABLE FOR CONTRACTS ISSUED IN THE STATE OF PENNSYLVANIA.

For a more complete discussion of the fixed account investment options and the Market Value Adjustment, see "The Fixed Account."

TRANSFERS

During the Accumulation Period, you can transfer all or part of your contract value from one subaccount to another or into the fixed account and, subject to any Market Value Adjustment, from one guarantee period to another or into a subaccount. There is currently no charge for these transfers. We reserve the right to restrict the frequency of or otherwise condition, terminate, or impose charges upon, transfers from a subaccount during the Accumulation Period. During the Annuity Period the person receiving annuity payments may make up to four transfers (but not from a Fixed Annuity Option) during each year of the Annuity Period. For a description of certain limitations on transfer rights, see "Allocations of Purchase Payments and Contract Value--Transfers."

TOTAL OR PARTIAL SURRENDERS

Subject to certain conditions, all or part of the contract value may be surrendered by you before the earlier of (1) the annuity commencement date, or
(2) if the owner is a non-natural person the Annuitant's death. Amounts surrendered may be subject to a surrender charge and, in addition, amounts surrendered from the fixed account may be subject to a Market Value Adjustment. See "Total and Partial Surrenders," "Surrender Charge" and "Market Value Adjustment." Particular attention should be paid to the tax implications of any surrender, including possible penalties for premature distributions. See "Federal Tax Matters."

ANNUITY PAYMENTS

The contract provides several types of annuity benefits to you or to other persons you properly designate to receive such payments, including Fixed and Variable Annuity Options. The owner has considerable flexibility in choosing the annuity commencement date. However, the tax implications of an annuity commencement date must be carefully considered, including the possibility of penalties for commencing benefits either too soon or too late. See "Annuity Commencement Date," "Annuity Options" and "Federal Tax Matters" in this prospectus and "Taxation Under Certain Retirement Plans" in the Statement of Additional Information.

DEATH BENEFIT

In the event of the death of the owner, or the Annuitant if the owner is a non-natural person, prior to the annuity commencement date, a death benefit is payable to the beneficiary. See "Benefit Payable on Death of Contract Owner (or Annuitant)."

LIMITATIONS IMPOSED BY RETIREMENT PLANS AND EMPLOYERS

Certain rights you would otherwise have under a contract may be limited by the terms of any applicable employee benefit plan. These limitations may restrict such things as total and partial surrenders, the amount or timing of purchase payments that may be made, when annuity payments must start and the type of annuity options that may be selected. Accordingly, you should familiarize yourself with these and all other aspects of any retirement plan in connection with which a contract is issued.

The record owner of the group variable annuity contract pursuant to which group certificates will be issued will be a bank trustee whose sole function is to hold record ownership of the contract or an employer (or the employer's designee) in connection with an employee benefit plan. In the latter cases, certain rights that an owner otherwise would have under a contract may be reserved instead by the employer.

TAX IMPLICATIONS

The tax implications for you or any other persons who may receive payments under a contract, and those of any related employee benefit plan can be quite important. A brief discussion of some of these is set out under "Federal Tax Matters" in this prospectus and "Taxation Under Certain Retirement Plans" in the Statement of Additional Information, but such discussion is not comprehensive. Therefore, you should consider these matters carefully and consult a qualified tax adviser before making purchase payments or taking any other action in connection with a contract or any related employee benefit plan. Failure to do so could result in serious adverse tax consequences which might otherwise have been avoided.

QUESTIONS AND OTHER COMMUNICATIONS

Any question about procedures of the contract should be directed to your sales representative, or Fortis Benefits' home office: P.O. Box 64272, St. Paul, Minnesota, 55164: 1-800-800-2000, extension 3057. Purchase payments and written requests should be mailed or delivered to the same home office address. All communications should include the contract number, the owner's name and, if different, the Annuitant's name. The number for telephone transfers is 1-800-800-2000 (extension 3057).

Any purchase payment or other communication, except a 10-day cancellation notice, is deemed received at Fortis Benefit's home office on the actual date of receipt there in proper form unless received (1) after the close of regular trading on The New York Stock Exchange, or (2) on a date that is not a Valuation Date. In either of these two cases, the date of receipt will be deemed to be the next Valuation Date.

FINANCIAL AND PERFORMANCE INFORMATION

The information presented below reflects the Accumulation Unit information for subaccounts of the Variable Account through December 31, 1998.

                                                                                       GLOBAL
                             MONEY     U.S. GOV'T   DIVERSIFIED  GLOBAL      HIGH       ASSET       ASSET                 GROWTH &
                            MARKET     SECURITIES     INCOME      BOND       YIELD    ALLOCATION  ALLOCATION     VALUE     INCOME
                          -----------  -----------  ----------  ---------  ---------  ---------  ------------  ---------  ---------
December 31, 1998
  Accumulation Units in
   Force................   39,532,433    7,577,700  51,323,231  1,236,211  4,984,906  3,315,158   160,803,266  4,869,102  12,171,938
  Accumulation Unit
   Values...............        1.532       18.421       2.059     13.254     12.823     16.313         3.326     14.768     21.767
December 31, 1997
  Accumulation Units in
   Force................   31,491,629    7,743,923  49,942,498  1,123,401  4,194,544  2,918,483   156,035,843  3,402,217  11,003,248
  Accumulation Unit
   Values...............    $1.474617   $17.149938   $1.963344  $11.837281 $12.917282 $14.433538    $2.809839  $13.651572 $19.487584
December 31, 1996
  Accumulation Units in
   Force................   36,220,947    9,635,092  55,653,680  1,088,043  3,337,604  2,330,884   154,525,474  1,071,648  7,892,683
  Accumulation Unit
   Values...............        1.418       15.935       1.801     11.961     11.928     12.884         2.368     11.048     15.468
January 1, 1996*
  Accumulation Unit
   Values...............      --           --           --         --         --         --           --          10.000
December 31, 1995
  Accumulation Units in
   Force................   26,915,975   10,989,914  59,213,865    574,142  2,321,419  1,117,596   148,700,081             4,204,164
  Accumulation Unit
   Value................       $1.367      $15.805      $1.753    $11.743    $10.941    $11.590        $2.134               $12.904
January 2, 1995*
  Accumulation Unit
   Value................      --           --           --        $10.000     --        $10.000       --                     --
December 31, 1994
  Accumulation Units in
   Force................   30,697,754   12,271,738  62,744,615     --      1,216,957     --       137,642,102             1,489,517
  Accumulation Unit
   Value................       $1.311      $13.483      $1.515     --         --         $9.834        $1.773               $10.083
May 1, 1994*
  Accumulation Unit
   Value................      --           --           --         --         --       $10.0000       --                   $10.0000
December 31, 1993
  Accumulation Units in
   Force................   21,315,022   15,601,818  56,005,709     --         --         --       106,834,367                --
  Accumulation Unit
   Value................       $1.278      $14.609      $1.621     --         --         --            $1.797                --
December 31, 1992
  Accumulation Units in
   Force................   20,674,556    9,505,984  19,353,521     --         --         --        49,688,937                --
  Accumulation Unit
   Value................       $1.261      $13.529      $1.457     --         --         --            $1.664                --
May 1, 1992*
  Accumulation Unit
   Value................      --           --           --         --         --         --           --                     --
December 31, 1991
  Accumulation Units in
   Force................  7,235,168.03 3,595,759.23 6,056,976.03    --        --         --      17,772,322.83               --
  Accumulation Unit
   Value................       $1.237      $12.921      $1.379     --         --         --            $1.577                --
December 31, 1990
  Accumulation Units in
   Force................  5,632,146.27  747,992.12  2,352,517.74    --        --         --      8,249,373.75                --
  Accumulation Unit
   Value................       $1.183      $11.450      $1.219     --         --         --            $1.252                --
December 31, 1989
  Accumulation Units in
   Force................   754,306.35    70,701.23  1,306,717.80    --        --         --      2,760,936.67                --
  Accumulation Unit
   Value................       $1.112      $10.756      $1.135     --         --         --            $1.245                --


                                                INTERNATIONAL  GLOBAL                 AGGRESSIVE  MID CAP   LARGE CAP   SMALL CAP

                           S&P 500   BLUE CHIP     STOCK      GROWTH    GROWTH STOCK   GROWTH     GROWTH     GROWTH       VALUE

                          ---------  ---------  -----------  ---------  ------------  ---------  ---------  ---------  -----------

December 31, 1998
  Accumulation Units in
   Force................  10,440,486 7,548,794    4,751,940  11,744,865  136,042,148  6,165,803    765,338    842,995    1,098,102

  Accumulation Unit
   Values...............     18.689     18.238       16.113     21.433         3.870     15.829      9.625     11.755        9.367

December 31, 1997
  Accumulation Units in
   Force................  5,491,818  4,149,587    4,239,821  13,725,612  156,975,866  6,551,677     --         --          --

  Accumulation Unit
   Values...............  $14.786540 $14.429421  $14.021796  $19.507894    $3.296005  $13.241215    --         --          --

December 31, 1996
  Accumulation Units in
   Force................  1,259,758    915,358    3,137,348  13,713,860  169,095,500  5,706,895     --         --          --

  Accumulation Unit
   Values...............     11.326     11.520       12.690     18.510         2.971     13.232     --         --          --

January 1, 1996*
  Accumulation Unit
   Values...............     10.000     10.000      --          --           --                     --         --          --

December 31, 1995
  Accumulation Units in
   Force................                          1,157,064  10,769,830  160,247,280  3,033,587     --         --          --

  Accumulation Unit
   Value................                            $11.271    $15.754        $2.587    $12.461     --         --          --

January 2, 1995*
  Accumulation Unit
   Value................                            $10.000     --           --          --         --         --          --

December 31, 1994
  Accumulation Units in
   Force................                            --       10,055,959  148,657,108  1,115,647     --         --          --

  Accumulation Unit
   Value................                            --         $12.236        $2.054     $9.723     --         --          --

May 1, 1994*
  Accumulation Unit
   Value................                            --          --           --        $10.0000     --         --          --

December 31, 1993
  Accumulation Units in
   Force................                            --       5,108,957   118,720,649     --         --         --          --

  Accumulation Unit
   Value................                            --         $12.784        $2.142     --         --         --          --

December 31, 1992
  Accumulation Units in
   Force................                            --         698,720    79,582,321     --         --         --          --

  Accumulation Unit
   Value................                            --         $10.988        $1.996     --         --         --          --

May 1, 1992*
  Accumulation Unit
   Value................                            --         10.0000       --          --         --         --          --

December 31, 1991
  Accumulation Units in
   Force................                            --          --      42,946,178.33    --         --         --          --

  Accumulation Unit
   Value................                            --          --            $1.965     --         --         --          --

December 31, 1990
  Accumulation Units in
   Force................                            --          --      14,690,313.64    --         --         --          --

  Accumulation Unit
   Value................                            --          --            $1.298     --         --         --          --

December 31, 1989
  Accumulation Units in
   Force................                            --          --      3,507,971.91     --         --         --          --

  Accumulation Unit
   Value................                            --          --            $1.357     --         --         --          --


------------------------
*Accumulation Unit value at date of initial registration statement effectiveness

Audited financial statements of the Variable Account are included in the Statement of Additional Information.

Advertising and other sales materials may include yield and total return figures for the subaccounts of the Variable Account. These figures are based on historical results and are not intended to indicate future performance. "Yield" is the income generated by an investment in the subaccount over a period of time specified in the advertisement. This rate of return is assumed to be earned over a full year and is shown as a percentage of the investment. "Total Return" is the total change in value of an investment in the subaccount over a period of time specified in the advertisement. The rate of return shown would produce that change in value over the specified period, if compounded annually. Yield figures do not reflect the surrender charge and yield and total return figures do not reflect premium tax charges. This makes the performance shown more favorable.

Financial information concerning Fortis Benefits is included in this prospectus under "Additional Information About Fortis Benefits" and "Fortis Benefits Financial Statements."

FORTIS BENEFITS/FORTIS FINANCIAL GROUP MEMBER

Fortis Benefits Insurance Company is the issuer of the contracts. At the end of 1998, Fortis Benefits had approximately $99 billion of total life insurance in force. Fortis Benefits is a Minnesota corporation founded in 1910. It is qualified to sell life insurance and annuity contracts in the District of Columbia and in all states except New York. Fortis Benefits is an indirectly wholly-owned subsidiary of Fortis, Inc., which is itself indirectly owned 50% by Fortis (NL)N.V. and 50% by Fortis (B). Fortis, Inc. manages the United States operations for these two companies.

Fortis Benefits is a member of the Fortis Financial Group. This group is a joint effort by Fortis Benefits, Fortis Advisers, Inc., Fortis Investors, Inc., and Fortis Insurance Company, to offer financial products through the management, marketing, and servicing of mutual funds, annuities, and life insurance.

Fortis (NL)N.V. is a diversified financial services company headquartered in Utrecht, The Netherlands, where its insurance operations began in 1847. Fortis
(B) is a diversified financial services company headquartered in Brussels, Belgium, where its insurance operations began in 1824. Fortis (NL)N.V. and Fortis (B) have merged their operating companies under the trade name of Fortis. The Fortis group of companies is active in insurance, banking and financial services, and real estate development in The Netherlands, Belgium, the United States, Western Europe, and the Pacific Rim. The Fortis group of companies had approximately $390 billion in assets at the end of 1998.

All of the guarantees and commitments under the contracts are general obligations of Fortis Benefits regardless of whether you have allocated the contract value to the Variable Account or to the fixed account. None of Fortis Benefits' affiliated companies has any legal obligation to back Fortis Benefits' obligations under the contracts.

THE VARIABLE ACCOUNT

The Variable Account is a segregated investment account of Fortis Benefits. Fortis Benefits established Variable Account D under Minnesota insurance law as of October 14, 1987. The Variable Account is an integral part of Fortis Benefits. However, the Variable Account is registered with the Securities and Exchange Commission as a unit investment trust under the Investment Company Act of 1940. Assets in the Variable Account representing reserves and liabilities under these contracts and other variable annuity contracts issued by Fortis Benefits will not be chargeable with liabilities arising out of any other business of Fortis Benefits.

The Variable Account has subaccounts. The assets in each subaccount are invested exclusively in one of the portfolios listed on the first page of the prospectus, each of which represents a separate investment portfolio. Income and both realized and unrealized gains or losses from the assets of each subaccount of the Variable Account are credited to or charged against that subaccount without regard to income, gains or losses, from any other subaccount of the Variable Account or arising out of any other business we may conduct. We may add or eliminate new subaccounts as new portfolios are added or eliminated.

THE PORTFOLIOS

You may choose from among a number of different portfolios. Each portfolio is a mutual fund available for purchase only as a funding vehicle for benefits under variable life insurance and variable annuity products. These variable life insurance and variable annuity products are issued by Fortis Benefits and by other life insurance companies. Each portfolio corresponds to one of the subaccounts of the Variable Account. The assets of each portfolio are separate from the assets of other portfolios. In addition, each portfolio operates as a separate investment portfolio whose investment performance has no effect on the investment performance of any other portfolio. We offer more detailed information for each investment portfolio. This information includes the investment policies, investment restrictions, charges, and risks attendant to investing in each portfolio. This information also includes other aspects of each portfolio's operations. You may find this information in the current prospectus for each portfolio. These portfolio prospectuses must accompany this prospectus, and you should read them in conjunction with it. You may obtain a copy of each prospectus from us, free of charge, by calling 1-800-800-2000, ext. 3057, or by writing P.O. Box 64272, St. Paul, Minnesota 55164.

As noted, the investment portfolios may be available to registered separate accounts of other participating insurance companies. These portfolios may also be available to the Variable Account and other separate accounts of Fortis Benefits. Although Fortis Benefits does not anticipate any disadvantages to this, there is a possibility that a material conflict may arise between the interest of the Variable Account and one or more of the other separate accounts participating in the portfolios. For example, a conflict may occur due to (1) a change in law affecting the operations of variable life and variable annuity separate accounts, (2) differences in the voting instructions of the contract owners and those of other companies, or (3) some other reason. In the event of conflict, Fortis Benefits will take any steps necessary to protect the contract owners and variable annuity payees.

Fortis Benefits purchases and redeems portfolios' shares for the Variable Account at their net asset value without any sales or redemption charges. We automatically reinvest dividends or capital gain distributions attributable to contracts in shares of the portfolio from which they are received at the portfolio's net asset value on the date paid. These dividends and distributions will have the effect of reducing the new asset value of each share of the corresponding portfolio and increasing, by an equivalent value, the number of shares outstanding of the portfolio. However, the value of your interest in the corresponding subaccount will not change as a result of any such dividends and distributions.

The portfolios available for investment by the Variable Account are listed on the cover page of this prospectus.

THE FIXED ACCOUNT

GUARANTEED INTEREST RATES/GUARANTEE PERIODS

Any amount you allocate to the fixed account earns a guaranteed interest rate beginning on the date you make the allocation. The guaranteed interest rate continues for the number of years you select, up to a maximum of TEN years. At the end of your guarantee period, your contract value, including accrued interest, will be allocated to a new guarantee period of equal length. However, you may reallocate your contract value to a different guarantee period (or periods) or to one (or more) of the subaccounts of the Variable Account. If you decide to reallocate your contract value, you must do so by sending us a WRITTEN REQUEST. We must receive your written request AT LEAST three business days before the end of your guarantee period. The first day of your new guarantee period (or other reallocation) will be the day after the end of your previous guarantee period. We will notify you AT LEAST 45 days and NOT MORE than 75 days before the end of your guarantee period.

We currently offer ten different guarantee periods. These guarantee periods range in length from one to ten years. Each guarantee period has its own guaranteed interest rate, which may differ from those for other guarantee periods. From time to time we will, at our discretion, change the guaranteed interest rate for FUTURE guarantee periods. These changes will NOT affect the guaranteed interest rates we are paying on CURRENT guarantee periods. Please note, when you allocate or transfer an amount to a guarantee period, a new guarantee period begins running with respect to that amount. Therefore, the amount you allocate will earn a guaranteed interest rate that will not change until the end of that period. In addition, the guaranteed interest rate will never be less than an effective annual rate of 3%.

We declare the guaranteed interest rates from time to time as market conditions dictate. We advise you of the guaranteed interest rate for a chosen guarantee period at the time we receive a purchase payment from you, or at the time we execute a transfer you have requested , or at the time a guarantee period is renewed.

We do not have a specific formula for establishing the guaranteed interest rates for the guarantee periods. Guaranteed interest rates may be INFLUENCED by the available interest rates on the investments we acquire with the amounts you allocate for a particular guarantee period. Guaranteed interest rates do not necessarily CORRESPOND to the available interest rates on the investments we acquire with the amounts you allocate for a particular guarantee period. See "Investments by Fortis Benefits". In addition, when we determine guaranteed interest rates, we may consider: (1) the duration of a guarantee period, (2) regulatory and tax requirements, (3) sales and administrative expenses we bear,
(4) risks we assume, (5) our profitability objectives, and (6) general economic trends.

FORTIS BENEFITS' MANAGEMENT MAKES THE FINAL DETERMINATION OF THE GUARANTEED INTEREST RATES WE DECLARE. WE CANNOT PREDICT OR ASSURE THE LEVEL OF ANY FUTURE GUARANTEED INTEREST RATES IN EXCESS OF AN EFFECTIVE ANNUAL RATE OF 3%.

THE FIXED ACCOUNT INVESTMENT OPTION IS NOT AVAILABLE FOR CONTRACTS ISSUED IN THE STATE OF PENNSYLVANIA.

You may obtain information concerning the guaranteed interest rates that apply to the various guarantee periods. You may obtain this information from our home office or from your sales representative at any time.

MARKET VALUE ADJUSTMENT

Except as described below, we will apply a Market Value Adjustment to any fixed account value that is:

    - surrendered,

    - transferred, or

    - otherwise paid out

BEFORE the end of the guarantee period in which it is being held.

For example, we will apply a Market Value Adjustment to fixed account value that we pay:

    - as an amount applied to an annuity option, and

    - as an amount paid as a single sum in lieu of an annuity.

The Market Value Adjustment we apply may increase or decrease the fixed account value that is withdrawn or transferred. We determine whether the fixed account value is increased or decreased by performing a comparison of two guaranteed interest rates.

The first rate we compare is the guaranteed interest rate for the fixed account value that is withdrawn or transferred from the existing guarantee period. The second rate we compare is the guaranteed interest rate we are then offering for new guarantee periods with durations equal to the number of years remaining in the existing guarantee period. After comparing these two rates, we determine whether the fixed account value is increased or decreased as follows:

    - If the first rate exceeds the second rate by more than 1/2%, the Market Value Adjustment produces an INCREASE in the fixed account value withdrawn or transferred.

    - If the first rate does not exceed the second rate by at least 1/2%, the Market Value Adjustment produces a DECREASE in the fixed account value withdrawn or transferred.

We will determine the Market Value Adjustment by multiplying the fixed account value that is withdrawn or transferred from the existing guarantee period (before deduction of any applicable surrender charge) by the following factor:

            1 + I            n / 12
        ( ----------)               - 1
         1 + J + .005

where,

    - I is the guaranteed interest rate we credit to the fixed account value that is withdrawn or transferred from the existing guarantee period.

    - J is the guaranteed interest rate we are then offering for new guarantee periods with durations equal to the number of years remaining in the existing guarantee period (rounded up to the next higher number of years).

    - N is the number of months remaining in the existing guarantee period (rounded up to the next higher number of months).

You will find sample Market Value Adjustment calculations in Appendix A.

We do not apply a Market Value Adjustment to withdrawals and transfers of fixed account value under FOUR exceptions. We describe these exceptions below.

(1) We will NOT apply a Market Value Adjustment to fixed account value that we pay out as a death benefit pursuant to a contract.

(2) We will NOT apply a Markety Value Adjustment to fixed account value that is withdrawn or transferred from the one-year guarantee period.

(3) We will NOT apply a Market Value Adjustment to fixed account value that we pay out during a 30 DAY period that:

    - BEGINS 15 DAYS BEFORE the end date of the guarantee period in which the fixed account value was being held,

     and that:

    - ENDS 15 DAYS AFTER the end date of the guarantee period in which the fixed account value was being held.

(4) We will NOT apply a Market Value Adjustment to fixed account value that is withdrawn or transferred from a guarantee period on a periodic, automatic basis. This exception only applies to such withdrawals or transfers under a formal Fortis Benefits program for the withdrawal or transfer of fixed account value.

We may impose CONDITIONS AND LIMITATIONS on any formal Fortis Benefits program for the withdrawal or transfer of fixed account value. Ask your Fortis Benefits representative about the availability of such a program in your state. In addition, if such a program is available in your state, your Fortis Benefits representative can inform you about the conditions and limitations that may apply to that program.

INVESTMENTS BY FORTIS BENEFITS

Fortis Benefits' legal obligations with respect to the fixed account are supported by our general account assets. These general account assets also support our obligations under other insurance and annuity contracts. Investments purchased with amounts allocated to the fixed account are the property of Fortis Benefits, and you have no legal rights in such investments. Subject to applicable law, we have sole discretion over the investment of assets in our general account and in the fixed account. Neither our general account nor the fixed account is subject to registration under the Investment Company Act of 1940.

We will invest amounts in our general account, and amounts in the fixed account, in compliance with applicable state insurance laws and regulations concerning the nature and quality of investments for the general account. Within specified limits and subject to certain standards and limitations, these laws generally permit investment in:

    - federal, state and municipal obligations,

    - preferred and common stocks,

    - corporate bonds,

    - real estate mortgages,

    - real estate, and

    - certain other investments.

See "Fortis Benefits' Financial Statements" for information on our investments. Investment management for amounts in our general account and in the fixed account is provided to us by Fortis Advisors, Inc.

When we establish guaranteed interest rates, we will consider the available return on the instruments in which we invest amounts allocated to the fixed account. However, this return is only one of many factors we consider when we establish the guaranteed interest rates. See "Guaranteed Interest
Rates/Guarantee Periods".

Generally, we expect to invest amounts allocated to the fixed account in debt instruments. We expect that these debt instruments will approximately match our liabilities with regard to the guarantee periods. We also expect that these debt instruments will primarily include:

(1) securities issued by the United States Government or its agencies or instrumentalities. These securities may or may not be guaranteed by the United States Government;

(2) debt securities that, at the time of purchase, have an investment grade within the four highest grades assigned by Moody's Investors
     Services, Inc. ("Moody's"), Standard & Poor's Corporation ("Standard & Poor's"), or any other nationally recognized rating service. Moody's four highest grades are: Aaa, Aa, A, and Baa. Standard & Poor's four highest grades are: AAA, AA, A, and BBB;

(3) other debt instruments including, but not limited to, issues of, or guaranteed by, banks or bank holding companies and corporations. Although not rated by Moody's or Standard & Poor's, we deem these obligations to have an investment quality comparable to securities that may be purchased as stated above;

(4) other evidences of indebtedness secured by mortgages or deeds of trust representing liens upon real estate.

Except as required by applicable state insurance laws and regulations, we are not obligated to invest amounts allocated to the fixed account according to any particular strategy, See "Regulation and Reserves".

ACCUMULATION PERIOD

ISSUANCE OF A CONTRACT AND PURCHASE PAYMENTS

We reserve the right to reject any application for a contract or any purchase payment for any reason. If we accept your issuing instructions in the form received, we will credit the initial purchase payment within two Valuation Dates after the later of (1) receipt of the issuing instructions or (2) receipt of the initial purchase payment at our home office. If we cannot apply the initial purchase payment within five Valuation Dates after receipt because the issuing instructions are incomplete, we will return the initial purchase payment unless you consent to our retaining the initial purchase payment and applying it as of the end of the Valuation Period in which the necessary requirements are fulfilled. The initial purchase payment must be at least $5,000 ($2,000 for a contract issued pursuant to a qualified plan).

The date that we apply the initial purchase payment to the purchase of the contract is also the contract issue date. The contract issue date is the date used to determine contract years, regardless of when we deliver the contract. Our crediting of investment experience in the Variable Account, or a fixed rate of return in the fixed account, generally begins as of the contract issue date.

We will accept additional purchase payments at any time after the contract issue date and prior to the annuity commencement date, as long as the Annuitant is living. You must transmit purchase payments (together with any required information identifying the proper contracts and accounts to be credited with purchase payments) to our home office. We apply additional purchase payments to the contract, and add to the contract value as of the end of the Valuation Period in which we receive the payments.

Each additional purchase payment under a contract must be at least $50. The total of all purchase payments for all Fortis Benefits annuities having the same owner or Annuitant, may not exceed $1 million (not more than $500,000 allocated to the fixed account) without our prior approval. We reserve the right to modify this limitation at any time.

You may make purchase payments in excess of the initial minimum by monthly draft against a bank account if you have completed and returned to us a special authorization form. You may get the form from your sales representative or from our home office. We can also arrange for you to make purchase payments by wire transfer, payroll deduction, military allotment, direct deposit and billing. Purchase payments by check should be made payable to Fortis Benefits Insurance Company.

If the contract value is less than $1,000, we may cancel the contract on any Valuation Date. We will notify you of our intention to cancel the contract at least 90 days in advance of the cancellation date. If we do cancel your contract, we consider such cancellation a full surrender of the contract.

CONTRACT VALUE

Contract value is the total of any Variable Account value in all the subaccounts of the Variable Account, plus any fixed account value in all the guarantee periods.

The contract does not guarantee a minimum Variable Account value. You bear the entire investment risk for the contract value that you allocate to the Variable Account.

DETERMINATION OF VARIABLE ACCOUNT VALUE. A contract's Variable Account value is based on the number of Accumulation Units and on Accumulation Unit values, which are determined on each Valuation Date. The value of an Accumulation Unit for a subaccount on any Valuation Date is equal to the previous value of that subaccount's Accumulation Unit multiplied by that subaccount's net investment factor (discussed directly below) for the Valuation Period ending on that Valuation Date. At the end of any Valuation Period, a contract's Variable Account value in a subaccount is equal to the number of Accumulation Units in the subaccount times the value of one Accumulation Unit for that subaccount.

The number of Accumulation Units in each subaccount is equal to

    - Accumulation Units purchased at the time that any purchase payments or transferred amounts are allocated to the subaccount; less

    - Accumulation Units redeemed to pay for the portion of any transfers from or partial surrenders allocated to the subaccount; less

    - Accumulation Units redeemed to pay charges under the contract.

NET INVESTMENT FACTOR. The net investment factor for a subaccount is determined by dividing (1) the net asset value per share of the portfolio shares held by the subaccount, determined at the end of the current Valuation Period, plus the per share amount of any dividend or capital gains distribution made with respect to the portfolio shares held by the subaccount during the current Valuation Period, minus a per share charge for the increase, plus a per share credit for the decrease, in any income taxes assessed which we determine to have resulted from the investment operation of the subaccount or any other taxes which are attributable to this contract, by (2) the net asset value per share of the portfolio shares held in the subaccount as determined at the end of the previous Valuation Period, and subtracting from that result a factor representing the mortality risk, expense risk and administrative expense charge.

If a subaccount's net investment factor is GREATER THAN ONE, the subaccount's Accumulation Unit value has INCREASED. If a subaccount's net investment factor is LESS THAN ONE, the subaccount's Accumulation Unit value has DECREASED.

DETERMINATION OF FIXED ACCOUNT VALUE. A contract's fixed account value is guaranteed by Fortis Benefits. Therefore, we bear the investment risk with respect to amounts allocated to the fixed account, except to the extent that (1) we may vary the guaranteed interest rate for future guarantee periods (subject to the 3% effective annual minimum) and (2) the Market Value Adjustment imposes investment risks on you.

The contract's fixed account value on any Valuation Date is the sum of its fixed account values in each guarantee period on that date. The fixed account value in a guarantee period is equal to the following amounts, in each case increased by accrued interest at the applicable guaranteed interest rate:

    - The amount of purchase payments or transferred amounts allocated to the guarantee period; less

    - The amount of any transfers or surrenders out of the guarantee period.

ALLOCATION OF PURCHASE PAYMENTS AND CONTRACT VALUE

ALLOCATION OF PURCHASE PAYMENTS. In your application for a contract, you may allocate purchase payments, or portions of payments, to the:

    - available subaccounts of the Variable Account, or

    - to the guarantee periods in the fixed account, or

    - to a combination of the two previous options.

Percentages must be in whole numbers and the total allocation must equal 100%. The percentage allocations for future purchase payments may be changed, without charge, at any time by sending a written request to Fortis Benefits' home office. Changes in the allocation of future purchase payments will be effective on the date we receive your written request.

TRANSFERS. You may transfer contract value:

    - from one available subaccount to another available subaccount, or

    - from one available subaccount to the fixed account, or

    - from one guarantee period to another guarantee period, or

    - from one guarantee period to an available subaccount

You must request transfers by (1) a written request to Fortis Benefits' home office, or by (2) a telephone transfer as described below. Currently, we do not charge for any transfer. However, transfers from a guarantee period, other than the one-year guarantee period, that are (1) more than 15 days before or 15 days after the expiration of the existing guarantee period, or are (2) not a part of a formal Fortis Benefits program for the transfer of fixed account value may be subject to a Market Value Adjustment. See "Market Value Adjustment".

The MINIMUM transfer from a subaccount or guarantee period is the lesser of:

    - $1,000, or

    - all of the contract value in the subaccount or guarantee period.

However, we may permit a continuing request for transfers of lesser specified amounts automatically on a periodic basis. We reserve the right to restrict the frequency of transfers or to otherwise condition, terminate, or impose charges (not to exceed $25 per transfer) upon transfers. Where you make all your transfer requests at the same time, as part of one request, we will count all transfers between and among the subaccounts of the Variable Account and the fixed account as one transfer. We will execute the transfers, and determine all values in connection with the transfers, at of the end of the Valuation Period in which we receive the transfer request. The amount of any positive or negative Market Value Adjustment will be added to or deducted from the transferred amount.

Certain restrictions on very substantial allocations to any one subaccount are set forth under "Limitations on Allocations" in the Statement of Additional Information.

TOTAL AND PARTIAL SURRENDERS

TOTAL SURRENDERS. You may surrender all of the cash surrender value at any time during the life of the Annuitant and prior to the annuity commencement date. If you choose to make a total surrender, you must do so by written request sent to our home office. We reserve the right to require that the contract be returned to us prior to making payment, although this will not affect our determination of the amount of the cash surrender value. Cash surrender value is:

    - the contract value at the end of the Valuation Period during which we receive the written request for the total surrender at our home office, less

    - any applicable surrender charge, and

    - after we have applied any Market Value Adjustment.

See "Surrender Charge" and "Market Value Adjustment".

We must receive written consent of all collateral assignees and irrevocable beneficiaries prior to any total surrender. We will generally pay surrenders from the Variable Account within seven days of the date of receipt by our home office of the written request. However, we may postpone payments in certain circumstances. See "Postponement of Payment".

The amount we pay upon total surrender of the cash surrender value (taking into account any prior partial surrenders) may be more or less than the total purchase payments you made. After a surrender of the cash surrender value or at any time the contract value is zero, all rights of the owner, Annuitant, or any other person will terminate.

PARTIAL SURRENDERS. At any time during the life of the Annuitant and prior to the annuity commencement date, you may surrender a portion of the fixed account and/or the Variable Account. You must request partial surrender by a written request sent to Fortis Benefits' home office. We will not accept a partial surrender request from you unless the net proceeds payable to you, as a result of the request, are at least $1,000. We will surrender the entire cash surrender value under the contract if the total contract value in both the Variable Account and fixed account would be less than $1,000 after the partial surrender.

You should specify the subaccounts of the Variable Account or guarantee periods of the fixed account that you wish to partially surrender. If you do not specify, we take the partial surrender from the subaccounts and from the guarantee periods of the fixed account on a pro rata basis.

We will surrender Accumulation Units from the Variable Account and/ or dollar amounts from the fixed account so that the total amount of the partial surrender equals the dollar amount of the partial surrender request. We will reduce the partial surrender by the amount of any applicable surrender charge. In addition, if the surrender is from a guarantee period other than the one-year guarantee period, we will reduce the amount payable to you by any negative Market Value Adjustment, or we will increase the amount payable to you by any positive Market Value Adjustment unless the surrender is (1) within 15 days before or 15 days after the expiration of a guarantee period, or (2) is a part of a formal Fortis Benefits program for the transfer or withdrawal of fixed account value. The partial surrender will be effective at the end of the Valuation Period in which we receive the written request for partial surrender at our home office. Payments will generally be made within seven days of the effective date of such request, although certain delays are permitted. See "Postponement of Payment".

The Internal Revenue Code provides that a penalty tax will be imposed on certain premature surrenders. For a discussion of this and other tax implications of total and partial surrenders, including withholding requirements, see "Federal Tax Matters". Also, under tax deferred annuity contracts pursuant to Section 403(b) of the Internal Revenue Code, no distributions of voluntary salary reduction amounts will be permitted prior to one of the following events: attainment of age 591?2 by the employee or the employee's separation from service, death, disability or hardship. (Hardship distributions will be limited to the lesser of the amount of the hardship or the amount of salary reduction contributions, exclusive of earnings thereon.)

TELEPHONE TRANSACTIONS

You or your representative may make certain requests under the contract by telephone if we have a written telephone authorization on file. These include requests for (1) transfers, (2) withdrawals, and (3) changes in purchase payment allocation instructions, dollar-cost averaging, portfolio rebalancing programs and systematic withdrawals. Our home office will employ reasonable procedures to confirm that instructions communicated by telephone are genuine. These procedures may include, among others, (1) requiring some form of personal identification such as your address and social security number prior to acting upon instructions received by telephone, (2) providing written confirmation of such transactions, and/or (3) tape recording of telephone instructions. Your request for telephone transactions authorizes us to record telephone calls. We may be liable for any losses due to unauthorized or fraudulent instructions if we do not employ reasonable procedures. If we do employ reasonable procedures, we will not be liable for any losses due to unauthorized or fraudulent instructions. We reserve the right to place limits, including dollar limits, on telephone transactions.

BENEFIT PAYABLE ON DEATH OF CONTRACT OWNER (OR ANNUITANT)

If the owner dies prior to the annuity commencement date, we will pay a death benefit to the beneficiary. If the contract owner is a non-natural person, we will pay a death benefit upon the death of the Annuitant prior to the annuity commencement date. In such case, if more than one Annuitant has been named, we will pay the death benefit payable upon the death of an Annuitant only upon the death of the last survivor of the persons so named.

The term "decedent" in the death benefit description below refers to the death of the contract owner unless the contract owner is a non-natural person, in which case it refers to the death of the Annuitant. Also, the death benefit description refers to the age of the contract owner. If the contract owner is a non-natural person, the relevant age will instead be that of the Annuitant.

Additionally, the death benefit description makes reference to "Pro Rata Adjustments." A pro rata adjustment is calculated separately for each withdrawal, creating a decrease in the death benefit proportional to the decrease the withdrawal makes in the contract value. Pro rata adjustments are made for amounts withdrawn for partial surrenders and any associated surrender charge (which shall be deemed to be an amount withdrawn), but not for any contract fee-related surrenders.

The death benefit will equal the greatest of (1), (2), or (3):

(1) The contract value as of the date used for valuing the death benefit.

(2) The highest Anniversary Value of each of the contract's anniversaries prior to the earlier of: (1) the decedent's death, or (2) the owner's attainment of age 75.

     An Anniversary Value is equal to:

(a)    the contract value on the anniversary, plus

(b) any purchase payments made since the anniversary, reduced by

(c) pro rata adjustments for any withdrawals made since the anniversary.

(3) If the decedent dies prior to the date the owner reaches age 75, the amount of the death benefit is the lesser of (a) and (b), as follows:

(a)    the sum of:

 (i) the accumulation (without interest) of purchase payments, reduced by pro rata adjustments for any withdrawals; plus

(ii) an amount equal to interest on such net accumulation value, as it is adjusted for each applicable purchase payment and pro rata adjustment, at an effective annual rate of 5.0%;

     or

(b)    200% of (a)(i).

     The resulting amount (the lesser of (a) and (b)) will be referred to as the "Roll-Up Amount."

     If the decedent dies on or after the date the owner reaches age 75, the amount of the death benefit is equal to:

(a)    the "Roll-Up Amount" as of the date the owner reached age
       75; plus

(b) the accumulation (without interest) of purchase payments made on or after the date the owner reached age 75; reduced by

(c) pro rata adjustments for any withdrawals made on or after the date the owner reached age 75.

We describe the pro rata adjustments referred to above more fully in Appendix D at the end of this prospectus.

See also Appendix A for sample death benefit calculations.

The value of the death benefit is determined as of the end of the Valuation Period in which we receive, at our home office, proof of death and the written request as to the manner of payment. Upon receipt of these items, the death benefit generally will be paid within seven days. Under certain circumstances, payment of the death benefit may be postponed. See "Postponement of Payment." If we do not receive a written request for a settlement method, we will pay the death benefit in a single sum, based on values determined at that time.

The beneficiary may (1) receive a single sum payment, which terminates the contract, or (2) select an annuity option. If the beneficiary selects an annuity option, he or she will have all the rights and privileges of a payee under the contract. If the beneficiary desires an annuity option, the election should be made within 60 days of the date the death benefit becomes payable. Failure to make a timely election can result in unfavorable tax consequences. For further information, see "Federal Tax Matters."

We accept any of the following as proof of death: (1) a copy of a certified death certificate; (2) a copy of a certified decree of a court of competent jurisdiction as to the finding of death; or (3) a written statement by a medical doctor who attended the deceased at the time of death.

The Internal Revenue Code requires that a Non-Qualified Contract contain certain provisions about an owner's death. We discuss these provisions below under "Federal Tax Matters?Required Distributions for Non-Qualified Contracts." It is imperative that written notice of the death of the owner be promptly transmitted to us at our home office, so that we can make arrangements for distribution of the entire interest in the contract to the beneficiary in a manner that satisfies the Internal Revenue Code requirements. Failure to satisfy these requirements may result in the contract not being treated as an annuity contract for federal income tax purposes with possible adverse tax consequences.

THE ANNUITY PERIOD

ANNUITY COMMENCEMENT DATE

You may specify an annuity commencement date in your application. The annuity commencement date marks the beginning of the period during which an Annuitant or other payee designated by the owner receives annuity payments under the contract. The annuity commencement date must be at least two years after the contract issue date. You should consult your sales representative in this regard

The Internal Revenue Code may impose penalty taxes on amounts distributed either too soon or too late depending on the type of retirement arrangement involved. See "Federal Tax Matters". You should consider this carefully in selecting or changing an annuity commencement date.

You must submit a written request in order to advance or defer the annuity commencement date. We must receive the request at our home office at least 30 days before the then-scheduled annuity commencement date. The new annuity commencement date must also be at least 30 days after we receive the written request. You have no right to make any total or partial surrender during the Annuity Period.

COMMENCEMENT OF ANNUITY PAYMENTS

We may pay the entire contract value, rather than apply the amount to an annuity option if the contract value at the end of the Valuation Period which contains the annuity commencement date is less than $1,000. We would make the payment in a single sum to the Annuitant or other payee chosen by the owner and cancel the contract. We would not impose any charge other than the premium tax charge.

Otherwise, we will apply (1) the fixed account value to provide a Fixed Annuity Option and (2) the Variable Account value in any subaccount to provide a Variable Annuity Option using the same subaccount, unless you have notified us by written request to apply the fixed account value and Variable Account value in different proportions. We must receive written request at our home office at least 30 days before the annuity commencement date.

We will make annuity payments under a Fixed or Variable Annuity Option on a monthly basis to the Annuitant or other properly-designated payee, unless we agree to a different payment schedule. If you name more than one person as an Annuitant, you may elect to name one of such persons to be the sole Annuitant as of the annuity commencement date. We reserve the right to change the frequency of any annuity payment so that each payment will be at least $50 ($20 in Texas).

The amount of each annuity payment will depend on (1) the amount of contract value applied to an annuity option, (2) the form of annuity selected, and (3) the age of the Annuitant. For information concerning the relationship between the Annuitant's sex and the amount of annuity payments, including special requirements in connection with employee benefits plans, see "Calculations of Annuity Payments" in the Statement of Additional Information. The Statement of Additional Information also contains detailed information about how the amount of each annuity payment is computed.

The dollar amount of any fixed annuity payments is specified during the entire period of annuity payments according to the provisions of the annuity option selected. The dollar amount of variable annuity payments varies during the Annuity Period based on changes in Annuity Unit values for the subaccounts that you choose to use in connection with your payments.

RELATIONSHIP BETWEEN SUBACCOUNT INVESTMENT PERFORMANCE AND AMOUNT OF VARIABLE ANNUITY PAYMENTS

The amount of an annuity payment depends on the average effective net investment return of a subaccount during the period since the preceding payment as follows:

    - if the return is HIGHER than 3% annually, the Annuity Unit value will INCREASE, and the second payment will be HIGHER than the first; and

    - if the return is LOWER than 3% annually, the Annuity Unit value will DECREASE, and the second payment will be LOWER than the first.

"Net investment return," for this purpose, refers to the subaccount's overall investment performance after deduction of the mortality and expense risk and administrative expense charges, which are assessed at an annual rate of 1.35%.

We guarantee that the amount of each variable annuity payment after the first payment will not be affected by variations in our mortality experience or our expenses.

TRANSFERS. A person receiving annuity payments may make up to four transfers a year among subaccounts. The current procedures for and conditions on these transfers are the same as we describe above under "Allocation of Purchase Payments and Contract Value--Transfers". We do not permit transfers from a Fixed Annuity Option during the Annuity Period.

ANNUITY OPTIONS

You may select an annuity option or change a previous selection by written request. We must receive your request at least 30 days before the annuity commencement date. You may select one annuity form, although payments under that form may be on a combination fixed and variable basis. If no annuity form selection is in effect on the annuity commencement date, we usually automatically apply Option B (described below), with payments guaranteed for ten years. However, federal pension law may require that we make default payments under certain retirement plans pursuant to plan provisions and/or federal law. Tax laws and regulations may impose further restrictions to assure that the primary purpose of the plan is distribution of the accumulated funds to the employee.

Your contract offers the following options for fixed and variable annuity payments. Under each of the options, we make payments as of the first Valuation Date of each monthly period, starting with the annuity commencement date.

OPTION A, LIFE ANNUITY. We do not make payments after the annuitant dies. It is possible for the annuitant to receive only one payment under this option, if the annuitant dies before the second payment is due.

OPTION B, LIFE ANNUITY WITH PAYMENTS GUARANTEED FOR 10 YEARS TO 20 YEARS. We continue payments as long as the annuitant lives. If the annuitant dies before we have made all of the guaranteed payments, we continue installments of the guaranteed payments to the beneficiary.

OPTION C, JOINT AND FULL SURVIVOR ANNUITY. We continue payments as long as either the annuitant or the joint annuitant is alive. We stop payments when both the annuitant and the joint annuitant have died. It is possible for the payee or payees to receive only one payment under this option if both annuitants die before the second payment is due.

OPTION D, JOINT AND ONE-HALF CONTINGENT SURVIVOR ANNUITY. We continue payments as long as either the annuitant or the joint annuitant is alive. If the annuitant dies first, we continue payments to the joint annuitant at one-half the original amount. If the joint annuitant dies first, we continue payments to the annuitant at the original full amount. We stop payments when both the annuitant and the joint annuitant have died. It is possible for the payee or payees to receive only one payment under this option if both annuitants die before the second payment is due.

We also have other annuity options available. You can get information about them from your sales representative or by calling or writing to our home office.

DEATH OF ANNUITANT OR OTHER PAYEE

Under most annuity forms offered by us, the amounts, if any, payable on the death of the Annuitant during the Annuity Period are the continuation of annuity payments for any remaining guarantee period or for the life of any joint Annuitant. In all such cases, the person entitled to receive payments also receives any rights and privileges under the annuity form in effect.

Additional rules applicable to such distributions under Non-Qualified Contracts are described under "Federal Tax Matters--Required Distributions for Non-Qualified Contracts". Though the rules there described do not apply to contracts issued in connection with qualified plans, similar rules apply to the plans themselves.

CHARGES AND DEDUCTIONS

PREMIUM TAXES

We deduct state premium taxes as follows:

    - when imposed on purchase payments, we pay the amount on your behalf and deduct the amount from your contract value upon (1) our payment of surrender proceeds or death benefit or (2) annuitization of a contract, or

    - when imposed at the time annuity payments begin, we deduct the amount from your contract value.

Applicable premium tax rates depend upon your place of residence. Rates can change by legislation, administrative interpretations, or judicial acts.

CHARGES AGAINST THE VARIABLE ACCOUNT

MORTALITY AND EXPENSE RISK CHARGE. We assess each subaccount of the Variable Account with a daily charge for mortality and expense risk. This charge is a nominal annual rate of 1.25% of the average daily net assets of the Variable Account. It consists of approximately .8% for mortality risk and approximately
 .45% for expense risk. We guarantee
not to increase this charge for the duration of the contract. This charge is assessed during both the Accumulation Period and the Annuity Period.

The mortality risk borne by us arises from our obligation to make annuity payments (determined in accordance with the annuity tables and other provisions contained in the contract) for the full life of all Annuitants regardless of how long all Annuitants or any individual Annuitant might live. In addition, we bear a mortality risk in that we guarantee to pay a death benefit upon the death of an Annuitant or owner prior to the annuity commencement date. We do not impose a surrender charge upon payment of a death benefit. This places a further mortality risk on us.

The expense risk we assume is that actual expenses incurred in connection with issuing and administering the contract will exceed the limits on administrative charges set in the contract.

We bear the loss if the administrative charges and the mortality and expense risk charge are insufficient to cover the expenses and costs assumed. Conversely, we profit if the amount deducted proves more than sufficient.

ADMINISTRATIVE EXPENSE CHARGE. We assess each subaccount of the Variable Account with a daily charge at an annual rate of .10% of the average daily net assets of the subaccount. We assess this charge during both the Accumulation Period and the Annuity Period. This charge helps cover administrative costs such as those incurred in issuing contracts, establishing and maintaining the records relating to contracts, making regulatory filings and furnishing confirmation notices, voting materials and other communications, providing computer, actuarial and accounting services, and processing contract transactions. There is no necessary relationship between the amount of administrative charges assessed on a given contract and the amount of expenses actually incurred for that contract.

TAX CHARGE
We currently impose no charge for taxes payable by us in connection with the contract, other than for applicable premium taxes. We reserve the right to impose a charge for any other taxes that may become payable by us in the future for the contracts or the Variable Account.

The annual administrative charge and charges against the Variable Account described above are for the purposes described. We may receive a profit as a result of these charges.

SURRENDER CHARGE

We do not deduct a sales charge from purchase payments. We deduct surrender charges on certain total or partial surrenders. We use the revenues from surrender charges to partially pay our expenses in the sale of the contracts, including (1) commissions, (2) promotional, distribution and marketing expenses, and (3) costs of printing and distribution of prospectuses and sales material.

FREE SURRENDERS. You can withdraw the following amounts from the contract without a surrender charge:

    - Any purchase payments that we received more than seven years before the surrender date and that you have not previously surrendered;

    - Any earnings that you have not previously surrendered;

    - In any contract year, up to 10% of the purchase payments that we received less than seven years before the surrender date (whether or not you have previously surrendered the purchase payments).

Earnings are deemed to be withdrawn first. After all earnings have been withdrawn, all purchase payments not subject to a surrender charge are deemed to be withdrawn. After all purchase payments not subject to a surrender charge have been withdrawn, all purchase payments subject to a surrender charge are deemed to be withdrawn.

We do not impose a surrender charge on (1) annuitization or (2) payment of a single sum because less than the minimum required contract value is available to provide an annuity at the annuity commencement date or (3) payment of any death benefit.

In addition, we have an administrative policy to waive surrender charges for full surrenders of contracts that have been in force for at least ten years if the amount then subject to the surrender charge is less than 25% of the contract value. We have offered these contracts since 1991. Therefore, we have made no waivers. We reserve the right to change or terminate this practice at any time, both for new and for previously issued contracts.

AMOUNT OF SURRENDER CHARGE. We only apply surrender charges if the amount being withdrawn exceeds the sum of the amounts listed above under "Free Surrenders" (that is, if the amount being withdrawn includes purchase payments made less than seven years prior to the surrender date). The surrender charges are:

  NUMBER OF YEARS       SURRENDER CHARGE
   SINCE PURCHASE      AS A PERCENTAGE OF
PAYMENT WAS CREDITED    PURCHASE PAYMENT
--------------------  ---------------------
    Less than 2                     7%
At least 2 but less
       than 4                       6%
At least 4 but less
       than 5                       5%
At least 5 but less
       than 6                       3%
At least 6 but less
       than 7                       1%
     7 or more                      0%

We anticipate the surrender charge will not be sufficient to cover our distribution expenses. To the extent that the surrender charge is insufficient, we will pay such costs from our general account assets. These assets will include any profit that we derive from the mortality and expense risk charge.

NURSING CARE/HOSPITALIZATION WAIVER OF SURRENDER CHARGES. We do not deduct surrender charges for a total or partial withdrawal:

    - after a covered person has been confined in a hospital or skilled health care facility for at least 60 consecutive days and the covered person continues to be confined in the hospital or skilled care facility when the request is made, or

    - within 60 days following a covered person's discharge from a hospital or skilled health care facility after confinement of at least 60 consecutive days.

Confinement must begin after the effective date of this provision.

Covered persons are the contract owner or owners and the spouse of any contract owner if the spouse is the Annuitant. We will not waive surrender charges when a confinement is due to (1) substance abuse, or (2) mental or personality disorders without a demonstrable organic disease. We consider a degenerative brain disease such as Alzheimer's Disease an organic disease.

We provide this nursing care/hospitalization waiver of surrender charges by means of a rider to the contract. This rider has not been approved in all states. When you apply for a contract, you should check with your Fortis Benefits representative to determine if this rider is available in your state.

DISABILITY WAIVER OF SURRENDER CHARGES

We WILL waive surrender charges on total or partial surrenders under the following circumstances:

(1)  if YOU become totally disabled after the contract is issued, or

(2) if the owner is a non-natural person, and the ANNUITANT becomes totally disabled after the contract is issued.

However, waivers of surrender charges are SUBJECT to the following conditions:

(1) We will only waive surrender charges on total or partial surrenders of purchase payments that were made PRIOR to the owner's or the
     Annuitant's total disability, AND

(2) the owner's or the Annuitant's total disability must have begun BEFORE the owner or the Annuitant has reached age 64, AND

(3) the owner's or the Annuitant's total disability must have been CONTINUOUS for a period of TWELVE MONTHS or more.

This benefit terminates on the 65th birthday of the owner, or the 65th birthdary of the Annuitant if the owner is a non-natural person.

"Total Disability" means:

    - the inability to engage in an occupation for compensation or profit.

"Occupation" has one of two definitions. The applicable definition depends on the length of the disability. "Occupation" is defined as:

(1) the inability to perform the substantial and material duties of the owner's or the Annuitant's regular occupation DURING the first twelve months of disability, and

(2) any job suited to the owner's or the Annuitant's education, training, or experience AFTER the first twelve months of disability.

We provide this "Disability Waiver of Surrender Charges" by attaching a rider to the contract. This rider has not been approved in all states. You should check with your sales representative to determine if this rider is available in your state.

MISCELLANEOUS

The Variable Account invests in shares of the portfolios. Therefore, the net assets of the Variable Account will reflect the investment advisory fees and certain other expenses incurred by the portfolios and described in their prospectus.

REDUCTION OF CHARGES

We will not impose a surrender charge under any contract owned by:

(A) Fortis, Inc. or its subsidiaries, and the following persons associated with such companies, if at the contract issue date they are:

(1)    officers and directors;

(2)    employees; or

(3) spouses of any such persons or any of such persons' children, grandchildren, parents, grandparents, or siblings--or spouses of any of these persons;

(B) Series Fund directors, officers, or their spouses (or such persons' children, grandchildren, parents or grandparents?or spouses of any such persons); and

(C)  representatives or employees (or their spouses) of Fortis
Investors (including agencies) or of other broker-dealers having a sales agreement with Fortis Investors (or such persons' children, grandchildren, parents, or grandparents?or spouses of any such persons).

GENERAL PROVISIONS

THE CONTRACTS

The entire contract includes any application, amendment, rider, endorsement, and revised contract pages. Only an officer of Fortis Benefits can agree to change or waive any provision of a contract. Any change or waiver must be in writing and signed by an officer of Fortis Benefits.

The contracts are non-participating and do not share in dividends or earnings of Fortis Benefits.

POSTPONEMENT OF PAYMENT

We may defer for up to 15 days the payment of any amount attributable to a purchase payment made by check to allow the check reasonable time to clear. For a description of other circumstances in which amounts payable out of Variable Account assets could be deferred, see "Postponement of Payments" in the Statement of Additional Information. We may also defer payment of surrender proceeds payable out of the fixed account for a period of up to 6 months.

MISSTATEMENT OF AGE OR SEX AND OTHER ERRORS

If the Annuitant's age or sex was misstated, we pay the amount that the purchase payments paid would have purchased at the correct age and sex. If we make any overpayment because of incorrect information about age or sex, or any other miscalculation, we deduct the overpayment from the next payment due. We add underpayments to the next payment. We credit or charge the amount of any adjustment with interest at the rate of 3% annually.

ASSIGNMENT

Owners and payees may assign their rights and interests under a Qualified Contract only in certain narrow circumstances referred to in the contract. Owners and other payees may assign their rights and interests under Non-Qualified Contracts, including their ownership rights.

We take no responsibility for the validity of any assignment. Owners and payees must make a change in ownership rights in writing and send it to our home office. The change will be effective on the date made, although we are not bound by a change until the date we record it.

The rights under a contract are subject to any assignment of record at our home office. An assignment or pledge of a contract may have adverse tax consequences. See below under "Federal Tax Matters".

BENEFICIARY

You may name or change a beneficiary or a contingent beneficiary before the annuity commencement date. You must send a written request of the change to Fortis Benefits. Certain retirement programs may require spousal consent to name or change a beneficiary. Applicable tax laws and regulations may limit the right to name a beneficiary other than the spouse. We are not responsible for the validity of any change. A change will take effect as of the date it is signed but will not affect any payments we make or action we take before receiving the written request. We also need the consent of any irrevocably named person before making a requested change.

Upon the death of an owner, or Annuitant, if the owner is a non-natural person, prior to the annuity commencement date, the beneficiary will be deemed as follows:

    - If there is any surviving owner, the surviving owner will be the beneficiary (this overrides any other beneficiary designation).

    - If there is no surviving owner, the beneficiary will be the beneficiary designated by the owner.

    - If there is no surviving owner and no surviving beneficiary who has been designated by the owner, then the estate of the last surviving owner will be the beneficiary.

REPORTS

We will mail to the owner (or to the person receiving payments during the Annuity Period), at the last known address of record, any report and communication required by any applicable law or regulation. You should therefore give us prompt written notice of any address change. This will include annual audited financial statements of the portfolios, but not necessarily of the Variable Account or Fortis Benefits.

RIGHTS RESERVED BY FORTIS BENEFITS

We reserve the right to make certain changes if, in our judgment, they would best serve the interests of owners and Annuitants or would be appropriate in carrying out the purposes of the contracts. We will make any change only as permitted by applicable laws. We will obtain your approval of the changes and approval from any appropriate regulatory authority if required by law. Examples of the changes we may make include:

    - To operate the Variable Account in any form permitted under the Investment Company Act of 1940 or in any other form permitted by law.

    - To transfer any assets in any subaccount to another subaccount, or to one or more separate accounts, or to the fixed account; or to add, combine, or remove subaccounts in the Variable Account.

    - To substitute, for the portfolio shares held in any subaccount, the shares of another portfolio or the shares of another investment company or any other investment permitted by law.

    - To make any changes required by the Internal Revenue Code or by any other applicable law in order to continue treatment of the contract as an annuity.

    - To change the time or time of day at which a Valuation Date is deemed to have ended.

    - To make any other necessary technical changes in the contract in order to conform with any action the above provisions permit us to take, including to change the way we assess charges, but without increasing as to any then outstanding contract the aggregate amount of the types of charges that we have guaranteed.

DISTRIBUTION

Fortis Investors, Inc. ("Fortis Investors") is the principal underwriter of the contracts. The contracts will be sold by individuals who are licensed by state insurance authorities to sell the contracts of Fortis Benefits, and (1) are registered representatives of Fortis Investors, or (2) are registered representatives of other broker-dealer firms or (3) are representatives of other firms that are exempt from broker dealer regulation. Fortis Investors and any other broker-dealer firms are (1) registered with the Securities and Exchange Commission under the Securities Exchange Act of 1934 as broker-dealers, and (2) members of the National Association of Securities Dealers, Inc.

Fortis Investors will pay an allowance to its registered representatives and selling brokers in varying amounts. Fortis Investors does not expect the allowances under normal circumstances to exceed 6.25% of purchase payments plus a servicing fee of .25% of contract value per year, starting in the first contract year.

Fortis Investors may, under certain flexible compensation arrangements, pay lesser or greater selling allowances and larger or smaller service fees to its registered representatives and other broker dealer firms than as set forth above. However, in such case, such flexible compensation arrangements will have actuarial present values that are approximately equivalent to the amounts of the selling allowances and service fees set forth above. Additionally, registered representatives, broker-dealer firms and exempt firms may qualify for additional compensation based upon meeting certain production standards. Fortis Investors may charge back commissions paid to others if the contract upon which the commission was paid is surrendered or cancelled within certain specified time periods.

Fortis Benefits paid a total of $30,567,607, $30,705,769 and $32,874,801 to
Fortis Investors for annuity contract distribution services during 1996, 1997 and 1998, respectively, $7,531,629 of which in 1996, $5,091,431 in 1997 and
$5,389,151 in 1998 was not reallowed to
other broker-dealers or exempt firms. In the distribution agreement, Fortis Benefits has agreed to indemnify Fortis Investors (and its agents, employees, and controlling persons) for certain damages and expenses, including those arising under federal securities laws.

Fortis Benefits or Fortis Investors may also provide additional compensation to broker-dealers in connection with sales of contracts. Compensation may include financial assistance to broker-dealers in connection with (1) conferences, (2) sales or training programs for their employees, (3) seminars for the public, (4) advertising, (5) sales campaigns regarding contracts, and (6) other broker-dealer sponsored programs or events. Compensation may also include trips taken by invited sales representatives and their family members to locations within or without the United States for business meetings or seminars. Fortis Benefits or Fortis Investors may pay travel expenses that arise from these trips.

See Note 12 to the Notes to Fortis Benefits' Financial Statements as to amounts it has paid to Fortis, Inc. for various services.

Fortis Investors is an indirect subsidiary of Fortis (NL)N.V. and Fortis (B). Fortis Investors is under common control with Fortis Benefits. Fortis Investors' principal business address is the same as that of our home office. Fortis Investors is not obligated to sell any specific amount of interests under the contracts. $110,000,000 of interests in the fixed account and an indefinite amount of interests in the Variable Account have been registered with the Securities and Exchange Commission.

FEDERAL TAX MATTERS

The following description is a general summary of the tax rules, primarily related to federal income taxes. These rules are based on laws, regulations and interpretations that are subject to change at any time. This summary is not comprehensive. We do not intend it as tax advice. Federal estate and gift tax considerations, as well as state and local taxes, may also be material. You should consult a qualified tax adviser as to the tax implications of taking any action under a contract or related retirement plan.

NON-QUALIFIED CONTRACTS

Section 72 of the Internal Revenue Code ("Code") governs the taxation of annuities in general. Neither you nor any other person may exclude or deduct purchase payments under Non-Qualified Contracts from gross income. However, you are not currently taxed, until receipt, on any increase in the accumulated value of a Non-Qualified Contract that results from (1) the investment performance of the Variable Account, or (2) interest credited to the fixed account. Owners who are not natural persons ARE taxed annually on any increase in the contract value subject to exceptions. You may wish to discuss this with your tax adviser.

The following discussion applies generally to contracts owned by natural persons.

In general, surrenders or partial withdrawals under contracts are taxed as ordinary income to the extent of the accumulated income or gain under the contract. If you assign or pledge any part of the value of a contract, you pay on the value so pledged or assigned to the same extent as a partial withdrawal.

With respect to annuity payment options, the tax consequences may vary depending on the option elected under the contract. Until the "investment in the contract" is recovered, generally only the portion of the annuity payment that represents the amount by which the contract value exceeds the "investment in the contract" will be taxed. In general, "investment in the contract" is the aggregate amount of purchase payments made. After recovery of an Annuitant's or other payee's "investment in the contract," the full amount of any additional annuity payments is taxable.

For variable annuity payments, in general, the taxable portion of each annuity payment (prior to recovery of the "investment in the contract") is the amount of the payment less the nontaxable portion. The nontaxable portion of each payment is the "investment in the contract" divided by the total number of expected annuity payments.

For fixed annuity payments, in general, prior to recovery of the "investment in the contract," there is no tax on the amount of each payment that bears the same ratio to that payment as the "investment in the contract" bears to the total expected value of the annuity payments for the term of the payments. However, the remainder of each annuity payment is taxable. The taxable portion of a distribution (in the form of an annuity or a single sum payment) is taxed as ordinary income.

For purposes of determining the amount of taxable income resulting from distributions, all contracts and other annuity contracts we or our affiliates issue to you within the same calendar year will be treated as if they were a single contract.

You, or any other payee, will pay a 10% penalty on the taxable portion of a "premature distribution." Generally, an amount is a "premature distribution" UNLESS the distribution is:

    - made on or after you or another payee reach age 59 1/2, or is

    - made to a beneficiary on or after your death, or is

    - made upon your disability or that of another payee, or is

    - part of a series of substantially equal annuity payments for your life or life expectancy, or is

    - part of a series of substantially equal annuity payments for the life or life expectancy of you AND your beneficiary.

Premature distributions may result, for example, from:

    - an early annuity commencement date

    - an early surrender or partial surrender of a contract

    - an assignment of a contract

    - the early death of an Annuitant other than you or another person receiving annuity payments under the contract

If you transfer ownership of a contract, or designate an Annuitant or payee other than yourself, you may have certain income or gift tax consequences that are beyond the scope of this discussion. If you are contemplating any transfer or assignment of a contract, you should contact a competent tax adviser.

REQUIRED DISTRIBUTIONS FOR NON-QUALIFIED CONTRACTS

In order that a Non-Qualified Contract be treated as an annuity contract for federal income tax purposes, Section 72(s) of the Code requires:

    - if any person receiving annuity payments dies on or after the annuity commencement date but prior to the time the entire interest in the contract has been distributed, the remaining portion of such interest will be distributed at least as rapidly as under the method of distribution being used as of the date of the person's death; and

    - if you die prior to the annuity commencement date, the entire interest in the contract will be distributed:

      - within five years after your death, or

      - as annuity payments that will begin within one year of your death and will be made over your designated beneficiary's life or over a period not extending beyond the life expectancy of that beneficiary.

However, if the owner's designated beneficiary is the surviving spouse, the surviving spouse may continue the contract as the new contract owner. Where the owner or other person receiving payments is not a natural person, the required distributions under Section 72(A) apply on the death of the primary Annuitant.

The Internal Revenue Service has not issued regulations interpreting the requirements of Section 72(s) (although it has issued proposed regulations interpreting similar requirements for qualified plans). We intend to review and modify the contract if necessary to ensure that it complies with the requirements of Section 72(s) when clarified by regulation or otherwise.

Generally, the above requirements will be satisfied with a single sum payment where the death occurs prior to the annuity commencement date. A single sum payment will be subject to proof of the owner's death. The beneficiary, however, may elect by written request to receive an annuity option instead of a lump sum payment. However, if the election is not made within 60 days of the date the single sum death benefit otherwise becomes payable, the IRS may disregard the election for tax purposes and tax the beneficiary as if a single sum payment had been made.

QUALIFIED CONTRACTS

The contracts may be used with several types of tax-qualified plans. The tax rules applicable to owners, Annuitants, and other payees vary according to the type of plan and the terms and conditions of the plan itself. In general, purchase payments made under a tax qualified plan on your behalf are excludable from your gross income during the Accumulation Period. The portion, if any, of any purchase payment that is not excluded from your gross income during the Accumulation Period constitutes your "investment in the contract".

When annuity payments begin, you will receive back your "investment in the contract" if any, as a tax-free return of capital. The Code provides which portion of each payment is taxable and which portion is tax free. These rules may vary depending on the type of tax qualified plan.

The contracts are available in connection with the following types of retirement plans:

    - Section 403(b) annuity plans for employees of certain tax-exempt organizations and public education institutions;

    - Section 401 or 403(a) qualified pension, profit-sharing, or annuity plans;

    - Individual retirement annuities ("IRAs") under Section 408(b);

    - Simplified employee pension plans ("SEPs") under Section 408(k);

    - SIMPLE IRA Plans under Section 408(p); and

    - Section 457 unfunded deferred compensation plans of tax-exempt organizations and private employer unfunded deferred compensation plans.

The tax implications of these plans are further discussed in the Statement of Additional Information under the heading "Taxation Under Certain Retirement Plans".

WITHHOLDING

Annuity payments and other amounts received under contracts are subject to income tax withholding unless the recipient elects not to have taxes withheld. The amounts withheld will vary among recipients depending on the tax status of the individual and the type of payments from which taxes are withheld.

Despite the recipient's election, the Code may require withholding from certain payments outside the United States. The Code may also require withholding from certain distributions from certain types of qualified retirement plans, unless the proceeds are transferred directly from the qualified plan to another qualified retirement plan. Moreover, special "backup withholding" rules may require us to disregard the recipient's election if the recipient fails to supply us with a "TIN" or taxpayer identification number (social security number for individuals), or if the Internal Revenue Service notifies us that the TIN provided by the recipient is incorrect.

PORTFOLIO DIVERSIFICATION

The United States Treasury Department has adopted regulations under Section 817(h) of the Code that set forth diversification requirements for investments underlying Non-Qualified Contracts. We believe that the investments will satisfy these requirements. Failure to do so would result in immediate taxation to you or another person of all income credited to Non-Qualified Contracts. Also, current regulations do not provide guidance as to any circumstances in which control over allocation of values among different investment alternatives may cause you or another person receiving annuity payments to be treated as the owners of Variable Account assets for tax purposes. We reserve the right to amend the contracts in any way necessary to avoid any such result. The Treasury Department may establish standards in this regard through regulations or rulings. Such standards may apply only prospectively, although retroactive application is possible if the Treasury Department considered such standards not to embody a new position.

CERTAIN EXCHANGES

Section 1035 of the Code provides generally that no gain or loss will be recognized under the exchange of a life insurance or annuity contract for an annuity contract. Thus, a properly completed exchange pursuant to the special annuity contract exchange form we provide for this purpose is not generally a taxable event under the Code. Moreover, your investment in the contract will be the same as your investment in the product you exchanged out of.

Because of the complexity of these and other tax aspects in connection with an exchange, you should consult a tax adviser before making any exchange.

TAX LAW RESTRICTIONS AFFECTING SECTION 403 PLANS

Section 403(b)(11) of the Internal Revenue Code restricts the distribution under
Section 403(b) annuity contracts of:

(1) elective contributions made for years beginning after December 31, 1988;

(2)  earnings on those contributions; and

(3)  earnings on amounts held as of December 31, 1988.

Distribution of these amounts may only occur upon death of the employee, attainment of age 59 1/2, separation from service, disability, or financial hardship. In addition, we may not distribute income attributable to elective contributions made after December 31, 1988.

FURTHER INFORMATION ABOUT FORTIS BENEFITS

GENERAL
We offer and sell insurance products, including fixed and variable life insurance policies, fixed and variable annuity contracts, and group life, accident and health insurance policies. We market our products to small businesses and individuals through a national network of independent agents, brokers, and financial institutions.

OWNERSHIP OF SECURITIES
All of Fortis Benefits' outstanding shares are owned by Fortis Insurance, Inc., 515 West Wells, Milwaukee, Wisc. 53201, which is itself wholly owned by Fortis, Inc., One Chase Manhattan Plaza, New York, N.Y. 10005. Fortis, Inc., in turn is wholly owned by Fortis International, Inc., which is wholly owned by AMEV/VSB 1990 N.V., both of which share the same address with N.V. AMEV., Archimedeslaan 10, 3584 BA, Utrecht, The Netherlands. AMEV/VSB 1990 N.V. is 50% owned by Fortis
(NL)N.V. and 50% owned, through certain subsidiaries, by Fortis (B), Boulevard Emile Jacqmain 53, 1000 Brussels, Belgium.

SELECTED FINANCIAL DATA

The following is a summary of certain financial data of Fortis Benefits. This summary has been derived in part from the financial statements of Fortis Benefits included elsewhere in this prospectus. You should read the following along with these financial statements.

                                                                            YEAR ENDED DECEMBER 31,
                                                             -----------------------------------------------------
                      (IN THOUSANDS)                           1998       1997       1996       1995       1994
                                                             ---------  ---------  ---------  ---------  ---------
INCOME STATEMENT DATA
  Premiums and policy charges..............................  $1,299,770 $1,238,006 $1,295,878 $1,232,329 $1,022,446
  Net investment income....................................    234,043    228,724    206,023    203,537    162,514
  Net realized gains (losses) on investment................     52,404     41,101     25,731     55,080    (28,815)
  Other income.............................................     44,671     36,458     31,725     33,085     35,958
                                                             ---------  ---------  ---------  ---------  ---------
    TOTAL REVENUES.........................................  $1,630,888 $1,544,289 $1,559,357 $1,524,031 $1,192,103
                                                             ---------  ---------  ---------  ---------  ---------
                                                             ---------  ---------  ---------  ---------  ---------
  Total benefits and expenses..............................  $1,538,604 $1,442,059 $1,470,066 $1,442,270 $1,157,651
  Federal Income taxes.....................................     30,402     35,120     31,099     27,891     11,595
  Net income...............................................     61,882     67,110     58,192     53,870     22,857
BALANCE SHEET DATA
  Total assets.............................................  $7,598,196 $6,819,484 $5,951,876 $5,143,012 $4,043,914
  Total liabilities........................................  6,712,728  5,939,378  5,171,203  4,431,914  3,569,717
  Total shareholder's equity...............................    885,468    880,106    780,673    711,098    474,197

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

1998 COMPARED TO 1997

REVENUES

The Company's major products are group disability and dental, group medical, group life, and annuity and individual life insurance coverages sold through a network of independent agents and brokers. 1998 total group disability and dental, group medical, group life, and annuity and individual life premiums represented 38%, 36%, 19% and 7% respectively of total premium in 1998 and 34%, 38%, 21% and 7% respectively in 1997. Strong group sales over the last three quarters of 1997 and throughout 1998, in both the long term disability and dental products is the primary reason for the increase in group disability and dental premium. Additionally, short term disability products had a larger than usual upswing in sales during the second and third quarters of 1998. The decrease in group medical premium is the result of a decision in 1996 to discontinue new sales of certain medical products coupled with higher than normal lapses of current medical business.

The Company continues to match investment portfolio composition to liquidity needs and capital requirements. Changes in interest rates during 1998 and 1997 resulted in recognition of realized gains and losses.

BENEFITS

The total year-to-date policyholder benefit to premium ratio remained relatively flat increasing to 83% in 1998 from 82% in 1997. The group disability and dental, group medical, group life, and annuity and individual life benefit to premium ratios for the year ended December 31, were 83%, 85%, 73% and 108% respectively in 1998 and 82%, 77%, 76% and 124% respectively in 1997. The group medical business experienced a higher premium to benefit ratio due to higher incurred benefits than anticipated. Group life experienced favorable year-to-date experience in 1998 compared to 1997. The annuity and individual life business also experienced lower mortality experience in 1998 compared to 1997, in addition to higher interest crediting on the Company's steadily increasing policy base of interest sensitive and investment products.

EXPENSES

The Company's general and administrative expense to premium ratio has increased slightly to 23% in 1998, up from 22% in 1997. Commission rates remained level from 1997 to 1998.

YEAR 2000

INTRODUCTION. The Company relies heavily on information technology ("IT") systems to conduct its business. These IT systems include both internally developed and vendor-supplied systems. The Company also has business relationships with numerous entities including but not limited to financial institutions, financial intermediaries, third party administrators and other critical vendors as well as regulators and customers. These entities are themselves reliant on their IT systems to conduct their businesses. Therefore, there is a supply chain of dependency among and between all involved entities.

STATE OF READINESS. In 1997, the Fortis parent company organized a multi-disciplinary Year 2000 Project Team ("Team"). The Company is a part of the Team. The Team consists of employees at each subsidiary, audit, legal and outside consultants. The Team has developed and is currently executing a comprehensive plan designed to make the Company's IT systems Year 2000 ready. The plan covers four stages including (i) inventory, (ii) assessment, (iii) programming, and (iv) testing and certification. The Company has completed the inventory stage for its internal hardware, software and telecommunications systems (mainframe and client/server applications). The assessment process is also complete and the Company is utilizing both internal and external resources to reprogram or replace the systems where necessary, and testing the applications for Year 2000 readiness. Programming, testing and certification of these systems and applications are targeted for completion by the end of 1999.

COSTS. The cost of the Company portion of the Year 2000 project is estimated at $27.7 million (pre-tax) and is being funded through operating cash flows. Total Year 2000 project costs are based on management's best estimates, which were derived utilizing numerous assumptions of future events, including the continued availability of certain resources, third party modification plans and other factors. Costs to upgrade and replace systems in the normal course of business are not included in this estimate. As of December 31, 1998, approximately $15.5 million (pre-tax) had already been expensed. The Company believes that its Year 2000 project generally is on schedule.

RISKS. The Company is attempting to limit the potential impact of the Year 2000 by monitoring the progress of its own Year 2000 project and those of its critical external relationships and by developing contingency/recovery plans. The Company cannot guarantee that it will be able to identify and/or resolve all of its Year 2000 issues. Any critical unresolved Year 2000 issues at the Company or its external relationships, however, could have a material adverse effect on the Company's results of operations, liquidity or financial condition. If the Company's Year 2000 issues were unresolved, potential consequence would include, among other possibilities, the inability to accurately and timely process benefit claims, update customer's accounts, process financial transactions, bill customers, assess exposure to risks, determine liquidity requirements or report accurate data to management, shareholders, customers, regulators and others as well as business interruptions or shutdowns, financial losses, harm to its reputation, increased scrutiny by regulators and litigation related to Year 2000 issues.

CONTINGENCY PLANS. Consistent with prudent due diligence efforts, the Company has defined contingency plans aimed at ensuring the continuity of critical business functions before and after December 31, 1999, should there be an unexpected system failure. The Company has developed plans that are designed to reduce the negative impact on Fortis, and provide methods of returning to normal operations, if failure occurs.

1997 COMPARED TO 1996

FINANCIAL POSITION

Total invested assets of Fortis Benefits Insurance Company (the "Company") increased to $3.3 billion in 1997 compared to $3.1 billion in 1996. As of December 31, 1997, 96% of the Company's fixed maturity securities consisted of investment grade bonds. Mortgage loans represent 18.1% of total invested assets compared to 18.9% in 1996. The Company believes that adequate reserves have been established for potential delinquencies and foreclosures. The mortgage loan portfolio consists generally of small loans on commercial properties, dispersed throughout the United States. The Company's delinquency and foreclosure rate are well below industry averages.

RESULTS OF OPERATIONS

REVENUES

The Company's major products are group medical, group disability and dental, group life, and annuity and individual life insurance coverages sold through a network of independent agents and brokers. Total group medical, group disability and dental, group life, and annuity and individual life premiums represented 37%, 35%, 21% and 7% respectively of total premium in 1997 and 45%, 30%, 19% and 6% respectively in 1996. The decrease in group medical premium is the result of a decision in 1996 to discontinue new sales of certain medical products.

The Company continues to match investment portfolio composition to liquidity needs and capital requirements. Changes in interest rates during 1997, 1996, and 1995 resulted in recognition of realized gains and losses.

BENEFITS

Policyholder benefit to premium ratio decreased from 84% in 1996 to 82% in 1997, as a result of general improved experience. The primary improvement was in the group life business which experienced these mortality declines consistently throughout 1997. Annuity and individual life also experienced lower mortality experience in 1997 in addition to higher interest crediting on the Company's steadily increasing policy base of interest sensitive and investment products. Group medical, group disability and dental, group life, and annuity and individual life benefit to premium ratio was 77%, 82%, 76% and 124% respectively in 1997 and 78%, 84%, 86%, and 131% respectively in 1996.

EXPENSES

The Company's general and administrative expense to premium ratio has increased in 1997 to 22% from 19% in 1996. Enabling the application systems to be Year 2000 compliant and managed dental initiatives are the primary reasons for this increase. Included in the managed dental initiative expense is an $13.5 million write-off of the expenses incurred on behalf of a company that provides the managed care services.

Commission rates have increased from the levels in 1996. This is primarily due to changes in the mix of business by product lines as well as the change in first year versus renewal premiums.

LIQUIDITY AND CAPITAL RESOURCES

The market value of cash, short-term investments and publicly traded bonds and stocks is at least equal to all policyholder reserves and liabilities. The Company's portfolio is readily marketable and convertible to cash to a degree sufficient to provide for short-term needs. The Company consistently monitors its liability durations and invests assets accordingly. The Company has no material commitments or off-balance sheet financing arrangements which would reduce sources of funds in the upcoming year.

The National Association of Insurance Commissioners has implemented risk-based capital standards to determine the capital requirements of a life insurance company based upon the risks inherent in its operations. These standards require the computation of a risk-based capital amount which is then compared to a company s actual total adjusted capital. Based upon current calculation using these risk-based capital standards, the Company's percentage of total adjusted capital is in excess of ratios which would require regulatory attention.

The Company's fixed maturity investments consisted of 96% investment grade bonds as of December 31, 1998 and the Company does not expect this percentage to change significantly in the future.

MARKET RISK

Interest rate risk is the Company's primary market risk exposure. Substantial and sustained increases and decreases in market interest rates can affect the profitability of insurance products and market value of investments. The yield realized on new investments generally increases or decreases in direct relationship with interest rate changes. The market value of the Company's fixed maturity and mortgage loan portfolios generally increases when interest rates decrease, and decreases when interest rates increase.

Interest rate risk is monitored and controlled through asset/liability management. As part of the risk management process, different economic scenarios are modeled, including cash flow testing required for insurance regulatory purposes, to determine that existing assets are adequate to meet projected liability cash flows. A major component of the Company's asset/liability management program is structuring the investment portfolio with cash flow characteristics consistent with the cash flow characteristics of the Company's insurance liabilities.

The Company uses computer models to perform simulations of the cash flow generated from existing insurance policies under various interest rate scenarios. Information from these models is used in the determination of interest crediting strategies and investment strategies. The asset/liability management discipline includes strategies to minimize exposure to loss as market interest rates change. On the basis of these analyses, management believes there is no material solvency risk to the Company with respect to interest rate movements up or down of 100 basis points from year end levels.

Equity market risk exposure is not significant. Equity investments in the general account are not material enough to threaten solvency and contractowners bear the investment risk related to the variable products. Therefore, the risks associated with the investments supporting the variable separate accounts are assumed by contractowners, not by the Company. The Company provides certain minimum death benefits that depend on the performance of the variable separate accounts. Currently the majority of these death benefit risks are reinsured which then protects the Company from adverse mortality experience and prolonged capital market decline.

VOTING PRIVILEGES

In accordance with our view of current applicable law, we will vote shares of each of the portfolios attributable to a contract at regular and special meetings of the shareholders of the portfolios. We will vote those shares in proportion to instructions we receive from the persons having the voting interest in the contract as of the record date for the corresponding portfolio shareholders meeting. Owners have the voting interest during the Accumulation Period, persons receiving annuity payments have the voting interest during the Annuity Period, and beneficiaries have the voting interest after the death of the Annuitant or owner. However, if the Investment Company Act of 1940 or any rules thereunder should be amended or if the present interpretation thereof should change, and as a result we determine that we are permitted to vote shares of the portfolios in our own right, we may elect to do so.

We determine the number of shares of a portfolio attributable to a contract as follows:

    - During the Accumulation Period, we divide the amount of contract value in a subaccount by the net asset value of one share of the portfolio corresponding to that subaccount. We make this calculation as of the record date for the applicable portfolio.

    - During the Annuity Period, or after the death of the Annuitant or owner, we make a similar calculation. However, for subaccount value we use the liability for future variable annuity payments allocable to that subaccount as of the record date for the applicable portfolio. We calculate the liability for future variable annuity payments on the basis of the following on the record date:

      - mortality assumptions,

      - the assumed interest rate used in determining the number of Annuity Units under the contract, and

      - the applicable Annuity Unit value

During the Annuity Period, the number of votes attributable to a contract will generally decrease since funds set aside to make the annuity payments will decrease.

We will vote shares for which we have not received timely instructions, and any shares attributable to excess amounts we have accumulated in the related subaccount, in proportion to the voting instructions which we receive for all contracts and other variable annuity contracts participating in a portfolio. To the extent that we or any affiliated company holds any shares of a portfolio, those shares will be voted in the same proportion as instructions for that portfolio from all our policy holders holding voting interests in that portfolio. Shares held by separate accounts other than the Variable Account will in general be voted in accordance with instructions of owners in such other separate accounts. This diminishes the relative voting influence of the contracts.

Each person having a voting interest in a subaccount of the Variable Account will receive proxy material, reports and other materials relating to the appropriate portfolio. Under the procedures described above, these persons may give instructions regarding:

    - the election of the Board of Directors of the portfolios,

    - ratification of the selection of a portfolio's independent auditors,

    - the approval of the investment managers of a portfolio,

    - changes in fundamental investment policies of a portfolio, and

    - all other matters that are put to a vote of portfolio shareholders

LEGAL MATTERS

David A. Peterson, Esquire, Vice President and Assistant General Counsel with our legal department has passed on the legality of the contracts described in this prospectus. Messrs. Freedman, Levy, Kroll & Simonds, Washington, D.C., have advised Fortis Benefits on certain federal securities law matters.

YEAR 2000 ISSUES

At Fortis Benefits, we use computer systems to process policy transactions and valuations. We need to adjust these computer systems so that we may continue to administer policies after the Year 2000. Fortis Benefits is devoting all resources necessary to make these systems modifications, and we expect that the necessary changes will be completed on time, with no disruption to our policy servicing operations. However, as with most system conversion projects, risks and uncertainties exist. In part, this is due to our necessary reliance on third party vendors. Nonperformance by any of these entities, or other unforeseen circumstances, could have a material adverse impact on our ability to service policies. As such, we are closely monitoring these entities to avoid any unforeseen circumstances. See the Note entitled "Year 2000" in the Fortis Benefits Financial Statements.

OTHER INFORMATION

We have filed Registration Statements with the Securities and Exchange Commission under the Securities Act of 1933 as amended, with respect to the contracts discussed in this prospectus. We have not included in the prospectus all of the information set forth in the Registration Statement, amendments, and exhibits thereto. We intend statements contained in this prospectus about the content of the contracts and other legal instruments to be summaries. For a complete statement of the terms of these documents, you should refer to the instruments filed with the Securities and Exchange Commission.

A Statement of Additional Information is available upon request. Its contents are as follows:

CONTENTS OF STATEMENT OF ADDITIONAL INFORMATION

Fortis Benefits and the Variable Account.......
Calculation of Annuity Payments................
Postponement of Payments.......................
Services.......................................
    - Safekeeping of Variable Account Assets...
    - Experts..................................
    - Principal Underwriter....................
Taxation Under Certain Retirement Plans........
Withholding....................................
Other Information..............................
Variable Account Financial Statements..........
APPENDIX A--Perfomance Information.............

FORTIS BENEFITS FINANCIAL STATEMENTS

The financial statements of Fortis Benefits that are included in this prospectus should be considered primarily as bearing on our ability to meet our obligations under the contracts. The contracts are not entitled to participate in our earnings, dividends or surplus.

REPORT OF INDEPENDENT AUDITORS

The Board of Directors
Fortis Benefits Insurance Company

We have audited the accompanying balance sheets of Fortis Benefits Insurance Company, an indirect, wholly-owned subsidiary of Fortis (B) and Fortis (NL) N.V., as of December 31, 1998 and 1997, and the related statements of income, changes in shareholder's equity and cash flows for each of the three years in the period ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Fortis Benefits Insurance Company at December 31, 1998 and 1997, and the results of its operations and its cash flows for each of three years in the period ended December 31, 1998, in conformity with generally accepted accounting principles.

                                                    /s/ Ernst & Young, LLP
February 19, 1999
Minneapolis, MN

BALANCE SHEETS
FORTIS BENEFITS INSURANCE COMPANY
(IN THOUSANDS, EXCEPT SHARE DATA)

                                                                     DECEMBER 31
                                                              -------------------------
                                                                 1998          1997
                                                              -----------   -----------
ASSETS
Investments:
  Fixed maturities, at fair value (amortized cost
   1998--$2,315,904; 1997--$2,325,589)......................  $ 2,402,343   $ 2,415,915
  Equity securities, at fair value (cost 1998--$141,947;
   1997--$88,719)...........................................      157,851       109,832
  Mortgage loans on real estate, less allowance for possible
   losses (1998 and 1997--$11,085)..........................      610,131       602,064
  Policy loans..............................................       74,950        68,566
  Short-term investments....................................       31,868        70,537
  Real estate and other investments.........................       56,297        55,035
                                                              -----------   -----------
                                                                3,333,440     3,321,949

Cash and cash equivalents...................................          668         9,901

Receivables:
  Uncollected premiums......................................       61,883        74,220
  Reinsurance recoverable on unpaid and paid losses.........       14,853        13,852
  Other.....................................................       17,641        19,762
                                                              -----------   -----------
                                                                   94,377       107,834
Accrued investment income...................................       42,831        47,376
Deferred policy acquisition costs...........................      331,938       291,742
Property and equipment at cost, less accumulated
 depreciation...............................................       30,712        42,773
Deferred federal income taxes...............................       17,904        15,037
Other assets................................................        3,923         4,250
Assets held in separate accounts............................    3,742,403     2,978,622
                                                              -----------   -----------
TOTAL ASSETS................................................  $ 7,598,196   $ 6,819,484
                                                              -----------   -----------
                                                              -----------   -----------

                            See accompanying notes.

FORTIS BENEFITS INSURANCE COMPANY
(IN THOUSANDS, EXCEPT SHARE DATA)

                                                                     DECEMBER 31
                                                              -------------------------
                                                                 1998          1997
                                                              -----------   -----------
POLICY RESERVES, LIABILITIES AND SHAREHOLDER'S EQUITY
POLICY RESERVES AND LIABILITIES:
  Future policy benefit reserves:
    Traditional life insurance..............................  $   450,776   $   449,017
    Interest sensitive and investment products..............    1,238,125     1,264,227
    Accident and health.....................................      861,334       792,249
                                                              -----------   -----------
                                                                2,550,235     2,505,493
  Unearned revenues.........................................       13,393        10,653
  Other policy claims and benefits payable..................      255,350       260,596
  Policyholder dividends payable............................        8,189         8,197
                                                              -----------   -----------
                                                                2,827,167     2,784,939

  Debt......................................................       20,141        26,433
  Accrued expenses..........................................       57,860        49,909
  Current income taxes payable..............................        4,168        10,549
  Other liabilities.........................................       86,226       113,222
  Due to affiliates.........................................        9,479         6,925
  Liabilities related to separate accounts..................    3,707,687     2,947,401
                                                              -----------   -----------
TOTAL POLICY RESERVES AND LIABILITIES.......................    6,712,728     5,939,378

COMMITMENTS AND CONTINGENCIES
SHAREHOLDER'S EQUITY:
  Common Stock, $5 par value:
    Authorized, issued and outstanding shares--1,000,000....        5,000         5,000
  Additional paid-in capital................................      468,000       468,000
  Retained earnings.........................................      344,605       332,723
  Accumulated other comprehensive income....................       67,863        74,383
                                                              -----------   -----------
TOTAL SHAREHOLDER'S EQUITY..................................      885,468       880,106
                                                              -----------   -----------
TOTAL POLICY RESERVES, LIABILITIES AND SHAREHOLDER'S
 EQUITY.....................................................  $ 7,598,196   $ 6,819,484
                                                              -----------   -----------
                                                              -----------   -----------

                            See accompanying notes.

FORTIS BENEFITS INSURANCE COMPANY
STATEMENTS OF INCOME
(IN THOUSANDS)

                                                                                     YEAR ENDED DECEMBER 31
                                                                                 -------------------------------
                                                                                   1998       1997       1996
                                                                                 ---------  ---------  ---------
REVENUES
  Insurance operations:
    Traditional life insurance premiums........................................  $ 260,567  $ 269,540  $ 258,496
    Interest sensitive and investment product policy charges...................     85,551     77,429     63,336
    Accident and health insurance premiums.....................................    953,652    891,037    974,046
                                                                                 ---------  ---------  ---------
                                                                                 1,299,770  1,238,006  1,295,878
  Net investment income........................................................    234,043    228,724    206,023
  Net realized gains on investments............................................     52,404     41,101     25,731
  Other income.................................................................     44,671     36,458     31,725
                                                                                 ---------  ---------  ---------
    TOTAL REVENUES.............................................................  1,630,888  1,544,289  1,559,357

BENEFITS AND EXPENSES
  Benefits to policyholders:
    Traditional life insurance.................................................    189,337    204,497    220,227
    Interest sensitive investment products.....................................     96,178    103,077     90,358
    Accident and health claims.................................................    798,036    707,113    778,439
                                                                                 ---------  ---------  ---------
                                                                                 1,083,551  1,014,687  1,089,024

Policyholder dividends.........................................................      3,486      2,935      4,169
Amortization of deferred policy acquisition costs..............................     33,365     43,931     39,325
Insurance commissions..........................................................    118,710    107,378     94,723
General and administrative expenses............................................    299,492    273,128    242,825
                                                                                 ---------  ---------  ---------
    TOTAL BENEFITS AND EXPENSES................................................  1,538,604  1,442,059  1,470,066
                                                                                 ---------  ---------  ---------
Income before federal income taxes.............................................     92,284    102,230     89,291
Federal income taxes...........................................................     30,402     35,120     31,099
                                                                                 ---------  ---------  ---------
NET INCOME.....................................................................  $  61,882  $  67,110  $  58,192
                                                                                 ---------  ---------  ---------
                                                                                 ---------  ---------  ---------

                            See accompanying notes.

STATEMENTS OF CHANGES IN SHAREHOLDER'S EQUITY
FORTIS BENEFITS INSURANCE COMPANY
(IN THOUSANDS)

                                                                                                                 ACCUMULATED
                                                                                 ADDITIONAL                         OTHER
                                                                    COMMON        PAID-IN        RETAINED       COMPREHENSIVE
                                                     TOTAL          STOCK         CAPITAL        EARNINGS       (LOSS) INCOME
                                                  ------------   ------------   ------------   -------------   ---------------
Balance, January 1, 1996........................     $ 711,098      $  5,000       $408,000        $207,421       $ 90,677
  Comprehensive income (loss):
    Net income..................................        58,192            --             --          58,192             --
    Change in unrealized gains (losses) on
     investments, net...........................       (48,617)           --             --              --        (48,617)
                                                  ------------
  Total Comprehensive income (loss).............         9,575
  Additional paid-in capital....................        60,000            --         60,000              --             --
                                                  ------------        ------    ------------   -------------       -------
Balance, December 31, 1996......................       780,673         5,000        468,000         265,613         42,060
  Comprehensive income:
    Net income..................................        67,110            --             --          67,110             --
    Change in unrealized gains (losses) on
     investments, net...........................        32,323            --             --              --         32,323
                                                  ------------        ------    ------------   -------------       -------
  Total Comprehensive income....................        99,433
                                                  ------------
Balance, December 31, 1997......................       880,106         5,000        468,000         332,723         74,383
  Comprehensive income (loss):
    Net income..................................        61,882            --             --          61,882             --
    Change in unrealized gains (losses) on
     investments, net...........................        (6,520)           --             --              --         (6,520)
                                                  ------------
  Total Comprehensive income (loss).............        55,362
  Dividend......................................       (50,000)           --             --         (50,000)            --
                                                  ------------        ------    ------------   -------------       -------
Balance, December 31, 1998......................     $ 885,468      $  5,000       $468,000        $344,605       $ 67,863
                                                  ------------        ------    ------------   -------------       -------
                                                  ------------        ------    ------------   -------------       -------

                            See accompanying notes.

STATEMENTS OF CASH FLOWS
FORTIS BENEFITS INSURANCE COMPANY
(IN THOUSANDS)

                                                                                    YEAR ENDED DECEMBER 31
                                                                               --------------------------------
                                                                                  1998       1997       1996
                                                                               ----------  ---------  ---------
OPERATING ACTIVITIES
  Net income.................................................................  $   61,882  $  67,110  $  58,192
  Adjustments to reconcile net income to net cash provided by operating activities:
    Increase (decrease) in future policy benefit reserves for traditional,
     interest sensitive and acc and health policies..........................     106,135     (2,496)    26,193
    (Decrease) increase in other policy claims and benefits and policyholder
     dividends payable.......................................................      (2,514)    68,070     18,638
    Provision for deferred federal income taxes..............................         417     (6,449)    (1,094)
    (Decrease) increase in income taxes payable..............................      (6,381)    (6,875)    12,049
    Amortization of deferred policy acquisition costs........................      33,365     43,931     39,325
    Policy acquisition costs deferred........................................     (73,147)   (69,694)   (66,515)
    Provision for mortgage loan losses.......................................          --      1,388      1,344
    Provision for depreciation...............................................      12,409     14,351     17,312
    Write-off of investment..................................................          --      3,000         --
    Amortization of investment (discounts) premiums, net.....................      (3,200)      (466)     1,821
    Change in receivables, accrued investment income, unearned premiums,
     accrued expenses and other liabilities..................................      (4,455)    (2,720)    38,614
    Net realized gains on investments........................................     (52,404)   (41,101)   (25,731)
    Other....................................................................         169    (12,496)      (261)
                                                                               ----------  ---------  ---------
        NET CASH PROVIDED BY OPERATING ACTIVITIES............................      72,276     55,553    119,887

INVESTING ACTIVITIES
  Purchases of fixed maturity investments....................................  (2,380,511) (3,611,770) (2,778,352)
  Sales and repayments of fixed maturity investments.........................   2,428,207  3,378,898  2,652,887
  Decrease (increase) in short-term investments..............................      38,669    112,280    (29,318)
  Purchases of other investments.............................................    (408,998)  (209,771)  (210,182)
  Sales of other investments.................................................     352,873    205,084    163,569
  Purchases of property and equipment........................................        (356)    (4,242)   (10,992)
  Other......................................................................          --       (617)        --
                                                                               ----------  ---------  ---------
        NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES..................      29,884   (130,138)  (212,388)

FINANCING ACTIVITIES
  Activities related to investment products:
    Considerations received..................................................     215,693    200,760    128,446
    Surrenders and death benefits............................................    (326,457)  (190,361)  (125,274)
    Interest credited to policyholders.......................................      49,371     53,613     49,802
  Dividend...................................................................     (50,000)        --         --
  Additional paid-in capital from shareholder................................          --         --     60,000
                                                                               ----------  ---------  ---------
        NET CASH (USED IN) PROVIDED BY FINANCING ACTIVITIES..................    (111,393)    64,012    112,974
                                                                               ----------  ---------  ---------
(Decrease) increase in cash and cash equivalents.............................     ( 9,233)   (10,573)    20,473
        CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR.......................       9,901     20,474          1
                                                                               ----------  ---------  ---------
        CASH AND CASH EQUIVALENTS AT END OF YEAR.............................  $      668  $   9,901  $  20,474
                                                                               ----------  ---------  ---------
                                                                               ----------  ---------  ---------
NON CASH ACTIVITY
  Investment acquired through issuance of debt...............................  $   11,948  $  18,100         --
                                                                               ----------  ---------  ---------

                            See accompanying notes.

NOTES TO FINANCIAL STATEMENTS
FORTIS BENEFITS INSURANCE COMPANY

DECEMBER 31, 1998

1.  NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF OPERATIONS

Fortis Benefits Insurance Company (the Company) is an indirect, wholly-owned subsidiary of Fortis (B) and Fortis (NL) N.V. The Company is incorporated in Minnesota and distributes its products in all states except New York. To date, the majority of the Company's revenues have been derived from group employee benefits products and the remainder from individual life and annuity products.

BASIS OF STATEMENT PRESENTATION

During 1998, the Company adopted Statement of Financial Accounting Standards Board (SFAS) 130, REPORTING COMPREHENSIVE INCOME. SFAS 130 establishes new rules for the reporting and display of comprehensive income and its components; however, the adoption of this SFAS had no impact on the Company's net income or shareholder's equity. SFAS 130 requires unrealized gains or losses on the Company's available-for-sale securities, which prior to adoption were reported separately in shareholder's equity, to be included in other comprehensive income. Prior year financial statements have been reclassified to conform to the requirements of SFAS 130.

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

The Company follows generally accepted accounting principles which differ in certain respects from statutory accounting practices prescribed or permitted by regulatory authorities. The more significant of these principles are:

REVENUE RECOGNITION AND FUTURE POLICY BENEFIT RESERVES

Premiums for traditional life insurance are recognized as revenues when due over the premium-paying period. Reserves for future policy benefits are computed using the net level method and include investment yield, mortality, withdrawal, and other assumptions based on the Company's experience, modified as necessary to reflect anticipated trends and to include provisions for possible unfavorable deviations.

Revenues for interest sensitive and investment products consist of charges assessed against policy account balances during the period for the cost of insurance, policy administration, and surrender charges. Future policy benefit reserves are computed under the retrospective deposit method and consist of policy account balances before applicable surrender charges. Policy benefits charged to expense during the period include amounts paid in excess of policy account balances and interest credited to policy account balances. Interest crediting rates for universal life and investment products ranged from 2.5% to 8.75% in 1998, 1997 and 1996.

Premiums for accident and health insurance products, including medical, long and short-term disability and dental insurance products, are recognized as revenues ratably over the contract period in proportion to the risk insured. Reserves for future disability benefits are based on the 1964 Commissioners Disability Table at 6% interest. Calculated reserves are modified based on the Company's actual experience.

CLAIMS AND BENEFITS PAYABLE

Other policy claims and benefits payable for reported and incurred but not reported claims and related claims adjustment expenses are determined using case-basis estimates and past experience. The methods of making such estimates and establishing the related liabilities are continually reviewed and updated. Any adjustments resulting therefrom are reflected in income currently.

DEFERRED POLICY ACQUISITION COSTS

The costs of acquiring new business, which vary with and are directly related to the production of new business, are deferred to the extent recoverable and amortized. For traditional life insurance and long-term care products (included as accident and health products), such costs are amortized over the premium paying period. For interest sensitive and investment products, such costs are amortized in relation to expected future gross profits. For accident and health (excluding long-term care) and group life insurance products, these costs represent the present value at the acquisition of these lines in the October 1, 1991 purchase (see Note 2) of future profits which are amortized against the expected premium revenues of the lines acquired. Estimation of future gross profits requires significant management judgment and are reviewed periodically. As excess amounts of deferred costs over future premiums or gross profits are identified, such excess amounts are expensed.

INVESTMENTS

The Company's investment strategy is developed based on many factors including insurance liability matching, rate of return, maturity, credit risk, tax considerations and regulatory requirements.

All fixed maturity investments and all marketable equity securities are classified as available-for-sale and carried at fair value.

Changes in fair values of available for sale securities, after related deferred income taxes and after adjustment for the changes in pattern of amortization of deferred policy acquisition costs and participating policyholder dividends are reported directly in shareholder's equity as accumulated other comprehensive income and, accordingly, have no effect on net income. The unrealized appreciation or depreciation is net of deferred policy acquisition cost amortization and taxes that would have been required as a charge or credit to income had such unrealized amounts been realized.

FORTIS BENEFITS INSURANCE COMPANY

1.  NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
    (CONTINUED)
Mortgage loans constitute first liens on commercial real estate and other income producing properties. The insurance statutes in Minnesota generally require that the initial principal loaned not exceed 80% of the appraised value of the property securing the loan. The Company's policy fully complies with this statute. Mortgage loans on real estate are reported at unpaid balance, adjusted for amortization of premium or discount, less allowance for possible losses. The change in the allowance for possible losses is recorded with realized gains and losses on investments.

Policy loans are reported at their unpaid balance. Short term investments are at cost which approximates fair value.

Real estate and other investments consists principally of property acquired in satisfaction of debt and limited partnerships, respectively. Real estate is recorded at cost less allowances for depreciation. The Company provides for depreciation on a straight-line basis over the estimated useful lives. Other investments are accounted for using the equity basis of accounting.

Realized gains and losses on sales of investments, and declines in value judged to be other-than-temporary, are recognized on the specific identification basis. Investment income is recorded as earned.

PROPERTY AND EQUIPMENT

Property and equipment are recorded at cost less accumulated depreciation. The Company provides for depreciation principally on the straight-line method over the estimated useful lives of the related property.

INCOME TAXES

Income taxes have been provided using the liability method. Deferred tax assets and liabilities are determined based on the temporary differences between the financial reporting and the tax bases and are measured using the enacted tax rates.

SEPARATE ACCOUNTS

Revenues and expenses related to the separate account assets and liabilities are excluded from the amounts reported in the accompanying statements of operations.

Assets and liabilities associated with the separate accounts relate to deposits and annuity considerations for variable life and annuity products for which the contract holder, rather than the Company, bears the investment risk. Separate account assets are reported at fair value and represent funds held for the exclusive benefit of the variable annuity and variable life insurance contract owners.

The Company receives mortality and expense risk fees from the separate accounts. The Company also deducts monthly cost of insurance charges, and receives minimum death benefit guarantee fees and issue and administrative fees from the variable life insurance separate accounts.

The Company makes contractual mortality assurances to the variable annuity contract owners that the net assets of the separate accounts will not be affected by future variations in the actual life expectancy experience of the annuitants and beneficiaries from the mortality assumptions implicit in the annuity contracts. The Company makes periodic fund transfers to, or withdrawals from, the separate account assets for such actuarial adjustments for variable annuities that are in the benefit payment period. The Company also guarantees that the rates at which administrative fees are deducted from contract funds will not exceed contractual maximums.

For variable life insurance, the Company guarantees that the rates at which insurance charges and administrative fees are deducted from contract funds will not exceed contractual maximums. The Company also guarantees that the death benefit will continue payable at the initial level regardless of investment performance so long as minimum premium payments are made.

GUARANTY FUND ASSESSMENTS

There are a number of insurance companies that are currently under regulatory supervision. This may result in future assessments by state guaranty fund associations to cover losses to policyholders of insolvent or rehabilitated companies. These assessments can be partially recovered through a reduction in future premium taxes in some states. The Company believes it has adequately provided for the impact of future assessments relating to current insolvencies.

STATEMENTS OF CASH FLOWS

The Company considers investments with a maturity at the date of their acquisition of three months or less to be cash equivalents. These securities are carried principally at amortized cost which approximates fair value.

RECLASSIFICATIONS

Certain amounts in the 1997 and 1996 financial statements have been reclassified to conform to the 1998 presentation.

2.  ACQUIRED BUSINESS

    In 1991, the Company purchased certain assets and assumed certain liabilities from The Mutual Benefit Life Insurance Company in Rehabilitation
(MBL). The seller transferred to the Company, the assets and liabilities relating to the group life, accident and health, disability and dental insurance business of MBL. The acquisition was accounted for as a purchase. The original purchase price of the acquisition was $318,000,000. Subsequent additional payments of $20,850,000 were made in 1994. These additional payments, as well as $126,515,000 of the original purchase price represent the estimated present value of future profits on the lines of business acquired at the date of acquisition and have been accounted for as deferred policy acquisition costs (see Note 4).

FORTIS BENEFITS INSURANCE COMPANY

3.  INVESTMENTS

AVAILABLE-FOR-SALE SECURITIES

The following is a summary of the available-for-sale securities (in thousands):

                                                                 GROSS       GROSS
                                                  AMORTIZED    UNREALIZED  UNREALIZED     FAIR
                                                    COST         GAIN        LOSS         VALUE
                                                 -----------   ---------   ---------   -----------
December 31, 1998
Fixed maturities:
  Governments..................................  $   321,047   $  5,994    $    436    $   326,605
  Public utilities.............................      190,792      7,769       1,704        196,857
  Industrial and miscellaneous.................    1,723,183     79,137       6,451      1,795,869
  Other........................................       80,882      2,181          51         83,012
                                                 -----------   ---------   ---------   -----------
  Total fixed maturities.......................    2,315,904     95,081       8,642      2,402,343
  Equity securities............................      141,947     18,238       2,334        157,851
                                                 -----------   ---------   ---------   -----------
    Total......................................  $ 2,457,851   $113,319    $ 10,976    $ 2,560,194
                                                 -----------   ---------   ---------   -----------
                                                 -----------   ---------   ---------   -----------
December 31, 1997
Fixed maturities:
  Governments..................................  $   228,856   $  8,698    $     30    $   237,524
  Public utilities.............................      121,128      4,217          13        125,332
  Industrial and miscellaneous.................    1,932,894     77,442       1,625      2,008,711
  Other........................................       42,711      1,637          --         44,348
                                                 -----------   ---------   ---------   -----------
  Total fixed maturities.......................    2,325,589     91,994       1,668      2,415,915
  Equity securities............................       88,719     24,769       3,656        109,832
                                                 -----------   ---------   ---------   -----------
    Total......................................  $ 2,414,308   $116,763    $  5,324    $ 2,525,747
                                                 -----------   ---------   ---------   -----------
                                                 -----------   ---------   ---------   -----------

The amortized cost and fair value of available-for-sale investments in fixed maturities at December 31, 1998, by contractual maturity, are shown below (in thousands).

                                                                         AMORTIZED       FAIR
                                                                           COST          VALUE
                                                                        -----------   -----------
Due in one year or less...............................................  $    89,349   $    89,935
Due after one year through five years.................................      759,046       775,131
Due after five years through ten years................................      614,280       640,042
Due after ten years...................................................      853,229       897,235
                                                                        -----------   -----------
Total.................................................................  $ 2,315,904   $ 2,402,343
                                                                        -----------   -----------
                                                                        -----------   -----------

Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

MORTGAGE LOANS

The Company has issued commercial mortgage loans on properties located throughout the United States. Approximately 36% and 37% of outstanding principal is concentrated in the states of New York, California and Florida, at December 31, 1998 and 1997, respectively. Loan commitments outstanding totaled $11,590,000 at December 31, 1998.

INVESTMENTS ON DEPOSIT

The Company had fixed maturities carried at $19,978,000 and $2,548,000 at December 31, 1998 and 1997, respectively, on deposit with various governmental authorities as required by law.

INVESTMENT IN MANAGED DENTAL INITIATIVE

In 1997, the Company acquired a 99% ownership in a managed dental initiative called Dental Health Alliance, Inc. (DHA). Based on an analysis of future DHA profitability, the entire investment of $8,132,000 was written-off at December 31, 1997.

FORTIS BENEFITS INSURANCE COMPANY

3.  INVESTMENTS (CONTINUED)
NET UNREALIZED GAINS (LOSSES)

The adjusted net unrealized gains (losses) on investments recorded in accumulated other comprehensive income for the year ended December 31, are set forth below (in thousands):

                                                                              TAX
                                                             BEFORE-TAX    (BENEFIT)   NET-OF-TAX
                                                               AMOUNT       EXPENSE      AMOUNT
                                                             -----------  -----------  -----------
December 31, 1998
Unrealized gains (losses) on investments:
  Unrealized gains (losses) on available-for-sale
   investments.............................................   $  32,614    $ (11,562)   $  21,052
  Decrease (increase) in amortization of deferred policy
   acquisition costses.....................................         414         (145)         269
  Reclassification adjustment for gains realized in net
   income..................................................     (42,832)      14,991      (27,841)
                                                             -----------  -----------  -----------
Other comprehensive income (loss)..........................   $  (9,804)   $   3,284    $  (6,520)
                                                             -----------  -----------  -----------
                                                             -----------  -----------  -----------
December 31, 1997
Unrealized gains (losses) on investments:
  Unrealized gains (losses) on available-for-sale
   investments.............................................   $  93,826    $ (33,796)   $  60,030
  Decrease (increase) in amortization of deferred policy
   acquisition costs.......................................      (2,096)         771       (1,325)
  Reclassification adjustment for gains realized in net
   income..................................................     (40,587)      14,205      (26,382)
                                                             -----------  -----------  -----------
Other comprehensive income.................................   $  51,143    $ (18,820)   $  32,323
                                                             -----------  -----------  -----------
                                                             -----------  -----------  -----------
December 31, 1996
Unrealized gains (losses) on investments:
  Unrealized gains (losses) on available-for-sale
   investments.............................................   $ (61,450)   $  24,823    $ (36,627)
  Decrease (increase) in amortization of deferred policy
   acquisition costs.......................................       3,376       (1,316)       2,060
  Reclassification adjustment for gains realized in net
   income..................................................     (21,615)       7,565      (14,050)
                                                             -----------  -----------  -----------
Other comprehensive loss...................................   $ (79,689)   $  31,072    $ (48,617)
                                                             -----------  -----------  -----------
                                                             -----------  -----------  -----------

NET INVESTMENT INCOME AND NET REALIZED GAINS ON INVESTMENTS

Major categories of net investment income and realized gains on investments for each year were as follows (in thousands):

                                                                    1998       1997       1996
                                                                  ---------  ---------  ---------
NET INVESTMENT INCOME
Fixed maturities................................................  $ 160,163  $ 160,444  $ 141,973
Equity securities...............................................      8,656      9,306      6,682
Mortgage loans on real estate...................................     57,031     54,662     52,949
Policy loans....................................................      4,653      4,144      3,195
Short-term investments..........................................      1,701      2,851      5,175
Real estate and other investments...............................      8,194      4,635      5,358
                                                                  ---------  ---------  ---------
                                                                    240,398    236,042    215,332
Expenses........................................................     (6,355)    (7,318)    (9,309)
                                                                  ---------  ---------  ---------
                                                                  $ 234,043  $ 228,724  $ 206,023
                                                                  ---------  ---------  ---------
                                                                  ---------  ---------  ---------
NET REALIZED GAINS ON INVESTMENTS
Fixed maturities................................................  $  34,320  $  13,827  $   3,334
Equity securities...............................................      8,512     26,760     18,281
Mortgage loans on real estate...................................       (198)       301       (144)
Short-term investments..........................................          5         --         57
Real estate and other investments...............................      9,765        213      4,203
                                                                  ---------  ---------  ---------
                                                                  $  52,404  $  41,101  $  25,731
                                                                  ---------  ---------  ---------
                                                                  ---------  ---------  ---------

Proceeds from sales of investments in fixed maturities were $2,460,316,000, $3,360,682,000 and $2,652,887,000 in 1998, 1997 and 1996, respectively. Gross gains of $44,360,000, $30,860,000 and $28,606,000 and gross losses of
$10,040,000, $17,033,000 and $25,272,000 were realized on the sales in 1998,
1997 and 1996, respectively.

FORTIS BENEFITS INSURANCE COMPANY

4.  DEFERRED POLICY ACQUISITION COSTS

    The changes in deferred policy acquisition costs by product were as follows (in thousands):

                                                              INTEREST
                                                            SENSITIVE AND    ACCIDENT
                                              TRADITIONAL    INVESTMENT         AND
                                                 LIFE         PRODUCTS        HEALTH       TOTAL
                                              -----------  ---------------  -----------  ---------
Balance January 1, 1997.....................   $  33,157      $ 221,036      $  13,882   $ 268,075
Acquisition costs deferred..................          --         69,694             --      69,694
Acquisition costs amortized.................     (10,988)       (24,251)        (8,692)    (43,931)
Increased amortization of deferred
 acquisition costs from unrealized gains on
 available-for-sale securities..............          --         (2,096)            --      (2,096)
                                              -----------  ---------------  -----------  ---------
Balance, December 31, 1997..................      22,169        264,383          5,190     291,742
Acquisition costs deferred..................          --         69,921          3,226      73,147
Acquisition costs amortized.................      (7,609)       (20,256)        (5,500)    (33,365)
Decreased amortization of deferred
 acquisition costs from unrealized gains on
 available-for-sale securities..............          --            414             --         414
                                              -----------  ---------------  -----------  ---------
Balance, December 31, 1998..................   $  14,560      $ 314,462      $   2,916   $ 331,938
                                              -----------  ---------------  -----------  ---------
                                              -----------  ---------------  -----------  ---------

Included within total deferred policy acquisition costs at December 31, 1997 is $10,434,000 of present value of future profits (PVP) resulting from acquisitions accounted for as a purchase. All remaining PVP was amortized in 1998.

During 1998, 1997 and 1996, the Company sold portions of its investment portfolio and in accordance with FASB Statement 97, the recognition of the realized net capital gains resulted in additional amortization of deferred acquisition costs of $3,357,000, $732,000 and $1,894,000, respectively.

5.  PROPERTY AND EQUIPMENT

    A summary of property and equipment at December 31 for each year follows (in thousands):

                                                                             1998       1997
                                                                           ---------  ---------
Land.....................................................................  $   1,900  $   1,900
Building and improvements................................................     24,319     24,148
Furniture and equipment..................................................     87,714     87,537
                                                                           ---------  ---------
                                                                             113,933    113,585
Less accumulated depreciation............................................    (83,221)   (70,812)
                                                                           ---------  ---------
Net property and equipment...............................................  $  30,712  $  42,773
                                                                           ---------  ---------
                                                                           ---------  ---------

6.  ACCIDENT AND HEALTH RESERVES

    Activity for the liability for unpaid accident and health claims is summarized as follows (in thousands):

                                                                     YEAR ENDED DECEMBER 31
                                                                 -------------------------------
                                                                   1998       1997       1996
                                                                 ---------  ---------  ---------
Balance as of January 1, net of reinsurance recoverables.......  $ 988,036  $ 947,711  $ 928,832
Add: Incurred losses related to:
  Current year.................................................    826,009    773,316    865,907
  Prior years..................................................    (27,973)   (59,634)   (64,094)
                                                                 ---------  ---------  ---------
    Total incurred losses......................................    798,036    713,682    801,813
Deduct: Paid losses related to:
  Current year.................................................    469,881    437,405    549,144
  Prior years..................................................    254,308    235,952    233,790
                                                                 ---------  ---------  ---------
    Total paid losses..........................................    724,189    673,357    782,934
                                                                 ---------  ---------  ---------
Balance as of December 31, net of reinsurance recoverables.....  $1,061,883 $ 988,036  $ 947,711
                                                                 ---------  ---------  ---------
                                                                 ---------  ---------  ---------

The table above compares to the amounts reported on the balance sheet in the following respects: (1) the table above is presented net of ceded reinsurance and the accident and health reserves reported on the balance sheet are gross of ceded reinsurance; and (2) the table above includes accident and health benefits payable which are included with other policy claims and benefits payable reported on the balance sheet.

The liability for unpaid accident and health claims includes $915,368,000, $854,940,000 and $805,510,000 of total disability income reserves as of December 31, 1998, 1997 and 1996, respectively, which were discounted for anticipated interest earnings assuming a 6.0% interest rate.

FORTIS BENEFITS INSURANCE COMPANY

6.  ACCIDENT AND HEALTH RESERVES (CONTINUED)
In each of the years presented above, the accident and health insurance line of business experienced overall favorable development on claims reserves established as of the previous year end. The favorable development was a result of lower medical costs due to less uncertainty in the health business and a reduction of loss reserves due to lower than anticipated inflation in medical costs.

7.  FEDERAL INCOME TAXES

    The Company reports its taxable income in a consolidated federal income tax return along with other affiliated subsidiaries of Fortis, Inc. (Fortis). Income tax expense or credits are allocated among the affiliated subsidiaries by applying corporate income tax rates to taxable income or loss determined on a separate return basis according to a Tax Allocation Agreement.

Deferred income taxes reflect the net tax effects of temporary differences between the basis of assets and liabilities for financial statement purposes and for income tax purposes.

The significant components of the Company's deferred tax liabilities and assets as of December 31, 1998 and 1997 are as follows (in thousands):

                                                                             1998       1997
                                                                           ---------  ---------
Deferred tax assets:
  Separate account assets/liabilities....................................  $  87,300  $  56,620
  Reserves...............................................................     27,586     43,143
  Claims and benefits payable............................................      8,089     15,238
  Accrued liabilities....................................................     10,113      8,785
  Investments............................................................      3,861      4,795
  Other..................................................................      2,723      3,042
                                                                           ---------  ---------
    Total deferred tax assets............................................    139,672    131,623

Deferred tax liabilities:
  Deferred policy acquisition costs......................................     82,031     72,369
  Unrealized gains.......................................................     35,591     39,015
  Fixed assets...........................................................      3,150      3,914
  Investments............................................................        982      1,220
  Other..................................................................         14         68
                                                                           ---------  ---------
    Total deferred tax liabilities.......................................    121,768    116,586
                                                                           ---------  ---------
    Net deferred tax asset...............................................  $  17,904  $  15,037
                                                                           ---------  ---------
                                                                           ---------  ---------

The Company is required to establish a valuation allowance for any portion of the deferred tax asset that management believes will not be realized. In the opinion of management, it is more likely than not that the Company will realize the benefit of the deferred tax assets, and, therefore, no such valuation allowance has been established.

The Company's tax expense (benefit) for the year ended December 31 is shown as follows (in thousands):

                                                                       1998       1997       1996
                                                                     ---------  ---------  ---------
Current............................................................  $  30,232  $  41,569  $  32,193
Deferred...........................................................        170     (6,449)    (1,094)
                                                                     ---------  ---------  ---------
                                                                     $  30,402  $  35,120  $  31,099
                                                                     ---------  ---------  ---------
                                                                     ---------  ---------  ---------

Federal income tax payments and refunds resulted in net payments of $36,367,000, $58,859,000 and $16,434,000 in 1998, 1997 and 1996, respectively.

The Company's effective income tax rate varied from the statutory federal income tax rate as follows:

                                                                              1998         1997        1996
                                                                               ---          ---         ---
Statutory income tax rate................................................        35.0%        35.0%       35.0%
Other, net...............................................................        (2.1)         (.6)        (.2)
                                                                                  ---          ---         ---
                                                                                 32.9%        34.4%       34.8%
                                                                                  ---          ---         ---
                                                                                  ---          ---         ---

FORTIS BENEFITS INSURANCE COMPANY

8.  ASSETS HELD IN SEPARATE ACCOUNTS

    Separate account assets at December 31 were as follows (in thousands):

                                                                          1998       1997
                                                                        ---------  ---------
Premium and annuity considerations for the variable annuity products and variable universal life products for which the contract holder, rather than the Company, bears the investment risk...................  $3,707,687 $2,947,401
Assets of the separate accounts owned by the Company, at fair value...     34,716     31,221
                                                                        ---------  ---------
                                                                        $3,742,403 $2,978,622
                                                                        ---------  ---------
                                                                        ---------  ---------

9.  REINSURANCE

    In the second quarter of 1996, First Fortis Life Insurance Company (First Fortis), an affiliate, received approval from the New York State Insurance Department for a reinsurance agreement with the Company. The agreement, which became effective as of January 1, 1996, decreased First Fortis' long-term disability reinsurance retention from a $10,000 net monthly benefit to a $2,000 net monthly benefit for claims incurred on and after January 1, 1996. The Company has assumed $5,601,000, $5,742,000 and $6,144,000 of premium from First Fortis in 1998, 1997 and 1996, respectively. The Company has assumed $9,315,000, $5,452,000 and $3,599,000 of reserves in 1998, 1997 and 1996, respectively, from
First Fortis.

The maximum amount that the Company retains on any one life is $500,000 of life insurance including accidental death. Amounts in excess of $500,000 are reinsured with other life insurance companies on a yearly renewable term basis.

Ceded reinsurance premiums for the year ended December 31 were as follows (in thousands):

                                                                       1998       1997       1996
                                                                     ---------  ---------  ---------
Life insurance.....................................................  $   6,983  $   8,159  $   8,680
Accident and health insurance......................................     13,862     13,712      6,793
                                                                     ---------  ---------  ---------
                                                                     $  20,845  $  21,871  $  15,473
                                                                     ---------  ---------  ---------
                                                                     ---------  ---------  ---------

Recoveries under reinsurance contracts for the year ended December 31 were as follows (in thousands):

                                                                       1998       1997       1996
                                                                     ---------  ---------  ---------
Life insurance.....................................................  $   4,549  $   2,973  $   7,225
Accident and health insurance......................................      9,465     14,781      5,993
                                                                     ---------  ---------  ---------
                                                                     $  14,014  $  17,754  $  13,218
                                                                     ---------  ---------  ---------
                                                                     ---------  ---------  ---------

Reinsurance ceded would become a liability of the Company in the event the reinsurers are unable to meet the obligations assumed under the reinsurance agreement. To minimize its exposure to significant losses from reinsurance insolvencies, the Company evaluates the financial condition of its reinsurers and monitors concentrations of credit risk arising from similar geographic regions, activities or economic characteristics of the reinsurers.

10. DIVIDEND RESTRICTIONS

    Dividend distributions to parent are restricted as to amount by state regulatory requirements. The Company had $47,341,000 free from such restrictions as December 31, 1998. Distributions in excess of this amount would require regulatory approval.

11. REGULATORY ACCOUNTING REQUIREMENTS

    Statutory-basis financial statements are prepared in accordance with accounting practices prescribed or permitted by the Minnesota Department of Commerce. Prescribed statutory accounting practices include a variety of publications of the National Association of Insurance Commissioners ("NAIC"), as well as state laws, regulations and general administrative rules. Permitted statutory accounting practices encompass all accounting practices not so prescribed; such practices may differ from state to state, may differ from company to company within a state, and may change in the future. While the NAIC has recently completed a project to codify statutory accounting practices, which may result in changes to the accounting practices that insurance enterprises use to prepare their statutory-basis financial statements, adoption by Minnesota is not anticipated before 2001.

Insurance enterprises are required by State Insurance Departments to adhere to minimum risk-based capital ("RBC") requirements developed by the NAIC. The Company exceeds the minimum RBC requirements.

FORTIS BENEFITS INSURANCE COMPANY

11. REGULATORY ACCOUNTING REQUIREMENTS (CONTINUED)
Reconciliations of net income and shareholder's equity on the basis of statutory accounting to the related amounts presented in the accompanying statements were as follows (in thousands):

                                                    NET INCOME (LOSS)         SHAREHOLDER'S EQUITY
                                             -------------------------------  --------------------
                                               1998       1997       1996       1998       1997
                                             ---------  ---------  ---------  ---------  ---------
Based on statutory accounting practices....  $  14,841  $  62,593  $  55,046  $ 478,405  $ 528,671
Deferred policy acquisition costs..........     39,782     25,763     27,190    331,938    291,742
Investment valuation differences...........        745       (497)    (2,219)   100,165     80,245
Deferred and uncollected premiums..........   (103,982)  (107,194)    (4,096)    (7,246)    (7,453)
Policy reserves............................     97,452     89,895    (19,873)  (156,889)  (150,649)
Commissions................................         --     (3,171)    (1,639)        --         --
Current income taxes payable...............        925      6,450      2,386    (10,920)     3,712
Deferred income taxes......................       (417)     6,449     (1,094)    17,904       (520)
Realized gains on investments..............        356        251      2,599         --         --
Realized gains transferred to the Interest
 Maintenance Reserve (IMR), net of tax.....     22,748      9,644      2,335         --         --
Amortization of IMR, net of tax............     (7,128)    (6,315)    (6,130)        --         --
Write-off of investment....................         --    (11,705)        --         --         --
Pension expense............................         81     (4,153)        --     (6,440)    (6,137)
Guaranty Funds.............................         --         --      3,023         --         --
Property and equipment.....................         --         --         --      5,951     15,520
Interest maintenance reserve...............         --         --         --     68,968     53,348
Asset valuation reserve....................         --         --         --     90,986     75,939
Mortgage loans on real estate..............         --         --         --    (20,141)        --
Other, net.................................     (3,521)      (900)       664     (7,213)    (4,312)
                                             ---------  ---------  ---------  ---------  ---------
As reported herein.........................  $  61,882  $  67,110  $  58,192  $ 885,468  $ 880,106
                                             ---------  ---------  ---------  ---------  ---------
                                             ---------  ---------  ---------  ---------  ---------

12. TRANSACTIONS WITH AFFILIATED COMPANIES

    The Company receives various services from Fortis and its affiliates. These services include assistance in benefit plan administration, corporate insurance, accounting, tax, auditing, investment and other administrative functions. The fees paid to Fortis, Inc. for these services for years ended December 31, 1998, 1997 and 1996, were $13,077,000, $12,015,000 and $13,319,000, respectively.
During 1997 Fortis, Inc. began providing information technology services to the Company. Information technology expenses were $55,910,000 and $28,525,000 for years ended December 31, 1998 and 1997, respectively.

In conjunction with the marketing of its variable annuity products, the Company paid $72,638,000, $72,105,000 and $68,616,000 in commissions to its affiliate,
Fortis Investors, Inc., for the years ended December 31, 1998, 1997 and 1996, respectively.

Administrative expenses allocated for the Company may be greater or less than the expenses that would be incurred if the Company were operating on a separate company basis.

13. FAIR VALUE DISCLOSURES

VALUATION METHODS AND ASSUMPTIONS

The fair values for fixed maturity securities and equity securities are based on quoted market prices, where available. For fixed maturity securities not actively traded, fair values are estimated using values obtained from independent pricing services or, in the case of private placements, are estimated by discounting expected future cash flows using a current market rate applicable to the yield, credit quality, and maturity of the investments.

Mortgage loans are reported at unpaid principal balance less allowances for possible losses. The fair values of mortgage loans are estimated using discounted cash flow analyses, using interest rates currently being offered for similar loans to borrowers with similar credit ratings. Mortgage loans with similar characteristics are aggregated for purposes of the calculations. The carrying amount of policy loans reported in the Balance Sheet approximates fair value. For short-term investments, the carrying amount is a reasonable estimate of fair value. The fair values for the Company's policy reserves under the investment products are determined using cash surrender value. As the debt was underwritten in 1998 and 1997, the outstanding balance is considered a reasonable estimate of fair value. Separate account assets and liabilities are reported at their estimated fair values in the Balance Sheet.

FORTIS BENEFITS INSURANCE COMPANY

13. FAIR VALUE DISCLOSURES (CONTINUED)
The fair values under all insurance contracts are taken into consideration in the Company's overall management of interest rate risk, such that the Company's exposure to changing interest rates is minimized through the matching of investment maturities with amounts due under insurance contracts.

                                                                                 (IN THOUSANDS)
                                                                                   DECEMBER 31
                                                              -----------------------------------------------------
                                                                        1998                        1997
                                                              -------------------------   -------------------------
                                                               CARRYING        FAIR        CARRYING        FAIR
                                                                AMOUNT         VALUE        AMOUNT         VALUE
                                                              -----------   -----------   -----------   -----------
Assets:
  Investments:
    Securities available-for-sale:
      Fixed maturities......................................  $ 2,402,343   $ 2,402,343   $ 2,415,915   $ 2,415,915
      Equity securities.....................................      157,851       157,851       109,832       109,832
  Mortgage loans on real estate.............................      610,131       662,984       602,064       661,055
  Policy loans..............................................       74,950        74,950        68,566        68,566
  Short-term investments....................................       31,868        31,868        70,537        70,537
  Assets held in separate accounts..........................    3,742,403     3,742,403     2,978,622     2,978,622
Liabilities:
  Individual and group annuities (subject to discretionary
   withdrawal)..............................................  $   923,102   $   894,019   $   977,495   $   945,558
  Debt......................................................       20,141        20,141        26,433        26,433
  Liabilities related to Separate Accounts..................    3,707,687     3,707,687     2,947,401     2,947,401

14. COMMITMENTS AND CONTINGENCIES

    The Company is named as a defendant in a number of legal actions arising primarily from claims made under insurance policies. These actions have been considered in establishing policy benefit and loss reserves. Management and its legal counsel are of the opinion that the settlement of these actions will not have a material adverse effect on the Company's financial position or results of operations.

15. RETIREMENT AND OTHER EMPLOYEE BENEFITS

    The Company is an indirect wholly-owned subsidiary of Fortis, which sponsors a defined benefit pension plan covering employees and certain agents who meet eligibility requirements as to age and length of service. The benefits are based on years of service and career compensation. Fortis' funding policy is to contribute annually the maximum amount that can be deducted for federal income tax purposes, and to charge each subsidiary an allocable amount based on its employee census. Pension cost allocated to the Company amounted to approximately $1,627,000, $1,594,000 and $1,354,000 for 1998, 1997 and 1996, respectively.

The Company participates in a contributory profit sharing plan, sponsored by Fortis, covering employees and certain agents who meet eligibility requirements as to age and length of service. Benefits are payable to participants on retirement or disability and to the beneficiaries of participants in the event of death. The first three percent of an employee's contribution is matched 200% by the Company. The amount expensed was approximately $3,610,000, $3,926,000 and $3,913,000 for 1998, 1997 and 1996, respectively.

In addition to retirement benefits, the Company participates in other health care and life insurance benefit plans ("postretirement benefits") for retired employees, sponsored by Fortis. Health care benefits, either through a Fortis-sponsored retiree plan for retirees under age 65 or through a cost offset for individually purchased Medigap policies for retirees over age 65, are available to employees who retire on or after January 1, 1993, at age 55 or older, with 15 years or more service. Life insurance, on a retiree pay all basis, is available to those who retire on or after January 1, 1993.

Net postretirement benefit costs allocated to the Company for the years ended December 31, 1998, 1997 and 1996 were $0, $304,000 and $290,000, respectively, and includes the expected cost of such benefits for newly eligible or vested employees, interest cost, gains and losses arising from differences between actuarial assumptions and actual experience, and amortization of the transition obligation. The Company made contributions to the plans of approximately $(5,200), $20,000 and $8,000 in 1998, 1997 and 1996, respectively, as claims were incurred.

FORTIS BENEFITS INSURANCE COMPANY

16. DEBT

    A summary of debt at December 31 for each year follows (in thousands):

                                                                               1998       1997
                                                                             ---------  ---------
Mortgage note bearing a floating interest rate of 200 basis points over
 LIBOR, (5.07% at December 31, 1998 and 5.84% at December 31, 1997)
 adjustable every six months, principal and interest due monthly, matures
 July 2001.................................................................  $   3,088  $   3,150
Mortgage note bearing fixed interest at 7.6% principal and interest due
 monthly, matures October 2002.............................................      5,105      5,183
Mortgage note bearing fixed interest at 6.52%, principal and interest due
 monthly, matures July 2009................................................      5,000         --
Mortgage note bearing fixed interest at 7.14%, principal and interest due
 monthly, matures April 2008...............................................      6,948         --
Mortgage note bearing a floating interest rate of 225 basis points over
 LIBOR.....................................................................         --     18,100
                                                                             ---------  ---------
                                                                             $  20,141  $  26,433
                                                                             ---------  ---------
                                                                             ---------  ---------

Maturities of the debt as of December 31, 1998 are as follows (in thousands):

1998...............................................................................  $     280
1999...............................................................................        344
2000...............................................................................      3,328
2001...............................................................................      5,030
2002...............................................................................        251
Thereafter.........................................................................     10,908
                                                                                     ---------
                                                                                     $  20,141
                                                                                     ---------
                                                                                     ---------

These mortgage notes are collateralized by certain real estate investments included in real estate and other investments in the balance sheet.

Interest expense paid by the Company during 1998 and 1997 on this debt was approximately $1,362,000 and $1,075,000, respectively.

17. YEAR 2000 (UNAUDITED)

INTRODUCTION. The Company relies heavily on information technology ("IT") systems to conduct its business. These IT systems include both internally developed and vendor-supplied systems. The Company also has business relationships with numerous entities including but not limited to financial institutions, financial intermediaries, third party administrators and other critical vendors as well as regulators and customers. These entities are themselves reliant on their IT systems to conduct their businesses. Therefore, there is a supply chain of dependency among and between all involved entities.

STATE OF READINESS. In 1997, the Fortis parent company organized a multi-disciplinary Year 2000 Project Team ("Team"). The Company is a part of the Team. The Team consists of employees at each subsidiary, audit, legal and outside consultants. The Team has developed and is currently executing a comprehensive plan designed to make the Company's IT systems Year 2000 ready. The plan covers four stages including (i) inventory, (ii) assessment, (iii) programming, and (iv) testing and certification. The Company has completed the inventory stage for its internal hardware, software and telecommunications systems (mainframe and client/server applications). The assessment process is also complete and the Company is utilizing both internal and external resources to reprogram or replace the systems where necessary, and testing the applications for Year 2000 readiness. Programming, testing and certification of these systems and applications are targeted for completion by the end of 1999.

COSTS. The cost of the Company portion of the Year 2000 project is estimated at $27.7 million (pre-tax) and is being funded through operating cash flows. Total Year 2000 project costs are based on management's best estimates, which were derived utilizing numerous assumptions of future events, including the continued availability of certain resources, third party modification plans and other factors. Costs to upgrade and replace systems in the normal course of business are not included in this estimate. As of December 31, 1998, approximately $15.5 million (pre-tax) had already been expensed. The Company believes that its Year 2000 project generally is on schedule.

RISKS. The Company is attempting to limit the potential impact of the Year 2000 by monitoring the progress of its own Year 2000 project and those of its critical external relationships and by developing contingency/recovery plans. The Company cannot guarantee that it will be able to identify and/or resolve all of its Year 2000 issues. Any critical unresolved Year 2000 issues at the Company or its external relationships, however, could have a material adverse effect on the Company's results of operations, liquidity or financial condition. If the Company's Year 2000 issues were unresolved, potential consequence would include, among other possibilities, the inability to accurately and timely process benefit claims, update customer's accounts, process financial transactions, bill customers, assess exposure to risks, determine liquidity requirements or report accurate data to management, shareholders, customers, regulators and others as well as business interruptions or shutdowns, financial losses, harm to its reputation, increased scrutiny by regulators and litigation related to Year 2000 issues.

CONTINGENCY PLANS. Consistent with prudent due diligence efforts, the Company has defined contingency plans aimed at ensuring the continuity of critical business functions before and after December 31, 1999, should there be an unexpected system failure. The Company has developed plans that are designed to reduce the negative impact on Fortis, and provide methods of returning to normal operations, if failure occurs.

APPENDIX A--SAMPLE MARKET VALUE ADJUSTMENT CALCULATIONS

The formula which will be used to determine the Market Value Adjustment is:

          1 + I              n/12
      ( ----------)                - 1
       1 + J + .005

Sample Calculation 1: Positive Adjustment

Amount withdrawn or transferred           $10,000
Existing Guarantee Period                 7 years
Time of withdrawal or transfer            beginning of 3rd year of Existing
                                          Guarantee Period
Guaranteed Interest Rate (I)              8%*
Guaranteed Interest Rate for
  new 5-year guarantee (J)                7%*
Remaining Guarantee Period (N)            60 months
Market Value Adjustment

                    1 + .08            60/12
 $10,000 x      [( -----------)              - 1]      = $234.73
                1 + .07 + .005

           Amount transferred or withdrawn (adjusted for Market Value Adjustment): $10,234.73

Sample Calculation 2: Negative Adjustment

Amount withdrawn or transferred           $10,000
Existing Guarantee Period                 7 years
Time of withdrawal or transfer            beginning of 3rd year of Existing
                                          Guarantee Period
Guaranteed Interest Rate (I)              8%*
Guaranteed Interest Rate for
  new 5-year guarantee (J)                9%*
Remaining Guarantee Period (N)            60 months
Market Value Adjustment:

                     1 + .08            60/12
 $10,000 x       [( -----------)              - 1]      = - $666.42
                 1 + .09 + .005

           Amount transferred or withdrawn (adjusted for Market Value Adjustment): $9,333.58

Sample Calculation 3: Negative Adjustment

Amount withdrawn or transferred           $10,000
Guarantee Period                          7 years
Time of withdrawal or transfer            beginning of 3rd year of Existing
                                          Guarantee Period
Guaranteed Interest Rate (I)              8%*
Guaranteed Interest Rate for
  new 5-year guarantee (J)                7.75%*
Remaining Guarantee Period (N)            60 months
Market Value Adjustment:

                      1 + .08               60/12
$10,000 x        [( -------------)]               - 1]      = $114.94
                  1 + .0775 + .005

           Amount transferred or withdrawn (adjusted for Market Value Adjustment): $9,885.06
------------------------
*Assumed for illustrative purposes only.

APPENDIX B--SAMPLE DEATH BENEFIT CALCULATIONS

Date of Death is the 3rd Contract Anniversary                                      Example 1    Example 2    Example 3
                                                                                  -----------  -----------  -----------
  a. Purchase Payments Made Prior to Death, accumulated at 5%                      $  32,000    $  32,000    $  32,000
  b. Contract Value on Date of Death                                               $  20,000    $  36,000    $  25,000
  c. 1 Year Ratchet Option Value                                                   $  35,000    $  36,000    $  31,000
Death Benefit is larger of a, b, and c                                             $  35,000    $  36,000    $  32,000


Date of Death is the 5th Contract Anniversary                                      Example 1    Example 2    Example 3
                                                                                  -----------  -----------  -----------
  a. Purchase Payments Made Prior to Death, accumulated at 5%                      $  34,000    $  34,000    $  34,000
  b. Contract Value on Date of Death                                               $  38,000    $  38,000    $  28,000
  c. 1 Year Ratchet Option Value                                                   $  38,000    $  40,000    $  33,000
Death Benefit is larger of a, b, and c                                             $  38,000    $  40,000    $  34,000

Date of Death is the 10th Contract Anniversary                                     Example 1    Example 2    Example 3
                                                                                  -----------  -----------  -----------
  a. Purchase Payments Made Prior to Death, accumulated at 5%                      $  36,000    $  36,000    $  36,000
  b. Contract Value on Date of Death                                               $  39,000    $  34,000    $  31,000
  c. 1 Year Ratchet Option Value                                                   $  39,000    $  37,000    $  32,000
Death Benefit is larger of a, b, and c                                             $  39,000    $  37,000    $  36,000

APPENDIX C--EXPLANATION OF EXPENSE CALCULATIONS

The expense for a given year is calculated by multiplying the projected beginning of the year policy value by the total expense rate. The total expense rate is the sum of the variable account expense rate plus the total portfolio expense rate plus the annual administrative charge rate.

The policy values are projected by assuming a single payment of $1,000 grows at an annual rate equal to 5% reduced by the total expense rate described above.

For example, the 3 year expense for the Growth Stock Series is calculated as follows:

           Total Variable Account Annual Expenses                                                                     1.35%
+          Total Series Fund Operating Expenses                                                                        .65%
=          Total Expense Rate                                                                                         2.00%

Year 1 Beginning Policy Value = $1000.00
Year 1 Expense = 1000.00 X .0200 = $20.00

Year 2 Beginning Policy Value = $1030.00
Year 2 Expense = 1030.00 X .0200 = $20.60

Year 3 Beginning Policy Value = $1060.90
Year 3 Expense = 1060.90 X .0200 = $21.22

So the cumulative expenses for years 1-3 for the Growth Stock Series are equal to $20.00 + $20.60 + $21.22 = $61.82

If the contract is surrendered, the surrender charge is the surrender charge percentage times the purchase payment minus the 10% free withdrawal amount:

   Surrender Charge                   (Initial                    10% Free                    Surrender
      Percentage             X         Premium         -         Withdrawal)         =          Charge

    0.06 X ($1000.00 - $100.00) = $54.00

So the total expense if surrendered is $61.82 + $54.00 = $115.82

APPENDIX D--PRO RATA ADJUSTMENTS

Pro rata adjustments are made for withdrawals in calculating the death benefit payable under the contract. The benefit is described under the section of this prospectus entitled "Benefit Payable on Death of Contract Owner or Annuitant".

A pro rata adjustment is calculated separately for each withdrawal, creating a decrease in the death benefit proportional to the decrease the withdrawal makes in the contract value. Pro rata adjustments are made for amounts withdrawn for partial surrenders and surrender charges, but not for any contract fee-related surrenders.

Under the death benefit set forth as (2) in "Benefit Payable on Death of Contract Owner or Annuitant", the pro rata adjustment for a given withdrawal is equal to:

(a)   the withdrawn amount, divided by

(b) the contract value immediately before the amount was withdrawn, the result multiplied by

(c)   the quantity equal to:

            (i) the contract value on the anniversary, plus

           (ii) purchase payments made since the anniversary and before the withdrawal, minus

           (iii) pro rata adjustments for withdrawals made since the anniversary and before the given withdrawal.

Under the death benefit set forth as (3) in "Benefit Payable on Death of Contract Owner or Annuitant", the pro rata adjustment for a given withdrawal is equal to:

(a)   the withdrawn amount, divided by

(b) the contract value immediately before the amount was withdrawn, the result multiplied by

(c)   the quantity equal to:

            (i) the "Roll-Up Amount" prior to the withdrawal, plus

           (ii) any purchase payments made on or after the date either the contract owner or Annuitant first reaches his or her 75th birthday and before the given withdrawal, reduced by

           (iii) pro rata adjustments for any withdrawals made on or after the date either the contract owner or Annuitant first reaches his or her 75th birthday and before the given withdrawal.

      [LOGO]

FORTIS FINANCIAL GROUP
P.O. BOX 64284
ST. PAUL, MN 55164

                                                        BULK RATE
                                                       U.S. POSTAGE
                                                           PAID
                                                     PERMIT NO. 3794
                                                     MINNEAPOLIS, MN

PROSPECTUS
MAY 1, 1999

                               CERTIFICATES UNDER
                            FLEXIBLE PREMIUM DEFERRED
                     COMBINATION VARIABLE AND FIXED ANNUITY
                        CONTRACTS (MASTERS AND MASTERS +)


                                    Issued by

                        FORTIS BENEFITS INSURANCE COMPANY


                       STATEMENT OF ADDITIONAL INFORMATION

                                   MAY 1, 1999

This Statement of Additional Information is not a Prospectus. It is intended that this Statement of Additional Information be read in conjunction with the Prospectus for certificates under flexible premium deferred combination variable and fixed annuity contracts ("Certificates"), dated May 1, 1999. A copy of the Prospectus may be obtained without charge from Fortis Investors, Inc. 1-800-800-2000, mailing address: P.O. Box 64272, St. Paul, MN 55164. You have the option of receiving benefits under a Certificate through Fortis Benefits' Variable Account D or through Fortis Benefits' Fixed Account.

TABLE OF CONTENTS


Fortis Benefits and the Variable Account.......................................2
Calculation of Annuity Payments................................................2
Postponement of Payments.......................................................3
Services.......................................................................3
  - Safekeeping of Variable Account Assets.....................................3
  - Experts....................................................................4
  - Principal Underwriter .....................................................4
Limitation on Allocations......................................................4
Taxation Under Certain Retirement Plans........................................4
Withholding....................................................................8
Other Information..............................................................9
Variable Account Financial Statements..........................................9
Appendix A -- Performance Information........................................A-1

In order to supplement the description in the Prospectus, the following provides additional information about the Certificates and other matters which may be of interest to you. Terms used in this Statement of Additional Information have the same meanings as are defined in the Prospectus under the heading "Special Terms Used in This Prospectus."

FORTIS BENEFITS AND THE VARIABLE ACCOUNT

Fortis Benefits Insurance Company, the issuer of the Certificates, is a Minnesota corporation qualified to sell life insurance and annuity contracts in the District of Columbia and in all states except New York. Fortis Benefits is a wholly-owned subsidiary of Fortis Insurance, Inc., a stock company organized under the laws of Wisconsin, which itself is a wholly-owned subsidiary of Fortis, Inc. Fortis, Inc. is a corporation based in New York, which manages the United States operations of Fortis (NL) N.V. and Fortis (B).

Fortis (NL) N.V. has been in business since 1847 and is a publicly-traded, multi-national insurance, real estate, and financial services group headquartered in The Netherlands. It is one of the largest holding companies in Europe, with subsidiary companies in twelve countries on four continents. Fortis
(NL) N.V. is the third largest insurance company in the Netherlands.

Fortis (B) is a multi-national insurance, real estate and financial services firm that has been in business since 1824. It has subsidiary companies in eight countries. Fortis (B) is one of the largest life insurance companies in Belgium. Fortis (NL) N.V. and Fortis (B) have combined assets of approximately $390 billion.

The assets allocated to the Variable Account are the exclusive property of Fortis Benefits. Registration of the Variable Account under the Investment Company Act of 1940 does not involve supervision of the management or investment practices or policies of the Variable Account or of Fortis Benefits by the Securities and Exchange Commission. Fortis Benefits may accumulate in the Variable Account proceeds from charges under the Contracts and other amounts in excess of the Variable Account assets representing reserves and liabilities under Certificates and other variable annuity contracts issued by Fortis Benefits. Fortis Benefits may from time to time transfer to its General Account any of such excess amounts.

Best's Insurance Reports has assigned Fortis Benefits a rating of A (Excellent) for financial position and operating performance. Fortis Benefits has a rating of AA from Standard & Poor's. As defined by Standard & Poor's, insurers rated AA offer "excellent financial security." These ratings represent such rating agencies' independent opinion of Fortis Benefits' financial strength and ability to meet policy holder obligations, but have no relevance to the performance and quality of the assets in Subaccounts of the Variable Account.

CALCULATION OF ANNUITY PAYMENTS

FIXED ANNUITY OPTION

The amount of each annuity payment under a Fixed Annuity Option is fixed and guaranteed by Fortis Benefits. Monthly fixed annuity payments will start as of the end of the Valuation Period that contains the Annuity Commencement Date. At that time, the Certificate Value , after any Market Value Adjustment, is computed and that portion of the Certificate Value which will be applied to the Fixed Annuity Option selected is determined. The amount of the first monthly payment under the Fixed Annuity Option selected will be at least as large as would result from using the annuity tables contained in the Certificate to apply such amount of Certificate Value to the annuity form selected. The dollar amounts of any fixed annuity payments after the first are specified during the entire period of annuity payments according to the provisions of the annuity form selected.

VARIABLE ANNUITY OPTION

ANNUITY UNITS. To the extent a Variable Annuity Option has been selected, we convert the Accumulation Units for each Subaccount of the Variable Account into Annuity Units for each Subaccount at their values determined as of the end of the Valuation Period which contains the Annuity Commencement Date. As of such time, any Fixed Account Value to be applied to a Variable Annuity Option is also converted, after any Market Value Adjustment, to Annuity Units in the Subaccounts selected based on the then-current Annuity Unit value. The initial number of Annuity Units in each Subaccount is determined by dividing the amount of the initial monthly variable annuity payment (see "Variable Annuity Option -- Variable Annuity Payments," below) allocable to that Subaccount by the value of one Annuity Unit in that Subaccount as of the time of the conversion. The number of Annuity Units for each Subaccount will remain constant, as long as an annuity remains in force and the allocation among the Subaccounts has not changed.

The value of each Subaccount's Annuity Units will vary to reflect the investment experience of the Subaccount as well as charges deducted from the Subaccount. The value of each Subaccount's Annuity Units is equal to the prior value of the Subaccount's Annuity Units multiplied by the net investment factor for that Subaccount (discussed in the Prospectus under "Certificate Value") for the Valuation Period ending on that Valuation Date, with an offset for the 4% assumed interest rate used in the annuity tables of the Certificate.

VARIABLE ANNUITY PAYMENTS. Variable annuity payments start at the end of the Valuation Period that contains the Annuity Commencement Date, and will vary in amount as the related Annuity Unit values vary. The amount of the first monthly payment is shown on the annuity tables contained in the Certificate for each $1,000 of Certificate Value applied to the Variable Annuity Option selected as of the end of such Valuation Period. The first variable annuity payment is, in effect, allocated among the Subaccounts in the same proportion as the Certificate Value is allocated among the Subaccounts upon commencement of annuity payments.

Payments after the first will vary in amount and are determined on the first Valuation Date of each subsequent monthly period. If the monthly payment under the annuity form selected is based on the value of Annuity Units of a single Subaccount, the monthly payment is found by multiplying the number of the Certificate's Annuity Units for the Subaccount by the Annuity Unit value of such Subaccount as of the first Valuation Date in each monthly period following the Annuity Commencement Date. If the monthly payment under the Variable Annuity Option selected is based upon the value of Annuity Units in more than one Subaccount, this is repeated for each applicable Subaccount. The sum of these payments is the variable annuity payment.

GENDER OF ANNUITANT

The amount of each annuity payment ordinarily will be higher for a male Annuitant than for a female Annuitant with an otherwise identical Certificate. This is because, statistically, females tend to have longer life expectancies than males. However, there will be no differences between male and female Annuitants in any jurisdiction, including Montana, where such differences are not permitted. We will also make available Certificates with no such differences in connection with certain employer-sponsored benefit plans. Employers should be aware that, under most such plans, Certificates that make distinctions based on gender are prohibited by law.

POSTPONEMENT OF PAYMENTS

With respect to amounts in the Subaccounts of the Variable Account, payment of any amount due upon a total or partial surrender, death or under an annuity option will ordinarily be made within seven days after all documents required for such payment are received by Fortis Benefits at its Home Office. However, Fortis Benefits may defer the determination, application or payment of any death benefit, transfer, partial or total surrender or annuity payment, to the extent dependent on Accumulation or Annuity Unit Values, for any period during which the New York Stock Exchange is closed (other than customary weekend and holiday closings) or trading on the New York Stock Exchange is restricted as determined by the Securities and Exchange Commission, for any period during which any emergency exists as a result of which it is not reasonably practicable for Fortis Benefits to determine the investment experience for the Certificate, or for such other periods as the Securities and Exchange Commission may by order permit for the protection of investors.

SERVICES

SAFEKEEPING OF VARIABLE ACCOUNT ASSETS

Title to the assets of the Variable Account is held by Fortis Benefits. The assets of the Variable Account are kept segregated and held separate and apart from Fortis Benefits' other assets. Fortis Advisers, Inc., an affiliate of Fortis

Benefits, maintains records of all purchases and redemptions of shares of Fortis Series Fund, Inc. held by each of the Subaccounts of the Variable Account.

EXPERTS

The financial statements of Fortis Benefits Insurance Company at
December 31, 1998 and 1997, and for each of the three years in the period ended December 31, 1998, and the statements of net assets of Fortis Benefits Insurance Company Variable Account D at December 31, 1998 and the related statements of changes in net assets for each of the two years in the period ended December 31, 1998, appearing in the Prospectus, this Statement of Additional Information and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon appearing elswhere herein, and are included in reliance upon such authority as experts in accounting and auditing.

PRINCIPAL UNDERWRITER

Fortis Investors, Inc. ("Fortis Investors"), the principal underwriter of the Certificates, is a Minnesota corporation and a member of the Securities Investors Protection Corporation. The offering of the Certificates is continuous, and Fortis Investors does not anticipate discontinuing the offering of the Certificates, although it reserves the right to do so. Certificates generally will be issued for Participants from ages zero to ninety in all states except New York.

LIMITATIONS ON ALLOCATIONS

Under the Certificate, Fortis Benefits reserves the right to control the amount of any assets in any investment alternative. Pursuant to this authority, Fortis Benefits has established the following administrative procedures for the protection of the interests of all investors participating in Fortis Series'
Portfolios: a Participant may not invest, allocate, transfer or exchange Certificate Value into any Subaccount if the value allocated to the Subaccount under the Certificate (and under any other insurance or annuity contracts directly or indirectly controlled by the same person, jointly or individually) would immediately thereafter equal 25% or more of the related Fortis Series Portfolio's net assets. Fortis Benefits reserves the right to modify these procedures at any time.

TAXATION UNDER CERTAIN RETIREMENT PLANS

Federal income tax information concerning the purchase of Certificates for specific types of retirement plans is set forth below. You should also refer to "Federal Tax Matters" in the Prospectus. The tax information provided is not comprehensive, and you should consult a qualified tax adviser before taking any action in connection with a retirement plan.

SECTION 403(b) ANNUITIES FOR EMPLOYEES OF CERTAIN TAX-EXEMPT ORGANIZATIONS OR PUBLIC EDUCATIONAL INSTITUTIONS

PURCHASE PAYMENTS. Under Section 403(b) of the Internal Revenue Code ("Code"), payments made by certain employers (i.e., tax-exempt organizations meeting the requirements of Section 501(c)(3) of the Code, or public educational institutions) to purchase Certificates for their employees are excludible from the gross income of employees to the extent that such aggregate purchase payments do not exceed certain limitations prescribed by the Code. This is the case whether the purchase payments are a result of voluntary salary reduction amounts or employer contributions. Salary reduction payments are, however, subject to FICA (social security) taxes.

TAXATION OF DISTRIBUTIONS. Distributions from a Section 403(b) tax-deferred annuity are taxed as ordinary income to the recipient as described under "Federal Tax Matters" in the Prospectus. Taxable distributions received before the employee attains age 59 1/2 generally are subject to a 10% penalty tax in addition to regular income tax. Certain distributions are excepted from this penalty tax, including distributions following the employee's death, disability, separation from service after age 55, separation from service at any age if the distribution is in the form of an annuity for the life (or life expectancy) of the employee (or the employee and Beneficiary) and distributions not in excess of deductible medical expenses. In addition, no distributions of voluntary salary reduction amounts will be permitted prior to one of the following events: attainment of age 59 1/2 by the employee or the employee's separation from service, death, disability or hardship. (Hardship distributions will be limited to the lesser of the amount of the hardship or the amount of salary reduction contributions, exclusive of earnings thereon.)

REQUIRED DISTRIBUTIONS. Generally, distributions from Section 403(b) annuities must commence not later than April 1 of the calendar year following the calendar year in which the employee attains age 70 1/2, and such distributions must be made over a period that does not exceed the life expectancy of the employee (or the employee and Beneficiary). A penalty tax of 50% would be imposed on any amount by which the minimum required distribution in any year exceeded the amount actually distributed in that year. In addition, in the event that the employee dies before his or her entire interest in the Certificate has been distributed, the employee's entire interest must be distributed in accordance with rules similar to those applicable upon the death of the Participant or Payee in the case of a Non-Qualified Certificate, as described in the Prospectus. Certain of these and other provisions are incorporated in a special endorsement attached to Certificates that are intended to qualify under Section 403(b), and reference should be made to that endorsement for its complete terms.

TAX-FREE EXCHANGES AND ROLLOVERS. The Code provides for the tax-free transfer of one Section 403(b) annuity for another Section 403(b) annuity, and the IRS has ruled (Revenue Ruling 90-24) that amounts transferred may qualify as tax-free transfers under certain circumstances. In addition, Section 403(b)(8) of the code permits tax-free rollovers from Section 403(b) programs to individual retirement annuities or other Section 403(b) programs under certain circumstances.

SECTION 401 QUALIFIED PENSION, PROFIT-SHARING OR ANNUITY PLANS

PURCHASE PAYMENTS. Subject to certain limitations prescribed by the Code, purchase payments made by an employer (or a self-employed individual) under a pension, profit-sharing or annuity plan qualified under Section 401 or Section 403(a) of the Code are generally deductible by the employer and excluded from the taxable income of the employee for federal income tax purposes, whether made under a salary reduction agreement or directly by employer contributions. Salary reduction payments are, however, subject to FICA (social security) taxes. Purchase payments made directly by an employee generally are made on an after-tax basis.

TAXATION OF DISTRIBUTIONS. Distributions from Certificates purchased under these qualified plans are taxable as ordinary income, except to the extent allocable to an employee's after-tax contributions, as described under "Federal Tax Matters -- Qualified Plans," in the Prospectus. However, if an employee or other payee receives a "lump sum" distribution, as defined in the Code, from an exempt employees' trust, the taxable portion of the distribution may be subject to special tax treatment. For most individuals receiving lump sum distributions after attaining age 59 1/2, the rate of tax may be determined under a special 5-year income averaging provision. Those who attained age 50 by January 1, 1986 may instead elect to use a 10-year income averaging provision based on the income tax rates in effect for 1986. Taxable distributions received prior to attainment of age 59 1/2 under a Certificate purchased under a qualified plan are subject to the same 10% penalty tax (and the same exceptions) as described above with respect to
Section 403(b) annuities.

REQUIRED DISTRIBUTIONS. The minimum distribution requirements for these qualified plans are generally the same as described above with respect to
Section 403(b) annuities.

TAX-FREE ROLLOVERS. If, within 60 days of receipt, an employee who receives a single sum distribution transfers all of the taxable amount received to another plan qualified under Section 401 or 403(a), or to an individual retirement account or annuity as provided for under the Code, the transferred amount will not be taxed in the year of distribution. Certain "partial" distributions may also qualify for tax-free rollover treatment, but only if transferred to an individual retirement account or annuity. However, income tax may be withheld from the distribution unless the distribution is transferred directly from the qualified plan to the individual retirement account or individual retirement annuity.

INDIVIDUAL  RETIREMENT ANNUITIES

PURCHASE PAYMENTS. Individuals may make contributions for individual retirement annuity ("IRA") Contracts. Deductible contributions for any year may be made up to the lesser of $2,000 or 100% of compensation for individuals who (1) are not (and whose spouses are not) active participants in another retirement plan, (2) are unmarried and have adjusted gross income of $25,000 or less, or (3) are married and have adjusted gross income of $40,000 or less. An individual may also establish an IRA for his or her spouse if they file a joint return for the taxable year and his or her spouse earns less than the individual does for that year. The annual purchase payments for both spouses' Contracts cannot exceed the lesser of $4,000 or 100% of the couple's combined earned income, and no more than $2,000 may be contributed to either spouse's IRA for any year. Individuals who are active participants in other retirement plans and whose adjusted gross income (with certain special adjustment) exceed the cut-off point ($25,000 for unmarried, $40,000 for married persons filing jointly, and $0 for married persons filing a separate return) by less than $10,000 are entitled to make deductible IRA contributions in proportionately reduced amounts. For example, a married individual who is an active participant in another retirement plan and files a separate tax return is entitled to a partial IRA deduction if the individual's adjusted gross income is less than $10,000 and no IRA deduction if his or her adjusted gross income is equal to or greater than $10,000.

An individual may make non-deductible IRA contributions to the extent of (1) the lesser of $2,000 ($4,000 in the case of a spousal IRA) or 100% of compensation over (2) the IRA deductible contribution made with respect to the individual.

An individual may not make any contributions to his/her own IRA for the year in which he/she reaches age 70 1/2 or for any year thereafter. Contributions to a spouse's IRA may not be made for any year in which that spouse reaches age
70 1/2 or for any year thereafter.

TAXATION OF DISTRIBUTIONS. Distributions from IRA Contracts are taxed as ordinary income to the recipient, although special rules exist for the tax-free return of non-deductible contributions. In addition, taxable distributions received under an IRA Contract prior to age 59 1/2 are subject to a 10% penalty tax in addition to regular income tax. Certain distributions are exempted from this penalty tax including distributions following the owner's death or disability or distribution in the form of an annuity for the life (or life expectancy) of the owner (or the owner and beneficiary), or distributions not in excess of deductible medical expenses or certain distributions to pay health insurance premiums after an extended period of unemployment.

REQUIRED DISTRIBUTIONS. The minimum distribution requirements for IRAs are generally the same as described above with respect to Section 403(b) annuities. Certain of these and other provisions are incorporated in a special endorsement attached to IRA Certificates, and reference should be made to that endorsement for its complete terms.

TAX-FREE ROLLOVERS. The Code permits funds to be transferred in a tax-free rollover from a qualified employer pension, profit-sharing, annuity, bond purchase or tax-deferred annuity plan to an IRA Certificate if certain conditions are met, and if the rollover of assets is completed within 60 days after the distribution from the qualified plan is received. In addition, not more frequently than once every twelve months, amounts may be rolled over tax-free from one IRA to another, subject to the 60-day limitation and other requirements. The once-per-year limitation on rollovers does not apply to direct transfers of funds between IRA custodians or trustees.

SIMPLIFIED EMPLOYEE PENSION PLANS

PURCHASE PAYMENTS. Under Section 408(k) of the Code, employers may establish a type of IRA plan referred to as a simplified employee pension plan (SEP). Employer contributions to a SEP cannot exceed the lesser of $24,000 or 15% of the employee's earned income. Employees of certain small employers may have contributions made to a special kind of SEP (SARSEP) on their behalf on a salary reduction basis if the SARSEP plan was in effect on December 31, 1996. These salary reduction contributions may not exceed $9,500 in 1997, which is indexed for inflation. Employees of tax-exempt organizations and state or local government agencies have never been eligible for the salary reduction type of SEP.

TAXATION OF DISTRIBUTIONS. Generally, distribution payments from SEPs are subject to the same distribution rules described above for IRAs.

REQUIRED DISTRIBUTIONS. SEP distributions are subject to the same minimum required distribution rules described above for IRAs.

TAX-FREE ROLLOVERS. Generally, rollovers and direct transfers may be made to and from SEPs in the same manner as described above for IRAs, subject to the same conditions and limitations. Rollovers to other IRAs, excluding SIMPLE IRAs are also possible. Special rules apply if the rollover is from a SARSEP IRA.

SECTION 408(p) SIMPLE IRA PLANS

PURCHASE PAYMENTS: Under Section 408(p) of the Code, small employers may establish a type of IRA plan referred to as a Savings Incentive Match Plan for Employees (SIMPLE Plan). An employee may contribute annually through his or her employer a pre-tax salary reduction contribution not to exceed the lesser of $6,000 or 100% of compensation. The employer must annually either (1) match the employee contribution dollar for dollar up to 3% of pay, or (2) make a 2% of pay contribution for each eligible employee regardless of whether the employee makes any salary reduction contribution. In two out of every five years, the employer has the option to reduce the matching contribution as low as 1% of pay but advance notice must be provided to employees.

TAXATION OF DISTRIBUTIONS: Generally, distributions from SIMPLE IRA Plans are subject to the same distribution rules described above for IRAs. However, if an individual withdraws any amount from his SIMPLE IRA Plan within the first two years of his or her commencement of participation in the employer's SIMPLE IRA Plan, the 10% penalty tax for premature distribution, if such tax applies, will be increased to 25%.

REQUIRED DISTRIBUTIONS: SIMPLE distributions are subject to the same minimum distribution rules described above for IRAs.

TAX-FREE ROLLOVERS: Generally, rollovers and direct transfers may be made to and from SIMPLE IRAs in the same manner as described above for IRAs, subject to the same conditions and limitations. Rollovers or transfers to other IRAs, other than SIMPLE IRAs, are also possible but only after the second anniversary of commencement of participation in the employer's SIMPLE IRA Plan.

SECTION 457 UNFUNDED DEFERRED COMPENSATION PLANS OF PUBLIC EMPLOYERS AND TAX-EXEMPT ORGANIZATIONS

PURCHASE PAYMENTS. Under Section 457 of the Code, all individuals who perform services for a state or local government or governmental agency may participate in a deferred compensation program. Other tax-exempt employers may establish unfunded deferred compensation plans under Section 457 for employees and/or independent contractors.

Though not actually a qualified plan as that term is normally used, this type of program allows individuals to defer the receipt of compensation that otherwise would be currently payable and therefore to defer the payment of federal income taxes on such amounts. Assuming that the program meets the requirements to be considered an eligible deferred compensation plan (an "EDCP"), an individual may contribute (and thereby defer from current income for tax purposes) the lesser of $7,500 or 33-1/3% of the individual's includible compensation. (Includible compensation means compensation from the employer which would be currently includible in gross income for federal tax purposes.) In addition, during the last three years before an individual attains normal retirement age, additional "catch-up" deferrals are permitted.

The amounts which are deferred may be used by the employer to purchase the Certificates offered by this Prospectus. The Certificate is owned by the employer and is subject to the claims of the employer's creditors. The employee has no rights or interest in the Certificate and is entitled only to payment in accordance with the EDCP provisions.

TAXATION OF DISTRIBUTIONS. Amounts received by an individual from an EDCP are includible in gross income for the taxable year in which such amounts are paid or otherwise made available.

DISTRIBUTIONS BEFORE SEPARATION FROM SERVICE. Distributions generally are not permitted under an EDCP prior to separation from service or reaching age 70 1/2, except in cases of severe financial hardship. Hardship distributions are includible in the gross income of the individual in the year in which paid.

REQUIRED DISTRIBUTIONS. The distribution requirements for these qualified plans are generally the same as described above with respect to Section 403(b) annuities. However, if distributions do not commence before the employee's death, the entire interest in the Certificate must be distributed within 15 years if the beneficiary is not the employee's surviving spouse.

TAX-FREE TRANSFERS. The Code permits the tax-free direct transfer of EDCP amounts to another EDCP, subject to certain conditions. Any transfer must be with employer consent

PRIVATE EMPLOYER UNFUNDED DEFERRED COMPENSATION PLANS

PURCHASE PAYMENTS. Private taxable employers may establish unfunded, non-qualified deferred compensation plans for a select group of management or highly compensated employees and/or for independent contractors. Certain arrangements of tax-exempt employers entered into prior August 16, 1986, and not subsequently modified, are also subject to the rules for private taxable employer deferred compensation plans discussed below. (Unfunded deferred compensation plans of other tax-exempt employers are generally subject to the requirements of Section 457.)

These types of programs allow individuals to defer receipt of up to 100% of compensation which would otherwise be includible in income and therefore to defer the payment of federal income taxes on such amounts. Purchase payments made by the employer, however are not immediately deductible by the employer, and the employer is currently taxed on any increase in Certificate Value.

Deferred compensation plans represent a contractual promise on the part of the employer to pay current compensation at some future time. The Certificate is owned by the employer and is subject to the claims of the employer's creditors. The individual has no right or interest in the Certificate and is entitled only to payment from the employer's general assets in accordance with plan provisions.

TAXATION OF DISTRIBUTIONS. Amounts received by an individual from a private employer deferred compensation plan are includible in gross income for the taxable year in which such amounts are paid or otherwise made available.

WITHHOLDING

Annuity payments and other amounts received under Certificates are subject to income tax withholding unless the recipient elects not to have taxes withheld. The amounts withheld will vary among recipients depending on the tax status of the individual and the type of payments from which taxes are withheld.

Notwithstanding the recipient's election, withholding may be required with respect to certain payments to be delivered outside the United States and, with respect to certain distributions from certain types of qualified retirement plans, unless the proceeds are transferred directly to another qualified retirement plan. Moreover, special "backup withholding" rules may require Fortis Benefits to disregard the recipient's election if the recipient fails to supply Fortis Benefits with a "TIN" or taxpayer identification number (social security number for individuals), or if the Internal Revenue Service notifies Fortis Benefits that the TIN provided by the recipient is incorrect.

OTHER INFORMATION

Fortis Benefits relies upon an SEC No-action letter dated December 22, 1988 providing relief from certain restrictions provided in the Investment Company Act of 1940 relative to restrictions on redemptions and it complies with its conditions.

VARIABLE ACCOUNT FINANCIAL STATEMENTS

                              FINANCIAL STATEMENTS

                        FORTIS BENEFITS INSURANCE COMPANY
                               VARIABLE ACCOUNT D

                          YEAR ENDED DECEMBER 31, 1998

                        Fortis Benefits Insurance Company
                               Variable Account D

                              Financial Statements


                          Year ended December 31, 1998




                                    CONTENTS

Report of Independent Auditors..........................................1

Audited Financial Statements

Statements of Net Assets................................................3
Statements of Changes in Net Assets.....................................6
Notes to Financial Statements..........................................21

                         REPORT OF INDEPENDENT AUDITORS


Board of Directors
Fortis Benefits Insurance Company

We have audited the accompanying individual and combined statements of net assets of the segregated asset subaccounts of Fortis Benefits Insurance Company Variable Account D (comprised of the Fortis Series Fund, Inc.'s Growth Stock, U.S. Government Securities, Money Market, Asset Allocation, Diversified Income, Global Growth, Aggressive Growth, Growth & Income, High Yield, Global Asset Allocation, Global Bond, International Stock, Value, S & P 500, Blue Chip Stock, Mid Cap Stock, Large Cap Growth, and Small Cap Value Subaccounts; the Norwest Select Fund's ValuGrowth, Income, Small Company Stock and Income Equity Subaccounts; the Scudder Variable Life Investment Fund's International Subaccount; the AIM Variable Insurance Funds' V.I. Value and V.I. International Equity Subaccounts; the Alliance Variable Product Series' Money Market, International and Premier Growth Subaccounts; the SAFECO Resource Series' Growth and Equity Subaccounts; the Federated Insurance Series' U.S. Government Securities II, High Income Bond Fund II, Utility II and American Leaders II Subaccounts; the Lexington Funds, Inc.'s Natural Resources Trust and Emerging Markets Subaccounts; the MFS Variable Insurance Trusts' Emerging Growth, High Income and World Government Subaccounts; the Montgomery Variable Fund's Emerging Markets and Growth Subaccounts; the Strong Variable Insurance Funds' Discovery II and International II Subaccounts; the American Century Investments' VP Balanced and VP Growth Subaccounts; the Van Eck Worldwide Insurance Trust's Worldwide Bond Fund and Worldwide Hard Assets Fund Subaccounts; the Neuberger & Berman, Inc.'s AMT Limited Maturity Bond and AMT Partners Subaccounts; and INVESCO, Inc.'s Health & Sciences, Industrial Income and Technology Subaccounts) as of December 31, 1998, and the related statements of changes in net assets for each of the two years in the period then ended, except for the Federated Insurance Series' U.S. Government Securities II Subaccount; the Neuberger & Berman, Inc.'s AMT Limited Maturity Bond and AMT Partners Subaccounts; and INVESCO, Inc.'s Health & Sciences, Industrial Income and Technology Subaccounts which are for the period from May 1, 1997 to December 31, 1997 and the Fortis Mid Cap Stock, Large Cap Growth and Small Cap Value Subaccounts which are for the period May 1, 1998 (commencement of operations) to December 31, 1998. These financial statements are the responsibility of the management of Fortis Benefits Insurance Company. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of December 31, 1998 by correspondence with the custodian. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the individual and combined financial position of the segregated asset subaccounts of Fortis Benefits Insurance Company Variable Account D at December 31, 1998, and the individual and combined changes in its net assets for the periods described above, in conformity with generally accepted accounting principles.

                                                   /s/ Ernst & Young LLP

Minneapolis, Minnesota
March 19, 1999

                        Fortis Benefits Insurance Company
                               Variable Account D

                            Statements of Net Assets

                                December 31, 1998

                                                                                                             ATTRIBUTABLE TO
                                                                                                             FORTIS BENEFITS
                                                                                             NET ASSETS AT      INSURANCE
                                                            SHARES              COST         MARKET VALUE       COMPANY
                                                       ----------------------------------------------------------------------
Investments in Fortis Series Fund, Inc.:
   Growth Stock                                           13,182,400     $   304,612,551   $  541,637,137    $          -
   U.S. Government Securities                             12,972,929         139,984,673      141,769,466               -
   Money Market                                            6,066,668          67,233,393       67,119,187               -
   Asset Allocation                                       25,429,403         386,417,417      536,384,948               -
   Diversified Income                                      8,949,806         105,443,140      106,628,884               -
   Global Growth                                          11,604,190         166,333,148      261,882,193               -
   Aggressive Growth                                       5,866,648          74,710,338       97,976,544               -
   Growth & Income                                        12,530,359         184,542,458      265,983,185               -
   High Yield                                              6,516,027          66,579,853       64,546,458               -
   Global Asset Allocation                                 4,152,609          51,348,582       59,470,739       4,289,789
   Global Bond                                             1,956,513          21,442,048       22,618,464       5,997,500
   International Stock                                     5,344,515          68,059,314       77,403,542               -
   Value                                                   5,049,921          65,418,627       72,593,625               -
   S & P 500                                              10,627,627         159,615,684      200,164,981               -
   Blue Chip Stock                                         7,854,812         112,868,995      145,914,116       6,352,455
   Mid Cap Stock                                           1,179,582          10,821,273       11,366,916       3,999,212
   Large Cap Growth                                        1,237,860          12,646,130       14,909,298       4,998,441
   Small Cap Value                                         1,523,604          14,080,298       14,138,583       3,851,404
Investments in Norwest Select Fund:
   ValuGrowth                                              1,794,765          25,899,534       35,751,725               -
   Income                                                  1,931,703          23,371,139       22,156,639               -
   Small Company Stock                                     1,221,712          15,755,762       13,292,225               -
   Income Equity                                           5,378,564          72,198,232       86,057,023               -


                                                                                         NET ASSET VALUE FOR
                                                       ATTRIBUTABLE TO    ACCUMULATION    VARIABLE ANNUITY
                                                       VARIABLE ANNUITY      UNITS         CONTRACTS PER
                                                         CONTRACTS        OUTSTANDING      ACCUMULATION UNIT
                                                    -----------------------------------------------------
Investments in Fortis Series Fund, Inc.:
   Growth Stock                                      $   541,637,137     136,880,970       $  3.96
   U.S. Government Securities                            141,769,466       7,783,287         18.21
   Money Market                                           67,119,187      40,111,614          1.67
   Asset Allocation                                      536,384,948     160,947,627          3.33
   Diversified Income                                    106,628,884      51,414,422          2.07
   Global Growth                                         261,882,193      12,352,444         21.20
   Aggressive Growth                                      97,976,544       6,201,905         15.80
   Growth & Income                                       265,983,185      12,274,208         21.67
   High Yield                                             64,546,458       5,048,995         12.78
   Global Asset Allocation                                55,180,950       3,357,472         16.44
   Global Bond                                            16,620,964       1,257,641         13.22
   International Stock                                    77,403,542       4,837,037         16.00
   Value                                                  72,593,625       4,940,205         14.69
   S & P 500                                             200,164,981      10,826,253         18.49
   Blue Chip Stock                                       139,561,661       7,720,323         18.08
   Mid Cap Stock                                           7,367,704         765,338          9.63
   Large Cap Growth                                        9,910,857         842,995         11.76
   Small Cap Value                                        10,287,179       1,098,102          9.37
Investments in Norwest Select Fund:
   ValuGrowth                                             35,751,725       1,814,816         19.70
   Income                                                 22,156,639       1,663,176         13.32
   Small Company Stock                                    13,292,225         975,631         13.62
   Income Equity                                          86,057,023       5,406,120         15.92

SEE ACCOMPANYING NOTES.

                        Fortis Benefits Insurance Company
                               Variable Account D

                      Statements of Net Assets (continued)

                                December 31, 1998

                                                                                                           ATTRIBUTABLE TO
                                                                                                           FORTIS BENEFITS
                                                                                          NET ASSETS AT      INSURANCE
                                                           SHARES            COST          MARKET VALUE       COMPANY
                                                        -------------------------------------------------------------------
Investments in Scudder Variable Life Investment
  Fund:
     International                                           576,026   $     7,545,857    $   8,386,931     $      -
Investment in AIM Variable Insurance Funds, Inc.:
   AIM V.I. Value                                            189,419         4,512,103        4,972,260            -
   AIM V.I. International Equity                              80,243         1,551,323        1,574,363            -
Investments in Alliance Variable Product Series:
   Money Market                                           16,561,373        16,561,373       16,561,373            -
   International                                              73,343         1,166,959        1,185,950            -
   Premier Growth                                            280,237         7,469,617        8,695,749            -
Investments in SAFECO Resource Series:
   Growth                                                    262,623         6,069,354        5,578,102            -
   Equity                                                     76,363         2,145,904        2,288,591            -
Investments in Federated Insurance Series:
   U.S. Government Securities II                              94,546         1,043,181        1,054,187            -
   High Income Bond Fund II                                  340,033         3,592,424        3,713,159            -
   Utility II                                                 71,414         1,039,405        1,090,491            -
   American Leaders II                                        76,825         1,488,642        1,665,573            -
Investments in Lexington Funds, Inc.:
   Natural Resources Trust                                    48,305           691,407          532,800            -
   Emerging Markets                                           10,424            65,395           58,894            -
Investments in MFS Variable Insurance Trust:
   Emerging Growth                                           316,230         5,874,837        6,789,451            -
   High Income                                               304,319         3,550,267        3,508,800            -
   World Government                                           29,872           323,759          325,006            -


                                                                                                NET ASSET VALUE FOR
                                                             ATTRIBUTABLE TO    ACCUMULATION     VARIABLE ANNUITY
                                                            VARIABLE ANNUITY       UNITS           CONTRACTS PER
                                                               CONTRACTS        OUTSTANDING       ACCUMULATION UNIT
                                                          -------------------------------------------------------------
Investments in Scudder Variable Life Investment
  Fund:
     International                                        $    8,386,931         507,370           $16.53
Investment in AIM Variable Insurance Funds, Inc.:
   AIM V.I. Value                                              4,972,260         431,724            11.52
   AIM V.I. International Equity                               1,574,363         161,048             9.78
Investments in Alliance Variable Product Series:
   Money Market                                               16,561,373       1,459,472            11.35
   International                                               1,185,950          97,422            12.17
   Premier Growth                                              8,695,749         375,294            23.17
Investments in SAFECO Resource Series:
   Growth                                                      5,578,102         367,234            15.19
   Equity                                                      2,288,591         151,516            15.10
Investments in Federated Insurance Series:
   U.S. Government Securities II                               1,054,187          93,034            11.33
   High Income Bond Fund II                                    3,713,159         291,909            12.72
   Utility II                                                  1,090,491          70,928            15.37
   American Leaders II                                         1,665,573          94,738            17.58
Investments in Lexington Funds, Inc.:
   Natural Resources Trust                                       532,800          51,807            10.28
   Emerging Markets                                               58,894           9,929             5.93
Investments in MFS Variable Insurance Trust:
   Emerging Growth                                             6,789,451         493,984            13.74
   High Income                                                 3,508,800         351,903             9.97
   World Government                                              325,006          29,522            11.01

                        Fortis Benefits Insurance Company
                               Variable Account D

                      Statements of Net Assets (continued)

                                December 31, 1998

                                                                                                             ATTRIBUTABLE TO
                                                                                                             FORTIS BENEFITS
                                                                                            NET ASSETS AT      INSURANCE
                                                             SHARES            COST          MARKET VALUE       COMPANY
                                                        -------------------------------------------------------------------
Investments in Montgomery Variable Funds:
   Emerging Markets                                           46,914      $      304,633    $     309,163     $         -
   Growth                                                     49,924             734,623          768,330               -
Investments in Strong Variable Insurance Funds:
   Discovery II                                               38,137             478,071          485,106               -
   International II                                           36,511             319,377          320,567               -
Investments in American Century Investments:
   VP Balanced                                               159,306           1,240,933        1,328,610               -
   VP Growth                                                  14,419             105,138          130,057               -
Investments in Van Eck Worldwide Insurance Trust:
   Worldwide Bond Fund                                        71,832             875,627          882,098               -
   Worldwide Hard Assets Fund                                 40,379             477,482          371,483               -
Investments in Neuberger & Berman, Inc.:
   AMT Limited Maturity Bond                                  48,871             670,521          675,400               -
   AMT Partners                                               45,054             881,251          852,869               -
Investments in INVESCO, Inc.:
   Health & Sciences                                         122,178           1,693,908        1,868,095               -
   Industrial Income                                          29,045             521,251          540,536               -
   Technology                                                 86,405           1,084,265        1,239,047               -
                                                                           -------------------------------------------------
Totals                                                                    $2,223,461,476   $2,937,518,919     $29,488,801
                                                                           -------------------------------------------------
                                                                           -------------------------------------------------

                                                                                                NET ASSET VALUE  FOR
                                                             ATTRIBUTABLE TO    ACCUMULATION     VARIABLE ANNUITY
                                                            VARIABLE ANNUITY       UNITS           CONTRACTS PER
                                                               CONTRACTS        OUTSTANDING       ACCUMULATION UNIT
                                                          -------------------------------------------------------------
Investments in Montgomery Variable Funds:
   Emerging Markets                                          $      309,163          47,224       $  6.55
   Growth                                                           768,330          46,194         16.63
Investments in Strong Variable Insurance Funds:
   Discovery II                                                     485,106          40,736         11.91
   International II                                                 320,567          37,361          8.58
Investments in American Century Investments:
   VP Balanced                                                    1,328,610          91,205         14.57
   VP Growth                                                        130,057          14,731          8.83
Investments in Van Eck Worldwide Insurance Trust:
   Worldwide Bond Fund                                              882,098          74,895         11.78
   Worldwide Hard Assets Fund                                       371,483          55,190          6.73
Investments in Neuberger & Berman, Inc.:
   AMT Limited Maturity Bond                                        675,400          61,900         10.91
   AMT Partners                                                     852,869          65,873         12.95
Investments in INVESCO, Inc.:
   Health & Sciences                                              1,868,095         119,097         15.69
   Industrial Income                                                540,536          38,817         13.93
   Technology                                                     1,239,047          86,462         14.33
                                                          ----------------------------------
Totals                                                       $2,908,030,118     484,339,100
                                                          ----------------------------------
                                                          ----------------------------------

SEE ACCOMPANYING NOTES.

                        Fortis Benefits Insurance Company
                               Variable Account D

                       Statements of Changes in Net Assets

                          Year ended December 31, 1998

                                                                      FORTIS U.S.
                                                    FORTIS GROWTH     GOVERNMENT      FORTIS MONEY    FORTIS ASSET
                                                        STOCK         SECURITIES         MARKET        ALLOCATION
                                                   -------------------------------------------------------------------
OPERATIONS
Dividend income                                       $ 26,467,526    $  8,254,423     $ 2,881,782     $    944,495
Mortality and expense and administrative charges        (7,108,278)     (1,819,718)       (754,138)      (6,446,486)
Net realized gain (loss) on investments                 34,160,134         378,287         317,058        5,833,283
Net unrealized appreciation (depreciation) of
   investments during the period                        29,707,787       2,601,264        (332,026)      80,554,775
                                                   -------------------------------------------------------------------
Net increase (decrease) in net assets resulting
   from operations                                      83,227,169       9,414,256       2,112,676       80,886,067

CAPITAL TRANSACTIONS
Purchase of Variable Account units                       8,096,970      29,320,325      56,925,744       38,225,062
Redemption of Variable Account units                   (83,484,018)    (31,609,712)    (41,411,119)     (27,638,570)
Mortality and expense and administrative charges
   redeemed                                              7,108,278       1,819,718         754,138        6,446,486
Funding of subaccount by Fortis Benefits Insurance
   Company                                                       -               -               -                -
Redemption of Fortis Benefits Insurance Company
   investment in subaccount                                      -               -               -                -
Dividend income distribution to Fortis Benefits
   Insurance Company                                             -               -               -                -
                                                   -------------------------------------------------------------------
Net (decrease) increase from capital transactions      (68,278,770)       (469,669)     16,268,763       17,032,978

Net assets at beginning of period                      526,688,738     132,824,879      48,737,748      438,465,903
                                                   -------------------------------------------------------------------
Net assets at end of period                           $541,637,137    $141,769,466     $67,119,187     $536,384,948
                                                   -------------------------------------------------------------------
                                                   -------------------------------------------------------------------

                                                          FORTIS                            FORTIS
                                                        DIVERSIFIED     FORTIS GLOBAL     AGGRESSIVE
                                                           INCOME          GROWTH           GROWTH
                                                    -----------------------------------------------------
OPERATIONS
Dividend income                                          $  6,770,367     $    295,915    $   171,175
Mortality and expense and administrative charges           (1,387,204)      (3,706,532)    (1,205,738)
Net realized gain (loss) on investments                       248,128       15,447,835      1,786,779
Net unrealized appreciation (depreciation) of
   investments during the period                             (806,741)      12,596,119     15,717,735
                                                   -----------------------------------------------------
Net increase (decrease) in net assets resulting
   from operations                                          4,824,550       24,633,337     16,469,951

CAPITAL TRANSACTIONS
Purchase of Variable Account units                         11,808,123        5,585,488      6,778,089
Redemption of Variable Account units                       (9,454,092)     (47,585,475)   (13,235,104)
Mortality and expense and administrative charges
   redeemed                                                 1,387,204        3,706,532      1,205,738
Funding of subaccount by Fortis Benefits Insurance
   Company                                                          -                -              -
Redemption of Fortis Benefits Insurance Company
   investment in subaccount                                         -                -              -
Dividend income distribution to Fortis Benefits
   Insurance Company                                                -                -              -
                                                   -----------------------------------------------------
Net (decrease) increase from capital transactions           3,741,235      (38,293,455)    (5,251,277)

Net assets at beginning of period                          98,063,099      275,542,311     86,757,870
                                                   -----------------------------------------------------
Net assets at end of period                              $106,628,884     $261,882,193    $97,976,544
                                                   -----------------------------------------------------
                                                   -----------------------------------------------------

SEE ACCOMPANYING NOTES.

                        Fortis Benefits Insurance Company
                               Variable Account D

                 Statements of Changes in Net Assets (continued)

                          Year ended December 31, 1998

                                                     FORTIS GROWTH    FORTIS HIGH      FORTIS GLOBAL    FORTIS GLOBAL
                                                       & INCOME          YIELD       ASSET ALLOCATION       BOND
                                                   ---------------------------------------------------------------------
OPERATIONS
Dividend income                                        $     74,701    $ 5,211,819      $ 4,126,850       $   963,909
Mortality and expense and administrative charges         (3,367,889)      (833,772)        (659,482)         (190,032)
Net realized gain (loss) on investments                   3,162,729        117,060          501,769           158,614
Net unrealized appreciation (depreciation) of
   investments during the period                         26,107,816     (5,113,753)       3,060,304         1,473,210
                                                   ---------------------------------------------------------------------
Net increase (decrease) in net assets resulting
   from operations                                       25,977,357       (618,646)       7,029,441         2,405,701

CAPITAL TRANSACTIONS
Purchase of Variable Account units                       34,565,822     17,120,211        9,260,170         6,259,719
Redemption of Variable Account units                    (12,370,869)    (6,968,139)      (3,266,333)       (4,791,843)
Mortality and expense and administrative charges
   redeemed                                               3,367,889        833,772          659,482           190,032
Funding of subaccount by Fortis Benefits Insurance
   Company                                                        -              -                -                 -
Redemption of Fortis Benefits Insurance Company
   investment in subaccount                                       -              -                -                 -
Dividend income distribution to Fortis Benefits
   Insurance Company                                              -              -         (265,877)         (241,695)
                                                   ---------------------------------------------------------------------
Net increase (decrease) from capital transactions        25,562,842     10,985,844        6,387,442         1,416,213

Net assets at beginning of period                       214,442,986     54,179,260       46,053,856        18,796,550
                                                   ---------------------------------------------------------------------
Net assets at end of period                            $265,983,185    $64,546,458      $59,470,739       $22,618,464
                                                   ---------------------------------------------------------------------
                                                   ---------------------------------------------------------------------
                                                         FORTIS
                                                     INTERNATIONAL                      FORTIS
                                                         STOCK        FORTIS VALUE     S & P 500
                                                   -------------------------------------------------
OPERATIONS
Dividend income                                         $ 5,327,524    $ 1,608,314     $  2,986,482
Mortality and expense and administrative charges           (950,221)      (871,723)      (1,887,000)
Net realized gain (loss) on investments                   2,690,314        700,432        3,863,409
Net unrealized appreciation (depreciation) of
   investments during the period                          2,473,473      2,820,051       29,200,375
                                                   -------------------------------------------------
Net increase (decrease) in net assets resulting
   from operations                                        9,541,090      4,257,074       34,163,266

CAPITAL TRANSACTIONS
Purchase of Variable Account units                       16,782,466     26,693,597      100,704,775
Redemption of Variable Account units                     (8,715,471)    (5,550,357)     (19,641,461)
Mortality and expense and administrative charges
   redeemed                                                 950,221        871,723        1,887,000
Funding of subaccount by Fortis Benefits Insurance
   Company                                                        -              -                -
Redemption of Fortis Benefits Insurance Company
   investment in subaccount                              (4,534,143)    (1,111,186)      (6,137,363)
Dividend income distribution to Fortis Benefits
   Insurance Company                                              -               -               -
                                                   -------------------------------------------------
Net increase (decrease) from capital transactions         4,483,073     20,903,777       76,812,951

Net assets at beginning of period                        63,379,379     47,432,774       89,188,764
                                                   -------------------------------------------------
Net assets at end of period                             $77,403,542    $72,593,625     $200,164,981
                                                   -------------------------------------------------
                                                   -------------------------------------------------

SEE ACCOMPANYING NOTES.

                        Fortis Benefits Insurance Company
                               Variable Account D

                 Statements of Changes in Net Assets (continued)

                          Year ended December 31, 1998

                                                       FORTIS BLUE         FORTIS          FORTIS           FORTIS
                                                          CHIP            MID CAP         LARGE CAP       SMALL CAP
                                                          STOCK            STOCK*          GROWTH*          VALUE*
                                                   --------------------------------------------------------------------
OPERATIONS
Dividend income                                         $  2,429,183    $     19,450     $      3,827     $   189,053
Mortality and expense and administrative charges          (1,324,309)        (22,225)          (6,487)        (41,502)
Net realized gain (loss) on investments                      368,440         (12,512)          (8,719)        (17,305)
Net unrealized appreciation (depreciation) of
   investments during the period                          23,595,863         545,643        2,263,168          58,284
                                                   --------------------------------------------------------------------
Net increase (decrease) in net assets resulting
   from operations                                        25,069,177         530,356        2,251,789         188,530

CAPITAL TRANSACTIONS
Purchase of Variable Account units                        57,253,131       6,896,405        8,728,546      10,421,155
Redemption of Variable Account units                      (2,538,109)       (225,181)        (226,237)       (610,438)
Mortality and expense and administrative charges
   redeemed                                                1,324,309          22,225            6,487          41,502
Funding of subaccount by Fortis Benefits Insurance
   Company                                                         -       4,150,000        4,150,000       4,150,000
Redemption of Fortis Benefits Insurance Company
   investment in subaccount                                 (182,209)              -                -               -
Dividend income distribution to Fortis Benefits
   Insurance Company                                        (106,437)         (6,889)          (1,287)        (52,166)
                                                   --------------------------------------------------------------------
Net increase (decrease) from capital transactions         55,750,685      10,836,560       12,657,509      13,950,053

Net assets at beginning of period                         65,094,254               -                -               -
                                                   --------------------------------------------------------------------
Net assets at end of period                             $145,914,116     $11,366,916      $14,909,298     $14,138,583
                                                   --------------------------------------------------------------------
                                                   --------------------------------------------------------------------

                                                                     NORWEST         NORWEST
                                                      NORWEST        INCOME       SMALL COMPANY
                                                    VALUGROWTH        BOND            STOCK
                                                   ------------------------------------------------
OPERATIONS
Dividend income                                      $   238,581    $ 1,098,033      $    39,626
Mortality and expense and administrative charges        (411,392)      (207,725)        (168,037)
Net realized gain (loss) on investments                   14,844         58,241          222,258
Net unrealized appreciation (depreciation) of
   investments during the period                       5,752,937     (1,238,385)      (2,310,701)
                                                   ------------------------------------------------
Net increase (decrease) in net assets resulting
   from operations                                     5,594,970       (289,836)      (2,216,854)

CAPITAL TRANSACTIONS
Purchase of Variable Account units                     9,841,845     14,092,379        6,325,057
Redemption of Variable Account units                  (1,757,906)    (1,034,235)        (779,846)
Mortality and expense and administrative charges
   redeemed                                              411,392        207,725          168,037
Funding of subaccount by Fortis Benefits Insurance
   Company                                                     -              -                -
Redemption of Fortis Benefits Insurance Company
   investment in subaccount                                    -              -       (1,710,197)
Dividend income distribution to Fortis Benefits
   Insurance Company                                           -              -                -
                                                   ------------------------------------------------
Net increase (decrease) from capital transactions      8,495,331     13,265,869        4,003,051

Net assets at beginning of period                     21,661,424      9,180,606       11,506,028
                                                   ------------------------------------------------
Net assets at end of period                          $35,751,725    $22,156,639      $13,292,225
                                                   ------------------------------------------------
                                                   ------------------------------------------------

* For the period from May 1, 1998 to December 31, 1998.

SEE ACCOMPANYING NOTES.

                        Fortis Benefits Insurance Company
                               Variable Account D

                 Statements of Changes in Net Assets (continued)

                          Year ended December 31, 1998

                                                                                                          AIM V.I.
                                                     NORWEST INCOME      SCUDDER         AIM V.I.      INTERNATIONAL
                                                         EQUITY       INTERNATIONAL       VALUE            EQUITY
                                                   ------------------------------------------------------------------
OPERATIONS
Dividend income                                        $ 1,056,309     $  896,543       $  211,271      $   12,369
Mortality and expense and administrative charges          (888,643)      (109,417)         (18,617)         (7,795)
Net realized gain (loss) on investments                    230,940         30,845              847            (627)
Net unrealized appreciation (depreciation) of
   investments during the period                         8,996,308        252,510          460,156          23,040
                                                   ------------------------------------------------------------------
Net increase (decrease) in net assets resulting
   from operations                                       9,394,914      1,070,481          653,657          26,987

CAPITAL TRANSACTIONS
Purchase of Variable Account units                      37,762,541      1,811,004        4,403,159       1,598,178
Redemption of Variable Account units                    (1,797,881)      (788,697)        (103,173)        (58,597)
Mortality and expense and administrative charges
   redeemed                                                888,643        109,417           18,617           7,795
Funding of subaccount by Fortis Benefits Insurance
   Company                                                       -              -                -               -
Redemption of Fortis Benefits Insurance Company
   investment in subaccount                                      -              -                -               -
Dividend income distribution to Fortis Benefits
   Insurance Company                                             -              -                -               -
                                                   ------------------------------------------------------------------
Net increase (decrease) from capital transactions       36,853,303      1,131,724        4,318,603       1,547,376

Net assets at beginning of period                       39,808,806      6,184,726                -               -
                                                   ------------------------------------------------------------------
Net assets at end of period                            $86,057,023     $8,386,931       $4,972,260      $1,574,363
                                                   ------------------------------------------------------------------
                                                   ------------------------------------------------------------------

                                                                                            ALLIANCE
                                                        ALLIANCE MONEY      ALLIANCE         PREMIER
                                                            MARKET        INTERNATIONAL       GROWTH
                                                   ------------------------------------------------------
OPERATIONS
Dividend income                                          $  1,519,027    $      275,640    $     43,994
Mortality and expense and administrative charges              (71,287)           (9,699)        (21,589)
Net realized gain (loss) on investments                             -           670,420         539,395
Net unrealized appreciation (depreciation) of
   investments during the period                                    -           (11,830)      1,207,289
                                                   ------------------------------------------------------
Net increase (decrease) in net assets resulting
   from operations                                          1,447,740           924,531       1,769,089

CAPITAL TRANSACTIONS
Purchase of Variable Account units                        275,790,809       112,885,826      44,398,125
Redemption of Variable Account units                     (267,800,970)     (115,289,922)    (39,496,646)
Mortality and expense and administrative charges
   redeemed                                                    71,287             9,699          21,589
Funding of subaccount by Fortis Benefits Insurance
   Company                                                          -                 -               -
Redemption of Fortis Benefits Insurance Company
   investment in subaccount                                         -                 -               -
Dividend income distribution to Fortis Benefits
   Insurance Company                                                -                 -               -
                                                   ------------------------------------------------------
Net increase (decrease) from capital transactions           8,061,126        (2,394,397)      4,923,068

Net assets at beginning of period                           7,052,507         2,655,816       2,003,592
                                                   ------------------------------------------------------
Net assets at end of period                              $ 16,561,373    $    1,185,950    $  8,695,749
                                                   ------------------------------------------------------
                                                   ------------------------------------------------------

SEE ACCOMPANYING NOTES.

                        Fortis Benefits Insurance Company
                               Variable Account D

                 Statements of Changes in Net Assets (continued)

                          Year ended December 31, 1998

                                                                                     FEDERATED U.S.        FEDERATED
                                                        SAFECO          SAFECO         GOVERNMENT      HIGH INCOME BOND
                                                        GROWTH          EQUITY        SECURITIES II         FUND II
                                                   ----------------------------------------------------------------------
OPERATIONS
Dividend income                                       $    611,481     $  107,105      $    1,490      $    145,006
Mortality and expense and administrative charges           (23,023)        (8,994)         (3,497)          (14,352)
Net realized (loss) gain on investments                   (298,311)       106,229          38,761           102,512
Net unrealized appreciation (depreciation) of
   investments during the period                            20,810        181,464          10,223            70,747
                                                   ----------------------------------------------------------------------
Net increase (decrease) in net assets resulting
   from operations                                         310,957        385,804          46,977           303,913

CAPITAL TRANSACTIONS
Purchase of Variable Account units                      38,247,904      5,017,777       8,903,906        12,041,460
Redemption of Variable Account units                   (36,738,247)    (4,563,051)     (8,113,615)      (11,229,632)
Mortality and expense and administrative charges
   redeemed                                                 23,023          8,994           3,497            14,352
Funding of subaccount by Fortis Benefits Insurance
   Company                                                       -              -               -                 -
Redemption of Fortis Benefits Insurance Company
   investment in subaccount                                      -              -               -                 -
Dividend income distribution to Fortis Benefits
   Insurance Company                                             -              -               -                 -
                                                   ----------------------------------------------------------------------
Net increase (decrease) from capital transactions        1,532,680        463,720         793,788           826,180

Net assets at beginning of period                        3,734,465      1,439,067         213,422         2,583,066
                                                   ----------------------------------------------------------------------
Net assets at end of period                           $  5,578,102     $2,288,591      $1,054,187      $  3,713,159
                                                   ----------------------------------------------------------------------
                                                   ----------------------------------------------------------------------

                                                                       FEDERATED        LEXINGTON
                                                        FEDERATED      AMERICAN      NATURAL RESOURCES
                                                        UTILITY II     LEADERS II          TRUST
                                                   ---------------------------------------------------
OPERATIONS
Dividend income                                         $   17,235   $    233,707     $    43,384
Mortality and expense and administrative charges            (3,159)       (12,652)         (3,193)
Net realized (loss) gain on investments                    (30,623)       274,612        (119,305)
Net unrealized appreciation (depreciation) of
   investments during the period                             3,687         77,514        (105,350)
                                                   ---------------------------------------------------
Net increase (decrease) in net assets resulting
   from operations                                         (12,860)       573,181        (184,464)

CAPITAL TRANSACTIONS
Purchase of Variable Account units                       6,829,897     26,396,563       1,760,109
Redemption of Variable Account units                    (7,379,883)   (28,510,268)     (2,202,365)
Mortality and expense and administrative charges
   redeemed                                                  3,159         12,652           3,193
Funding of subaccount by Fortis Benefits Insurance
   Company                                                       -              -               -
Redemption of Fortis Benefits Insurance Company
   investment in subaccount                                      -              -               -
Dividend income distribution to Fortis Benefits
   Insurance Company                                             -              -               -
                                                   ---------------------------------------------------
Net increase (decrease) from capital transactions         (546,827)    (2,101,053)       (439,063)

Net assets at beginning of period                        1,650,178      3,193,445       1,156,327
                                                   ---------------------------------------------------
Net assets at end of period                             $1,090,491   $  1,665,573     $   532,800
                                                   ---------------------------------------------------
                                                   ---------------------------------------------------

SEE ACCOMPANYING NOTES.

                        Fortis Benefits Insurance Company
                               Variable Account D

                 Statements of Changes in Net Assets (continued)

                          Year ended December 31, 1998

                                                          LEXINGTON
                                                           EMERGING      MFS EMERGING       MFS HIGH         MFS WORLD
                                                           MARKETS          GROWTH          INCOME          GOVERNMENT
                                                     ------------------------------------------------------------------

OPERATIONS
Dividend income                                        $      6,180    $      14,899      $   68,432    $       1,291
Mortality and expense and administrative charges               (496)         (10,192)         (4,620)            (565)
Net realized (loss) gain on investments                      (9,637)         533,200          (9,817)           3,733
Net unrealized (depreciation) appreciation of
   investments during the period                            (21,006)         819,762         (69,962)           1,201
                                                     ------------------------------------------------------------------
Net (decrease) increase in net assets resulting from
   operations                                               (24,959)       1,357,669         (15,967)           5,660

CAPITAL TRANSACTIONS
Purchase of Variable Account units                        1,654,144       29,085,014       5,754,624        1,429,924
Redemption of Variable Account units                     (2,210,494)     (27,832,016)     (2,913,514)      (1,219,491)
Mortality and expense and administrative charges
   redeemed                                                     496           10,192           4,620              565
Funding of subaccount by Fortis Benefits Insurance
   Company                                                        -                -               -                -
Redemption of Fortis Benefits Insurance Company
   investment in subaccount                                       -                -               -                -
Dividend income distribution to Fortis Benefits
   Insurance Company                                              -                -               -                -
                                                     ------------------------------------------------------------------
Net (decrease) increase from capital transactions          (555,854)       1,263,190       2,845,730          210,998

Net assets at beginning of period                           639,707        4,168,592         679,037          108,348
                                                     ------------------------------------------------------------------
Net assets at end of period                            $     58,894     $  6,789,451      $3,508,800      $   325,006
                                                     ------------------------------------------------------------------
                                                     ------------------------------------------------------------------

                                                          MONTGOMERY                         STRONG
                                                           EMERGING       MONTGOMERY       DISCOVERY
                                                            MARKETS         GROWTH           FUND II
                                                     --------------------------------------------------
OPERATIONS
Dividend income                                         $     1,019      $    27,444     $    28,115
Mortality and expense and administrative charges             (2,277)          (5,823)         (2,038)
Net realized (loss) gain on investments                    (251,784)          63,647          17,142
Net unrealized (depreciation) appreciation of
   investments during the period                             12,116         (104,066)         17,556
                                                     --------------------------------------------------
Net (decrease) increase in net assets resulting from
   operations                                              (240,926)         (18,798)         60,775

CAPITAL TRANSACTIONS
Purchase of Variable Account units                        3,568,166          958,991       8,735,012
Redemption of Variable Account units                     (3,677,901)      (2,080,709)     (8,549,511)
Mortality and expense and administrative charges
   redeemed                                                   2,277            5,823           2,038
Funding of subaccount by Fortis Benefits Insurance
   Company                                                        -                -               -
Redemption of Fortis Benefits Insurance Company
   investment in subaccount                                       -                -               -
Dividend income distribution to Fortis Benefits
   Insurance Company                                              -                -               -
                                                     --------------------------------------------------
Net (decrease) increase from capital transactions          (107,458)      (1,115,895)        187,539

Net assets at beginning of period                           657,547        1,903,023         236,792
                                                     --------------------------------------------------
Net assets at end of period                             $   309,163      $   768,330     $   485,106
                                                     --------------------------------------------------
                                                     --------------------------------------------------

SEE ACCOMPANYING NOTES.

                                       Fortis Benefits Insurance Company
                                               Variable Account D

                                Statements of Changes in Net Assets (continued)

                                          Year ended December 31, 1998

                                                                          AMERICAN        AMERICAN
                                                          STRONG         CENTURY VP      CENTURY VP
                                                     INTERNATIONAL II     BALANCED         GROWTH
                                                     --------------------------------------------------
OPERATIONS
Dividend income                                      $         4,316    $     97,253    $       5,760
Mortality and expense and administrative charges              (1,711)         (2,774)          (2,218)
Net realized gain (loss) on investments                       62,354         (77,370)          67,659
Net unrealized appreciation (depreciation) of
  investments during the period                                9,766          86,667           32,986
                                                     --------------------------------------------------
Net increase (decrease) in net assets resulting
  from operations                                             74,725         103,776          104,187

CAPITAL TRANSACTIONS
Purchase of Variable Account units                        11,439,550       3,176,516       22,191,371
Redemption of Variable Account units                     (11,526,224)     (2,521,079)     (22,309,476)
Mortality and expense and administrative charges
  redeemed                                                     1,711           2,774            2,218
Funding of subaccount by Fortis Benefits Insurance
  Company                                                          -               -                -
Redemption of Fortis Benefits Insurance Company
  investment in subaccount                                         -               -                -
Dividend income distribution to Fortis Benefits
  Insurance Company                                                -               -                -
                                                     --------------------------------------------------
Net (decrease) increase from capital transactions            (84,963)        658,211         (115,887)

Net assets at beginning of period                            330,805         566,623          141,757
                                                     --------------------------------------------------
Net assets at end of period                          $       320,567    $  1,328,610    $     130,057
                                                     --------------------------------------------------
                                                     --------------------------------------------------

                                                                        VAN ECK       NEUBERGER &
                                                         VAN ECK       WORLDWIDE       BERMAN AMT       NEUBERGER &
                                                     WORLDWIDE BOND   HARD ASSETS   LIMITED MATURITY     BERMAN AMT
                                                          FUND           FUND              BOND           PARTNERS
                                                     -----------------------------------------------------------------
OPERATIONS
Dividend income                                      $       7,031     $   146,361     $    23,272      $   123,635
Mortality and expense and administrative charges            (2,373)         (3,044)         (2,433)          (4,346)
Net realized gain (loss) on investments                     45,162        (314,422)         (4,949)         (90,988)
Net unrealized appreciation (depreciation) of
  investments during the period                              5,746         (47,362)          3,288          (45,410)
                                                     -----------------------------------------------------------------
Net increase (decrease) in net assets resulting
  from operations                                           55,566        (218,467)         19,178          (17,109)

CAPITAL TRANSACTIONS
Purchase of Variable Account units                       3,619,169       4,113,612       1,490,835        1,326,782
Redemption of Variable Account units                    (3,073,617)     (4,849,914)     (1,173,233)      (1,051,703)
Mortality and expense and administrative charges
  redeemed                                                   2,373           3,044           2,433            4,346
Funding of subaccount by Fortis Benefits Insurance
  Company                                                        -               -               -                -
Redemption of Fortis Benefits Insurance Company
  investment in subaccount                                       -               -               -                -
Dividend income distribution to Fortis Benefits
  Insurance Company                                              -               -               -                -
                                                     -----------------------------------------------------------------
Net (decrease) increase from capital transactions          547,925        (733,258)        320,035          279,425

Net assets at beginning of period                          278,607       1,323,208         336,187          590,553
                                                     -----------------------------------------------------------------
                                                     -----------------------------------------------------------------
Net assets at end of period                          $     882,098     $   371,483     $   675,400      $   852,869
                                                     -----------------------------------------------------------------
                                                     -----------------------------------------------------------------

SEE ACCOMPANYING NOTES.

                                       Fortis Benefits Insurance Company
                                               Variable Account D

                                Statements of Changes in Net Assets (continued)

                                          Year ended December 31, 1998

                                                         INVESCO          INVESCO
                                                         HEALTH &        INDUSTRIAL        INVESCO         COMBINED VARIABLE
                                                         SCIENCES          INCOME         TECHNOLOGY            ACCOUNT
                                                     --------------------------------------------------------------------------
OPERATIONS
Dividend income                                        $     45,713     $     25,527      $     5,212        $   75,909,056
Mortality and expense and administrative charges             (4,325)          (2,272)          (2,193)          (34,619,507)
Net realized gain (loss) on investments                      83,990          (17,099)         (30,307)           71,607,287
Net unrealized appreciation (depreciation) of
  investments during the period                             170,413           32,862          160,236           240,978,559
                                                     --------------------------------------------------------------------------
Net increase (decrease) in net assets resulting from
  operations                                                295,791           39,018          132,948           353,875,395

CAPITAL TRANSACTIONS
Purchase of Variable Account units                        5,191,549        1,055,446        4,726,295         1,169,049,337
Redemption of Variable Account units                     (3,777,233)        (893,692)      (3,791,287)         (950,418,556)
Mortality and expense and administrative charges
  redeemed                                                    4,325            2,272            2,193            34,619,507
Funding of subaccount by Fortis Benefits Insurance
  Company                                                         -                -                -            12,450,000
Redemption of Fortis Benefits Insurance Company
  investment in subaccount                                        -                -                -           (13,675,098)
Dividend income distribution to Fortis Benefits
  Insurance Company                                               -                -                -              (674,351)
                                                     --------------------------------------------------------------------------
Net increase (decrease) from capital transactions         1,418,641          164,026          937,201           251,350,839

Net assets at beginning of period                           153,663          337,492          168,898         2,332,292,685
                                                     --------------------------------------------------------------------------
Net assets at end of period                            $  1,868,095     $    540,536      $ 1,239,047        $2,937,518,919
                                                     --------------------------------------------------------------------------
                                                     --------------------------------------------------------------------------

SEE ACCOMPANYING NOTES.

                                       Fortis Benefits Insurance Company
                                               Variable Account D

                                      Statements of Changes in Net Assets

                                          Year ended December 31, 1997

                                                                            FORTIS U.S.
                                                           FORTIS GROWTH    GOVERNMENT     FORTIS MONEY    FORTIS ASSET
                                                               STOCK        SECURITIES        MARKET        ALLOCATION
                                                         ---------------------------------------------------------------
OPERATIONS
Dividend income                                             $     49,675   $  9,784,129   $  2,375,151     $ 60,002,739
Mortality and expense and administrative charges              (7,089,187)    (1,875,555)      (750,583)      (5,433,367
Net realized gain (loss) on investments                       20,147,178       (347,001)       820,447        6,303,022
Net unrealized appreciation (depreciation) of
  investments during the period                               41,012,209      2,402,114       (304,737)       7,447,945
                                                         ---------------------------------------------------------------
Net increase (decrease) in net assets resulting
  from operations                                             54,119,875      9,963,687      2,140,278       68,320,339

CAPITAL TRANSACTIONS
Purchase of Variable Account units                            11,292,630      5,975,823     49,678,086       25,706,170
Redemption of Variable Account units                         (53,729,345)   (38,528,792)   (58,875,709)     (27,015,058
Mortality and expense and administrative
  charges redeemed                                             7,089,187      1,875,555        750,583        5,433,367
Funding of subaccount by Fortis Benefits Insurance
  Company                                                              -              -              -                -
Redemption of Fortis Benefits Insurance Company
  investment in subaccount                                             -              -              -                -
Dividend income distribution to Fortis Benefits
  Insurance Company                                                    -              -              -                -
                                                         ---------------------------------------------------------------
Net (decrease) increase from capital transactions            (35,347,528)   (30,677,414)    (8,447,040)       4,124,479

Net assets at beginning of period                            507,916,391    153,538,606     55,044,510      366,021,085
                                                         ---------------------------------------------------------------
Net assets at end of period                                 $526,688,738   $132,824,879   $ 48,737,748     $438,465,903
                                                         ---------------------------------------------------------------
                                                         ---------------------------------------------------------------

                                                            FORTIS                         FORTIS
                                                         DIVERSIFIED    FORTIS GLOBAL    AGGRESSIVE
                                                            INCOME          GROWTH         GROWTH
                                                        -----------------------------------------------
OPERATIONS
Dividend income                                         $    6,905,359    $          -   $      1,231
Mortality and expense and administrative charges            (1,307,512)     (3,682,512)    (1,052,753)
Net realized gain (loss) on investments                        177,507       5,836,551        102,856
Net unrealized appreciation (depreciation) of
  investments during the period                              2,515,054      12,455,062      2,161,309
                                                        -----------------------------------------------
Net increase (decrease) in net assets resulting
  from operations                                            8,290,408      14,609,101      1,212,643

CAPITAL TRANSACTIONS
Purchase of Variable Account units                           3,115,896      19,063,321     14,369,199
Redemption of Variable Account units                       (14,932,392)    (19,838,860)    (5,395,939)
Mortality and expense and administrative
  charges redeeme                                            1,307,512       3,682,512      1,052,753
Funding of subaccount by Fortis Benefits Insurance
  Company                                                            -               -              -
Redemption of Fortis Benefits Insurance Company
  investment in subaccount                                           -               -              -
Dividend income distribution to Fortis Benefits
  Insurance Company                                                  -               -              -
                                                        -----------------------------------------------
Net (decrease) increase from capital transactions          (10,508,984)      2,906,973     10,026,013

Net assets at beginning of period                          100,281,675     258,026,237     75,519,214
                                                        -----------------------------------------------
Net assets at end of period                             $  98,063,099     $275,542,311   $ 86,757,870
                                                        -----------------------------------------------
                                                        -----------------------------------------------

SEE ACCOMPANYING NOTES.

                                       Fortis Benefits Insurance Company
                                               Variable Account D

                                Statements of Changes in Net Assets (continued)

                                          Year ended December 31, 1997

                                                           FORTIS GROWTH   FORTIS HIGH   FORTIS GLOBAL   FORTIS GLOBAL
                                                              & INCOME        YIELD     ASSET ALLOCATION       BOND
                                                         --------------------------------------------------------------
OPERATIONS
Dividend income                                             $  6,654,164  $     71,851    $  2,358,159    $    805,285
Mortality and expense and administrative charges              (2,311,419)     (641,985)       (489,857)       (172,763)
Net realized gain (loss) on investments                        1,120,673        85,907         218,706         (68,168)
Net unrealized appreciation (depreciation) of
  investments during the period                               33,449,045     4,156,960       2,537,910        (676,900)
                                                         --------------------------------------------------------------
Net increase (decrease) in net assets resulting
  from operations                                             38,912,463     3,672,733       4,624,918        (112,546)

CAPITAL TRANSACTIONS
Purchase of Variable Account units                            56,082,796    14,037,885       9,248,738       2,704,435
Redemption of Variable Account units                          (4,951,613)   (3,986,387)     (1,791,957)     (2,463,332)
Mortality and expense and administrative
  charges redeemed                                             2,311,419       641,983         489,857         172,763
Funding of subaccount by Fortis Benefits
  Insurance Company                                                    -             -               -               -
Redemption of Fortis Benefits Insurance Company
  investment in subaccount                                             -             -               -               -
Dividend income distribution to Fortis Benefits
  Insurance Company                                                    -             -        (193,973)       (128,042)
                                                         --------------------------------------------------------------
Net increase (decrease) from capital transactions             53,442,602    10,693,483       7,752,665         285,824

Net assets at beginning of period                            122,087,921    39,813,044      33,676,273      18,623,272
                                                         --------------------------------------------------------------
Net assets at end of period                                 $214,442,986  $ 54,179,260    $ 46,053,856    $ 18,796,550
                                                         --------------------------------------------------------------
                                                         --------------------------------------------------------------

                                                             FORTIS
                                                          INTERNATIONAL                       FORTIS
                                                              STOCK       FORTIS VALUE      S & P 500
                                                         -----------------------------------------------
OPERATIONS
Dividend income                                            $  2,559,479   $  2,718,491     $  1,361,090
Mortality and expense and administrative charges               (684,830)      (377,532)        (607,630)
Net realized gain (loss) on investments                         309,917         61,399          831,297
Net unrealized appreciation (depreciation) of
  investments during the period                               2,974,721      3,471,343        9,928,599
                                                         -----------------------------------------------
Net increase (decrease) in net assets resulting
  from operations                                             5,159,287      5,873,701       11,513,356

CAPITAL TRANSACTIONS
Purchase of Variable Account units                           16,326,079     29,249,997       82,381,056
Redemption of Variable Account units                         (2,103,233)      (695,317)     (23,769,708)
Mortality and expense and administrative
  charges redeemed                                              684,830        377,532          607,630
Funding of subaccount by Fortis Benefits
  Insurance Company                                                   -              -                -
Redemption of Fortis Benefits Insurance Company
  investment in subaccount                                            -              -                -
Dividend income distribution to Fortis Benefits
  Insurance Company                                            (157,141)       (21,662)         (79,618)
                                                         -----------------------------------------------
Net increase (decrease) from capital transactions            14,750,535     28,910,550       59,139,360

Net assets at beginning of period                            43,469,557     12,648,523       18,536,048
                                                         -----------------------------------------------
Net assets at end of period                                $ 63,379,379   $ 47,432,774     $ 89,188,764
                                                         -----------------------------------------------
                                                         -----------------------------------------------

SEE ACCOMPANYING NOTES.

                                       Fortis Benefits Insurance Company
                                               Variable Account D

                                Statements of Changes in Net Assets (continued)

                                          Year ended December 31, 1997

                                                                                             NORWEST         NORWEST
                                                            FORTIS BLUE       NORWEST      INTERMEDIATE   SMALL COMPANY
                                                            CHIP STOCK      VALUGROWTH         BOND           STOCK
                                                         ---------------------------------------------------------------
OPERATIONS
Dividend income                                            $    293,654   $    579,724    $    633,659     $  1,503,400

Mortality and expense and administrative charges               (447,570)      (221,359)       (101,678)         (95,073)
Net realized gain (loss) on investments                         107,559        104,535           2,550           25,285
Net unrealized appreciation (depreciation) of
  investments during the period                               8,118,339      2,305,264         165,968         (863,445)
                                                         ---------------------------------------------------------------
Net increase (decrease) in net assets resulting
  from operations                                             8,071,982      2,768,164         700,499          570,167

CAPITAL TRANSACTIONS
Purchase of Variable Account units                           42,777,440      8,653,105       3,293,135        5,021,855
Redemption of Variable Account units                           (832,257)      (476,484)       (779,906)        (276,048)
Mortality and expense and administrative
  charges redeemed                                              447,570        221,359         101,678           95,073
Funding of subaccount by Fortis Benefits Insurance
  Company                                                             -              -               -                -
Redemption of Fortis Benefits Insurance Company
  investment in subaccount                                            -              -               -                -
Dividend income distribution to Fortis Benefits
  Insurance Company                                             (58,517)             -               -                -
                                                         ---------------------------------------------------------------
Net increase (decrease) from capital transactions            42,334,236      8,397,980       2,614,907        4,840,880

Net assets at beginning of period                            14,688,036     10,495,280       5,865,200        6,094,981
                                                         ---------------------------------------------------------------
Net assets at end of period                                $ 65,094,254   $ 21,661,424    $  9,180,606     $ 11,506,028
                                                         ---------------------------------------------------------------
                                                         ---------------------------------------------------------------

                                                             NORWEST
                                                              INCOME        SCUDDER      ALLIANCE MONEY
                                                              EQUITY     INTERNATIONAL       MARKET
                                                         -----------------------------------------------
OPERATIONS
Dividend income                                            $    330,791   $     89,071    $     375,670
Mortality and expense and administrative charges               (305,439)       (66,114)         (33,431)
Net realized gain (loss) on investments                          38,572         40,064                -
Net unrealized appreciation (depreciation) of
  investments during the period                               4,243,198        164,076                -
                                                         -----------------------------------------------
Net increase (decrease) in net assets resulting
  from operations                                             4,307,122        227,097          342,239

CAPITAL TRANSACTIONS
Purchase of Variable Account units                           25,830,279      2,768,738      168,171,990
Redemption of Variable Account units                           (309,223)      (302,454)    (167,088,962)
Mortality and expense and administrative
  charges redeemed                                              305,439         66,114           33,431
Funding of subaccount by Fortis Benefits Insurance
  Company                                                             -              -                -
Redemption of Fortis Benefits Insurance Company
  investment in subaccount                                            -              -                -
Dividend income distribution to Fortis Benefits
  Insurance Company                                                   -              -                -
                                                         -----------------------------------------------
Net increase (decrease) from capital transactions            25,826,495      2,532,398        1,116,459

Net assets at beginning of period                             9,675,189      3,425,231        5,593,809
                                                         -----------------------------------------------
Net assets at end of period                                $ 39,808,806   $  6,184,726    $   7,052,507
                                                         -----------------------------------------------
                                                         -----------------------------------------------

SEE ACCOMPANYING NOTES.

                                       Fortis Benefits Insurance Company
                                               Variable Account D

                                Statements of Changes in Net Assets (continued)

                                          Year ended December 31, 1997

                                                             ALLIANCE        ALLIANCE         SAFECO          SAFECO
                                                           INTERNATIONAL  PREMIER GROWTH      GROWTH          EQUITY
                                                         --------------------------------------------------------------
OPERATIONS
Dividend income                                             $     19,713   $        954   $    506,511    $    102,844
Mortality and expense and administrative charges                  (4,653)        (4,656)        (4,146)         (4,251)
Net realized gain (loss) on investments                          524,319        185,183        260,166          21,442
Net unrealized appreciation (depreciation) of
  investments during the period                                   25,774         12,341       (501,499)        (19,125)
                                                         --------------------------------------------------------------
Net increase (decrease) in net assets resulting
  from operations                                                565,153        193,822        261,032         100,910

CAPITAL TRANSACTIONS
Purchase of Variable Account units                            65,480,879     13,005,720     13,595,285       4,689,201
Redemption of Variable Account units                         (63,692,893)   (11,432,296)   (10,315,753)     (3,551,876)
Mortality and expense and administrative
  charges redeemed                                                 4,653          4,656          4,146           4,251
Funding of subaccount by Fortis Benefits Insurance
  Company                                                              -              -              -               -
Redemption of Fortis Benefits Insurance Company
  investment in subaccount                                             -              -              -               -
Dividend income distribution to Fortis Benefits
  Insurance Company                                                    -              -              -               -
                                                         --------------------------------------------------------------
Net increase (decrease) from capital transactions              1,792,639      1,578,080      3,283,678       1,141,576

Net assets at beginning of period                                298,024        231,690        189,755         196,581
                                                         --------------------------------------------------------------
Net assets at end of period                                 $  2,655,816   $  2,003,592   $  3,734,465    $  1,439,067
                                                         --------------------------------------------------------------
                                                         --------------------------------------------------------------

                                                            FEDERATED U.S.   FEDERATED
                                                             GOVERNMENT     HIGH INCOME      FEDERATED
                                                           SECURITIES II *  BOND FUND II     UTILITY II
                                                         -------------------------------------------------
OPERATIONS
Dividend income                                             $      3,957    $     67,548    $      4,035

Mortality and expense and administrative charges                    (265)         (3,413)         (1,118)
Net realized gain (loss) on investments                           (1,381)        120,901          48,748
Net unrealized appreciation (depreciation) of
  investments during the period                                      784          31,419          44,341
                                                         -------------------------------------------------
Net increase (decrease) in net assets resulting
  from operations                                                  3,095         216,455          96,006

CAPITAL TRANSACTIONS
Purchase of Variable Account units                             1,957,483       7,473,177       8,386,519
Redemption of Variable Account units                          (1,747,421)     (6,024,386)     (7,031,477)
Mortality and expense and administrative
  charges redeemed                                                   265           3,413           1,118
Funding of subaccount by Fortis Benefits Insurance
  Company                                                              -               -               -
Redemption of Fortis Benefits Insurance Company
  investment in subaccount                                             -               -               -
Dividend income distribution to Fortis Benefits
  Insurance Company                                                    -               -               -
                                                         -------------------------------------------------
Net increase (decrease) from capital transactions                210,327       1,452,204       1,356,160

Net assets at beginning of period                                      -         914,407         198,012
                                                         -------------------------------------------------
Net assets at end of period                                 $    213,422    $  2,583,066    $  1,650,178
                                                         -------------------------------------------------
                                                         -------------------------------------------------

*For the period from May 1, 1997 to December 31, 1997.

SEE ACCOMPANYING NOTES.

                                       Fortis Benefits Insurance Company
                                               Variable Account D

                                Statements of Changes in Net Assets (continued)

                                          Year ended December 31, 1997

                                                                             LEXINGTON
                                                             FEDERATED        NATURAL       LEXINGTON
                                                              AMERICAN       RESOURCES       EMERGING
                                                             LEADERS II        TRUST         MARKETS
                                                         ------------------------------------------------
OPERATIONS
Dividend income                                             $     11,802    $    37,809    $        238
Mortality and expense and administrative charges                  (6,487)        (4,044)         (1,766)
Net realized gain (loss) on investments                          366,916        147,314          22,277
Net unrealized appreciation (depreciation) of
  investments during the period                                   87,367        (60,160)         13,703
                                                         ------------------------------------------------
Net increase (decrease) in net assets resulting
  from operations                                                459,598        120,919          34,452

CAPITAL TRANSACTIONS
Purchase of Variable Account units                            20,909,386      7,675,556      10,873,736
Redemption of Variable Account units                         (18,677,016)    (7,422,947)    (10,335,967)
Mortality and expense and administrative
  charges redeemed                                                 6,487          4,044           1,766
Funding of subaccount by Fortis Benefits Insurance
  Company                                                              -              -               -
Redemption of Fortis Benefits Insurance Company
  investment in subaccount                                             -              -               -
Dividend income distribution to Fortis Benefits
  Insurance Company                                                    -              -               -
                                                         ------------------------------------------------
Net increase (decrease) from capital transactions              2,238,857        256,653         539,535

Net assets at beginning of period                                494,990        778,755          65,720
                                                         ------------------------------------------------
Net assets at end of period                                 $  3,193,445    $ 1,156,327    $    639,707
                                                         ------------------------------------------------
                                                         ------------------------------------------------

                                                                                                         MONTGOMERY
                                                          MFS EMERGING      MFS HIGH      MFS WORLD       EMERGING
                                                             GROWTH          INCOME       GOVERNMENT       MARKETS
                                                        ---------------------------------------------------------------
OPERATIONS
Dividend income                                          $      5,222     $         -     $     3,011     $       585
Mortality and expense and administrative charges               (8,094)         (3,208)           (888)         (2,178)
Net realized gain (loss) on investments                       278,077          64,089          (9,538)         17,971
Net unrealized appreciation (depreciation) of
  investments during the period                               124,482          28,378            (237)         (9,020)
                                                        ---------------------------------------------------------------
Net increase (decrease) in net assets resulting
  from operations                                             399,687          89,259          (7,652)          7,358

CAPITAL TRANSACTIONS
Purchase of Variable Account units                         50,380,648       2,109,055       4,223,973       7,351,843
Redemption of Variable Account units                      (48,657,063)     (1,917,469)     (4,151,384)     (6,894,401)
Mortality and expense and administrative
  charges redeemed                                              8,094           3,208             888           2,178
Funding of subaccount by Fortis Benefits Insurance
  Company                                                           -               -               -               -
Redemption of Fortis Benefits Insurance Company
  investment in subaccount                                          -               -               -               -
Dividend income distribution to Fortis Benefits
  Insurance Company                                                 -               -               -               -
                                                        ---------------------------------------------------------------
Net increase (decrease) from capital transactions           1,731,679         194,794          73,477         459,620

Net assets at beginning of period                           2,037,226         394,984          42,523         190,569
                                                        ---------------------------------------------------------------
Net assets at end of period                              $  4,168,592     $   679,037     $   108,348     $   657,547
                                                        ---------------------------------------------------------------
                                                        ---------------------------------------------------------------

SEE ACCOMPANYING NOTES.

                                       Fortis Benefits Insurance Company
                                               Variable Account D

                                Statements of Changes in Net Assets (continued)

                                          Year ended December 31, 1997

                                                                              STRONG        STRONG
                                                             MONTGOMERY      DISCOVERY    GOVERNMENT        STRONG
                                                               GROWTH         FUND II    SECURITIES II   ADVANTAGE II
                                                         --------------------------------------------------------------
OPERATIONS
Dividend income                                             $    80,509    $         -   $      4,238    $      6,644
Mortality and expense and administrative charges                 (2,758)          (673)          (446)           (122)
Net realized gain (loss) on investments                         110,597          6,584          1,688           6,199
Net unrealized appreciation (depreciation) of
  investments during the period                                 156,818        (12,707)           277           1,352
                                                         --------------------------------------------------------------
Net increase (decrease) in net assets resulting
  from operations                                               345,166         (6,796)         5,757          14,073

CAPITAL TRANSACTIONS
Purchase of Variable Account units                            4,720,065      1,491,187        192,449          40,789
Mortality and expense and administrative
  charges redeemed                                           (4,059,313)    (1,339,858)      (267,953)       (356,157)
Mortality and expense and administrative
  charges redeemed                                                2,758            673            446             122
Funding of subaccount by Fortis Benefits Insurance
  Company                                                             -              -              -               -
Redemption of Fortis Benefits Insurance Company
  investment in subaccount                                            -              -              -               -
Dividend income distribution to Fortis Benefits
  Insurance Company                                                   -              -              -               -
                                                         --------------------------------------------------------------
Net increase (decrease) from capital transactions               663,510        152,002        (75,058)       (315,246)

Net assets at beginning of period                               894,347         91,586         69,301         301,173
                                                         --------------------------------------------------------------
Net assets at end of period                                 $ 1,903,023    $   236,792   $          -    $          -
                                                         --------------------------------------------------------------
                                                         --------------------------------------------------------------

                                                                              AMERICAN       AMERICAN
                                                               STRONG        CENTURY VP       CENTURY
                                                          INTERNATIONAL II    BALANCED       VP GROWTH
                                                         -------------------------------------------------
OPERATIONS
Dividend income                                             $      25,600   $     8,363      $     2,139
Mortality and expense and administrative charges                   (2,462)       (1,284)            (355)
Net realized gain (loss) on investments                            (1,178)      (65,865)          32,718
Net unrealized appreciation (depreciation) of
  investments during the period                                   (11,451)           51           (7,181)
                                                         -------------------------------------------------
Net increase (decrease) in net assets resulting
  from operations                                                  10,509       (58,735)          27,321

CAPITAL TRANSACTIONS
Purchase of Variable Account units                             13,896,848     9,336,521        5,761,482
Mortality and expense and administrative
  charges redeemed                                            (13,937,360)   (8,825,530)      (5,717,321)
Mortality and expense and administrative
  charges redeemed                                                  2,462         1,284              355
Funding of subaccount by Fortis Benefits Insurance
  Company                                                               -             -                -
Redemption of Fortis Benefits Insurance Company
  investment in subaccount                                              -             -                -
Dividend income distribution to Fortis Benefits
  Insurance Company                                                     -             -                -
                                                         -------------------------------------------------
Net increase (decrease) from capital transactions                 (38,050)      512,275           44,516

Net assets at beginning of period                                 358,346       113,083           69,920
                                                         -------------------------------------------------
Net assets at end of period                                 $     330,805   $   566,623      $   141,757
                                                         -------------------------------------------------
                                                         -------------------------------------------------

SEE ACCOMPANYING NOTES.

                                       Fortis Benefits Insurance Company
                                               Variable Account D

                                Statements of Changes in Net Assets (continued)

                                          Year ended December 31, 1997

                                                                 VAN ECK       NEUBERGER &
                                                   VAN ECK      WORLDWIDE       BERMAN AMT      NEUBERGER &
                                                  WORLDWIDE    HARD ASSETS        LIMITED        BERMAN AMT
                                                  BOND FUND       FUND         MATURITY BOND*    PARTNERS*
                                              ---------------------------------------------------------------
OPERATIONS
Dividend income                                 $     1,403     $     21,541     $         -   $         -
Mortality and expense and administrative
  charges                                            (1,009)          (4,933)           (742)       (1,259)
Net realized gain (loss) on investments              15,991          176,670           8,178        12,902
Net unrealized appreciation (depreciation)
  of investments during the period                      325          (76,669)          1,593        17,027
                                              ---------------------------------------------------------------
Net increase (decrease) in net assets
  resulting from operations                          16,710          116,609           9,029        28,670

CAPITAL TRANSACTIONS
Purchase of Variable Account units                2,437,708       13,173,938       3,132,473     1,237,645
Redemption of Variable Account units             (2,213,520)     (12,443,877)     (2,806,057)     (677,021)
Mortality and expense and administrative
  charges redeemed                                    1,009            4,933             742         1,259
Funding of subaccount by Fortis Benefits
  Insurance Company                                       -                -               -             -
Redemption of Fortis Benefits Insurance
  Company investment in subaccount                        -                -               -             -
Dividend income distribution to Fortis
  Benefits Insurance Company                              -                -               -             -
                                              ---------------------------------------------------------------
Net increase (decrease) from capital
  transactions                                      225,197          734,994         327,158       561,883

Net assets at beginning of period                    36,700          471,605               -             -
                                              ---------------------------------------------------------------
Net assets at end of period                     $   278,607     $  1,323,208     $   336,187   $   590,553
                                              ---------------------------------------------------------------
                                              ---------------------------------------------------------------


                                                INVESCO      INVESCO
                                                HEALTH &    INDUSTRIAL      INVESCO        COMBINED
                                                SCIENCES*     INCOME*     TECHNOLOGY*   VARIABLE ACCOUNT
                                             ------------------------------------------------------------
OPERATIONS
Dividend income                                $    1,508   $   23,677     $         -    $  100,392,623
Mortality and expense and administrative
  charges                                            (293)        (361)           (393)      (27,814,406)
Net realized gain (loss) on investments            (3,047)       5,339           1,683        38,273,799
Net unrealized appreciation (depreciation)
  of investments during the period                  3,774      (13,577)         (5,452)      137,496,762
                                             ------------------------------------------------------------
Net increase (decrease) in net assets
  resulting from operations                         1,942       15,078          (4,162)      248,348,778

CAPITAL TRANSACTIONS
Purchase of Variable Account units                664,230      512,375       1,293,756       871,752,580
Redemption of Variable Account units             (512,802)    (190,322)     (1,121,089)     (684,463,505)
Mortality and expense and administrative
  charges redeemed                                    293          361             393        27,814,406
Funding of subaccount by Fortis Benefits
  Insurance Company                                     -            -               -                 -
Redemption of Fortis Benefits Insurance
  Company investment in subaccount                      -            -               -                 -
Dividend income distribution to Fortis
  Benefits Insurance Company                            -            -               -          (638,953)
                                             ------------------------------------------------------------
Net increase (decrease) from capital
  transactions                                    151,721      322,414         173,060       214,464,528

Net assets at beginning of period                       -            -               -     1,869,479,379
                                             ------------------------------------------------------------
Net assets at end of period                    $  153,663   $  337,492     $   168,898    $2,332,292,685
                                             ------------------------------------------------------------
                                             ------------------------------------------------------------

*For the period from May 1, 1997 to December 31, 1997.

SEE ACCOMPANYING NOTES.

                    Fortis Benefits Insurance Company
                           Variable Account D

                     Notes to Financial Statements

                           December 31, 1998


1. GENERAL

FORTIS BENEFITS INSURANCE COMPANY

Variable Account D (the "Account") was established as a segregated asset account of Fortis Benefits Insurance Company ("Fortis Benefits") on October 14, 1987 under Minnesota law. The Account is registered under the Investment Company Act of 1940 as a unit investment trust. The variable annuity contracts are sold under the names of EmPower Variable Annuity, Opportunity Variable Annuity, Norwest Passage Variable Annuity, Masters Variable Annuity and Value Advantage Plus Variable Annuity.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The assets of the Account are segregated from Fortis Benefits' other assets. The operations of the Account are part of Fortis Benefits. The following is a summary of significant accounting policies consistently followed by the Account in the preparation of its financial statements.

INVESTMENT TRANSACTIONS

Capital gain distributions from subaccounts are recorded on the ex-dividend date and reinvested upon receipt.

INVESTMENT INCOME

Dividend income distributions from subaccounts are recorded on the ex-dividend date and reinvested upon receipt.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of net assets at the date of the financial statements and the reported amounts of net increase and decrease in net assets from operations during the reporting period. Actual results could differ from these estimates.

                    Fortis Benefits Insurance Company
                            Variable Account D

                 Notes to Financial Statements (continued)


3. INVESTMENTS

There were fifty-two subaccounts within the Account. Investment in shares of the Fortis Series Fund, Inc. (the Series) subaccounts are stated at market value, which is based on the percentage owned by the Account of the net asset value of the respective portfolios of these Series. The Series' net asset value is based on market quotations of the securities held in the portfolio. Investments in the other subaccounts are valued at the net asset (market) value per share at the close of business on December 31, as reported by the respective mutual fund.

The cost of investments sold and redeemed is determined on the average cost method. Unrealized appreciation or depreciation of investments represents the Account's share of the subaccounts' undistributed net investment income, undistributed realized gains or losses and unrealized appreciation or depreciation.

Purchases and sales of shares of the Fund are recorded on the trade date. The number of shares and aggregate cost of purchases, including reinvested dividends and realized capital gains, and aggregate cost of investments sold or redeemed were as follows:


   YEAR ENDED DECEMBER 31, 1998
                                                        SHARES
                                        ----------------------------------     COST OF      COST OF SALES/
                                             PURCHASED            SOLD        PURCHASES      REDEMPTIONS
                                        -------------------------------------------------------------------
   Fortis Series Fund, Inc.:
     Growth Stock                             1,004,034         2,196,640  $  34,564,496    $  49,323,884
     U.S. Government Securities               3,437,980         2,901,372     37,574,748       31,231,425
     Money Market                             5,363,997         3,716,023     59,807,526       41,094,061
     Asset Allocation                         2,001,168         1,458,017     39,169,557       21,805,287
     Diversified Income                       1,549,018           782,457     18,578,490        9,205,964
     Global Growth                              285,660         2,261,137      5,881,403       32,137,640
     Aggressive Growth                          487,885           901,804      6,949,264       11,448,325
     Growth & Income                          1,726,589           629,713     34,640,523        9,208,139
     High Yield                               2,152,596           667,421     22,332,030        6,851,079
     Global Asset Allocation                    936,706           250,285     13,387,020        3,303,440
     Global Bond                                631,500           440,320      7,223,628        4,874,924
     International Stock                      1,503,232           902,541     22,109,990       10,559,299
     Value                                    1,993,402           477,833     28,301,911        5,961,110
     S & P 500                                6,188,109         1,534,358    103,691,257       21,915,415
     Blue Chip Stock                          3,595,998           155,356     59,682,314        2,458,315
     Mid Cap Stock                            1,205,928            26,346     11,065,855          244,582
     Large Cap Growth                         1,260,680            22,820     12,882,373          236,243
     Small Cap Value                          1,598,441            74,837     14,760,208          679,909

                    Fortis Benefits Insurance Company
                            Variable Account D

                 Notes to Financial Statements (continued)


3. INVESTMENTS (CONTINUED)


YEAR ENDED DECEMBER 31, 1998 (CONTINUED)
                                                         SHARES
                                        ----------------------------------     COST OF      COST OF SALES/
                                             PURCHASED             SOLD       PURCHASES       REDEMPTIONS
                                        -------------------------------------------------------------------
   Norwest Select Fund:
     ValuGrowth                                 660,500           120,742  $  10,080,966   $    1,743,062
     Income Bond                              1,183,655            82,025     15,190,412          975,994
     Small Company Stock                        517,603           197,617      6,364,683        2,267,785
     Income Equity                            2,588,219           119,655     38,818,850        1,566,941

   Scudder Variable Life Investment
     Fund:
     International                              195,728            58,024      2,707,547          757,852

   AIM Variable Insurance Funds, Inc.:
     V.I. Value Fund                            193,718             4,299      4,614,430          102,326
     V.I. International Equity                   83,290             3,047      1,610,547           59,224

   Alliance Variable Product Series:
     Money Market                           277,309,836       267,800,970    277,309,836      267,800,970
     International                            6,931,865         7,035,341    113,161,466      114,619,502
     Premier Growth                           1,715,690         1,530,908     44,442,119       38,957,251

   SAFECO Resource Series:
     Growth                                   1,515,642         1,412,953     38,859,385       37,036,558
     Equity                                     184,338           165,126      5,124,882        4,456,822

   Federated Insurance Series:
     U.S. Government Securities II              820,671           746,374      8,905,396        8,074,854
     High Income Bond Fund II                 1,126,285         1,022,148     12,186,466       11,127,120
     Utility II                                 479,568           523,631      6,847,132        7,410,506
     American Leaders II                      1,344,922         1,430,779     26,630,270       28,235,656

   Lexington Funds, Inc.:
     Natural Resources Trust                    126,536           155,785      1,803,493        2,321,670
     Emerging Markets                           200,566           261,939      1,660,324        2,220,131

   MFS Variable Insurance Trust:
     Emerging Growth                          1,634,214         1,576,261     29,099,913       27,298,816
     High Income                                494,434           245,098      5,823,056        2,923,331
     World Government                           135,626           116,366      1,431,215        1,215,758

   Montgomery Variable Funds:
     Emerging Markets                           454,651           469,946      3,569,185        3,929,685
     Growth                                      63,835           140,023        986,435        2,017,062

   Strong Variable Insurance Funds:
     Discovery II                               675,218           656,764      8,763,127        8,532,369
     International II                         1,257,834         1,256,817     11,443,866       11,463,870

                    Fortis Benefits Insurance Company
                            Variable Account D

                 Notes to Financial Statements (continued)


3. INVESTMENTS (CONTINUED)


YEAR ENDED DECEMBER 31, 1998 (CONTINUED)
                                                        SHARES
                                        ----------------------------------     COST OF      COST OF SALES/
                                             PURCHASED            SOLD        PURCHASES       REDEMPTIONS
                                        --------------------------------------------------------------------
   American Century Investments:
     VP Balanced                                407,610           317,069  $   3,273,769   $    2,598,449
     VP Growth                                2,372,711         2,372,936     22,197,131       22,241,817

   Van Eck Worldwide Insurance Trust:
     Worldwide Bond Fund                        305,599           259,118      3,626,200        3,028,455
     Worldwide Hard Assets Fund                 328,539           372,387      4,259,973        5,164,336

   Neuberger & Berman, Inc.:
     AMT Limited Maturity Bond                  110,676            85,614      1,514,107        1,178,182
     AMT Partners                                73,345            56,959      1,450,417        1,142,691

   INVESCO, Inc.:
     Health & Sciences                          396,457           288,098      5,237,262        3,693,243
     Industrial Income                           59,410            50,171      1,080,973          910,791
     Technology                                 377,427           305,735      4,731,507        3,821,594

   YEAR ENDED DECEMBER 31, 1997
                                                       SHARES
                                        ----------------------------------     COST OF      COST OF SALES/
                                             PURCHASED            SOLD        PURCHASES       REDEMPTIONS
                                        --------------------------------------------------------------------
   Fortis Series Fund, Inc.:
     Growth Stock                               335,736         1,531,197  $  11,342,305    $  33,582,166
     U.S. Government Securities               1,516,213         3,606,464     15,759,952       38,875,792
     Money Market                             4,699,565         5,310,661     52,053,237       58,055,261
     Asset Allocation                         4,812,001         1,449,334     85,708,909       20,712,037
     Diversified Income                         865,982         1,255,212     10,021,255       14,754,885
     Global Growth                              995,381           999,116     19,063,321       14,002,309
     Aggressive Growth                        1,136,613           420,068     14,370,430        5,293,083
     Growth & Income                          3,670,172           288,495     62,736,960        3,830,940
     High Yield                               1,365,421           386,498     14,109,736        3,900,480
     Global Asset Allocation                    869,773           147,998     11,606,897        1,767,225
     Global Bond                                309,549           239,582      3,509,720        2,659,542
     International Stock                      1,405,870           168,466     18,885,558        1,950,457
     Value                                    2,474,886            56,145     31,968,488          655,579
     S & P 500                                6,117,672         1,766,129     83,742,146       23,018,029
     Blue Chip Stock                          3,219,587            67,752     43,071,094          783,215

   Norwest Select Fund:
     ValuGrowth                                 552,655            28,517      9,232,829          371,949
     Intermediate Bond                          353,877            70,931      3,926,794          777,355
     Small Company Stock                        451,498            19,700      6,525,255          250,763
     Income Equity                            2,067,474            24,292     26,161,070          270,651

                    Fortis Benefits Insurance Company
                            Variable Account D

                 Notes to Financial Statements (continued)


3. INVESTMENTS (CONTINUED)


   YEAR ENDED DECEMBER 31, 1997 (CONTINUED)

                                                        SHARES
                                        ----------------------------------    COST OF      COST OF SALES/
                                             PURCHASED            SOLD       PURCHASES       REDEMPTIONS
                                        --------------------------------------------------------------------
   Scudder Variable Life Investment
     Fund:
       International                            201,696            21,882  $   2,857,809  $       262,389

   Alliance Variable Product Series:
     Money Market                           168,743,834       167,088,962    168,547,660      167,088,962
     International                            4,259,167         4,102,363     65,500,592       63,168,574
     Premier Growth                             659,976           579,278     13,006,674       11,247,113

   SAFECO Resource Series:
     Growth                                     558,931           408,849     14,101,796       10,055,588
     Equity                                     200,558           150,645      4,792,045        3,530,435

   Federated Insurance Series:
     U.S. Government Securities II              189,579           169,330      1,961,440        1,748,802
     High Income Bond Fund II                   717,728           571,130      7,540,725        5,903,485
     Utility II                                 654,493           555,782      8,390,554        6,982,730
     American Leaders II                      1,176,026         1,045,781     20,921,188       18,310,100

   Lexington Funds, Inc.:
     Natural Resources Trust                    514,330           491,272      7,713,365        7,275,632
     Emerging Markets                         1,022,290           957,013     10,873,974       10,313,690

   MFS Variable Insurance Trust:
     Emerging Growth                          3,384,527         3,280,119     50,385,870       48,378,986
     High Income                                180,043           161,398      2,109,055        1,853,381
     World Government                           415,944           409,351      4,226,984        4,160,922

   Montgomery Variable Funds:
     Emerging Markets                           610,961           569,631      7,352,428        6,876,431
     Growth                                     360,865           307,287      4,800,574        3,948,716

   Strong Variable Insurance Funds:
     Discovery II                               122,063           110,861      1,491,187        1,333,274
     Government Securities II                    19,685            26,896        196,687          266,265
     Advantage II                                 4,923            35,492         47,433          349,958
     International II                         1,239,125         1,235,541     13,922,448       13,938,538

   American Century Investments:
     VP Balanced                              1,182,715         1,128,948      9,344,884        8,891,395
     VP Growth                                  566,923           559,107      5,763,621        5,684,603

                    Fortis Benefits Insurance Company
                            Variable Account D

                 Notes to Financial Statements (continued)


3. INVESTMENTS (CONTINUED)


   YEAR ENDED DECEMBER 31, 1997 (CONTINUED)

                                                        SHARES
                                        ----------------------------------     COST OF      COST OF SALES/
                                             PURCHASED             SOLD       PURCHASES       REDEMPTIONS
                                        --------------------------------------------------------------------
   Van Eck Worldwide Insurance Trust:
     Worldwide Bond Fund                        227,792           205,747  $   2,439,111   $    2,197,529
     Worldwide Hard Assets Fund                 807,446           751,425     13,195,479       12,267,207

   Neuberger & Berman, Inc.:
     AMT Limited Maturity Bond                  226,730           202,921      3,132,473        2,797,879
     AMT Partners                                62,683            34,016      1,237,645          664,119

   INVESCO, Inc.:
     Health & Sciences                           63,755            49,852        665,738          515,849
     Industrial Income                           30,556            10,750        536,052          184,983
     Technology                                 114,405            99,648      1,293,756        1,119,404

Fortis Benefits' investment in the subaccounts represented the following number of shares of the Funds held and aggregate cost of amounts invested at December 31, 1998:

                                                                                COST OF
                                                            SHARES               SHARES
                                                    ----------------------------------------
   Fortis Series Fund, Inc.:
     Global Asset Allocation                                 295,866         $   3,157,156
     Global Bond                                             518,788             5,284,827
     Blue Chip Stock                                         341,964             3,476,065
     Mid Cap Stock                                           415,011             4,149,550
     Large Cap Growth                                        415,001             4,150,216
     Small Cap Value                                         415,035             4,144,455

                    Fortis Benefits Insurance Company
                            Variable Account D

                 Notes to Financial Statements (continued)


4. ORGANIZATIONAL EXPENSES AND OTHER CHARGES

ORGANIZATION EXPENSES

Fortis Benefits assumes all organizational expenses of the Account.

ADMINISTRATION CHARGE

A $35 annual contract administrative charge is deducted each contract year from the value of each Opportunity Variable Annuity and Masters Variable Annuity and $30 for each EmPower Variable Annuity, Norwest Passage Variable Annuity and Value Advantage Plus Variable Annuity on each anniversary of the contract date and upon total surrender of the contract. This charge will be waived during the accumulation period if the contract value at the end of the contract year (or upon total surrender) is $25,000 or more, for the Opportunity Variable Annuity, Masters Variable Annuity and Norwest Passage Variable Annuity and $100,000 for the EmPower Variable Annuity.

In addition, Fortis Benefits assesses each subaccount of the Opportunity Variable Annuity and Masters Variable Annuity a daily charge for administrative expense at annual rate of 0.10% of the net assets. For the EmPower Variable Annuity and Norwest Passage Variable Annuity the daily charge is assessed at an annual rate of 0.15%.

MORTALITY AND EXPENSE RISK CHARGE

Fortis Benefits assesses each subaccount of the Opportunity Variable Annuity, Masters Variable Annuity and Norwest Passage Variable Annuity a daily charge for mortality and expense risk at an annual rate of 1.25% of the net assets. For the EmPower Variable Annuity, the mortality and expense risk charge is assessed at an annual rate of 1.10%. For the Value Advantage Plus Variable Annuity the mortality and expense risk charge is assessed at an annual rate of 0.45%.

                    Fortis Benefits Insurance Company
                            Variable Account D

                 Notes to Financial Statements (continued)


5. SURRENDER AND PREMIUM TAX CHARGES

FREE SURRENDERS

The following amounts can be withdrawn from the contract without a surrender charge:

   - Any purchase payments received more than five years prior to the surrender date for Opportunity Variable Annuity and seven years for Masters Variable Annuity and have not been previously surrendered.

   - In any contract year, up to 10% of the purchase payments received less than five years prior to the surrender date for Opportunity Variable Annuity and seven years prior to the surrender date for Masters Variable Annuity.

   - For Masters Variable Annuity any earnings that have not been previously surrendered.

   - For EmPower Variable Annuity and Value Advantage Plus Variable Annuity there is no surrender charge.

AMOUNT OF SURRENDER CHARGE

Surrender charges apply only if the amount being withdrawn exceeds the sum of the amounts listed above under Free Surrenders. The surrender charge is based on a percentage of the amount of purchase payments surrendered. The percentage of payments is set at 5% during the first five years on the Opportunity Variable Annuity and Norwest Passage Variable Annuity contracts with a sliding scale down to zero by the end of the fifth year, and is set at 7% during the first seven years of the Masters Variable Annuity contracts, with a sliding scale down to zero by the end of the seventh year.

                    Fortis Benefits Insurance Company
                            Variable Account D

                 Notes to Financial Statements (continued)


5. SURRENDER AND PREMIUM TAX CHARGES (CONTINUED)

PREMIUM TAXES

Where premium taxes or similar assessments are imposed by states or other jurisdiction upon receipt of purchase payments, Fortis Benefits pays such taxes on behalf of the contract owner and then will deduct a charge for these amounts from the contract value upon surrender, death of the annuitant or contract owner, or annuitization of the contract. In jurisdiction where premium taxes or similar assessments are imposed at the time annuity payments begin, Fortis Benefits will deduct a charge on a pro rata basis from the contract value at that time.

Surrender and premium tax charges are included in redemptions and are paid directly to Fortis Benefits. The surrender and premium tax charges collected by Fortis Benefits were $4,332,105 and $3,567,880 in 1998 and 1997, respectively.

6. FEDERAL INCOME TAXES

The operations of the Account form part of, and are taxed with, the operations of Fortis Benefits, which is taxed as a life insurance company under the Internal Revenue Code. As a result, the net asset value of the subaccounts are not affected by income taxes on income distributions received by the subaccounts.

7. RELATED PARTY TRANSACTIONS

Fortis Advisers, Inc. (Fortis Advisers), an affiliate of Fortis Benefits, provides investment management services to Fortis Series Fund, Inc. in exchange for investment advisory and management fees. Investment advisory and management fees are based on each portfolio's daily net assets and decrease through reduced percentages as average daily net assets increase. The fees represent an investment expense to Fortis Series Fund, Inc. which reduces the portfolios' net assets. The fees charged by Fortis Advisers are not available on an individual variable account basis. Fees for all variable accounts to which Fortis Advisers provided investment management services amounted to $17,790,513 and $14,415,172 in 1998 and 1997, respectively.

                    Fortis Benefits Insurance Company
                            Variable Account D

                 Notes to Financial Statements (continued)


8. YEAR 2000 ISSUE (UNAUDITED)

The Year 2000 issue is the result of computer programs having been written using two digits rather than four to define a year. Any programs that have time-sensitive software may recognize a date using "00" as the year 1900 rather than 2000. This could result in the failure of major systems or miscalculations, which could have a material impact on the operations of the Account. The Account has no computer systems of its own but is dependent upon the systems of Fortis Benefits Insurance Company, Fortis Advisers and certain other third parties.

A comprehensive review of Fortis Benefits' and Fortis Advisers' computer systems and business processes has been conducted to identify the major systems that could be affected by the Year 2000 issue. Steps are being taken to resolve any potential problems including modification to existing software and the purchase of new software. These measures are scheduled to be completed and tested on a timely basis. Fortis Benefits' and Fortis Advisers' goal is to complete internal remediation and testing of each system by mid 1999.

The costs related to the Year 2000 issue are not expected to have a material impact on Fortis Benefits' and Fortis Advisers' results of operations or financial condition. This expectation is subject to uncertainties that could cause actual results to differ materially. Factors that could influence the total costs to be incurred by Fortis Benefits and Fortis Advisers in connection with the Year 2000 issue include the ability of Fortis Benefits and Fortis Advisers to successfully identify systems containing two-digit year codes, the nature and amount of programming required to fix the affected programs, the related labor and consulting costs for such remediation, and the ability of third parties that interface with Fortis Benefits and Fortis Advisers to successfully address their Year 2000 issues.

Fortis Benefits and Fortis Advisers are evaluating the Year 2000 readiness of advisors and other third parties whose system failures could have an impact on Fortis Benefits' and Fortis Advisers' operations. The potential materiality of any such impact is not entirely known at this time. Fortis Benefits and Fortis Advisers are closely monitoring these entities to avoid any unforeseen circumstances.

                    Fortis Benefits Insurance Company
                            Variable Account D

                 Notes to Financial Statements (continued)


8. YEAR 2000 ISSUE (UNAUDITED) (CONTINUED)

Fortis Benefits' and Fortis Advisers' Year 2000 project includes establishing Year 2000 contingency plans for all key business units. These plans are being developed and are expected to be substantially complete by the end of the first quarter of 1999. These plans will continue to be refined throughout 1999 as additional information related to potential Year 2000 exposure is gathered.

APPENDIX A

PERFORMANCE INFORMATION

In advertising and other sales material for the Contracts, yield and total return information for the Subaccounts of the Separate Account may be included. The information below provides investment results for the indicated Subaccounts of the Separate Account. The results shown in this section are not an estimate or guarantee of future investment performance, and do not represent the actual experience of amounts invested by a particular Participant.

YIELD CALCULATIONS

Yield information for the Money Market Subaccount will be based on the seven days ended on a specified date. It will be computed by determining the net change, exclusive of capital changes, in the value of a hypothetical pre-existing account (after the deduction of all asset based charges) having a balance of one Accumulation Unit at the beginning of the period, subtracting a proportionate amount of the annual administrative charge (based on average Contract size), and dividing the difference by the value of the account at the beginning of the base period to obtain the base period return, and multiplying the base period return by (365/7), with the resulting yield figure carried to the nearest hundredth of one percent. The seven day yield for the Money Market Subaccount as of December 31, 1998 was 3.86%.

An effective yield may also be quoted for the Money Market Subaccount. Effective yield is calculated by compounding the current yield as follows:

                                                                   365/7
 . . . . . . . . . . . .Effective Yield =  [(Base Period Return + 1)      ] - 1

The seven day effective yield for the Money Market Subaccount as of December 31, 1998 was 3.96%.

Yield information for the other Subaccounts will be based on the thirty days ended on a specified date and carried to the nearest hundredth of a percent, according to the following formula:

                                             a-b     6
                                   Yield=2[( --- + 1)  - 1]
                                              cd

Where: a = net investment income earned during the period by the Portfolio whose shares are owned by the Subaccount.

     b = expenses accrued for the period, including a proportionate amount of the annual administrative charge (based on average Contract size),

     c = the average daily number of Accumulation Units outstanding during the period, and

     d = the offering price per Accumulation Unit at the end of the last day of the period.


The following table sets forth yield figures for the thirty days ended December 31, 1998:


          SUBACCOUNT                                                     YIELD
          ----------                                                     -----
     U.S. Government Securities. . . . . . . . . . . . . . . . . . . . . 5.89%
     Diversified Income. . . . . . . . . . . . . . . . . . . . . . . . . 6.43%
     High Yield. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8.21%
     Global Bond . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5.87%


TOTAL RETURN CALCULATIONS

Total return information will be given for the one year and five year periods ended on a specific date, provided that, if the registration statement has been effective for a Subaccount only during a shorter period, then such shorter period will be used.

AVERAGE ANNUAL TOTAL RETURN

Total average annual compounded rates of return for each period will be computed to the nearest one hundredth of a percent, according to the following formula:

                  n
          P(1 + T)   = CSV

Where:    P = a hypothetical initial purchase payment of $1000,

          T = average annual total return,

          n = number of years, and

          CSV = end of period Cash Surrender Value of hypothetical $1,000 purchase payment made at the beginning of the period.

                                  ONE-YEAR      FIVE-YEAR         COMMENCEMENT
          SUBACCOUNT           PERIOD ENDED    PERIOD ENDED    SUBACCOUNT (1) TO
          ----------           DEC. 31, 1998   DEC. 31, 1998    TO DEC. 31, 1998
                               -------------   -------------   -----------------
GROWTH STOCK                      13.92%           8.10%             12.52%

U.S. GOVERNMENT SECURITIES         4.13%           1.66%              3.82%

DIVERSIFIED INCOME                 1.39%           1.84%              5.15%

ASSET ALLOCATION                  14.86%          10.88%             10.76%

GLOBAL GROWTH                      6.37%           8.47%             10.39%

HIGH YIELD                        -4.23%            N/A               2.89%

GROWTH & INCOME                    8.19%            N/A              16.46%

AGGRESSIVE GROWTH                 16.05%            N/A               8.17%

GLOBAL ASSET ALLOCATION           10.90%            N/A              10.88%

GLOBAL BOND                        8.47%            N/A               4.34%

INTERNATIONAL STOCK               11.41%            N/A              10.13%

VALUE                              4.67%            N/A              13.65%

S & P 500                         22.89%            N/A              24.63%

BLUE CHIP                         22.90%            N/A              23.45%

SMALL CAP VALUE                     N/A             N/A                N/A

MID CAP STOCK                       N/A             N/A                N/A

LARGE CAP STOCK                     N/A             N/A                N/A

--------------------------
(1) Commencing with effective date of initial registration statement for Global Growth Subaccount on May 1, 1992, U.S. Government Securities Subaccount on May 1, 1989, High Yield Subaccount, Growth & Income Subaccount and Aggressive Growth Subaccount on May 1, 1994, Global Bond Subaccount, Global Asset Allocation Subaccount, International Stock Subaccount on January 2, 1995, Value Subaccount, Blue Chip Stock Subaccount, and S & P 500 Index Subaccount on January 1, 1996, Small Cap Value Subaccount, Mid Cap Value Subaccount and Large Cap Growth Subaccount on May 1, 1998 and for all other Subaccounts on May 2, 1988.

CUMULATIVE TOTAL RETURN

Total cumulative rates of return for each period will be computed to the nearest one hundredth of a percent, according to the following formula:


          CTR = CSV - P  100
                -------
                 P

Where:    P = a hypothetical initial purchase payment of $1,000,

          CTR = cumulative total return, and

          CSV = end of period Cash Surrender Value of hypothetical $1,000 purchase payment made at the beginning of the period.


                                  ONE-YEAR      FIVE-YEAR
                               PERIOD ENDED    PERIOD ENDED      COMMENCEMENT
SUBACCOUNT                     DEC. 31, 1998   DEC. 31, 1998    TO DEC. 31, 1998
----------                     -------------   -------------    ----------------
GROWTH STOCK                       13.92%          63.09%            252.00%

U.S. GOVERNMENT SECURITIES          3.91%           8.59%             49.21%

DIVERSIFIED INCOME                  1.39%           9.52%             70.90%

ASSET ALLOCATION                   14.86%          67.59%            197.60%

GLOBAL GROWTH                       6.38%          50.16%             93.33%

HIGH YIELD                         -4.23%            N/A              14.23%

GROWTH & INCOME                     8.19%            N/A             103.67%

AGGRESSIVE GROWTH                  16.05%            N/A              44.29%

GLOBAL ASSET ALLOCATION            10.90%            N/A              51.13%

GLOBAL BOND                         8.47%            N/A              18.54%

INTERNATIONAL STOCK                11.41%            N/A              47.13%

VALUE                               4.67%            N/A              40.68%

S&P 500                            22.89%            N/A              79.89%

BLUE CHIP                          22.90%            N/A              75.38%

SMALL CAP VALUE                      N/A             N/A                N/A

MID CAP STOCK                        N/A             N/A                N/A

LARGE CAP STOCK                      N/A             N/A                N/A


     --------------------------

(1) Commencing with effective date of initial registration statement for Global Growth Subaccount on May 1, 1992, U.S. Government Securities Subaccount on May 1, 1989, High Yield Subaccount, Growth & Income Subaccount and Aggressive Growth Subaccount on May 1, 1994, Global Bond Subaccount, Global Asset Allocation Subaccount, International Stock Subaccount on January 2, 1995, Value Subaccount, Blue Chip Stock Subaccount, and S & P 500 Index Subaccount on January 1, 1996, Small Cap Value Subaccount, Mid Cap Value Subaccount and Large Cap Growth Subaccount on May 1, 1998 and for all other Subaccounts on May 2, 1988.

Yield figures do not reflect any surrender charge, and yield and total return figures do not reflect any premium tax charge. Yield and total return figures do reflect the reimbursement of certain Fortis Series expenses. Current Fixed Account effective annual rates of interest may also be quoted in advertising and other sales materials, and these rates do not reflect any deductions or charges.

Fortis Benefits may advertise its relative performance as compiled by outside organizations. Following is a list of ratings services which may be referred to in advertisements, along with the category in which the applicable Subaccount is included:


PORTFOLIO NAME                RATING SERVICE                                    CATEGORY
International Stock           Morningstar Publications, Inc.                    Foreign Stock
Subaccount                    Lipper Analytical Services, Inc.                  International Fund
                              Variable Annuity Research & Data Service          International Stock

Global Growth                 Morningstar Publications, Inc.                    World Stock
Subaccount                    Lipper Analytical Services, Inc                   Global Fund
                              Variable Annuity Research & Data Service          International Stock

Global Asset                  Morningstar Publications, Inc                     International Hybrid
Allocation Subaccount         Lipper Analytical Services, Inc                   Global Flexible Portfolio
                              Variable Annuity Research & Data Service          Balanced/International

Aggressive Growth             Morningstar Publications, Inc.                    Small Growth
Subaccount                    Lipper Analytical Services, Inc.                  Small Cap Fund
                              Variable Annuity Research & Data Service          Aggressive Growth

Small Cap Value               Morningstar Publications, Inc.                    Small Value
Subaccount                    Lipper Analytical Services, Inc.                  Small Cap Fund
                              Variable Annuity Research & Data Service          Small Company Funds

GrowthStock                   Morningstar Publications, Inc.                    Mid Cap Growth
Subaccount                    Lipper Analytical Services, Inc.                  Mid Cap Fund
                              Variable Annuity Research & Data Service          Growth

Mid Cap Stock                 Morningstar Publications, Inc.                    Mid Cap Blend
Subaccount                    Lipper Analytical Services, Inc.                  Mid Cap Fund
                              Variable Annuity Research & Data Service          All Equity Funds

Large Cap Growth              Morningstar Publications, Inc.                    Large Blend
Subaccount                    Lipper Analytical Services, Inc.                  Growth Fund
                              Variable Annuity Research & Data Service          Growth

Blue Chip Stock               Morningstar Publications, Inc.                    Large Blend
Subaccount                    Lipper Analytical Services, Inc.                  Growth Fund
                              Variable Annuity Research & Data Service          Growth

S&P 500 Index                 Morningstar Publications, Inc.                    Large Blend
Subaccount                    Lipper Analytical Services, Inc.                  S& P 500 Index Fund
                              Variable Annuity Research & Data Service          Growth and Income Funds

Growth & Income               Morningstar Publications, Inc.                    Mid Cap Blend
Subaccount                    Lipper Analytical Services, Inc.                  Growth & Income
                              Variable Annuity Research & Data Service          Growth and Income

Value Subaccount              Morningstar Publications, Inc.                    Large Blend
                              Lipper Analytical Services, Inc.                  Growth & Income
                              Variable Annuity Research & Data Service          Equity-Income

Asset Allocation              Morningstar Publications, Inc.                    Domestic Hybrid
Subaccount                    Lipper Analytical Services, Inc.                  Flexible Portfolio
                              Variable Annuity Research & Data Service          Balanced


                                         A-4


Global Bond                   Morningstar Publications, Inc.                    International Bond
Subaccount                    Lipper Analytical Services, Inc.                  Global Income
                              Variable Annuity Research & Data Service          International Bonds

High Yield                    Morningstar Publications, Inc.                    High Yield Bond
Subaccount                    Lipper Analytical Services, Inc.                  High Current Yield
                              Variable Annuity Research & Data Service          Corporate Bond High Yield

Diversified Income            Morningstar Publications, Inc.                    Intermediate-Term Bond
Subaccount                    Lipper Analytical Services, Inc.                  Corp Debt BBB Rated
                              Variable Annuity Research & Data Service          Corporate Bond General Funds

U.S. Government               Morningstar Publications, Inc.                    Intermediate Government
Subaccount                    Lipper Analytical Services, Inc.                  Intermediate U.S. Govt.
                              Variable Annuity Research & Data Service          Government Bond General Funds

Money Market                  Morningstar Publications, Inc.                    Money Market
Subaccount                    Lipper analytical Services, Inc.                  Money Market
                              Variable Annuity Research & Data Service          Money Market


                                       PART II.

                        INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

The estimated expenses of the issuance and distribution of the Contracts, other than commissions on sales of the Contracts are as follows:


                                                  Amount
     Securities and Exchange Commission
          registration fee                        $    0
     Printing and engraving                       $1,500
     Accounting fees and expenses                 $1,500
     Legal fees and expenses                      $3,000


Item 15.  Indemnification of Directors and Officers

Section 300.083 of Minnesota Law General Provision provides in part that a corporation organized under such law shall have power to indemnify anyone made, or threatened to be made, a party to a threatened, pending or completed proceeding, whether civil or criminal, administrative or investigative, because he is or was a director or officer of the corporation, or served as a director or officer of another corporation at the request of the corporation. Indemnification in such a proceeding may extend to judgments, penalties, fines and amounts paid in settlement, as well as to reasonable expenses, including attorneys' fees and disbursements. In a civil proceeding, there can be no indemnification under the statute, unless it appears that the person seeking indemnification has acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and its shareholders and unless such person has received no improper personal benefit; in a criminal proceeding, the person seeking indemnification must also have no reasonable cause to believe his conduct was unlawful.

     Article VI Section 5 of the By-laws of the Fortis Benefits Insurance Company provides as follows:

     Section 5. The Company shall indemnify (including therein the prepayment of expenses) any person who is or was a director, officer or employee, or who is or was serving at the request of the Company as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise for expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him with respect to any threatened, pending or completed action, suit or proceedings against him by reason of the fact that he is or was such a director, officer or employee to the extent and in the manner permitted by law.

Section 12 of the Principal Underwriter agreement incorporated as exhibit 1 to this registration statement (which is incorporated herein by this reference) provides that Fortis Investors, Inc. and Fortis Benefits will indemnify each other, and each other's officers, directors and controlling persons, with respect to certain types of misstatements or omissions in connection with the offer and sale of the Certificates.

Certain officers, directors or controlling persons of Fortis Investors, Inc. are also officers, directors and controlling persons of Fortis Benefits.

Pursuant to the Principal Underwriter and Servicing Agreement, Fortis Investors has agreed to indemnify Variable Account D, Fortis Benefits, and each of its officers, directors and controlling persons for damages and expenses (1) arising out of certain material misstatements and omissions in connection with the offer and sale of the Contracts, if the misstatement or omission was based on information furnished by Fortis Investors or (2) otherwise arising out of Fortis Investors' negligence, bad faith, willful misfeasance or reckless disregard of its responsibilities. Pursuant to its Dealer Sales Agreements, a form of which is filed as Exhibit 3(b) to this registration statement and is incorporated herein by this reference, firms that sell the contracts agree to indemnify Fortis Benefits, Fortis Investors, the Separate Account, and their officers, directors, employees, agents, and controlling persons from liabilities and expenses arising out of the wrongful conduct or omissions of said selling firm or its officers, directors, employees, controlling persons or agents.

Item 16.  Exhibits and Financial Statement Schedule

     a.   Exhibits

     1. Form of Principal Underwriter and Servicing Agreement (Incorporated by reference from Form N-4 Registration Statement of Fortis Benefits and its Variable Account D filed on January 11, 1994, File No. 33-73986).

          Form of Amendment to Principal Underwriting (Incorporated by reference from Form N-4 Registration Statement of Fortis Benefits and its Variable Account D filed on January 11, 1994, File No. 33-73986).

     2. Form of Asset Transfer and Acquisition Agreement dated August 28, 1991 and supplement thereto dated October 1, 1991 (Incorporated by reference from Form 8-K filed on October 16, 1991 (as amended by Form 8 filed on October 21, 1991), File No. 33-37576).

     3. (a) Articles of Incorporation of Fortis Benefits Insurance Company (Incorporated by reference from Form S-6 Registration Statement of Fortis Benefits and its Variable Account C filed on March 17, 1986, File No. 33-03919);

          (b) By-laws of Fortis Benefits Insurance Company (Incorporated by reference from Form S-6 Registration Statement of Fortis Benefits and its Variable Account C filed on March 17, 1986, File No. 33-03919);

          (c) Amendment to Articles of Incorporation and By-laws dated November 21, 1991. (Incorporated by reference from Post-Effective Amendment No. 1 to the Form N-4 Registration Statement of Fortis Benefits and its Variable Account D filed on March 2, 1992, File No. 33-37577.)

     4. (a) Form of Combination Fixed and Variable Group Annuity Contract; (Incorporated by reference from Post-Effective Amendment No. 1 to the Form N-4 Registration Statement of Fortis Benefits and its Variable Account D filed on March 2, 1992, File No. 33-37577).

          (b) Form of Certificate to be used in connection with Contract filed as Exhibit 4(a); (Incorporated by reference from Post-Effective Amendment No. 1 to Form N-4 Registration Statement of Fortis Benefits and its Variable Account D filed on March 2, 1992, File No. 33-37577).

          (c) Form of Enhanced Variable Annuity Contract--filed simultaneously herewith as a part of Post-Effective Amendment No. 13 to Form N-4 File No. 33-37577.

          (d) Form of Application to be used in connection with Certificate filed as Exhibit 4(b). (Incorporated by reference from Post-Effective Amendment No. 1 to the Form N-4 Registration Statement of Fortis Benefits and its Variable Account D filed on October 27, 1995, File No. 33-37577).

          (e) Form of IRA Endorsement (Incorporated by reference from Pre-Effective Amendment No. 1 to the Form N-4 Registration Statement of Fortis Benefits and its Variable Account D filed on March 28, 1991, File No. 33-37577.)

          (f) Form of Section 403(b) Annuity Endorsement (Incorporated by reference from Pre-Effective Amendment No. 1 to Form N-4 Registration Statement of Western Life and its Variable Account D filed on March 28, 1991).

          (g) Annuity Contract Exchange Form (Incorporated by reference from Pre-Effective Amendment No. 1 to the Form N-4 Registration Statement of Fortis Benefits and its Variable Account D filed on April 18, 1988, File No. 33-19421).

          (h) Form of Endorsement (incorporated by reference from Form N-4 Registration Statement filed by Fortis Benefits and its Variable Account D on April 27, 1995, File No. 33-37577).

          (i) Nursing Care/Hospitalization Waiver of Surrender Charge Rider (incorporated by reference from Form N-4 Registration Statement filed by Fortis Benefits and its Variable Account D on April 27, 1995, File No. 33-19421).

          (j) Enhanced Death Benefit Rider (incorporated by reference from Form N-4 Registration Statement filed by Fortis Benefits and its Variable Account D April 28, 1997, File No. 33-37577.)

          (k) Disability Waiver of Surrender Charge Rider (incorporated by reference from Form N-4 Registration Statement filed by Fortis Benefits and its Variable Account D contemporaneously herewith, File No. 33-37577.)

     5. Opinion and consent of Douglas R. Lowe, Esq., Assistant General Counsel of Fortis Benefits Insurance Company, as to the legality of the securities being registered. (Included as part of the original filing of this form S-1 Registration Statement filed on March 30,
          1992).

     10. Fortis, Inc. Executive Incentive Compensation Plan (Incorporated by reference from

          Amendment No. 1 to Form S-1 Registration Statement of Fortis Benefits filed on March 28, 1991, File No. 33-37576).

     23.  Consent of Ernst & Young LLP -- filed herewith.

     24. Power of Attorney for Messrs. Freedman and Clayton. (Incorporated by reference from Form S-6 Registration Statement of Fortis Benefits and its Variable Account C filed on December 17, 1993, File No. 33-73138).

     b.   Not applicable.

Item 17.  Undertakings

     The Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement, including (but not limited to) any addition or deletion of a managing underwriter.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the indemnification provision described in response to
Item 14, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will governed by the final adjudication of such issue.

                                      SIGNATURES

As required by the Securities Act of 1933, the Registrant has caused this amended Registration Statement to be signed on its behalf in the City of St. Paul, State of Minnesota on this 19th day of April, 1999.

                         FORTIS BENEFITS INSURANCE COMPANY
                              (Registrant)

                         By:  /s/ Robert Brian Pollock
                             -----------------------------------
                              Robert Brian Pollock, President

As required by the Securities Act of 1933, this amended Registration Statement has been signed by the following persons, in the capacities indicated, on April 19, 1999.

Signature                               Title With Fortis Benefits

* -------------------------------       Chairman of the Board
  Allen Royal Freedman

* -------------------------------       Director
 J. Kerry Clayton

   /s/Dean C. Kopperud
--------------------------------        Director
 Dean C. Kopperud

--------------------------------        Director
Arie Aristide Fakkert


--------------------------------        Director
Alan W. Feagin

    /s/ Robert Brian Pollock            President and Director
--------------------------------        (Chief Executive Officer)
 Robert Brian Pollock

    /s/ Michael John Peninger           Senior Vice President, Controller,
--------------------------------        Treasurer and Director (Principal
Michael John Peninger                   Accounting Officer and Principal
                                        Financial Officer)


*By:  /s/Robert Brian Pollock
     ------------------------------
     Robert Brian Pollock
     Attorney-in-fact

                                    EXHIBIT INDEX


Item
Number         Description
------         -----------


23.            Consent of Auditors